    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 2005



                                                     REGISTRATION NO. 333-119265

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                            PRE-EFFECTIVE AMENDMENT


                                    NO. 1 TO


                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100
   (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------

                                GORDON F. DUGAN

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ---------------------
                                    COPY TO:


            ROBERT E. KING, JR., ESQ.                                              GILBERT G. MENNA, ESQ.
             KATHLEEN L. WERNER, ESQ.                                            SUZANNE D. LECAROZ, ESQ.
              CLIFFORD CHANCE US LLP                                                  GOODWIN PROCTER LLP
               31 WEST 52ND STREET                                        EXCHANGE PLACE, 53 STATE STREET
             NEW YORK, NEW YORK 10019                                         BOSTON, MASSACHUSETTS 02109


                             ---------------------
    Approximate date of commencement of proposed sale to the public: As soon as possible after effectiveness of the Registration Statement.


    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM
                    TITLE OF SECURITIES                            AGGREGATE              AMOUNT OF
                      BEING REGISTERED                           OFFERING PRICE        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock................................................      $550,000,000             $64,735
Common Stock(1).............................................      $400,000,000             $47,080
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------


(1) Represents shares issuable pursuant to the registrant's Distribution Reinvestment and Share Purchase Plan.

    WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), DETERMINES.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                  Subject to completion, dated August 11, 2005


[CPA LOGO]

                                                              [W. P. CAREY LOGO]

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED


              55,000,000 Shares of Common Stock, $10.00 per Share

        Minimum Investment: 200 Shares (may be higher in certain states)


    Corporate Property Associates 16 - Global Incorporated was formed as a Maryland corporation in June 2003 for the purpose of primarily engaging in the business of investing and owning interests in income-producing industrial and commercial real properties, both domestically and outside the United States. As of the date of this prospectus, we own interests in 147 properties. We have not yet identified the properties to be acquired with the proceeds from this offering of common stock. We will elect to be treated as a real estate investment trust (a "REIT") under U.S. federal tax law beginning with our tax year ended December 31, 2004.



    AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE SHARES BEING SOLD WITH THIS PROSPECTUS,
INCLUDING:



 -- Our performance is partially dependent on factors affecting the value of real estate in the countries and localities where we make investments.



 -- We are susceptible to risks associated with foreign investments, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including the availability of information in accordance with U.S. generally accepted accounting principles), uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries which will affect our operations and our ability to make distributions.


 -- There is no public market for our shares. If you have to sell your shares in the initial years of the program, you will most likely receive less than $10 per share.

 -- Our failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

 -- Market and economic conditions that we cannot control may adversely affect the value of our investments.

 --  The amount of any distributions we may make is uncertain.


 --  Our use of leverage could adversely affect our cash flow.



 -- We are externally advised. Our advisor may be subject to conflicts of interest because, for example, we pay substantial fees and reimburse expenses to our advisor based on asset values and other quantitative factors and not strictly on the quality of services provided. This may affect the investment decisions our advisor makes on our behalf. This incentive fee structure also may encourage our advisor to make investments with increased leverage or to make riskier or more speculative investments. In addition, we, our advisor, and Carey Financial LLC, the sales agent, are affiliates with some common management, and agreements between us and our affiliates are not arms-length agreements. Payment of these substantial fees and expenses increases the risk that you will not earn a profit on your investment.



 -- Our success is dependent on the performance of our advisor and its affiliates, including W. P. Carey & Co. LLC and Carey Financial LLC. W. P. Carey & Co. LLC and Carey Financial, LLC are the subjects of an ongoing investigation by the United States Securities and Exchange Commission, the effects of which could be materially adverse to them and possibly to us.


 -- We have not yet identified all of the properties to be acquired with the proceeds of this offering, and you will therefore be unable to evaluate the terms of our investments.

 -- Our board of directors may change our investment policies without shareholder approval, which could alter the nature of your investment.


 -- We may not be able to raise sufficient funds in this offering to make investments that will enable us to achieve our portfolio diversification objectives.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PROJECTIONS AND FORECASTS CANNOT BE USED IN THIS OFFERING. NO ONE IS PERMITTED TO MAKE ANY WRITTEN OR ORAL PREDICTIONS ABOUT HOW MUCH CASH YOU WILL RECEIVE FROM YOUR INVESTMENT OR THE TAX BENEFITS THAT YOU MAY RECEIVE.


--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                             MAXIMUM         MAXIMUM
                                      MAXIMUM AGGREGATE      SELLING        SELECTED      PROCEEDS, BEFORE EXPENSES,
                                       PRICE TO PUBLIC     COMMISSIONS     DEALER FEE      TO CPA(R):16 - GLOBAL(1)
--------------------------------------------------------------------------------------------------------------------
Maximum Offering                        $550,000,000       $35,750,000     $11,000,000           $504,075,000
--------------------------------------------------------------------------------------------------------------------
  Per Share                                   $10.00             $0.65           $0.20                  $9.15
--------------------------------------------------------------------------------------------------------------------
Maximum Reinvestment Plan               $400,000,000       $20,000,000                           $380,000,000
--------------------------------------------------------------------------------------------------------------------
  Per Share                                   $10.00             $0.50                                  $9.50
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------



(1) The proceeds are calculated before deducting certain organization and offering expenses payable by us. The total of the above fees, plus other organizational and offering expenses and fees are estimated to be approximately $59,127,000 if 55,000,000 shares are sold. To the extent that all organization and offering expenses (excluding selling commissions and selected dealer fees paid and expenses reimbursed to the sales agent and selected dealers) exceed four percent of the gross offering proceeds, the excess expenses will be paid by our advisor. See "The Offering/Plan of Distribution."



    The sales agent, Carey Financial LLC, is our affiliate and is conducting this offering on a "best efforts" basis. The funds accepted by the sales agent and selected dealers from the sale of shares will be promptly deposited into an escrow account at Deutsche Bank Trust Company Americas. The interest earned in this account will be paid to you if your funds are held in the escrow account for more than 20 days. See "The Offering/Plan of Distribution -- Escrow Arrangements". Funds will be transferred from the escrow account to us from time to time. You will become a shareholder once your funds are transferred from the escrow account to our account. Transfers from the escrow account occur periodically to provide for an orderly flow of funds into our company. We may sell our shares until the date that is two years after the effective date of this registration statement, or until they have all been sold, unless we decide to stop selling them sooner.


                              CAREY FINANCIAL, LLC


                    This prospectus is dated August   , 2005

                             SUITABILITY STANDARDS

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There is currently no public market for the shares, and there is no assurance that one will develop. This means that it may be difficult to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

      -- a gross annual income of at least $45,000 and a net worth (excluding the value of a purchaser's home, furnishings and automobiles) of at least $45,000; or

      --  a net worth of at least $150,000.


     California, Iowa, Kansas, Maine, Massachusetts, Michigan, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the suitability standards set forth below:



     CALIFORNIA, IOWA, KANSAS, MASSACHUSETTS, MICHIGAN, MISSOURI, NORTH CAROLINA AND TENNESSEE -- Investors must have either: (i) a net worth of at least $225,000, or (ii) gross annual income of $60,000 and a net worth of at least $60,000. In addition, Kansas, Missouri, Michigan and Tennessee investors must also have a liquid net worth of at least ten times their investment in CPA(R):16 -Global.


     MAINE -- Investors must have either: (i) a net worth (not including home, furnishings and personal automobiles) of at least $200,000, or (ii) gross annual income of $50,000 and a net worth (not including home, furnishings and personal automobiles) of at least $50,000.

     OHIO AND PENNSYLVANIA -- In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in CPA(R):16 - Global.

     NEW HAMPSHIRE -- Investors must have either: (i) a net worth of $250,000, or (ii) a net worth exclusive of home, home furnishings, and automobiles of $125,000, and taxable income of $50,000.

     Also, New York and North Carolina impose a higher minimum investment requirement than we require. In New York and North Carolina, individuals must purchase at least 250 shares (not applicable to IRAs).

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CPA(R):16 - Global, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment. Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder. Each selected dealer is required to maintain records for six years of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

     Additionally, investors should consult their financial advisors as to their suitability, as the minimum suitability standards may vary from broker-dealer to broker-dealer.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Suitability Standards.......................................    1
Prospectus Summary..........................................    5
Risk Factors................................................   17
  RISKS RELATED TO THIS OFFERING
     Investments in properties outside of the United States
      subject us to foreign currency risks which may
      adversely affect distributions........................   17
     International investment risks, including currency
      fluctuation, adverse political or economic
      developments, lack of uniform accounting standards
      (including availability of information in accordance
      with U.S. generally accepted accounting principles),
      the tax treatment of transaction structures,
      uncertainty of foreign laws and the difficulty of
      enforcing certain obligations in other countries may
      adversely affect our operations and our ability to
      make distributions....................................   17
     The offering price for shares being offered in this
      offering was determined by our board of directors.....   18
     Shareholders' equity interests may be diluted..........   18
     We were incorporated in June 2003 and have a limited
      operating history.....................................   18
     Our success will be dependent on the performance of our
      advisor...............................................   18
     W. P. Carey & Co. LLC and Carey Financial are the
      subjects of an ongoing SEC investigation, the effects
      of which could be materially adverse to them and,
      possibly, us..........................................   18
     Our advisor has limited experience managing a REIT that
      has a significant focus on international
      investments...........................................   19
     A delay in investing funds may adversely affect or
      cause a delay in our ability to deliver expected
      returns to investors and may adversely affect our
      performance...........................................   19
     Our board of directors may change our investment
      policies without shareholder approval, which could
      alter the nature of your investment...................   19
     We may not be able to raise sufficient funds in this
      offering to make investments that will enable us to
      achieve our portfolio diversification objectives......   19
  RISKS RELATED TO OUR OPERATIONS
     We may have difficulty selling or re-leasing our
      properties............................................   19
     The inability of a tenant in a single tenant property
      to pay rent will reduce our revenues..................   20
     Our highly leveraged tenants may have a higher
      possibility of filing for bankruptcy or insolvency....   20
     The bankruptcy or insolvency of tenants may cause a
      reduction in revenue..................................   20
     The credit profile of our tenants may create a higher
      risk of lease defaults and therefore lower revenues...   21
     Our sale-leaseback agreements may permit tenants to
      purchase a property at a predetermined price, which
      could limit our realization of any appreciation.......   21
     Liability for uninsured losses could adversely affect
      our financial condition...............................   21
     Potential liability for environmental matters could
      adversely affect our financial condition..............   21
     Our use of debt to finance acquisitions could adversely
      affect our cash flow..................................   22
     Balloon payment obligations may adversely affect our
      financial condition...................................   22
     Our participation in joint ventures creates additional
      risk..................................................   22
     We may incur costs to finish build-to-suit
      properties............................................   22
     We face competition for acquisition of properties......   23
     The termination or replacement of our advisor could
      trigger a default or repayment event under our
      mortgage loans for some of our properties.............   23
     Loans collateralized by non-real estate assets create
      additional risk and may adversely affect our REIT
      qualification.........................................   23
     Payment of fees to our advisor will reduce cash
      available for investment and distribution.............   23
     W. P. Carey may be subject to conflicts of interest....   23
     We have limited independence from W. P. Carey..........   24

                                                              PAGE
                                                              ----
     We face competition from affiliates of our advisor in
      the purchase, sale, lease and operation of
      properties............................................   24
     The sales agent's affiliation with our advisor may
      cause a conflict of interest and may hinder the
      performance of its due diligence obligations..........   24
     Our capital raising ability is overly reliant on one
      selected dealer.......................................   24
     A potential change in accounting standards regarding
      operating leases may make the leasing of facilities
      less attractive to our potential tenants, which could
      reduce overall demand for our leasing services........   24
     Requirements to obtain U.S. GAAP financial statements
      from tenants in certain cases may cause us to forego
      an investment opportunity.............................   25
     Your investment return may be reduced if we are
      required to register as an investment company under
      the Investment Company Act............................   25
  RISKS RELATED TO AN INVESTMENT IN OUR SHARES
     We are subject to the risks of real estate ownership
      which could reduce the value of our properties........   26
     There is not, and may never be a public market for our
      shares, so it will be difficult for shareholders to
      sell shares quickly...................................   26
     Failure to qualify as a REIT would adversely affect our
      operations and ability to make distributions..........   26
     We may need to use leverage to make distributions......   26
     The IRS may treat sale-leaseback transactions as loans,
      which could jeopardize our REIT status................   27
     Dividends payable by REITs do not qualify for reduced
      U.S. federal income tax rates because qualifying REITs
      do not pay federal income tax on their net income.....   27
     Possible legislative or other actions affecting REITs
      could adversely affect our shareholders and us........   27
     The ability of our board of directors to revoke our
      REIT election without shareholders approval may cause
      adverse consequences to our shareholders..............   27
     The limit on the number of shares of CPA(R):16 - Global
      a person may own may discourage a takeover............   27
     Maryland law could restrict change in control..........   28
     Our articles of organization permit our board of
      directors to issue stock with terms that may
      subordinate the rights of the holders of our current
      common stock or discourage a third party from
      acquiring us..........................................   28
     There are special considerations for pension or
      profit-sharing trusts, Keoghs or IRAs.................   28
Estimated Use of Proceeds...................................   29
Management Compensation.....................................   31
Conflicts of Interest.......................................   41
Prior Offerings by Affiliates...............................   47
Management..................................................   56
     Directors and Executive Officers of
      CPA(R):16 - Global....................................   58
     Additional Management..................................   60
     Investment Committee...................................   62
     Directors and Additional Management of Carey Financial
      LLC...................................................   64
     Shareholdings..........................................   65
     Compensation...........................................   66
     Investment Decisions...................................   66
     Limited Liability and Indemnification of Directors,
      Officers, Employees and Other Agents..................   66
     Advisory Agreement.....................................   67
Investment Objectives, Procedures and Policies..............   70
     Investment Opportunities...............................   71
     Investment Procedures..................................   72
     Types of Investments...................................   75

                                                              PAGE
                                                              ----
     Use of Borrowing -- Limited Recourse Financing.........   78
     Other Investment Policies..............................   79
     Investment Limitations.................................   81
     Change In Investment Objectives And Limitations........   82
Security Ownership of Certain Beneficial Owners and
  Management................................................   83
Selected Financial Data.....................................   84
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   85
Description of the Properties...............................   96
Description of Other Investments............................  123
United States Federal Income Tax Considerations.............  125
     Opinion Of Counsel.....................................  125
     Taxation...............................................  126
     Requirements For Qualification.........................  128
     Failure To Qualify As A REIT...........................  133
     Taxation of Foreign Investments........................  133
     Sale-Leaseback Transactions............................  134
     Taxation Of Domestic Shareholders......................  134
     Taxation of Tax-Exempt Shareholders....................  136
     Taxation of Foreign Shareholders.......................  137
     Information Reporting Requirements And Backup
      Withholding Tax For Domestic Shareholders.............  138
     Backup Withholding Tax for Foreign Shareholders........  139
     Statement of Stock Ownership...........................  139
     State Local and Foreign Tax............................  139
ERISA Considerations........................................  139
     Plan Assets............................................  140
     Other Prohibited Transactions..........................  142
     Investment In Escrow Account...........................  142
     Annual Valuation.......................................  142
Description of Shares.......................................  143
     General Description of Shares..........................  143
     Meetings and Special Voting Requirements...............  144
     Restriction on Ownership of Shares.....................  145
     Distributions..........................................  146
     Summary of Distribution Reinvestment and Share Purchase
      Plan..................................................  146
     Redemption of Shares...................................  148
     Restrictions On Roll-Up Transactions...................  150
     Transfer Agent.........................................  151
     Promoter...............................................  151
The Offering/Plan of Distribution...........................  152
     Order Procedures.......................................  155
     Escrow Arrangements....................................  156
Reports to Shareholders.....................................  156
Legal Opinions..............................................  157
Experts.....................................................  157
Sales Literature............................................  157
Further Information.........................................  158
Index to Financial Statements...............................  F-1
Prior Performance Tables....................................  A-1
Global Order Form...........................................  B-2

                               PROSPECTUS SUMMARY


     This summary highlights some information from this prospectus. It may not include all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. In this prospectus, unless the context indicates otherwise, references to "we," "our," "us" and "CPA(R):16 - Global" refer to Corporate Property Associates 16 - Global Incorporated. References to "our sales agent" refer to Carey Financial, LLC, or "Carey Financial." References to "our advisor" and "W. P. Carey" refer to Carey Asset Management Corp., or "Carey Asset Management," which is the entity named as the advisor under our advisory agreement, together with W. P. Carey & Co. LLC and other affiliates of Carey Asset Management that perform services on its behalf in connection with the advisory agreement. Each of Carey Financial and Carey Asset Management is a wholly-owned subsidiary of W. P. Carey & Co. LLC.


CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED


     CPA(R):16 - Global was formed primarily for the purpose of engaging in the business of investing and owning interests in income-producing industrial and commercial real properties, both domestically and outside the United States. CPA(R):16 - Global will elect to be treated as a real estate investment trust, or a "REIT" beginning with the 2004 tax year. We commenced our initial public offering of shares of our common stock in December 2003. We terminated this initial public offering on March 8, 2005, after suspending sales activities on December 30, 2004. Through March 31, 2005, we have issued 55,912,159 shares of common stock, including 517,752 shares issued through our Distribution Reinvestment and Share Purchase Plan, referred to in this prospectus as the "distribution reinvestment plan," raising aggregate gross proceeds of approximately $559 million. As of the date of this prospectus, we own interests in 147 properties which we purchased with the proceeds of our initial public offering and with borrowings from mortgage loans, for an aggregate purchase price of approximately $837.4 million.



     Our office is at 50 Rockefeller Plaza, New York, New York. Our phone number is 1-800-WP CAREY, and our web address is www.cpa16global.com. The information on our website does not constitute a part of this prospectus.


INVESTMENT PROCEDURES AND POLICIES


     We invest primarily in income-producing properties which are, upon acquisition, improved or being developed or which will be developed within a reasonable period after acquisition. Investments are not restricted as to geographical areas, and we have made, and expect to continue to make, investments within and outside the United States.



     We seek tenants we believe have stable or improving credit profiles and credit potential that has not been recognized by the traditional credit market. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. These leases generally are full-recourse obligations of our tenants or their affiliates. Our advisor determines and executes our investment strategy and manages our portfolio of properties. Our advisor seeks to include a clause in each lease that provides for increases in rent over the term of the lease. Our advisor attempts to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, our advisor attempts to reduce the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region or property type. We have invested, and expect to continue to invest, in properties outside the United States, including in the European Union including the Eurozone, (Belgium, Germany, Greece, Spain, France, Ireland, Italy, Luxembourg, The Netherlands, Austria, Portugal, Finland), Sweden and the United Kingdom. To the extent that our investments become concentrated in the European Union or some other region, the return on your investment may be significantly dependent on the economic performance of such region.



     Our advisor evaluates the financial capability of a tenant and its ability to perform the terms of the lease by examining operating results of properties. Whether a prospective tenant is creditworthy is determined by the investment committee of Carey Asset Management's board of directors. We expect that most of our future acquisitions will continue to be through sale-leaseback transactions. We may make investments in other types of transactions.



     Generally, we expect to enter into leases that are long-term net leases. We consider "long-term" leases to have terms of 10 to 25 years; they may also have renewal options for up to an additional 20 years. "Net" means that the tenant, not CPA(R):16 - Global, is responsible for repairs, maintenance, property taxes, utilities and insurance. Under our typical net lease, a tenant is expected to pay us minimum base rent on a regular basis. In addition, our leases usually require the tenant to pay rent increases that are either fixed, based on an index like the Consumer Price Index ("CPI") or tied to a percentage of sales at the property over an agreed-upon base. We may enter into leases where we have responsibility for replacement of specific parts of a property like a roof or parking lot. We do not expect that these leases will make up a significant portion of the portfolio.



     We have invested in mortgage loans, and may in the future invest in mortgage loans as well as secured corporate loans. Secured corporate loans are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. The value of the collateral underlying these investments may or may not be valued by an appraisal. We may also make other types of real estate related investments such as B notes, mezzanine loans and mortgage backed securities.


THE ADVISOR AND MANAGEMENT


     Carey Asset Management is named as our advisor under an advisory agreement with us. Carey Asset Management is responsible for managing CPA(R):16 - Global on a day-to-day basis and for identifying and making acquisitions on our behalf. Carey Asset Management utilizes the services of W. P. Carey & Co. LLC and other affiliated entities in performing its duties under the advisory agreement. Carey Asset Management shares the same address and telephone number as W. P. Carey & Co. LLC.



     Our board of directors oversees the management of CPA(R):16 - Global. The board currently consists of four directors, after giving effect to the resignation of one of our independent directors for health reasons on July 5, 2005. As required by our bylaws, we intend to appoint a replacement independent director within 90 days after July 5, 2005. Two of our current directors are independent of our advisor and its affiliates and have responsibility for reviewing our advisor's performance, although each of these independent directors serves on the boards of directors of other REITs sponsored by W. P. Carey & Co. LLC. See "Management" for a discussion of the criteria used by our board of directors to determine independence. The directors are elected annually by our shareholders.



     All investment decisions made by our advisor must be approved by the investment committee of Carey Asset Management. Members of the investment committee have over 200 years of combined experience in evaluating credit, an important element in a long-term net lease transaction. The following people currently serve on the investment committee:


      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice-Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's investment portfolio.


      -- Nathaniel S. Coolidge was formerly Senior Vice President -- head of Bond and Corporate Finance Department of the John Hancock Mutual Life Insurance Company where his responsibilities included overseeing its portfolio of fixed income investments.


      -- Dr. Lawrence R. Klein won the Nobel Prize in Economics in 1980 and is Benjamin Franklin Professor Emeritus at the University of Pennsylvania.


      -- Ralph F. Verni, is a private investor and business consultant and is currently serving on the boards of directors and advisory boards of several private equity funds and companies involved in the financial services industry.

      -- Dr. Karsten von Koller was former Chairman and member of the Board of Managing Directors of Eurohypo AG.


     Most of the officers and directors of Carey Asset Management and W. P. Carey & Co. LLC are also officers and directors of CPA(R):16 - Global. Our advisor has responsibility for all aspects of the operations of CPA(R):16 - Global, including:


      -- selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by CPA(R):16 - Global, subject to the approval of the investment committee;

      -- negotiating the terms of any borrowing by CPA(R):16 - Global, including lines of credit and any long-term financing;


      -- managing the day-to-day operations of CPA(R):16 - Global, including accounting, property management and investor relations; and


      --  arranging for and negotiating the sale of assets.


     See the "Management" section of this prospectus for a description of the business background of the individuals who are responsible for the management of CPA(R):16 - Global and our advisor, as well as for a description of the services our advisor provides. In payment for these services, our advisor receives substantial fees.


RISK FACTORS


     AN INVESTMENT IN CPA(R):16 - GLOBAL HAS RISKS. THE "RISK FACTORS" SECTION OF THIS PROSPECTUS CONTAINS A DETAILED DISCUSSION OF THE MOST IMPORTANT RISKS. PLEASE REFER TO THE "RISK FACTORS" SECTION FOR A MORE DETAILED DISCUSSION OF THE RISKS SUMMARIZED BELOW.



Risks Related to This Offering



      -- Investments in properties outside of the United States subject us to foreign currency risks which may adversely affect distributions.



      -- International investment risks, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles), the tax treatment of transaction structures, uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries may adversely affect our operations and our ability to make distributions.



      -- The offering price for shares was determined by our board of directors.



      --  Shareholders' equity interests may be diluted.


      -- We were incorporated in June 2003 and have a limited operating history.


      --  Our success will be dependent on the performance of our advisor.



      -- W. P. Carey & Co. LLC and Carey Financial are the subjects of an ongoing SEC investigation into certain of their activities involving other REITs managed by W. P. Carey & Co. LLC. W. P. Carey & Co. LLC has publicly reported that it is possible that the SEC may pursue an action against W. P. Carey & Co. LLC or Carey Financial which could have a material adverse effect on them. Any material adverse effect on
          W. P. Carey & Co. LLC or Carey Financial could also have a material adverse effect on us.



      -- Our advisor has limited experience managing a REIT that has a significant focus on international investments.



      -- A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.


      -- Our board of directors may change our investment policies without shareholder approval, which could alter the nature of your investment.


      -- We may not be able to raise sufficient funds in this offering and possible future offerings to make investments that will enable us to achieve our portfolio diversification objectives.

Risks Related to Our Operations

      --  We may have difficulty selling or re-leasing our properties.

      -- The inability of a tenant in a single tenant property to pay rent will reduce our revenues.


      -- Our highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency.



      -- The bankruptcy or insolvency of tenants may cause a reduction in our revenues.



      -- The credit profile of our tenants may create a higher risk of lease defaults and therefore lower revenues.



      -- Our sale-leaseback agreements may permit tenants to purchase a property at a predetermined price, which could limit our realization of appreciation from the property.


      -- Liability for uninsured losses could adversely affect our financial condition.

      -- Potential liability for environmental matters could adversely affect our financial condition.

      -- Our use of debt to finance acquisitions could adversely affect our cash flow.

      -- Balloon payment obligations may adversely affect our financial condition.

      --  Our participation in joint ventures creates additional risk.

      --  We may incur costs to finish build-to-suit properties.


      --  We face competition for acquisition of properties.



      -- The termination or replacement of our advisor could trigger a default or repayment event under our mortgage loans for some of our properties.



      -- Loans collateralized by non-real estate assets create additional risk and may adversely affect REIT qualification.



      -- Payment of fees to our advisor will reduce cash available for investment and distribution.



      -- Our advisor may be subject to conflicts of interest because, for example, we pay substantial fees and reimburse expenses to our advisor and its affiliates based on asset values and other quantitative factors and not strictly on the quality of services provided. This may affect the investment decisions it makes on our behalf. This incentive fee structure also may encourage our advisor to make investments with increased leverage or to make riskier or more speculative investments. In addition, we, our advisor and Carey Financial are affiliates with some common management, and agreements between us and our affiliates are not arms-length agreements. Payment of these substantial fees and expenses increase the risk that you will not earn a profit on your investment.



      --  We have limited independence from W.P. Carey.



      -- We face competition from affiliates of our advisor in the purchase, sale, lease and operation of properties.



      -- The sales agent's affiliation with our advisor may cause a conflict of interest and may hinder the performance of its due diligence obligations.



      --  Our capital raising ability is overly reliant on one selected dealer.



      -- A potential change in accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential tenants, which could reduce overall demand for our leasing services.



      -- Requirements to obtain U.S. GAAP financial statements from tenants in certain cases may cause us to forego an investment opportunity.



      -- Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.


Risks Related to an Investment in Our Shares

      -- We are subject to the risks of real estate ownership which could reduce the value of our properties.


      -- There is not, and may never be, a public market for our shares, so it will be difficult for shareholders to sell shares quickly.


      -- Failure to qualify as a REIT would adversely affect our operations and ability to make distributions.


      --  We may need to use leverage to make distributions.

      -- The Internal Revenue Service, or IRS, may treat sale-leaseback transactions as loans, which could jeopardize our REIT status.



      -- Dividends payable by REITs do not qualify for reduced U.S. Federal income tax rates.



      -- Possible legislative or other actions affecting REITs could adversely affect our shareholders and us.



      -- The ability of our board of directors to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.


      -- The limit on the number of shares of CPA(R):16 - Global a person may own may discourage a takeover.

      --  Maryland law could restrict change in control.


      -- Our articles of organization permit our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.



      -- There are special considerations for pension or profit-sharing trusts, Keoghs or IRAs.


INVESTMENT OBJECTIVES


     Our purpose is to provide investors with an opportunity to diversify their investment holdings by providing an exposure to both domestic and international income-producing real estate. Our objectives are:



      -- To own a diversified portfolio of net-leased real estate and other real estate related interests.



      -- To make income-producing investments that enable us to maximize cashflow available for distribution to our shareholders.


      -- To increase equity in our real estate through regular mortgage principal payments.


     There can be no assurance that all or any of these objectives will be achieved. See "Prior Offerings By Affiliates" for a description of the experience of the CPA(R) programs in making investments managed by W. P. Carey & Co. LLC and its affiliates. Prior CPA(R) programs have had similar investment objectives while making investments in real estate primarily in the United States. As discussed elsewhere in this prospectus, we expect a larger portion of our investments will be outside the United States than prior CPA(R) programs, and there are some factors specific to making foreign investments, including foreign currency risks, which are outside of our control and could adversely affect our ability to achieve these objectives as compared to REITs focused primarily on investments in the United States. Although we have not done so to date, we anticipate that in the future we may engage in direct hedging activities to mitigate the risks of exchange rate fluctuations. Risks associated with our foreign investments may also result in significant fluctuations in the amount of our distributions, especially when compared to the distributions paid in prior CPA(R) programs and may impair our ability to make the required distributions to our shareholders to qualify and maintain our REIT status. See "Risk Factors" for a description of risks associated with our investments.



     Our intention is to consider alternatives for providing liquidity for our shareholders beginning generally after eight years following the investment of substantially all of the net proceeds from our initial public offering, which terminated on March 8, 2005. We have not yet invested substantially all of the net proceeds from our initial public offering. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger or another transaction approved by our board of directors. While our intention is to seek to complete a liquidity transaction generally within eight to twelve years following the investment of substantially all of the proceeds from our initial public offering, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected remaining term at that time, it is in our shareholders' best interests for us to make new investments.



     We have borrowed, and may continue to borrow, money to purchase properties. While there is no limit on the amount of borrowing with respect to individual properties or with respect to properties in particular geographic locations, we currently expect to borrow, on average, approximately 60% of the purchase price of domestic properties and approximately 75% of the purchase price of foreign properties when we decide to place mortgage debt on a property. The amount of borrowing on our property portfolio as a whole may not exceed on average 75% of the purchase price of our properties without the approval of our board of directors. We seek to mitigate the risk of currency fluctuation by financing our properties in the local currency denominations, but our doing so will not insulate our equity in our properties from currency fluctuations. Although we have not done so to date, we anticipate that in the future we may engage in direct hedging activities to mitigate the risks of exchange rate fluctuations.


OUR REIT STATUS


     CPA(R):16 - Global will make an election to be treated as a REIT beginning with its tax year ended December 31, 2004. A REIT is a company that uses its resources to acquire or provide financing for real estate. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to our shareholders as long as we distribute at least 90% of our taxable income on an annual basis and meet certain other requirements. Under the Internal Revenue Code of 1986, as amended, referred to as the "Internal Revenue Code" or the "Code", REITs are subject to numerous organizational and operational requirements including limitations on certain types of gross income. If we fail to qualify for taxation as a REIT initially or in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to federal, state, local and foreign taxes on our income and property and to income and excise taxes on our undistributed income. See "Risk Factors -- Risks Related to an Investment in our Shares" for a description of risks associated with our election to be subject to taxation as a REIT.


CONFLICTS OF INTEREST


     Some of our officers and directors, who are also officers or directors of
W. P. Carey & Co. LLC and Carey Asset Management, may experience conflicts of interest in their management of CPA(R):16 - Global. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:


      -- allocation of new investments and management time and services between us and various other affiliates;

      --  the timing and terms of the investment in or sale of an asset;


      --  investments with affiliates of us or our advisor;



      --  compensation to our advisor; and



      -- our relationship with the sales agent, Carey Financial, which is an affiliate of ours and of Carey Asset Management.



     The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.


OUR AFFILIATES


     The "Prior Offerings by Affiliates" section of this prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of W. P. Carey & Co. LLC in the past, including nine public limited partnerships and five unlisted public REITs. As of December 31, 2004 these entities, which invest in industrial and commercial properties that are leased on a net basis had purchased more than 750 properties, including 58 properties in the European Union. Statistical data relating to the historical experience of the CPA(R) funds are contained in Exhibit A -- Prior Performance Tables. Information in the "Prior Offerings by Affiliates" section and in "Exhibit A -- Prior Performance Tables" should not be considered as indicative of how we will perform.

THE OFFERING


Maximum Offering Amount........$550,000,000


Minimum Investment.............200 shares. (The minimum investment amount may vary from state to state. Please see the "Suitability Standards" section for more details.)


Suitability Standards..........Net worth of at least $45,000 and annual gross income of at least $45,000 (For this purpose, net worth excludes home, home furnishings and personal automobiles);


                               OR


                               Net worth of at least $150,000.


                               Suitability standards may vary from state to state and by broker-dealer to broker-dealer. Please see the "Suitability Standards" section for more details.


Distribution Policy............Consistent with our objective of qualifying as a
                               REIT, we expect to pay quarterly distributions and distribute at least 90% of our net taxable income each year.



Our Advisor....................Carey Asset Management manages our day-to-day operations and selects our real estate
                               investments.



Estimated Use of Proceeds......86% -- to acquire properties
                               14% -- to pay fees and expenses of this offering



     This is a "best efforts" offering. When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out an order form, like the one attached to this prospectus as Exhibit B, for a specific number of shares and pay for the shares at the time of your order. The purchase price will be placed into escrow with Deutsche Bank Trust Company Americas, along with those of other investors, in an interest-bearing account until the time you are admitted by us as a shareholder. We will admit shareholders generally no later than the last day of the month following acceptance of your order. You will be paid interest on those funds if they are held in the escrow account for more than 20 days. The offering will not last
beyond           , 2007.



     We may not complete a sale to you until at least five business days have passed since you received this prospectus. While your funds are held in escrow and at any time prior to the date the sale is completed, referred to as the settlement date, you may withdraw your order by notifying your broker-dealer.



     We commenced our initial public offering in December 2003. We terminated this initial public offering on March 8, 2005, after suspending sales activities on December 30, 2004. Through March 31, 2005 we have issued 55,912,159 shares of common stock, including 517,752 shares issued through our distribution reinvestment plan.


COMPENSATION


     We pay our advisor fees for its services and will reimburse our advisor for some expenses. Outlined below are the most significant items of compensation.



      -- For identifying, structuring and arranging the financing for real estate acquisitions and the making of investments in loans secured by real estate, our advisor will be paid acquisition fees not exceeding two and one half percent of the total property cost of all such assets purchased or originated by us. Our advisor will also be paid a subordinated acquisition fee which, when aggregated with all other subordinated acquisition fees paid to any other parties, will not exceed two percent of the total property cost of all properties purchased by us. The total property cost is the sum of (1) the contract purchase price of a property, or the amount of funds advanced for any loan, and (2) the acquisition fees (including subordinated acquisition fees) payable to our advisor for such acquisition or loan. The subordinated acquisition fee will accrue but will be withheld for any fiscal year through which the cumulative, annual, average, non-compounded distribution paid by us to shareholders is less than six percent. Throughout this prospectus, we refer to this cumulative, average, annual, non-compounded distribution of at least six percent as the "six percent preferred return" to our shareholders. Any such withheld subordinated acquisition fee shall be payable beginning on January 1 following the first fiscal year through which we pay the six percent preferred return to our shareholders. This subordinated acquisition fee will be paid out in equal installments over three years. The total of 1) all acquisition fees (including subordinated acquisition fees and any interest thereon), and 2) fees to unaffiliated parties we pay may not exceed six percent of the aggregate contract purchase price of all properties and the aggregate funds advanced for all loans secured by real property we purchase or make. However, a majority of our board of directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits as being commercially competitive, fair and reasonable to CPA(R):16.



      -- Our advisor will be paid a monthly asset management fee at the rate of one percent per year of the aggregate historical cost of the assets of CPA(R):16 - Global, or their appraised value if an appraisal, other than the initial appraisal at the time of acquisition, has been performed, in each case before depreciation, bad debt allowances and similar non-cash items. The asset management fee is payable in cash or restricted stock at the option of our advisor. One-half of this fee will accrue but will not be paid in any quarter in which we have not paid the six percent preferred return. Any such withheld asset management fee shall be payable following the end of the first quarter thereafter through which we pay the six percent preferred return.



      -- Our advisor will be entitled to a subordinated incentive fee of 15% of the cash proceeds distributable to our shareholders from the sale of a property. This fee will be paid once we have paid the six percent preferred return and returned 100% of the money invested by shareholders through distributions or liquidity. Liquidity will be deemed to be provided if the shares are listed on a national securities exchange or included for quotation on Nasdaq. If a subordinated incentive fee is paid to W. P. Carey as a result of the listing of our shares on a national securities exchange or inclusion for quotation on Nasdaq, no termination fee will be paid if the advisory agreement is terminated after the listing or inclusion.



      -- Our advisor or an affiliate will be paid a subordinated disposition fee in an amount equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) three percent of the contract sales price of a property if our advisor or the affiliate provides a substantial amount of services in the sale of a property. The subordinated disposition fee shall be deferred until shareholders have received a return of 100% of their initial investment (through liquidity or distributions), plus the six percent preferred return. The total real estate commissions and the subordinated disposition fees we pay to affiliated and unaffiliated parties shall not exceed an amount equal to the lesser of: (i) six percent of the contract sales price of a property or (ii) the commission paid in a competitive market for the purchase or sale of a property that is reasonable and competitive in light of the size, type and location of the property.



      -- If we acquire or originate assets other than properties or loans secured by real estate, our board of directors will determine the compensation to be paid to our advisor for its services in connection with the acquisition or origination of those assets; provided that, the compensation to be paid will not be more favorable on an overall basis than the compensation paid to the advisor for services relating to our investments in properties and loans secured by real estate.



     There are many additional conditions and restrictions on the payment of fees to our advisor. There are also a number of other smaller items of compensation and expense reimbursement that our advisor and its affiliates may receive during the life of CPA(R):16 - Global. The table set forth below briefly outlines certain additional fees payable in connection with this offering, but should not be relied on as a complete description of all the terms of all of such fees. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, as well as commission and other fees that are reallowed to selected dealers, please see the "Management Compensation" section of this prospectus.

ENTITY RECEIVING                 FORM AND METHOD
  COMPENSATION                   OF COMPENSATION                              ESTIMATED AMOUNT
----------------                 ---------------                              ----------------
Carey Asset       Reimbursement for organization and offering    Estimated at $13,201,860 if 55,000,000
  Management      expenses including any identified wholesaling  shares are sold.
                  expenses incurred on our behalf; provided,
                  however, that if the aggregate of all
                  organization and offering expenses (excluding
                  selling commissions and selected dealer fees
                  paid and expenses reimbursed to the sales
                  agent and selected dealers) paid directly by
                  us exceeds four percent of the gross
                  proceeds, our advisor will be responsible for
                  the excess.
Carey Financial   Selected dealer fee of up to two percent of    The selected dealer fee is
                  the price of each share, may be paid to Carey  estimated to be $10,725,000 if 55,000,000
                  Financial, and reallowed, in whole or in       shares are sold in this offering.
                  part, to selected dealers for shares sold by
                  the selected dealers.
Carey Financial   Selling commissions up to a maximum of $0.65   The estimated amount payable to Carey
                  per share sold. Carey Financial will, in       Financial is $35,200,000 if 55,000,000
                  turn, reallow all commissions to selected      shares are sold in this offering, all of
                  dealers.                                       which will be reallowed to the selected
                                                                 dealers.
Carey Asset       Reimbursement of operating expenses. Our       Not determinable at this time.
  Management      operating expenses may not exceed the greater
                  of two percent of our average invested assets
                  or 25% of our adjusted net income in any 12
                  month period immediately preceding the end of
                  any fiscal quarter. In calculating adjusted
                  net income, the advisory agreement provides
                  that we will add back depreciation, bad debts
                  or other similar non-cash expenses, and
                  exclude gains and losses on the sale of
                  assets.
Carey Asset       A loan refinancing fee payable by either the   Not determinable at this time.
  Management      tenant of a property or CPA(R):16 - Global,
                  which may not exceed one percent of the
                  principal amount of any refinancing obtained
                  by CPA(R):16 - Global for which Carey Asset
                  Management renders substantial services. The
                  loan refinancing fee will be payable only if
                  certain conditions are met and only if
                  approved by our independent directors.
Independent       We pay to each independent director an annual  The estimated aggregate compensation
  Directors       fee of $18,000, and an additional $3,000 to    payable to the independent directors as a
                  the Chairman of the audit committee.           group for a full fiscal year is
                                                                 approximately $57,000.

ENTITY RECEIVING                 FORM AND METHOD
  COMPENSATION                   OF COMPENSATION                              ESTIMATED AMOUNT
----------------                 ---------------                              ----------------
Carey Asset       A termination fee shall be payable in an       Not determinable at this time.
  Management      amount equal to 15% of the amount, if any, by
                  which (i) the fair value of our assets on the
                  date of termination of the advisory agreement
                  less amounts of all indebtedness secured by
                  the assets, exceeds (ii) investors' adjusted
                  capital plus the six percent preferred return
                  less all distributions we pay through the
                  date of termination. For purposes of
                  calculating this fee, the fair value of any
                  property will be its appraised value.
                  Adjusted investor capital means investors'
                  initial capital reduced by redemptions of
                  shares and distributions of cash from sales,
                  financings and refinancings of assets. If the
                  subordinated incentive fee is paid to Carey
                  Asset Management as a result of the listing
                  of the shares on a national securities
                  exchange or inclusion for quotation on
                  Nasdaq, no termination fee is to be paid to
                  Carey Asset Management.


DESCRIPTION OF PROPERTIES


     Our advisor actively seeks and evaluates potential investments. We evaluate potential acquisitions on a case-by-case basis and have no predetermined limitations or targets for geographical location. During this offering, when it appears probable that we will purchase one or more properties, a description of those properties will be made available to all potential investors in a document called a supplement. You should not assume that transactions described in a supplement will necessarily be completed. It is possible that after the supplement is distributed, we or the seller will decide not to complete the sale. As of the date of this prospectus, we have purchased interests in 147 properties for purchase prices aggregating approximately $837.4 million with the proceeds of our initial public offering, which terminated in March 2005, and borrowings from mortgage loans. See "Description of Properties" for a description of our proposed and completed acquisitions to date.


ERISA CONSIDERATIONS


     The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on retirement plans and individual retirement accounts, referred to as IRAs, subject to the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain pension and other employee benefit plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or IRA or any other employee benefit plan subject to ERISA should read this section very carefully.


DESCRIPTION OF SHARES

  General

     We will not issue stock certificates. A shareholder's investment will be recorded on our books as held by Phoenix American, our transfer agent. If you wish to sell your shares, you will be required to comply with the transfer restrictions and send an executed transfer form to Phoenix American.

  Shareholder Voting Rights and Limitations

     Shareholders will meet each year for the election of directors. Other business matters may be presented at the annual meeting or at special shareholder meetings. You are entitled to one vote for each share you own. All shareholders are bound by the decision of the majority of shareholders who vote on each question voted upon.

  Limitation on Share Ownership


     The articles of incorporation of CPA(R):16 - Global restrict ownership by one person and their affiliates of more than 9.8% of the issued and outstanding shares. See "Description of Shares --

Restriction on Ownership of Shares." These restrictions are designed to assist us in complying with restrictions imposed on REITs by the Internal Revenue Code.


  Sale of Shares

     At the time you purchase them, the shares will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that it is difficult to sell your shares unless you sell them at a substantial discount.


     Our intention is to consider alternatives for providing liquidity for our shareholders beginning generally after eight years following the investment of substantially all of the net proceeds from our initial public offering, which terminated on March 8, 2005. We have not yet invested substantially all of the net proceeds from our initial public offering. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger or another transaction approved by our board of directors. While our intention is to seek to complete a liquidity transaction generally within eight to twelve years following the investment of substantially all of the proceeds from our initial public offering, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected life at that time, it is in our shareholders' best interests for us to make new investments.



     Beginning one year after shares are issued to you, you may request that we redeem those shares in accordance with our redemption plan. The redemption procedures are described in the "Description of Shares -- Redemption of Shares" section of this prospectus. The redemption will be subject to a surrender charge and other conditions.


     For a more complete description of the shares, including limitations on the ownership of shares, please refer to the "Description of Shares" section of this prospectus.

DISTRIBUTIONS


     We have declared, or declared and paid, distributions to our shareholders as follows:



DATE                                             ANNUALIZED RATE*
----                                             -----------------
07/15/05......................................         5.80%
04/15/05......................................         5.00%
01/15/05......................................         4.64%
10/15/04......................................         4.62%
07/15/04......................................         4.52%
04/15/04......................................         4.50%


---------------


* Annualized rate is based on a price per share of $10.



     The board of directors of CPA(R):16 - Global will determine the amount of distributions we will pay in the future. Because we expect to pay distributions quarterly, an investor should not expect to wait more than three months, plus the time between the record date and payment date, to receive a distribution after the closing of a purchase of our shares. As discussed elsewhere in this prospectus, there are some factors specific to making foreign investments, including foreign currency risks that may adversely affect our ability to achieve our dividend objectives as compared to REITs focused primarily on investments in the United States. These factors may also result in significant fluctuations in the amount of our distributions, especially when compared to the distributions paid in prior CPA(R) programs.

     Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits and will be taxable at ordinary income rates. Because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or CPA(R):16 - Global is liquidated, at which time you will be taxed at the applicable capital gains rate. Because each investor's tax considerations are different, we suggest you consult your tax advisor. You should also review the section of the prospectus entitled "United States Federal Income Tax Considerations."


REPORTS TO SHAREHOLDERS

     You will receive periodic updates on the performance of your investment in CPA(R):16 - Global, including

      --  Four quarterly distribution reports;

      --  An annual report; and

      --  A Form 1099 report that will be mailed by January 31 of each year.

DISTRIBUTION REINVESTMENT PLAN


     We have adopted a distribution reinvestment plan in which investors can reinvest their distributions in additional shares. For information on how to participate in our distribution reinvestment plan, see the section of the prospectus entitled "Description of Shares -- Summary of Distribution Reinvestment and Share Purchase Plan."



               If you have more questions about this offering or

            if you would like additional copies of this prospectus,
             you should contact your registered representative or:

                               CPA(R):16 - GLOBAL
                             W. P. Carey & Co. LLC
                              50 Rockefeller Plaza
                               New York, NY 10020
                                 1-800-WP CAREY
                            cpa16global@wpcarey.com

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

RISKS RELATED TO THIS OFFERING


INVESTMENTS IN PROPERTIES OUTSIDE OF THE UNITED STATES SUBJECT US TO FOREIGN CURRENCY RISKS WHICH MAY ADVERSELY AFFECT DISTRIBUTIONS.



     We are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. We expect that our principal currency exposures will be to the Euro and the Pound Sterling (U.K.). We currently also are exposed to the Swedish krona, Canadian dollar and Thai baht. We attempt to mitigate a portion of the risk of currency fluctuation by financing our properties in the local currency denominations, although there can be no assurance that this will be effective. As a result, changes in the relation of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of shareholders' equity. Although we have not done so to date, we anticipate that in the future we may engage in direct hedging activities to mitigate the risks of exchange rate fluctuations. If we were to engage in foreign currency exchange rate hedging activities, any income recognized with respect to these hedges (as well as any unhedged foreign currency gain recognized with respect to changes in exchange rates) will generally not qualify as eligible income for purposes of either the 75% gross income test or the 95% gross income test that we must satisfy annually in order to qualify as a REIT. See "-- Failure to qualify as a REIT would adversely affect our operations and ability to make distributions" and "United States Federal Income Tax Considerations -- Requirements For Qualification -- Income Tests."



     Changes in foreign currency exchange rates used to value a REIT's foreign assets may be considered changes in the value of the REIT's assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.



INTERNATIONAL INVESTMENT RISKS, INCLUDING CURRENCY FLUCTUATION, ADVERSE POLITICAL OR ECONOMIC DEVELOPMENTS, LACK OF UNIFORM ACCOUNTING STANDARDS (INCLUDING AVAILABILITY OF INFORMATION IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES), THE TAX TREATMENT OF TRANSACTION STRUCTURES, UNCERTAINTY OF FOREIGN LAWS AND THE DIFFICULTY OF ENFORCING CERTAIN OBLIGATIONS IN OTHER COUNTRIES MAY ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO MAKE DISTRIBUTIONS.



     Foreign real estate investments involve certain risks not generally associated with investments in the United States. These risks include unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, potential imposition of adverse or confiscatory taxes, possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments, possible currency transfer restrictions, expropriation, the difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws. Each of these risks might adversely affect our performance and or impair our ability to make distributions to our shareholders required to maintain our REIT status. In addition, there is less publicly available information about foreign companies and a lack of a uniform financial accounting standards and practices (including the availability of information in accordance with accounting principles generally accepted in the United States of America) which could impair our ability to analyze transactions and receive timely and accurate financial information from tenants necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies. Certain of these risks may be greater in emerging markets and less developed countries.

THE OFFERING PRICE FOR SHARES BEING OFFERED IN THIS OFFERING WAS DETERMINED BY OUR BOARD OF DIRECTORS.



     The offering price of the shares being offered in this offering was determined by our board of directors in the exercise of its business judgment. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.



SHAREHOLDERS' EQUITY INTERESTS MAY BE DILUTED.



     When shares of our stock are sold in this offering, the equity interest of shareholders may be diluted. Because investors will pay the same price per share throughout this offering as was paid by investors in our initial public offering, the value of shares acquired by shareholders during our initial public offering and the early part of this offering will be diluted upon the purchase of shares by shareholders purchasing subsequently if investments acquired during our initial public offering and the early part of this offering appreciate in value. Conversely, if investments acquired by us in our initial public offering and the early part of this offering depreciate in value, the value of the shares purchased later in this offering will be diluted immediately upon the purchase of the shares.


WE WERE INCORPORATED IN JUNE 2003 AND HAVE A LIMITED OPERATING HISTORY.


     We were incorporated in June 2003 and have a limited property acquisition history. You should not rely upon the past performance of other real estate investment programs of our advisor or its affiliates. Such past performance may not predict our future results. This is particularly true since none of these past programs had a significant focus on international investment. We cannot guarantee that we will continue to find suitable property investments, or that our tenants will fulfill their lease obligations. Our failure to timely invest the proceeds of this offering, or to invest in quality properties, could diminish returns to investors and our ability to pay distributions to our shareholders.



OUR SUCCESS IS DEPENDENT ON THE PERFORMANCE OF OUR ADVISOR.



     Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in the acquisition of investments, the selection of tenants, the determination of any financing arrangements, and the management of the assets. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. You must rely entirely on the management ability of our advisor and the oversight of our board of directors.



W. P. CAREY & CO. LLC AND CAREY FINANCIAL ARE THE SUBJECTS OF AN ONGOING SEC INVESTIGATION, THE EFFECTS OF WHICH COULD BE MATERIALLY ADVERSE TO THEM AND, POSSIBLY, US.



     W. P. Carey & Co. LLC has disclosed in its publicly available reports filed with the Securities and Exchange Commission, or the SEC, that the Division of Enforcement of the SEC has commenced an investigation into certain activities of
W. P. Carey & Co. LLC and Carey Financial involving other REITs managed by W. P. Carey & Co. LLC. W. P. Carey & Co. LLC has announced that it and Carey Financial are cooperating fully with the SEC's investigation and that they have provided information to the Division of Enforcement in response to subpoenas and document requests. Although no formal regulatory action has been initiated against W. P. Carey & Co. LLC or Carey Financial in connection with the matters being investigated, W. P. Carey & Co. LLC has publicly reported that the SEC may pursue an action against W. P. Carey & Co. LLC or Carey Financial or both in the future which could have a material adverse effect on W. P. Carey & Co. LLC or Carey Financial or both. If such an action is brought, it could have a material adverse effect on W. P. Carey & Co. LLC and its affiliates and Carey Financial. Any action brought against W.P. Carey & Co. LLC or Carey Financial could also have a material adverse effect on us because of our dependence on W.P. Carey & Co. LLC and Carey Financial for a broad range of services, including in connection with the offering of securities.

OUR ADVISOR HAS LIMITED EXPERIENCE MANAGING A REIT THAT HAS A SIGNIFICANT FOCUS ON INTERNATIONAL INVESTMENTS.



     We and our advisor have limited experience managing a REIT whose focus is on making a significant percentage of its investments outside of the United States. The experience of our advisor consists mainly of making international investments on our behalf since the closing of our initial public offering and making investments on behalf of other CPA(R) REITs. International investments made by prior CPA(R) REITs and investment vehicles managed by our advisor and its affiliates generally have not exceeded 7% of their aggregate property holdings and as of March 31, 2005 included 59 properties purchased for $860 million in the European Union. Our lack of international investing experience could cause increased investment expenses or lower quality investments than anticipated, and therefore could adversely affect our revenues and distributions to our shareholders.



A DELAY IN INVESTING FUNDS MAY ADVERSELY AFFECT OR CAUSE A DELAY IN OUR ABILITY TO DELIVER EXPECTED RETURNS TO INVESTORS AND MAY ADVERSELY AFFECT OUR PERFORMANCE.



     We have not yet identified the properties to be purchased with the proceeds of this offering; therefore, there could be a substantial delay between the time you invest in shares and the time all offering proceeds are invested by us. Delays in investing our capital could also arise from the fact that our advisor is simultaneously seeking to locate suitable investments for other CPA(R) REITs managed by our advisor and its affiliates. Delays in our ability to invest the proceeds of this offering could adversely affect our ability to pay distributions to our shareholders and adversely affect your total return.


OUR BOARD OF DIRECTORS MAY CHANGE OUR INVESTMENT POLICIES WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ALTER THE NATURE OF YOUR INVESTMENT.


     Our bylaws require that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our shareholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by a majority of the directors (including a majority of the independent directors), without the approval of our shareholders. As a result, the nature of your investment could change without your consent.



WE MAY NOT BE ABLE TO RAISE SUFFICIENT FUNDS IN THIS OFFERING TO MAKE INVESTMENTS THAT WILL ENABLE US TO ACHIEVE OUR PORTFOLIO DIVERSIFICATION OBJECTIVES.



     The offering is on a best-efforts basis and is not conditioned on the sale of any minimum number of shares. Our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds at our disposal. The investment of a smaller sum of money will likely result in the acquisition of fewer properties and, accordingly, less diversification of our real estate portfolio than the investment of a larger sum in a greater number of properties. In addition to the amount already raised in our initial public offering, the amount we have to invest will depend on the amount to be raised in this offering and the amount of money we are able to borrow. Lack of diversification will increase the potential adverse effect on us and you of any under-performing investments.


RISKS RELATED TO OUR OPERATIONS

WE MAY HAVE DIFFICULTY SELLING OR RE-LEASING OUR PROPERTIES.


     Real estate investments generally lack liquidity compared to other financial assets and this lack of liquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The net leases we may enter into or acquire may be for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, if we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell properties without adversely affecting returns to our shareholders.

THE INABILITY OF A TENANT IN A SINGLE TENANT PROPERTY TO PAY RENT WILL REDUCE OUR REVENUES.


     We expect that most of our properties will each be occupied by a single tenant and, therefore, the success of our investments is materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to our shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.



OUR HIGHLY LEVERAGED TENANTS MAY HAVE A HIGHER POSSIBILITY OF FILING FOR BANKRUPTCY OR INSOLVENCY.



     Highly leveraged tenants that experience downturns in their operating results due to adverse changes to their business or economic conditions may have a higher possibility of filing for bankruptcy or insolvency. In bankruptcy or insolvency, a tenant may have the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues would be reduced and could cause us to reduce distributions to shareholders.


THE BANKRUPTCY OR INSOLVENCY OF TENANTS MAY CAUSE A REDUCTION IN REVENUE.

     Bankruptcy or insolvency of a tenant could cause:

      --  the loss of lease payments;

      --  an increase in the costs incurred to carry the property;

      --  a reduction in the value of shares; and

      --  a decrease in distributions to shareholders.


     Under U.S. bankruptcy law, a tenant who is the subject of bankruptcy proceedings has the option of continuing or terminating any unexpired lease. If the tenant terminates the lease, any claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. The maximum claim will be capped at the amount owed for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but no more than three years' lease payments). In addition, due to the long-term nature of our leases and terms providing for the repurchase of a property by the tenant, a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but might have additional rights as a secured creditor. Those rights would not include a right to compel the tenant to timely perform its obligations under the lease but would instead entitle us to "adequate protection," a bankruptcy concept that applies to protect against further decrease in the value of the property if the value of the property is less than the balance owed to us.


     As a general rule, insolvency laws outside of the United States are not as favorable to reorganization or to the protection of a debtor's rights as tenants under a lease as are the laws in the United States. Our rights to terminate a lease for default are more likely to be enforceable in countries other than the United States, while a debtor/tenant or its insolvency representative is less likely to have rights to force continuation of lease without our consent. Nonetheless, most such laws would permit a tenant or an appointed insolvency representative to terminate a lease if it so chose.


     However, because the bankruptcy laws of the United States are considered to be more favorable to debtors and to their reorganization, entities which are not ordinarily perceived as United States entities may seek to take advantage of the U.S. bankruptcy laws if they are eligible. An entity would be eligible to be a debtor under the U.S. bankruptcy laws if it had a domicile (state of incorporation or registration), place of business or assets in the United States. If a tenant became a debtor under the United States bankruptcy laws, then it would have the option of continuing or terminating any unexpired lease. Prior to taking the requisite procedural steps to continue or terminate an unexpired lease, the tenant (or its trustee if one has been appointed) must timely perform all obligations of the tenant under the lease.


     The programs managed by our advisor or its affiliates have had tenants file for bankruptcy protection and are involved in litigation (including two international tenants). Four of the prior fourteen CPA(R) programs reduced the rate of distributions to their investors as a result of adverse developments involving tenants. See "Prior Offerings by Affiliates."



THE CREDIT PROFILE OF OUR TENANTS MAY CREATE A HIGHER RISK OF LEASE DEFAULTS AND THEREFORE LOWER REVENUES.



     Generally, no credit rating agencies evaluate or rank the debt or the credit risk of many of our tenants, as we seek tenants that we believe will have stable or improving credit profiles that have not been recognized by the traditional credit market. Our long-term leases with certain of these tenants may therefore pose a higher risk of default than would long-term leases with tenants whose credit potential has already been recognized by the market.



OUR SALE-LEASEBACK AGREEMENTS MAY PERMIT TENANTS TO PURCHASE A PROPERTY AT A PREDETERMINED PRICE, WHICH COULD LIMIT OUR REALIZATION OF ANY APPRECIATION.



     In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The purchase price may be a fixed price or it may be based on a formula. If a tenant exercises its right to purchase the property and the property's market value has increased beyond the price at which the tenant can purchase the property, we would be limited in fully realizing the appreciation on that property.


LIABILITY FOR UNINSURED LOSSES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.


     Losses from disaster-type occurrences (such as wars, terrorist activities or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more properties, which in turn could cause the value of the shares and distributions to our shareholders to be reduced.


POTENTIAL LIABILITY FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.


     We expect to invest in properties historically used for industrial, manufacturing, and commercial purposes. We therefore may own properties that have known or potential environmental contamination as a result of historical operations. Buildings and structures on the properties we purchase may have known or suspected asbestos-containing building materials. Our properties currently are used for industrial, manufacturing, and commercial purposes, and some of our tenants may handle hazardous or toxic substances, generate hazardous wastes, or discharge regulated pollutants to the environment. We may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. Leasing properties to tenants that engage in these activities, and owning properties historically and currently used for industrial, manufacturing, and commercial purposes, will cause us to be subject to the risk of liabilities under environmental laws. Some of these laws could impose the following on CPA:16 - Global:



      -- Responsibility and liability for the cost of investigation, removal or remediation of hazardous or toxic substances released on or from our property, generally without regard to our knowledge of, or responsibility for, the presence of these contaminants.



      -- Liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property.

      -- Responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials.



     Our costs of investigation, remediation or removal of hazardous or toxic substances, or for third-party claims for damages, may be substantial. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or to borrow using the property as collateral. While we will attempt to mitigate identified environmental risks by requiring tenants contractually to acknowledge their responsibility for complying with environmental laws and to assume liability for environmental matters, circumstances may arise in which a tenant fails, or is unable, to fulfill its contractual obligations. In addition, environmental liabilities, or costs or operating limitations imposed on a tenant to comply with environmental laws, could affect its ability to make rental payments to us.


OUR USE OF DEBT TO FINANCE ACQUISITIONS COULD ADVERSELY AFFECT OUR CASH FLOW.


     Most of our property acquisitions are made by borrowing a portion of the purchase price of our properties and securing the loan with a mortgage on the property. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and distributions to our shareholders to be reduced. We generally borrow on a limited recourse basis to limit our exposure on any property to the amount of equity invested in the property. There is no limitation on the amount which we can borrow on a single property, although the aggregate borrowings may not exceed 75% of the purchase price of all properties without board approval.


BALLOON PAYMENT OBLIGATIONS MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION.


     Some of our financing may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make any balloon payment is uncertain and may depend upon our ability to refinance the mortgage or to sell the property. At the time the balloon payment is due, we may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.


OUR PARTICIPATION IN JOINT VENTURES CREATES ADDITIONAL RISK.


     From time to time we participate in joint ventures and purchase properties jointly with other entities. To date, all of our joint venture partners have been affiliated CPA(R) REIT's; however, we may have unaffiliated joint venture partners in the future. There are additional risks involved in joint venture transactions. These risks include the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that our advisor or members of our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.


WE MAY INCUR COSTS TO FINISH BUILD-TO-SUIT PROPERTIES.


     We may sometimes acquire undeveloped land or partially developed buildings for the purpose of owning to-be-built facilities for a prospective tenant. The primary risks of a build-to-suit project are potential for cost-overruns, failing to meet an agreed-upon delivery schedule and cost-overruns that cause the total project costs to exceed the original appraisal. In some cases, the prospective tenant bears these risks. However, in other instances we are required to bear these risks which means that we may have to advance funds to cover cost-overruns which we would not be able to recover through increased rent payments or that we may incur schedule delays that delay commencement of rent. We attempt to minimize these risks through guaranteed maximum price contracts, review of contractor financials and completed plans and specifications prior to commencement of construction. The incurrence of the costs described above or any non-occupancy by the tenant upon completion may reduce the project's and our portfolio's returns or result in losses to us.



WE FACE COMPETITION FOR ACQUISITION OF PROPERTIES.



     We face competition for the acquisition of office and industrial properties in general, and such properties net leased to corporations in particular, from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings.



THE TERMINATION OR REPLACEMENT OF OUR ADVISOR COULD TRIGGER A DEFAULT OR REPAYMENT EVENT UNDER OUR MORTGAGE LOANS FOR SOME OF OUR PROPERTIES.



     Lenders for certain of our properties, particularly in Europe, may request provisions in the mortgage loan documentation that would make the termination or replacement of W.P. Carey & Co. as our advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate not to include such provisions, lenders may require such provisions. If an event of default or repayment event occurs with respect to any of our properties, our revenues and distributions to our shareholders may be adversely affected.



LOANS COLLATERALIZED BY NON-REAL ESTATE ASSETS CREATE ADDITIONAL RISK AND MAY ADVERSELY AFFECT OUR REIT QUALIFICATION.



     We may in the future invest in secured corporate loans, which are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. In the event of a default, the value of the collateral may not be sufficient to repay all of the lenders that have an interest in the collateral. Our right in bankruptcy will be different for these loans than typical net lease transactions. To the extent that loans are collateralized by personal property only, or to the extent the value of the real estate collateral is less than the aggregate amount of our loans and equal or higher-priority loans secured by the real estate collateral, that portion of the loan will not be considered a "real estate asset," for purposes of the 75% REIT asset test. Also, income from that portion of such a loan will not qualify under the 75% REIT income test for REIT qualification. See "United Stated Federal Income Tax Considerations -- Requirements For Qualification -- Income Tests" and " -- Asset Tests."



PAYMENT OF FEES TO OUR ADVISOR WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.



     Our advisor will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay our advisor substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to our shareholders.



W. P. CAREY MAY BE SUBJECT TO CONFLICTS OF INTEREST.



     Our advisor manages our business and selects our real estate investments. Our advisor has some conflicts of interest in its management of CPA(R):16 - Global, which arise primarily from the involvement of our advisor in other activities that may conflict with CPA(R):16 - Global and the payment of fees by us to our advisor. Activities in which a conflict could arise between CPA(R):16 -Global and our advisor include:



      -- the receipt of compensation by our advisor for property purchases, leases, sales and financing for CPA(R):16 - Global, which may cause our advisor to engage in transactions that generate higher fees, rather than transactions that are more appropriate or beneficial for our business;



      -- agreements between CPA(R):16 - Global and our advisor, including agreements regarding compensation, will not be negotiated on an arm's length basis as would occur if the agreements were with unaffiliated third parties;


      -- purchases and loans from affiliates, subject to CPA(R):16 - Global's investment procedures, objectives and policies, which will increase fees and interest payable to affiliates, thereby decreasing our net income and possibly causing us to incur higher leverage levels;

      -- competition with certain affiliates for property acquisitions, which may cause our advisor and its affiliates to direct properties suitable for us to other related entities; and



      -- disposition, incentive and termination fees, which are based on the sale price of properties, may cause a conflict between the advisor's desire to sell a property and our plans to hold or sell the property.



     WE HAVE LIMITED INDEPENDENCE FROM W. P. CAREY. All of our management functions are performed by officers of our advisor pursuant to our contract with the advisor. Two of the four members of our board of directors, including the Chairman, are directors or officers of W. P. Carey & Co. LLC or one of its affiliates. Our two independent directors were initially selected by our advisor and also serve as the independent directors of other W. P. Carey & Co. LLC-sponsored REITs. As a result of the foregoing, we have limited independence from W. P. Carey & Co. LLC. This limited independence, combined with Carey Asset Management's and W. P. Carey & Co. LLC's limited equity interests in us, may exacerbate the conflicts of interest described in this section by giving W. P. Carey & Co. substantial control over us while having different economic incentives than our shareholders.



     WE FACE COMPETITION FROM AFFILIATES OF OUR ADVISOR IN THE PURCHASE, SALE, LEASE AND OPERATION OF PROPERTIES. W. P. Carey & Co. LLC and its affiliates specialize in providing lease financing services to corporations and in sponsoring funds, such as other CPA(R) REITs, that invest in real estate. Some of the other CPA(R) REITs have investment policies and return objectives that are similar to ours and several of the CPA(R) REITs are currently actively seeking opportunities to reinvest capital. Therefore, W. P. Carey & Co. LLC and its affiliates, including other CPA(R) REITs, may compete with us with respect to properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. We have no noncompetition agreement with W.
P. Carey & Co. LLC and its affiliates and there are no restrictions on their ability to sponsor or manage funds or other investment vehicles that may compete with us in the future.



THE SALES AGENT'S AFFILIATION WITH OUR ADVISOR MAY CAUSE A CONFLICT OF INTEREST AND MAY HINDER THE PERFORMANCE OF ITS DUE DILIGENCE OBLIGATIONS.



     Carey Financial, LLC will receive a selected dealer fee, all or a portion of which it may reallow to other dealers, and reimbursement for specified expenses. As sales agent, Carey Financial has certain obligations under the federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering, including our advisor. Carey Financial's affiliation with our advisor may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations. This may still be the case even though Carey Financial recently engaged Goodwin Procter LLP to serve as its special counsel in connection with this offering. While we make certain representations to Carey Financial on which it may rely, Carey Financial has not requested and will not obtain from Goodwin Procter LLP or other counsel an opinion to the effect that the prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the prospectus, in the light of the circumstances under which they were made, not misleading.



OUR CAPITAL RAISING ABILITY IS OVERLY RELIANT ON ONE SELECTED DEALER.



     We are overly reliant on Ameriprise Financial Services, Inc. to market our shares to investors. Any adverse change in that arrangement could severely limit our ability to increase assets under management and may prevent us from having funds available for new transactions.



A POTENTIAL CHANGE IN ACCOUNTING STANDARDS REGARDING OPERATING LEASES MAY MAKE THE LEASING OF FACILITIES LESS ATTRACTIVE TO OUR POTENTIAL TENANTS, WHICH COULD REDUCE OVERALL DEMAND FOR OUR LEASING SERVICES.



     Under Statement of Financial Accounting Standard No. 13, Accounting for Leases, if the present value of a company's minimum lease payments equal 90% or more of a property's fair value, the lease is classified as a capital lease, and the lease obligation is included as a liability on the company's balance sheet. However, if the present value of the minimum lease payments is less than 90% of the property's value, the lease is considered an operating lease, and the obligation does not appear on the company's balance sheet, but rather in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant's balance sheet. The SEC is currently conducting a study of off-balance-sheet financing, including leasing, and the Financial Accounting Standards Board has recently indicated that it is considering addressing the issue. If the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing our offering proceeds, and make it more difficult for us to enter leases on terms we find favorable.



REQUIREMENTS TO OBTAIN U.S. GAAP FINANCIAL STATEMENTS FROM TENANTS IN CERTAIN CASES MAY CAUSE US TO HAVE TO FOREGO AN INVESTMENT OPPORTUNITY.



     As an SEC registered reporting company, we are subject to SEC rules and regulations that require us to provide financial information with respect to investments we make that are deemed significant under these rules and regulations. The financial information must be prepared in accordance with U.S. GAAP. Potential lessees may not have available U.S. GAAP-based financial information that would enable us to satisfy our obligations. As a result, we may have to elect not to make a particular investment if it will prevent us from satisfying our reporting obligations.



YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.



     We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:



     - limitations on capital structure;



     - restrictions on specified investments;



     - prohibitions on transactions with affiliates; and



     - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.



     In general, we expect to be able to rely on the exemption from registration provided by Section 3(c)(5)(C) of the Investment Company Act. In order to qualify for this exemption, at least 55% of our portfolio must be comprised of real property and mortgages and other liens on an interest in real estate (collectively, "qualifying assets") and at least 80% of our portfolio must be comprised of real estate-related assets. Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and other interests in real estate. In order to maintain our exemption from regulation under the Investment Company Act, we must continue to engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may be able to avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to shareholders and possibly lower your returns.



     To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

RISKS RELATED TO AN INVESTMENT IN OUR SHARES

WE ARE SUBJECT TO THE RISKS OF REAL ESTATE OWNERSHIP WHICH COULD REDUCE THE VALUE OF OUR PROPERTIES.


     The performance and asset value of CPA(R):16 - Global is subject to risks incident to the ownership and operation of net-leased industrial and commercial property, including:


      --  changes in the general economic climate;

      -- changes in local conditions such as an oversupply of space or reduction in demand for real estate;

      --  changes in interest rates and the availability of financing; and

      -- changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

THERE IS NOT, AND MAY NEVER BE A PUBLIC MARKET FOR OUR SHARES, SO IT WILL BE DIFFICULT FOR SHAREHOLDERS TO SELL SHARES QUICKLY.

     There is no current public market for the shares and, therefore, it will be difficult for shareholders to sell their shares promptly. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of the real estate we own. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only. See "Description of Shares -- Redemption of Shares" for a description of our share redemption program.

FAILURE TO QUALIFY AS A REIT WOULD ADVERSELY AFFECT OUR OPERATIONS AND ABILITY TO MAKE DISTRIBUTIONS.


     If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our net income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year we lost our REIT qualification. Failing to obtain or losing our REIT qualification would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability, and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.



     Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements regarding the composition of our assets and the sources of our gross income. Also, we must make distributions to our shareholders aggregating annually at least 90% of our net taxable income, excluding net capital gains. Because we intend to make investments in foreign real property, we are subject to foreign currency gains and losses. Foreign currency gains are not qualifying income for purposes of the REIT income requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments. See "United States Federal Income Tax
Considerations -- Requirements for Qualification."


WE MAY NEED TO USE LEVERAGE TO MAKE DISTRIBUTIONS.


     We may incur indebtedness if necessary to satisfy the REIT requirement that we distribute at least 90% of our net income, excluding net capital gains, and to avoid the payment of income and excise taxes. It is possible that we could make distributions in excess of our earnings and profits and, accordingly, that such distributions could constitute a return of capital for U.S. federal income tax purposes. It is also possible that we will make distributions in excess of our income as calculated in accordance with generally accepted accounting principles.

THE IRS MAY TREAT SALE-LEASEBACK TRANSACTIONS AS LOANS, WHICH COULD JEOPARDIZE OUR REIT STATUS.


     The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the qualification requirements applicable to REITs. See "United States Federal Income Tax Considerations -- Sale-Leaseback Transactions."



DIVIDENDS PAYABLE BY REITS DO NOT QUALIFY FOR REDUCED U.S. FEDERAL INCOME TAX RATES BECAUSE QUALIFYING REITS DO NOT PAY FEDERAL INCOME TAX ON THEIR NET INCOME.



     The maximum U.S. federal income tax rate for dividends payable by domestic corporations to individual domestic shareholders (as such term is defined under "United States Federal Income Tax Considerations" below) is 15% (through 2008). Dividends payable by REITs, however, are generally not eligible for the reduced rates, except to the extent that they are attributable to dividends paid by a taxable REIT subsidiary or a C corporation, or relate to certain other activities. This is because qualifying REITs receive an entity level tax benefit from not having to pay federal income tax on their net income. As a result, the more favorable rates applicable to regular corporate dividends could cause shareholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.



     In addition, the relative attractiveness of real estate in general may be adversely affected by the reduced U.S. federal income tax rates applicable to corporate dividends, which could negatively affect the value of our properties.



POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS COULD ADVERSELY AFFECT OUR SHAREHOLDERS AND US.



     The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service, or IRS, and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our shareholders or us. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to our shareholders or us will be changed.



THE ABILITY OF OUR BOARD OF DIRECTORS TO REVOKE OUR REIT ELECTION WITHOUT SHAREHOLDER APPROVAL MAY CAUSE ADVERSE CONSEQUENCES TO OUR SHAREHOLDERS.



     Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is not in our best interest to qualify as a REIT. In such a case, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our shareholders, which may have adverse consequences on the total return to our shareholders.



THE LIMIT ON THE NUMBER OF SHARES OF CPA(R):16 - GLOBAL A PERSON MAY OWN MAY DISCOURAGE A TAKEOVER.



     Our articles of incorporation restrict beneficial ownership of more than 9.8% of the outstanding shares by one person or affiliated group in order to assist us in meeting the REIT qualification rules. These restrictions may discourage a change of control of CPA(R):16 - Global and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of CPA(R):16 - Global. See "Description of Shares -- Restriction on Ownership of Shares."

MARYLAND LAW COULD RESTRICT CHANGE IN CONTROL.

     Provisions of Maryland law applicable to us prohibit business combinations with:

      -- any person who beneficially owns 10% or more of the voting power of outstanding shares;

      -- an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares, referred to as an interested shareholder; or

      --  an affiliate of an interested shareholder.

     These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our shareholders' interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.


OUR ARTICLES OF ORGANIZATION PERMIT OUR BOARD OF DIRECTORS TO ISSUE STOCK WITH TERMS THAT MAY SUBORDINATE THE RIGHTS OF THE HOLDERS OF OUR CURRENT COMMON STOCK OR DISCOURAGE A THIRD PARTY FROM ACQUIRING US.



     Our board of directors may determine that it is in our best interest to classify or reclassify any unissued stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.


THERE ARE SPECIAL CONSIDERATIONS FOR PENSION OR PROFIT-SHARING TRUSTS, KEOGHS OR IRAS.


     If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or any other employee benefit plan subject to ERISA or Section 4975 of the Code in CPA(R):16 - Global, you should consider:



      -- whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;


      -- whether your investment will produce unrelated business taxable income, referred to as UBTI, to the benefit plan; and

      --  your need to value the assets of the benefit plan annually.


     We believe that, under current ERISA law and regulations, our assets should not be treated as "plan assets" of a benefit plan subject to ERISA and/or
Section 4975 of the Internal Revenue Code that purchases shares, if the facts and assumptions described in this prospectus arise as expected, and based on our articles of incorporation and on our related representations. See also "ERISA Considerations." Our view is not binding on the Internal Revenue Service or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with our advisor and its affiliates could be considered "prohibited transactions" which could cause us, our advisor and its affiliates to be subject to liabilities and excise taxes. In addition, Carey Asset Management could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

                           ESTIMATED USE OF PROCEEDS


     The following table presents information about how the proceeds raised in this offering will be used. Information is provided assuming the maximum number of shares and 50% of the shares are sold. Many of the numbers in the table are estimates because all fees and expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table, because we may not raise the entire offering amount of $550,000,000. Raising less than the full $550,000,000 will alter the amounts of commissions, fees and expenses set forth below. We expect that approximately 86% of the proceeds of this offering will be used for investments, while the remaining 14% will be used to pay expenses and fees, including the payment of fees and the reimbursement expenses to our advisor and Carey Financial.



                                                                  MAXIMUM OFFERING           SALE OF 50% OF THE
                                                                       SALE OF                 OFFERED SHARES
                                                                  55,000,000 SHARES          (27,500,000 SHARES)
                                                              -------------------------   -------------------------
                                                                             PERCENT OF                  PERCENT OF
                                                                               PUBLIC                      PUBLIC
                                                                              OFFERING                    OFFERING
                                                                 AMOUNT       PROCEEDS       AMOUNT       PROCEEDS
                                                              ------------   ----------   ------------   ----------
Public Offering Proceeds....................................  $550,000,000     100.00%    $275,000,000     100.00%
                                                              ------------     ------     ------------     ------
Less Offering Expenses
  Selling Commissions(1)....................................    35,200,000       6.40%      17,600,000       6.40%
  Selected Dealer Fee(2)....................................    10,725,000       1.95%       5,362,500       1.95%
  Other Organization and Offering Expenses(3)...............    13,201,860       2.40%       7,951,860       2.89%
                                                              ------------     ------     ------------     ------
        Total Organization and Offering Expenses(4).........    59,126,860      10.75%      30,914,360      11.24%
                                                              ------------     ------     ------------     ------
Amount of Public Offering Proceeds Available for
  Investment................................................   490,873,140      89.25%     244,085,640      88.76%
                                                              ------------     ------     ------------     ------
Acquisition Fees(5).........................................    12,452,121       2.26%       6,191,598       2.25%
Acquisition Expenses(6).....................................     2,750,000       0.50%       1,375,000       0.50%
Working Capital Reserve(7)..................................             0          0                0          0
                                                              ------------     ------     ------------     ------
Total Proceeds to be Invested...............................  $475,671,019      86.49%    $236,519,042      86.01%
                                                              ============     ======     ============     ======


---------------
Other terms of the subordinated acquisition fees are described in the "Management Compensation" section of this prospectus.


(1) We will generally pay a selling commission of $0.65 per share sold, equivalent to six and one half percent of the $10.00 offering price. Based on prior offerings sponsored by W.P. Carey & Co. LLC, we anticipate that sales which qualify for volume discounts will reduce the aggregate six and one half percent overall selling commission by .10%. See "The Offering/Plan of Distribution" for a description of volume discounts.



(2) We will pay a selected dealer fee of up to two percent of the $10.00 offering price to Carey Financial. All or portion of this fee will be reallowed to any selected dealer which enters into an addendum to the selected dealer agreement with Carey Financial. See "The Offering/Plan of Distribution."



(3) "Other Organization and Offering Expenses" represent all expenses incurred in connection with our qualification and registration of our shares and in marketing and distributing the shares, including any personnel and other costs incurred in connection with wholesaling services provided prior to the effective date of the offering, initial set-up and subsequent technology costs incurred by selected dealers in connection with the offering which we have agreed to reimburse pursuant to our agreements with such selected dealers, and any other expenses and fees actually incurred and directly related to the offering and sale of the shares, except selling commissions and the selected dealer fee. To the extent "Other Organization and Offering Expenses" (excluding selling commissions and selected dealer fees paid and expenses reimbursed to Carey Financial and selected dealers) exceed four percent of the gross proceeds of this offering, the excess will be paid by Carey Asset Management with no recourse to CPA(R):16 - Global. See "Management Compensation."



(4) The total underwriting compensation in connection with this offering, including selling commissions, the selected dealer fee and expense reimbursements (including expense reimbursements for sales seminars, bonuses and sales incentives), cannot exceed the limitations prescribed by the National Association Securities Dealers, Inc., or NASD. However, an additional one half percent of gross proceeds of this offering may be paid for bona fide due diligence expenses. The "Total

    Organization and Offering Expenses" shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering.



(5) Acquisition fees include all fees and commissions (including interest thereon) paid by us in connection with the making of or investing in loans secured by real property and other real estate related interests and the purchase, development or construction of properties. However, acquisition fees exclude any development fee or construction fee paid to a person who is not our affiliate in connection with the actual development and construction of a project after our acquisition of the property. For purposes of the table only, subordinated acquisition fees have not been included as part of "Acquisition Fees" because these fees will be paid from operating funds generated by us and not from the proceeds of this offering. The presentation in the table is based on the assumption that we will not borrow any funds to purchase properties. If we raise the entire offering amount of $550,000,000 and all of our properties are 65% leveraged (the 65% leverage amount is an estimated average, based upon our current intention that foreign properties will generally be, on average, 75% leveraged and domestic properties will generally be, on average, 60% leveraged), the total acquisition fees payable will be $35,577,488. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to W. P. Carey. Assuming we do not borrow money to purchase properties, the subordinated acquisition fees are not expected to exceed $9,961,697 (1.8% of the offering proceeds) in the event the maximum offering of $550,000,000 is achieved. If we use 65% leverage, on average, on all properties, the maximum subordinated acquisition fee payable would be $28,461,991. These fees with respect to any property are payable in equal amounts over a three year period following the acquisition of a property, assuming the six percent preferred return has been paid to shareholders.



(6) "Acquisition Expenses" are expenses related to our selection and acquisition of properties, whether or not the properties are acquired, and the making of or investing in loans secured by real property and other real estate-related interests. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on property not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses, related to selection, acquisition and origination of properties and loans, whether or not acquired or originated. "Acquisition Expenses" do not include acquisition fees. This table assumes acquisition expenses will be 0.5% of the contract purchase price of each of our acquired properties or funds advanced for loans secured by real estate. We previously paid our advisor an acquisition expense allowance of 0.5% of the contract purchase price of each of our acquired properties or funds advanced for loans secured by real estate with the proceeds from our initial public offering. There will be no such allowance payable to our advisor for future investments made by us with the proceeds of this offering, although we will be responsible for payment of all acquisition expenses.



(7) Because leases generally will be on a net basis, we have not established a permanent reserve for maintenance and repairs. W. P. Carey may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets.

                            MANAGEMENT COMPENSATION


     The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, distributions and other payments that Carey Asset Management, Carey Financial and their affiliates will or may receive in connection with this offering and our operations. These payments will result from non-arm's-length bargaining. See "Conflicts of Interest." References in this prospectus to the "six percent return" refer to a cumulative, annual, average, non-compounded distribution that may be paid by us to our shareholders.



        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                           ORGANIZATION AND OFFERING STAGE

Carey Asset Management/Carey        Reimbursement for organization and          The actual amounts to be paid will
Financial                           offering expenses, including any            depend upon the actual amount of
                                    identified wholesaling expenses             organization and offering expenses
                                    incurred on our behalf; provided,           incurred by Carey Asset Management
                                    however, that if the aggregate of all       and its affiliates in connection with
                                    organization and offering expenses          this offering which is not
                                    (excluding selling commissions and          determinable at this time. These
                                    selected dealer fees (described             expenses are estimated to be
                                    below) paid or expenses reimbursed to       $13,201,860 if 55,000,000 shares are
                                    the sales agent and selected dealers)       sold in this offering.
                                    exceeds four percent of the gross
                                    offering proceeds, Carey Asset
                                    Management will be responsible for
                                    the excess.

Carey Financial                     Selling commissions up to a maximum         The estimated amount payable to Carey
                                    of $0.65 per share sold. Carey              Financial is $35,200,000 if
                                    Financial will, in turn, reallow all        55,000,000 shares are sold, all of
                                    commissions to selected dealers.            which will be reallowed to the
                                                                                selected dealers.(7)

Carey Financial                     A selected dealer fee of up to two          The estimated amount payable to the
                                    percent of the price of each share          selected dealers is up to $10,725,000
                                    may be paid to Carey Financial, all         if 55,000,000 shares are sold in this
                                    or a portion of which will be               offering.(7)
                                    reallowed to selected dealers for
                                    shares sold by the selected dealers.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  ACQUISITION STAGE

Carey Asset Management              Total acquisition fees payable to           The actual amount to be paid to Carey
                                    Carey Asset Management by us (which         Asset Management will depend upon the
                                    fees may include real estate                aggregate total property cost of the
                                    brokerage fees, mortgage placement          properties, which in turn is
                                    fees, lease-up fees and transaction         dependent upon the gross offering
                                    structuring fees), other than               proceeds and the amount of mortgage
                                    subordinated acquisition fees, may          financing we use in acquiring the
                                    not exceed two and one half percent         properties, and accordingly is not
                                    of the aggregate total property cost        determinable at this time. If the
                                    of the properties. The total of all         properties acquired from the proceeds
                                    acquisition fees payable by sellers,        of this offering are, on average, 65%
                                    borrowers or us to Carey Asset              leveraged, the acquisition fees
                                    Management and unaffiliated third           payable to Carey Asset Management are
                                    parties on all properties purchased         estimated to be approximately
                                    and loans originated (including             $35,577,000 if 55,000,000 shares are
                                    subordinated acquisition fees and any       sold in this offering.(2) See
                                    interest thereon), and the total            "Conflicts of Interest."
                                    amount of acquisition expenses we
                                    pay, must be reasonable and may not
                                    exceed six percent of the aggregate
                                    contract purchase price of all
                                    properties we purchase, or in the
                                    case of mortgage loans, six percent
                                    of the funds advanced.(1)(3)(4)

Carey Asset Management              Total subordinated acquisition fees         The actual amount to be paid to Carey
                                    payable to Carey Asset Management by        Asset Management will depend upon the
                                    us may not exceed two percent of the        aggregate cost of the properties,
                                    aggregate total property cost of all        which in turn is dependent upon the
                                    properties purchased by us. This fee        gross proceeds of this offering and
                                    is payable in equal annual                  the amount of mortgage financing we
                                    installments on January 1 of each of        use in acquiring the properties, and
                                    the three calendar years commencing         accordingly is not determinable at
                                    with the first January 1 following          this time. If the properties acquired
                                    the date a property was purchased.          with the proceeds of this offering
                                    The unpaid portion of the                   are, on average, 65% leveraged,
                                    subordinated acquisition fee with           subordinated acquisition fees payable
                                    respect to any property will bear           to Carey Asset Management are
                                    interest at the rate of five percent        estimated to be approximately
                                    per annum from the date of                  $28,462,000 if 55,000,000 shares are
                                    acquisition of the property until the       sold in this offering (excluding
                                    portion of the fee is paid. The             interest).(2) See "Conflicts of
                                    accrued interest is payable on the          Interest."
                                    date of each annual installment of
                                    the fees. The subordinated
                                    acquisition fee payable in any year,
                                    and accrued interest thereon, will be
                                    subordinated to the six percent
                                    preferred return.(3)(4)(5)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE

Carey Asset Management              We will reimburse Carey Asset               Not determinable at this time. See
                                    Management for the expenses incurred        our financial statements included
                                    in managing and operating CPA(R):16 -       elsewhere in this prospectus for
                                    Global, including an allocable share        information regarding expenses
                                    of costs for advisor personnel and          reimbursed to our advisor for the
                                    overhead. Carey Asset Management must       year ended December 31, 2004 and the
                                    absorb, or reimburse us at least            quarter ended March 31, 2005.
                                    annually for, the amount in any
                                    twelve month period immediately
                                    preceding the end of any fiscal
                                    quarter by which our operating
                                    expenses, including asset management
                                    fees, exceed the greater of two
                                    percent of our average invested
                                    assets in the same 12-month period or
                                    25% of our adjusted net income over
                                    the same 12-month period. To the
                                    extent that operating expenses
                                    payable or reimbursable by us exceed
                                    this limit and the independent
                                    directors determine that the excess
                                    expenses were justified based on any
                                    unusual and nonrecurring factors
                                    which they deem sufficient, Carey
                                    Asset Management may be reimbursed in
                                    future quarters for the full amount
                                    of the excess, or any portion
                                    thereof, but only to the extent the
                                    reimbursement would not cause our
                                    operating expenses to exceed the
                                    limitation in the twelve month period
                                    ending on such quarter.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Asset Management              An asset management fee is calculated       If the maximum number of shares is
                                    monthly in an amount equal to               sold and CPA(R):16 - Global borrows
                                    one-twelfth of one percent of the           65% of invested assets, average
                                    aggregate historical cost of our            invested assets as a result of this
                                    assets, or their appraised value if         offering would be approximately
                                    our assets have been appraised (other       $1,397,387,000. The annual asset
                                    than an initial appraisal at the time       management fee on these assets would
                                    of acquisition), in each case before        be approximately $13,471,000.(2)
                                    depreciation, bad debt allowances and
                                    similar non-cash items. One half of
                                    the asset management fee shall be
                                    payable each month. The remaining
                                    half of such fee shall be paid
                                    quarterly, and will be subordinated
                                    to payment of the six percent
                                    preferred return through the date on
                                    which this amount is being
                                    calculated. Carey Asset Management
                                    must absorb, or reimburse us at least
                                    annually for, the amount in any
                                    twelve month period immediately
                                    preceding the end of any fiscal
                                    quarter by which our operating
                                    expenses, including asset management
                                    fees, exceed the greater of two
                                    percent of our average invested
                                    assets in the same 12-month period or
                                    25% of our adjusted net income over
                                    the same 12-month period. To the
                                    extent that operating expenses
                                    payable or reimbursable by us exceed
                                    this limit and the independent
                                    directors determine that the excess
                                    expenses were justified based on any
                                    unusual and nonrecurring factors
                                    which they deem sufficient, Carey
                                    Asset Management may be reimbursed in
                                    future quarters for the full amount
                                    of the excess, or any portion
                                    thereof, but only to the extent the
                                    reimbursement would not cause our
                                    operating expenses to exceed the
                                    limitation in the twelve month period
                                    ending on such quarter.(3)(4)(5)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Asset Management              A loan refinancing fee payable by           The actual amount to be paid to Carey
                                    CPA(R):16 - Global may not exceed one       Asset Management is not limited, but
                                    percent of the principal amount of          will depend upon the aggregate amount
                                    any refinancing obtained by CPA(R):16       of the refinancing we obtain.
                                    -Global for which Carey Asset
                                    Management renders substantial
                                    services. The loan refinancing fee
                                    will be payable only if the terms of
                                    the new loan represent, in the
                                    judgment of a majority of our
                                    independent directors, an improvement
                                    over the terms of the refinanced
                                    loan, or the maturity date of the
                                    refinanced loan (which must have had
                                    an initial term of five years or
                                    more) is less than one year from the
                                    date of the refinancing or the new
                                    loan is approved by our Board of
                                    Directors, including a majority of
                                    our independent directors, and in
                                    each case, both the new loan and the
                                    loan refinancing fee are found to be
                                    in our best interest. See "Conflicts
                                    of Interest."(3)(4)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Asset Management              We shall not borrow funds from the          The number and amounts of loans, and
                                    Carey Asset Management and its              the amount of interest we may pay, is
                                    affiliates unless (A) the transaction       not determinable at this time.
                                    is approved by a majority of the
                                    independent directors and a majority
                                    of the directors who are not
                                    interested in the transaction as
                                    being fair, competitive and
                                    commercially reasonable, (B) the
                                    interest and other financing charges
                                    or fees received by the advisor or
                                    its affiliates do not exceed the
                                    amount which would be charged by
                                    non-affiliated lending institutions
                                    and (C) the terms are not less
                                    favorable than those prevailing for,
                                    comparable arm's-length loans for the
                                    same purpose. We will not borrow on a
                                    long-term basis from the advisor and
                                    its affiliates unless it is to
                                    provide the debt portion of a
                                    particular investment and we are
                                    unable to obtain a permanent loan at
                                    that time or in the judgment of the
                                    board, it is not in our best interest
                                    to obtain a permanent loan at the
                                    interest rates then prevailing and
                                    the board has reason to believe that
                                    we will be able to obtain a permanent
                                    loan on or prior to the end of the
                                    loan term provided by the advisor and
                                    its affiliates.

Independent Directors               We pay to each independent director         The estimated aggregate compensation
                                    an annual fee of $18,000, and an            payable to the independent directors
                                    additional $3,000 to the Chairman of        as a group for a full fiscal year is
                                    the Audit Committee.                        approximately $57,000.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  LIQUIDATION STAGE

Carey Asset Management              Subordinated disposition fees shall         Not determinable at this time.
                                    be payable in an amount equal to the
                                    lesser of (i) 50% of the competitive
                                    real estate commission and (ii) three
                                    percent of the contract sales price
                                    of a property (if Carey Asset
                                    Management provides a substantial
                                    amount of services in the sale of a
                                    property). The subordinated
                                    disposition fee shall be deferred
                                    until shareholders have received a
                                    return of 100% of their initial
                                    investment (through certain liquidity
                                    events or distributions) plus the six
                                    percent preferred return. To the
                                    extent that we do not pay the
                                    subordinated disposition fee because
                                    of the foregoing limitation, the
                                    unpaid commissions will be accrued
                                    and paid at the time the limitation
                                    has been satisfied. The total real
                                    estate commissions and the
                                    subordinated disposition fees we pay
                                    shall not exceed an amount equal to
                                    the lesser of: (i) six percent of the
                                    contract sales price of a property or
                                    (ii) the commission paid in a
                                    competitive market for the purchase
                                    or sale of a property that is
                                    reasonable and competitive in light
                                    of the size, type and location of the
                                    property.(3)(4)(6)

Carey Asset Management              Subordinated incentive fees shall be        The actual amount to be received will
                                    payable in an amount equal to 15% of        depend upon the results of our
                                    the net cash proceeds distributable         operations and the amounts received
                                    to shareholders from the sale,              upon the sale or other disposition of
                                    financing and refinancing of                the properties and are not
                                    properties remaining after the              determinable at this time. The
                                    shareholders have received a return         payment of the subordinated incentive
                                    of 100% of their initial investment         fee will be taken into account, and
                                    (through certain liquidity events or        will effectively reduce, any
                                    distributions) plus the six percent         termination fee that may be paid if
                                    preferred return.(3)(4)(6)                  the advisory agreement is terminated.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Asset Management              Termination Fee, while not limited to       Not determinable at this time.
                                    a specific dollar amount, shall be
                                    payable in an amount equal to 15% of
                                    the amount, if any, by which (i) the
                                    fair value of our assets on the date
                                    of termination of the advisory
                                    agreement less amounts of all
                                    indebtedness secured by the assets,
                                    exceeds (ii) investors' adjusted
                                    capital plus the six percent
                                    preferred return less all
                                    distributions we pay through the date
                                    of termination. For purposes of
                                    calculating this fee, the fair value
                                    of any property will be its appraised
                                    value.(4)(5)


---------------

(1) A majority of the directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.



(2) We currently estimate that we will borrow, on average, approximately 65% of the purchase price of all properties. The actual leverage percentage we experience will affect the amount of acquisition fees earned by Carey Asset Management because the amount of acquisition fees earned is based primarily on the total dollars invested in properties and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties). If the maximum offering of 55,000,000 shares are sold and the properties are 75% leveraged (the maximum allowable), acquisition fees (not including subordinated acquisition fees) payable to Carey Asset Management as a result of this offering (assuming an aggregate total property cost of all properties of approximately $1,955,243,000) are estimated to be approximately $49,808,000 and subordinated acquisition fees are estimated to be approximately $39,847,000. We do not expect all of our properties to be 75% leveraged.



(3) Carey Asset Management may choose on an annual basis to take the acquisition fee, subordinated acquisition fee, asset management fee loan refinancing fee, subordinated disposition fee, and subordinated incentive fee in cash or restricted shares, or a combination thereof. For purposes of calculating the value per share of restricted stock given for payment of a fee, the price per share shall be the net asset value per share as determined by the most recent appraisal performed by an independent third party or, if an appraisal has not yet been performed, $10 per share.



(4) If at any time the shares become listed on a national securities exchange or are included for quotation on Nasdaq, we will negotiate in good faith with Carey Asset Management a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Carey Asset Management. In negotiating a new fee structure, the independent directors shall consider the following factors and any other factors they deem relevant:


           -- the size of the advisory fee in relation to the size, composition and profitability of our portfolio;


           -- the success of Carey Asset Management in generating opportunities that meet our investment objectives;

           -- the rates charged to other REITs and to investors other than REITs by advisors performing similar services;


           -- additional revenues realized by Carey Asset Management through its relationship with us;



           -- the quality and extent of service and advice furnished by Carey Asset Management;


           -- the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and


           -- the quality of our portfolio in relationship to the investments generated by Carey Asset Management for the account of other clients.



    The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Carey Asset Management than the current fee structure.



(5) If we terminate the advisory agreement for the following reasons, Carey Asset Management will be entitled to receive payment of a termination fee:


           --  in connection with our change of control;

           -- by us for any reason other than "cause" as defined in the advisory agreement; or


           -- by Carey Asset Management for "good reason" as defined in the advisory agreement.



    If and when the termination fee becomes payable, Carey Asset Management shall also be entitled to payment of any subordinated acquisition fees accrued for which payment has been deferred. Accrued fees and expenses will be payable in cash within 30 days after termination. Payment of a termination fee, if any, will be paid in a manner determined by the board, but in no event on terms less favorable to the advisor than those represented by a note (i) maturing upon our liquidation or three years from the termination date, whichever is earlier, (ii) with no less than twelve equal quarterly installments and (iii) bearing a fair, competitive and commercially reasonable interest rate. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred:



           -- shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties, loans or other permitted investment assets during which the terminated advisor provided services to us;



           -- shall not be due and payable until the property, loan or other permitted investment asset to which the fees relate is sold or refinanced; and



           -- shall not bear interest until the property, loan or other permitted investment asset to which the fees relate is sold or refinanced.


    The termination fee is an amount equal to 15% of the amount, if any, by which (i) the appraised value of the properties on the date of termination of the advisory agreement, less the amount of all indebtedness secured by the properties, exceeds (ii) the total of the total capital invested in CPA(R):16 - Global plus an amount equal to a non-compounded cumulative annual distribution return of six percent through the termination date reduced by the total distributions paid by us from our inception through the termination date.


(6) Once shareholders have been provided with liquidity and the six percent preferred return has been satisfied, Carey Asset Management will be paid any subordinated incentive fee and any subordinated disposition fee it has earned. For these purposes, shareholders will be deemed to have been provided with liquidity if the shares are listed on a national security exchange or included for quotation on the Nasdaq National Market. The return requirement will be deemed satisfied if the total distributions paid by CPA(R):16 - Global have resulted in at least the six percent preferred return, and the market value of CPA(R):16 - Global equals or exceeds 100% of the capital raised by CPA(R):16 - Global (less any amounts distributed from the sale or refinancing of any property). The market value will be calculated on the basis of the average closing price of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange if the shares are listed or included for quotation.



(7) The estimated amounts payable to Carey Financial take into consideration volume discounts and are net of selling commissions.

                             CONFLICTS OF INTEREST


     There are various conflicts of interest in the operation of our business. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest arises and have a fiduciary obligation to act on behalf of the shareholders. Possible conflicts of interest include the following:



     OUR ADVISOR MAY REALIZE SUBSTANTIAL COMPENSATION. A transaction involving the purchase, financing, lease or sale of any property by CPA(R):16 - Global may result in the immediate realization by our advisor of substantial compensation. In most cases, our advisor has discretion with respect to all decisions relating to any such transaction. Acquisition fees and subordinated acquisition fees are based upon the purchase price of properties acquired, rather than the quality or suitability of the properties. Asset management fees are based on the estimated value of the properties. While this may create an incentive for the advisor to use more leverage to acquire more properties, the maximum total overall leverage the advisor may incur without approval of our board of directors is 75%, and W.
P. Carey's prior CPA(R) programs have averaged approximately 55% leverage. International portions of W. P. Carey's prior CPA(R) programs have averaged approximately 75% leverage. Notwithstanding the leverage cap, a conflict still exists in that fees increase as leverage increases and more properties are purchased using leverage. The advisor also has an incentive to purchase properties that it believes to be under-valued and can be sold at a profit because profitable dispositions will increase incentive, disposition and termination fees payable to the advisor. Subordinated disposition fees, subordinated incentive fees and termination fees are dependent upon the sale price of properties and may create a conflict between the advisor and us regarding the timing and terms of the sale of properties. Potential conflicts may also arise in connection with a decision by W. P. Carey (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to W. P. Carey. Because W.P. Carey receives asset management fees, it may decide not to sell a property. In addition, W. P. Carey may decide to sell properties to generate fees, rather than because such sale is in our best interest. Although these conflicts may encourage the advisor to purchase more leveraged properties, these conflicts are mitigated in part by the subordination of many of such fees to certain levels of investor return. Interest accrues on these unpaid subordinated fees during the time that the required return is not met.



     Through March 31, 2005 we incurred asset management fees due to Carey Asset Management of $2,912,392. The payment of half of this fee is subordinated to the preferred return of six percent to our shareholders. We also have incurred current and deferred acquisition fees of $14,920,580 and $11,699,657, respectively, through March 31, 2005.



     AGREEMENTS BETWEEN OUR ADVISOR OR ENTITIES MANAGED BY OUR ADVISOR AND US ARE NOT ARM'S-LENGTH AGREEMENTS. Agreements and arrangements between our advisor and us will not be the result of arm's-length negotiations. In addition, as a result of the fact that we and our advisor have some common management, our board of directors may encounter conflicts of interest in enforcing our rights against our advisor in the event of a default by, or disagreement with, our advisor, or in invoking powers, rights or options pursuant to any agreement between our advisor and us. Certain provisions of our bylaws require that compensation to our advisor be approved by a majority of the independent directors and that terms of transactions with our advisor be no less favorable to us than terms which could be obtained from unaffiliated entities. In making such determinations our directors will use their judgement and may, but are not required to, retain the services of advisors, professional service providers or other third parties to assist them.



     We have entered into transactions, such as real estate joint ventures, with other CPA(R) REITs that are managed by our advisor and we expect that we will do so in the future. Although all such transactions must be approved on our behalf by our independent directors, conflicts may arise in the event of a disagreement between us and another CPA(R) REIT that is managed by our advisor, or because our independent directors may also serve on the boards of other CPA(R) REITs, or in enforcing our rights against another CPA REIT(R) under agreements we have with them.

     WE HAVE LIMITED INDEPENDENCE FROM OUR ADVISOR AND ITS AFFILIATES. All of our management functions are performed by officers of Carey Asset Management or its affiliates pursuant to the advisory agreement. Two of the four members of our board of directors, including the Chairman, are officers of W. P. Carey & Co. LLC, the parent company of our advisor, and its affiliates. Our two independent directors were initially selected by our advisor and also serve as the independent directors of other W. P. Carey-sponsored REITs. As a result of the foregoing, we have limited independence from our advisor and its affiliates. This limited independence may exacerbate the conflicts of interest described in this section by giving our advisor and W.P. Carey & Co. LLC substantial control over us while having different economic incentives than our shareholders.



     MOST OF OUR OFFICERS AND CERTAIN OF OUR DIRECTORS HAVE OWNERSHIP INTERESTS IN W. P. CAREY & CO. LLC. Most of our officers, and certain of our directors, own shares in W. P. Carey & Co. LLC, which is the parent company of Carey Asset Management and Carey Financial. These ownership interests may result in conflicts by creating an incentive for members of our management to make decisions or enter into transactions on our behalf, that may be beneficial to W.
P. Carey & Co. LLC and not necessarily beneficial to us.



     WE MAY MAKE PURCHASES OR TAKE LOANS FROM OUR ADVISOR OR ITS AFFILIATES. We may borrow funds or purchase properties from our advisor or its affiliates if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Objectives, Procedures and Policies." We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by
W. P. Carey & Co. or its affiliates.


     See "Investment Objectives, Procedures and Policies." We may borrow funds on a short-term basis from W. P. Carey & Co. or its affiliates at any time.


     We may not invest in other REITs advised or managed, directly or through affiliates, by the advisor and with respect to which the advisor, its subsidiaries or affiliates receive separate fees.



     Our advisor may face conflicts of interest in allocating investment, purchase and sale, and financing opportunities among itself and other entities which it advises including other CPA(R) REITs. These conflicts may be affected by variations in the economic benefits to our advisor and such entities from different allocations of such opportunities. Our advisor will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If our advisor or any of its affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be made by the chairman of Carey Asset Management's investment committee and based upon factors such as:


      --  cash flow from the property;

      -- the effect of the acquisition of the property on the diversification of each entity's portfolio;

      --  rental payments during any renewal period;

      --  the amount of equity required to make the investment;

      --  the policies of each entity relating to leverage;

      --  the funds of each entity available for investment; and

      -- the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.


     Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio.

To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. Our directors (including the independent directors) must approve any investment in which we invest jointly with another CPA(R) REIT.



     IT IS POSSIBLE THAT AN AFFILIATE COULD ACQUIRE ADJACENT PROPERTIES TO PROPERTIES PURCHASED BY US. Although it is not expected to occur, if any of our affiliates acquires properties that are adjacent to one of our properties, the value of such properties may be enhanced by our interests. It also is possible that these properties could be in competition with our properties for prospective tenants.



     THERE MAY BE COMPETITION FROM OUR ADVISOR AND ITS AFFILIATES FOR THE TIME AND SERVICES OF OFFICERS AND DIRECTORS. We depend on the board and our advisor for our operations and for the acquisition, operation and disposition of our investments. Carey Asset Management has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our day-to-day management. See "Management --


 Advisory Agreement." Our advisor will be performing similar services for other CPA(R) REITs and may perform these services for REITs, partnerships or other investment entities offered or managed in the future by affiliates of our advisor. Our advisor and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of our shareholders. See "Management." Neither Carey Financial, Carey Asset Management nor any of their affiliates are restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.



     TWO OF OUR OFFICERS OWN A MINORITY INTEREST IN W. P. CAREY INTERNATIONAL WHICH PERFORMS SERVICES AND RECEIVES FEES UNDER OUR ADVISORY AGREEMENT. Jan F. Karst and Edward V. LaPuma, each of whom is one of our officers, own an aggregate 13% interest in W. P. Carey International, a subsidiary of Carey Asset Management. W. P. Carey International performs services on behalf of Carey Asset Management under our advisory agreement and receives a portion of the compensation we pay to our advisor. For the fiscal year ended December 31, 2004 and the three months ended March 31, 2005, W. P. Carey International received $4,198,982 and $2,192,316, respectively, of compensation for services rendered pursuant to our advisory agreement and subject to us achieving the preferred return, they are entitled to deferred fees of $3,076,098 and $1,503,456 respectively for the fiscal year ended December 31, 2004 and the three months ended March 31, 2005.



     THE SALES AGENT IS AFFILIATED WITH W. P. CAREY & CO. LLC AND BOTH COMPANIES ARE CURRENTLY UNDER AN SEC INVESTIGATION. Carey Financial, a subsidiary of W.
P. Carey & Co. LLC will receive a selling commission for each share sold by it (except for sales made to W. P. Carey & Co. LLC, its affiliates and its or their employees) and reimbursement for specified expenses. See "The Offering/Plan of Distribution." As sales agent, Carey Financial has certain obligations to undertake a due diligence investigation with respect to the parties involved in this offering, including W. P. Carey & Co. LLC. This need to investigate its parent may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations.



     In March 2004, following a broker-dealer examination of Carey Financial by the staff of the SEC, Carey Financial received a letter from the staff of the SEC alleging certain infractions by Carey Financial of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations thereunder and those of the NASD.



     The staff alleged that in connection with a public offering of shares of CPA(R): 15, Carey Financial and its retail distributors sold certain securities without an effective registration statement. Specifically, the staff alleged that the delivery of investor funds into escrow after completion of the first phase of the offering (the "Phase I Offering"), completed in the fourth quarter of 2002 but before a registration statement with respect to the second phase of the offering (the "Phase II Offering") became effective in the first quarter of 2003, constituted sales of securities in violation of Section 5 of the Securities Act of

1933. In addition, in the March 2004 letter the staff raised issues about whether actions taken in connection with the Phase II offering were adequately disclosed to investors in the Phase I Offering. In the event the SEC pursues these allegations, or if affected CPA(R): 15 investors bring a similar private action, CPA(R): 15 might be required to offer the affected investors the opportunity to receive a return of their investment. It cannot be determined at this time if, as a consequence of investor funds being returned by CPA(R): 15, Carey Financial would be required to return to CPA(R): 15 the commissions paid by CPA(R): 15 on purchases actually rescinded. Further, as part of any action against W. P. Carey & Co. LLC and Carey Financial, the SEC could seek disgorgement of any such commissions or different or additional penalties or relief, including without limitation, injunctive relief and/or civil monetary penalties, irrespective of the outcome of any rescission offer. The potential effect such a rescission offer or SEC action may ultimately have on the operations of W. P. Carey & Co. LLC and its affiliates, Carey Financial or the REITs managed by W. P. Carey & Co. LLC, and its affiliates cannot be predicted at this time. There can be no assurance that the effect, if any, would not be material.



     The staff also alleged in the March 2004 letter that the prospectus delivered with respect to the Phase I Offering contained material misrepresentations and omissions in violation of Section 17 of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder in that the prospectus failed to disclose that (i) the proceeds of the Phase I Offering would be used to advance commissions and expenses payable with respect to the Phase II Offering, and (ii) the payment of dividends to Phase II shareholders whose funds had been held in escrow pending effectiveness of the registration statement resulted in significantly higher annualized rates of return than were being earned by Phase I shareholders. Carey Financial has reimbursed CPA(R):15 for the interest cost of advancing the commissions that were later recovered by CPA(R):15 from the Phase II Offering proceeds.



     In June 2004, the Division of Enforcement of the SEC ("Enforcement Staff") commenced an investigation into compliance with the registration requirements of the Securities Act in connection with the public offerings of shares of CPA(R):
15 during 2002 and 2003. In December 2004, the scope of the Enforcement Staff's inquiries broadened to include broker-dealer compensation arrangements in connection with CPA(R): 15 and other REITs managed by W. P. Carey & Co. LLC, and its affiliates as well as the disclosure of such arrangements. At that time W.
P. Carey & Co. LLC, and its affiliates and Carey Financial received a subpoena from the Enforcement Staff seeking documents relating to payments by W. P. Carey & Co. LLC and its affiliates, Carey Financial, and REITs managed by W. P. Carey & Co. LLC and its affiliates to (or requests for payment received from) any broker-dealer, excluding selling commissions and selected dealer fees. W. P. Carey & Co. LLC and its affiliates and Carey Financial subsequently received additional subpoenas and requests for information from the Enforcement Staff seeking, among other things, information relating to any revenue sharing agreements or payments (defined to include any payment to a broker-dealer, excluding selling commissions and selected dealer fees) made by W. P. Carey & Co. LLC and its affiliates, Carey Financial or any REIT managed by W. P. Carey & Co. LLC and its affiliates in connection with the distribution of REITs managed by W. P. Carey & Co. LLC and its affiliates or the retention or maintenance of REIT assets. Other information sought by the SEC includes information concerning the accounting treatment and disclosure of any such payments, communications with third parties (including other REIT issuers) concerning revenue sharing, and documents concerning the calculation of underwriting compensation in connection with the REIT offerings under applicable NASD rules.



     In response to the Enforcement Staff's subpoenas and requests, W. P. Carey & Co. LLC and its affiliates and Carey Financial have produced documents relating to payments made to certain broker-dealers both during and after the offering process, for certain of the REITs managed by W. P. Carey & Co. LLC and its affiliates (including Corporate Property Associates 10 Incorporated, CIP(R), CPA(R): 12, CPA(R): 14, and CPA(R): 15), in addition to selling commissions and selected dealer fees.



     Among the payments reflected on documents produced to the staff were certain payments made to a broker-dealer which distributed shares of the REITs aggregating in excess of $9.4 million. The expenses associated with these payments, which were made during the period from early 2000 through the end of 2003, were borne by and accounted for on the books and records of the REITs. Of these payments,

CPA(R):10 paid in excess of $40,000; CIP(R) paid in excess of $870,000; CPA(R):12 paid in excess of $2.4 million; CPA(R):14 paid in excess of $4.9 million; and CPA(R):15 paid in excess of $1.2 million. In addition, other smaller payments by the REITs to the same and other broker-dealers have been identified aggregating less than $1 million.



     W. P. Carey & Co. LLC and its affiliates, Carey Financial and the REITs managed by W. P. Carey & Co. LLC and its affiliates, are cooperating fully with this investigation and have provided information to the Enforcement Staff in response to the subpoenas and requests. Although no formal regulatory action has been initiated against W. P. Carey & Co. LLC and its affiliates or Carey Financial in connection with the matters being investigated, the SEC may pursue an action against either W. P. Carey & Co. LLC and its affiliates or Carey Financial or both of them in the future. The nature of the relief or remedies the SEC may seek cannot be predicted at this time. If such an action is brought, it could have a material adverse effect on W.P. Carey & Co. LLC and its affiliates and Carey Financial and the magnitude of that effect would not necessarily be limited to the payments described above but could include other payments and civil monetary penalties.



     On May 5, 2005, W. P. Carey & Co. LLC announced the resignation of John Park as its Chief Financial Officer in connection with this investigation. Mr. Park has also resigned as our Chief Financial Officer. Claude Fernandez, our Principal Accounting Officer, has assumed the position of acting Chief Financial Officer and Michael D. Roberts, one of our Executive Directors, has assumed the position of acting Principal Accounting Officer. We, along with our advisor, have commenced a search for a new Chief Financial Officer.



     WE SHARED COMMON COUNSEL WITH W. P. CAREY & CO. AND ITS AFFILIATES. Reed Smith LLP previously acted as counsel to us, W. P. Carey & Co., Carey Financial and the other CPA(R) funds in connection with our initial public offering and the initial negotiation of our advisory agreement. We have retained Clifford Chance US LLP to act as a special counsel to us in connection with this offering and as special counsel to CPA(R):12, CPA(R):14, and CPA(R):15. Carey Financial has retained Goodwin Procter LLP to act as its special counsel in connection with this offering. Davis Polk & Wardwell has been retained to act as special counsel to Carey Asset Management and to W. P. Carey & Co. LLC.

     The following chart shows the relationship among CPA(R):16 - Global, W. P. Carey & Co. LLC, and its affiliates. See "Management."


                            [W. P. CAREY FLOW CHART]
---------------


(1) Jan F. Karst and Edward V. LaPuma, each of whom is an officer of CPA(R):16 - Global, own an aggregate of 13% of the shares of common stock of W. P. Carey International. W. P. Carey International performs services under our advisory agreement and receives a portion of the fees paid to our advisor. See "Conflicts of Interest."

                         PRIOR OFFERINGS BY AFFILIATES


     THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS OVER THE LIFETIME OF THE PROGRAMS. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN CPA(R):16 - GLOBAL, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS). WHILE THE INVESTMENT OBJECTIVES OF CPA(R):16 - GLOBAL ARE SIMILAR TO THOSE OF THE CPA(R) FUNDS, THE PERFORMANCE OF CPA(R):16 - GLOBAL IS SUBJECT TO ADDITIONAL RISKS, INCLUDING THE POTENTIAL ADVERSE IMPACT ON RESULTS DUE TO CHANGES IN CURRENCY EXCHANGE RATES. CHANGES IN EXCHANGE RATES WILL IMPACT THE AMOUNT OF AND THE STABILITY OF ANY DISTRIBUTIONS MADE BY CPA(R):16 - GLOBAL TO ITS SHAREHOLDERS AS WELL AS ANY POTENTIAL GAINS ON THE SALES OF PROPERTY. SEE "RISK FACTORS -- INVESTMENTS IN PROPERTIES OUTSIDE OF THE UNITED STATES SUBJECT US TO FOREIGN CURRENCY RISKS WHICH MAY ADVERSELY AFFECT DISTRIBUTIONS." ALSO, WHILE WE USE THE TERM "FUND" OR "CPA(R) FUNDS" IN THIS SECTION, NEITHER CPA(R):16 - GLOBAL NOR ANY OF THE OTHER CPA(R) PROGRAMS IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 OR SUBJECT TO REGULATION THEREUNDER.


     Affiliates of W. P. Carey & Co. organized the limited partnerships known as:

      --  Corporate Property Associates

      --  Corporate Property Associates 2

      --  Corporate Property Associates 3

      --  Corporate Property Associates 4

      --  Corporate Property Associates 5

      --  Corporate Property Associates 6

      --  Corporate Property Associates 7

      --  Corporate Property Associates 8

      --  Corporate Property Associates 9


On January 1, 1998, these nine partnerships were combined to form Carey Diversified LLC, a New York Stock Exchange listed limited liability company. The partnerships no longer operate as independent entities. Carey Diversified subsequently acquired the net lease business operations of W. P. Carey & Co. Inc. and is now known as W. P. Carey & Co. LLC.


     Affiliates of W. P. Carey & Co. have also organized the REITs listed below, referred to as the CPA(R) REITs (in addition to CPA(R):16 - Global):

      --  Corporate Property Associates 10 Incorporated (CPA(R):10)

      --  Carey Institutional Properties Incorporated (CIP(R))

      --  Corporate Property Associates 12 Incorporated (CPA(R):12)

      --  Corporate Property Associates 14 Incorporated (CPA(R):14)

      --  Corporate Property Associates 15 Incorporated (CPA(R):15)

     In May 2002, CPA(R):10 and CIP(R) merged, with CIP(R) being the surviving company. In September 2004, CIP(R) and CPA(R):15 merged, with CPA(R):15 being the surviving company. These CPA(R) REITs and the CPA(R) limited partnerships (see description above) are referred to as the "CPA(R) funds." While the primary investment objectives of the CPA(R) funds are similar to ours, the investments have been made primarily in the United States.

     The following is information relating to the CPA(R) funds as of December 31, 2004:



                          Total equity raised:    $3,090,700,000
                              Total investors:            94,400
               Number of Properties Purchased:               788
       Aggregate Purchase Price of Properties:    $5,619,495,000
Total Initial Equity Investment in Properties:    $2,479,469,000
             Total Initial Mortgage Financing:    $3,140,026,000



     For the ten year period from January 1, 1995 through December 31, 2004, based on the purchase prices of the properties, approximately 23.6% of the properties acquired by the other CPA(R) funds had newly constructed buildings which were built within five years before we acquired the property, approximately 14.5% were built to suit or under construction at the time they were acquired or had subsequent expansions to the premises and approximately 61.9% were previously constructed buildings which were built more than five years before they were acquired. Most of these properties were single-tenant commercial, industrial and governmental real property (or interests therein) at the time they were acquired by the CPA(R) funds. More detailed information with respect to investments by the CPA(R) funds is separately presented in tabular form for the CPA(R) funds in Table VI, found in Part II of the registration statement. Table VI shows information regarding property acquisitions in the past three years. Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA(R):16 - Global will provide, at no fee, copies of Table VI.



     The CPA(R) programs and W. P. Carey have made international investments since 1998. Listed below are the properties that have been purchased and certain information pertaining to those properties:


SUMMARY OF INTERNATIONAL PROPERTY ACQUISITIONS


                                                                                           ACQUISITION
DATE OF                                                                        CITY/          COST           # OF
PURCHASE          LESSEE              FACILITY TYPE            COUNTRY        PROVINCE      ($)(1)(2)     PROPERTIES
--------    ------------------  --------------------------  --------------  ------------  -------------   ----------
05/27/1998  Pantin, France --   Office                      France          Pantin            7,702,000        1
            Multi-Tenant
06/10/1998  Direction Regional  Office                      France          Rouen             1,752,000        1
            des Affaires
            Sanitaires et
            Sociales
06/10/1998  Aviva-Tellit        Office                      France          Rouen             4,094,000        1
            Assurances
06/01/1999  Societe de          Warehouse/Office/Cold       France          Joue-les-         3,944,000        2
            Traitements & DSM   Storage                                     Tours &
            Food                                                            Phalempin
12/08/1999  NYK Logistics (UK)  Warehouse/Distribution      United Kingdom  Rotherham         7,216,000        1
            Consumer and
            Retail
03/17/2000  ISA Trading         Office                      United Kingdom  Bradford          6,137,000        1
            Limited
09/01/2000  Bouygues Telecom    Office                      France          Tours            12,612,000        1
            SA
12/07/2000  Societe Hoteliere   Hotel                       France          Toulouse          6,783,000        1
            Toulouse Aeroport
01/09/2001  BLP UK Limited      Manufacturing               United Kingdom  Doncaster         8,702,000        1
06/29/2001  Nexpak B.V.         Warehouse/Distribution      Netherlands     Helmond           5,445,000        1
12/03/2001  Bouygues Telecom    Office                      France          Illkirch         15,680,000        1
            SA
12/28/2001  Wallac Oy           Office/Manufacturing/       Finland         Turku            24,171,000        1
            (Perkins Elmer)     Research
03/08/2002
07/01/2002  Carrefour France,   Warehouse/Distribution      France          various         101,487,000        8
            SA
07/03/2002  Katun Corporation   Office/Storage/Distribution Netherlands     Gorinchem         6,309,000        1
11/22/2002  Medica -- France,   Assisted Living             France          various          40,328,000        6
            SA
12/27/2002  Carrefour France,   Warehouse/Distribution      France          various         106,966,000        7
            SA
01/28/2003  Insulated           Cold Storage                United Kingdom  Birmingham       22,021,000        1
            Structures Limited

                                                                                           ACQUISITION
DATE OF                                                                        CITY/          COST           # OF
PURCHASE          LESSEE              FACILITY TYPE            COUNTRY        PROVINCE      ($)(1)(2)     PROPERTIES
--------    ------------------  --------------------------  --------------  ------------  -------------   ----------
04/29/2003  Shires Limited      Manufacturing               United Kingdom  various          35,214,000        6
                                                            and Ireland
11/04/2003  Roundoak Rail       Warehouse/Distribution      United Kingdom  Brierly Hill     10,898,000        1
            Limited
11/27/2003  Carrefour France,   Distribution/Warehouse      France          Nimes            20,635,000        1
            SA
12/11/2003  Actuant             Manufacturing,              Germany         Kahl am Main     16,769,000        1
            Corporation and GB  Warehouse/Distribution and
            Tools and           Office
            Supplies, Inc.
 5/12/2004  Polestar Petty      Office/Industrial/Warehouse United Kingdom  Leeds            27,921,000        1
            Limited
 6/01/2004  Regie des           Office                      Belgium         Mons             16,553,000        2
            Batiments
 7/08/2004  TietoEnator         Office                      Finland         Espoo            97,763,000        2
            Corporation
 7/26/2004  Thales SA           Office/Research and         France          various         103,186,000        5
 8/03/2004                      Manufacturing
 8/27/2004  Ply Gem             Industrial/Manufacturing    Canada          Calgary           5,714,000        1
            Industries, Inc.
12/27/2004  Plantasjen          Retail                      Finland and     Vantaa and       30,907,000        2
            Finland, Oy;                                    Sweden          Linkoping
            Plantasjen Sverige
            AB
  1/3/2005  Pohjola Non-Life    Office                      Finland         Helsinki        113,514,000        1
            Insurance Company
            Ltd.
 1/28/2005  IDS Manufacturing;  Industrial/Distribution     Thailand        Lamlukka and     23,689,000        2
            IDS Logistics                                                   Bangpa-In
 5/27/2005  MetoKote            Industrial/Manufacturing    Canada          Ontario           9,892,000        1
            Corporation
  6/9/2005  Hellweg Die Profi-  Retail                      Germany         Various         154,364,000       16
            Baumarkte Gmbh and
            Co. KG
   7/12/05  Societe Genedis     Storage                     France          Le Mars           1,993,000        1
   7/14/05  Police Prefecture,  Office                      France          Paris           107,074,000        1
            French Government
   7/15/05  MetoKote de Mexico  Industrial/Manufacturing    Mexico          Coahuila          3,782,000        1
                                                                                          -------------       --
            TOTAL INTERNATIONAL PROPERTY ACQUISITIONS                                     1,161,217,000       81


---------------

(1) -- Based on currency conversion rates in effect on date funded and rounded to nearest thousand.


(2) -- Includes an acquisition expense allowance of 0.5% of the contract purchase price of each of our acquired properties or funds advanced for loans secured by real estate with the proceeds from our initial public offering which was previously paid by us to our advisor. We will continue to pay this allowance for investments made with proceeds of our initial public offering. There will be no such allowance payable to our advisor for future investments made by us with the proceeds of this offering, although we will be responsible for the payment of all acquisition expenses.



     We currently estimate that we will borrow approximately 60%, on average, of the purchase price of domestic properties and approximately 75%, on average, of the purchase price of international properties. The prior CPA(R) programs had an expectation of borrowing between 50% and 60% of the purchase price of properties. The leverage percentages of the active CPA(R) funds as of December 31, 2004 are as follows:



CPA(R):12................................................  47%
CPA(R):14................................................  51%
CPA(R):15................................................  64%
CPA(R):16 -- Global......................................  62%



     As of the date of this prospectus the average leverage percentage on the international properties based on total debt divided by total acquisition cost of all international properties currently owned by W. P. Carey and the CPA(R) funds is 75%.

     No CPA(R) fund has missed a quarterly distribution payment, although certain CPA(R) funds have reduced the rate of distributions as a result of adverse developments such as tenant bankruptcies, as described below. Over two-thirds of CPA(R) funds have gone full cycle to liquidity, providing investors with an average annual return of 12%. No full-term investor has lost money in any CPA(R) fund. CPA(R):12 and CPA(R):14 are currently appraised above their original issue prices and CPA(R):15 has not yet been appraised. These funds currently provide an average distribution yield of 7.42%. CPA(R):1-9 provided investors with 12.4% average annual returns (without reinvestment) over the period 1978-1997. Occupancy rates for CPA(R) funds have averaged in excess of 98% every year. As of April 15, 2005, CPA(R) funds have paid 684 quarterly distributions over 26 years, with 15 initial payments, 8 payments going down from the prior quarter, 57 payments staying the same and 604 payments increasing over the prior quarter.


     W. P. Carey's experience managing the prior CPA(R) programs has shown that investments in real estate through programs such as the CPA(R) programs can help diversify a portfolio and reduce overall portfolio risk.


    DIVERSIFICATION WITH REAL ESTATE MAY REDUCE RISK AND/OR INCREASE RETURN
                                 (1990 - 2004)


(Stocks & Bonds Pie Chart)  (Real Estate Pie Chart)      (Real Estate Pie Chart)

                         DIVERSIFICATION OF MARKET RISK

                        CORRELATION MATRIX (1990 - 2004)



                                       20-YEAR
                                      U.S. GOV'T                               NAREIT
                       S&P 500        BOND INDEX        CPA(R) FUNDS        EQUITY INDEX        U.S. INFLATION
                       ---------------------------------------------------------------------------------------
CPA(R) Funds            0.11               -0.27               1.00                -0.06                  0.05
                       ---------------------------------------------------------------------------------------
NAREIT
Equity Index
(Traded REITs)          0.42                0.14              -0.06                 1.00                 -0.14
                       ---------------------------------------------------------------------------------------



Historically, the CPA(R) funds have had little to no correlation with financial assets and a positive correlation with inflation. CPA(R) funds are unlisted and are not actively traded, and therefore have served as a portfolio stabilizer, counterbalancing the daily market fluctuations of actively traded securities, such as stock, bonds, as well as long-term market cycles.



    The above figures do not include years prior to 1990 because annual appraisals were not performed prior to 1990 and do not include
CPA(R):16 -- Global because we are still in our fundraising stage. For informational purposes only. Past performance is no guarantee of future results. The following are used in the exhibits above: Stocks - Standard & Poors 500(R), a capitalization-weighted index of 500 stocks; Bonds - 20-year U.S. Government Bond Index; T-Bills - U.S. 30-Day T-Bill; CPA(R) Funds - CPA(R):1-15; NAREIT Equity Index -- all REITs traded on the New York Stock Exchange, the NASDAQ National Market System and the American Stock Exchange; U.S. Inflation - Consumer Price Index (CPI). As presented here, return is a measure of income and capital appreciation. Capital appreciation for CPA(R) funds is calculated based on annual third party appraisals and is realized upon the fund's ultimate liquidity event. Risk is a measure of standard deviation, the percentage by which the annual returns in these hypothetical portfolios varied. For example, in the 20% Real Estate portfolio, the returns over the 14-year period ranged from -4.1% to 28.1%. CPA(R) funds and S&P 500 total returns are calculated by reinvesting distributions on the respective ex-dividend dates. The 20-Year U.S. Government Bond total return is calculated as the quarterly change in the flat price plus the accrued interest. NAREIT Equity Index total return is calculated by adding the dividend to the index's quarter-end value and dividing by the previous quarter-end value. U.S. Inflation total return is calculated by taking the quarterly change in the price on a market basket of goods. CPA(R) funds and NAREIT Equity Index incorporate any special distributions (return of initial capital) as income for total return calculation purposes. Source: Calculated by
W. P. Carey & Co. LLC using information and data presented in Ibbotson Investment Analysis Software, (C)2004 Ibbotson Associates, Inc. All rights reserved. Used with permission. KS, MI, MO, OH, PA and TN investors must have a net worth of at least ten times their investment in CPA(R):16 -- Global.



     The CPA(R) funds have sold all or a portion of 137 properties as of December 31, 2004.



                                                                                                     NET PROCEEDS
                                                                                                  FROM SALES (AFTER
                          ORIGINAL PURCHASE           AMOUNT RECEIVED       EQUITY INVESTMENT    EXPENSES AND PAYMENT
TOTAL PROPERTIES SOLD  PRICE OF PROPERTIES SOLD   FROM SALE OF PROPERTIES   IN PROPERTIES SOLD    OF MORTGAGE DEBT)
---------------------  ------------------------   -----------------------   ------------------   --------------------
         137                 $484,407,537              $466,449,442            $239,601,655          $313,110,482



     More detailed information with respect to the properties sold by the CPA(R) funds between January 1, 2001, and December 31, 2004 is presented in tabular form in Table V (Sales or Dispositions of Properties) in Exhibit A to this prospectus.


     Some CPA(R) funds have experienced adverse business developments which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA(R) funds for certain periods of time, but, with four exceptions described below, have not caused the affected CPA(R) funds to reduce their rate of distributions to partners or shareholders. See Table III (Operating Results of Prior Programs) in Exhibit A to this prospectus for overall results of operations of the affected CPA(R) funds.


     W. P. Carey undertook measures to mitigate the effects of some adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA(R) funds and, where appropriate, settling litigation. As of December 31, 2004, a total of 46 tenants had filed for bankruptcy, affecting 109 properties. Six of these properties were vacant, five were the subject of negotiations while rent was being currently paid, and 98 were under lease or had been sold. The CPA(R) funds have lost to tenant defaults an average of 0.59% of their income per year. Through December 31, 2004, the annual yield lost to defaults has averaged 0.099% of investor dollars in CPA(R) funds. The greatest amount of yield lost in one year was 0.32%.


     Most CPA(R) funds in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of a working capital reserve established at the inception of each CPA(R) fund. Several CPA(R) funds experienced the types of adverse business developments described above, of which four CPA(R) funds, CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 reduced the rate of distributions to their partners or shareholders as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA(R):1, the bankruptcy filing by Storage Technology, in the case of CPA(R):5, the sale of two properties, in the case of CPA(R):7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L. P., and in the case of CPA(R):10, the expiration of one lease and the bankruptcy of Harvest Foods. The reductions in distribution rates in each of CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 were followed by increases in the distribution rates.


     Additional information concerning the CPA(R) funds is set forth in tabular form in Exhibit A to this prospectus. See "Experience in Raising and Investing Funds" in Table I; "Compensation to Advisor" in Table II; "Operating Results of Prior Programs" in Table III; "Results of

Completed Programs" in Table IV; and "Sales or Dispositions of Properties" in Table V. In addition, upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA(R):16 - Global will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA(R) REITs and, at a reasonable fee, the exhibits to the annual reports. These annual reports and exhibits are also available at the Securities Exchange Commission's Web site at www.sec.gov.


                      W. P. CAREY & CO.'S COMPLETED FUNDS

                              CPA(R):1   CPA(R):2   CPA(R):3   CPA(R):4   CPA(R):5   CPA(R):6   CPA(R):7   CPA(R):8   CPA(R):9
                              --------   --------   --------   --------   --------   --------   --------   --------   --------
Total Cash Distributions
  Plus Terminal Value per
  $10,000 Invested            $23,670    $36,856    $40,809    $31,014    $21,031    $26,393    $21,500    $22,861    $18,401
Value Received at
  Termination per $10,000
  Invested(1)                 $11,320    $12,030    $16,320    $14,190    $ 7,910    $14,860    $11,920    $14,970    $11,330
Total Cash Distributions per
  $10,000 Invested(2)         $12,356    $24,835    $24,489    $16,824    $13,121    $11,533    $ 9,580    $ 7,891    $ 7,071
Percentage of Original
  Investment Received            207%       369%       408%       310%       210%       264%       216%       229%       184%
Average Annual Return           7.32%     15.32%     19.40%     14.28%      7.86%     12.72%     10.77%     13.78%     10.38%
                        2004
                        2003
                        2002
                        2001
                        2000
                        1999
                        1998
                        1997    7.05%     18.92%     19.86%     11.44%      7.08%      9.71%      8.62%      8.81%      8.50%
                        1996    7.02%     18.72%     19.72%     11.38%      7.71%      9.61%      8.52%      8.72%      8.48%
                        1995    6.50%     17.90%     18.95%     11.24%      9.78%      9.29%      8.37%      8.53%      8.44%
                        1994    6.29%     17.50%     18.69%     11.17%      9.74%      9.23%      6.74%      8.46%      8.40%
                        1993    6.23%     17.33%     18.49%     11.11%      9.68%      9.16%      6.12%      8.43%      8.38%
                        1992    6.15%     17.11%     17.95%     11.03%      9.60%      9.08%      6.62%      8.35%      8.30%
                        1991    6.07%     16.83%     16.44%     10.83%      9.52%      8.67%      8.32%      8.27%      8.22%
                        1990    5.75%     16.57%     15.80%     10.60%      9.44%      8.46%      8.29%      8.19%      8.14%
                        1989    5.41%     16.00%     14.60%     10.45%      9.36%      8.33%      8.18%      8.08%      8.09%
                        1988    5.32%     15.40%     13.54%     10.35%      9.28%      8.23%      8.10%      8.03%
                        1987    5.27%     15.08%     13.00%     10.26%      9.19%      8.14%      8.03%
                        1986    5.22%     13.29%     12.25%     10.19%      9.10%      8.06%
                        1985    7.45%      9.57%     11.55%     10.11%      8.84%      8.01%
                        1984    7.45%      9.17%     11.15%     10.03%      8.48%
                        1983    7.45%      9.09%     10.06%      8.92%
                        1982    7.45%      8.79%      9.76%
                        1981    7.43%      8.03%
                        1989    7.33%      8.00%
                        1979    7.18%

                              CPA(R):10   CIP(R)
                              ---------   -------
Total Cash Distributions
  Plus Terminal Value per
  $10,000 Invested             $20,758    $24,243
Value Received at
  Termination per $10,000
  Invested(1)                  $11,230    $13,900
Total Cash Distributions per
  $10,000 Invested(2)          $ 9,528    $10,343
Percentage of Original
  Investment Received             208%       242%
Average Annual Return            8.99%     11.22%
                        2004                8.58%
                        2003                8.54%
                        2002     7.18%      8.51%
                        2001     7.15%      8.41%
                        2000     7.12%      8.32%
                        1999     7.09%      8.29%
                        1998     7.05%      8.25%
                        1997     7.35%      8.22%
                        1996     8.30%      8.17%
                        1995     8.29%      8.09%
                        1994     8.25%      8.02%
                        1993     8.20%      7.41%
                        1992     8.12%      7.10%
                        1991     8.04%
                        1990
                        1989
                        1988
                        1987
                        1986
                        1985
                        1984
                        1983
                        1982
                        1981
                        1989
                        1979

---------------

PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS.


(1) CPA(R):1 through CPA(R):9 were merged into Carey Diversified LLC ("CDC") and listed on the NYSE in January 1998. Terminal values are based on any final cash distribution plus the average share price for the 30 trading days after the listing, which was $21.52 per share. On June 28, 2000, CDC merged with
    W. P. Carey & Co., Inc. to form W. P. Carey & Co. LLC (NYSE:WPC). In April 2002, shareholders of CPA(R):10 approved an offer to exchange their shares for either shares of CIP(R) or 4% promissory notes. Those who elected promissory notes received interest and $11.23 per share at the end of 2002, as illustrated here. On September 1, 2004, CIP(R) and CPA(R):15 merged with CPA(R):15 being the surviving company. In the merger, CIP(R) shareholders received a special cash distribution of $3.00 per share and, in addition, the choice of either $10.90 in cash or 1.09 shares of CPA(R):15.

(2) Cash return percentages are calculated by dividing the cash distributed during any given year (excluding distributions of cash from property sales) by the total original investment in the program. Cash distributions from property sales are deducted from the original investment in calculating subsequent cash return percentages. When a fund's first or last year was a partial year, the cash distribution rate for that year is quoted on an annualized basis.



                 W. P. CAREY & CO.'S CURRENTLY OPERATING FUNDS


                       CASH DISTRIBUTIONS FROM OPERATIONS


                                                                                             CPA(R):16 -
                                                         CPA(R):12   CPA(R):14   CPA(R):15     GLOBAL
                                                         ---------   ---------   ---------   -----------
Total Cash Distributions Per
  $10,000 Invested(1)                                      $9,027      $5,156      $2,131         $695
Annualized Yields Based                     Q2 2005         8.27%       7.63%       6.37%        5.80%(3)
  On Calendar Year                             2004         8.27%       7.59%       6.29%        4.55%
  Distributions(2)                             2003         8.26%       7.55%       6.22%
                                               2002         8.23%       7.49%       6.05%
                                               2001         8.20%       7.08%
                                               2000         8.17%       6.59%
                                               1999         8.14%       6.35%
                                               1998         8.10%
                                               1997         8.07%
                                               1996         8.04%
                                               1995         7.63%
                                               1994         7.04%
                                               1993
                                               1992


---------------

PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS.


(1) Total cash distributions include those received from operations and from property sales through June 30, 2005 and are exclusive of increases or decrease in property values and equity build-up from paydown of mortgage balances. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program's properties are less than the gross investment in such program.



(2) All cash distribution return percentages are calculated by dividing the cash distributed during any given year (excluding distributions of cash from property sales) by the total original investment in the program assuming investment in first closing. Cash distribution percentages are quoted on an annualized basis. Current quarter figure represents annualized yield of most recent quarterly distribution.



(3) Based on a dividend of $0.12501 per share paid on April 15, 2005 and a dividend of $0.145 per share declared on June 8, 2005, which we paid on July 15, 2005 to holders of record at the close of business on June 30, 2005.



The charts above include, in summary form, the performance histories of W.P. Carey's currently operating funds (see Table III in the prospectus) and should not be considered as indicative of the possible operations of CPA(R):16 - Global. CPA(R):16 - Global owns a portfolio of properties different from those owned by the predecessor CPA(R) programs. In particular, CPA(R):16 - Global owns a number of properties located outside the United States. The inclusion of these charts do not imply in any manner that CPA(R):16 - Global will make investments comparable to those reflected in the charts with respect to cash flow, taxable income or other factors, nor does it imply or indicate that purchasers of shares will experience returns comparable to those experienced by investors in the real estate portfolios other than CPA(R):16 -- Global referred to in the charts. Moreover, the size of cash distributions is only one criterion on which a decision to invest in CPA(R):16 -- Global should be based. Investors who purchase shares in CPA(R):16 -- Global will not have ownership interests in the real estate portfolios depicted here (unless they are also investors in those real estate portfolios). An investment in the portfolios listed above was subject to risks similar to those of an investment in CPA(R):16 -- Global, except that, CPA(R):16 -- Global is subject to additional risks associated with significant international investments.


                 W. P. CAREY GROUP -- PORTFOLIO DIVERSIFICATION


     The following charts show, as of March 31, 2005, the portfolio diversification of each of the currently operating CPA(R) funds, including CPA(R):16 - Global, by tenant industry, facility type and region.


    PORTFOLIO DIVERSIFICATION BY TENANT INDUSTRY (BASED ON ANNUAL REVENUES)


       CPA(R):12                CPA(R):14*               CPA(R):15                CPA(R):16


(Pie Chart)
(Pie Chart)
(Pie Chart)
(Pie Chart)

---------------


*Companies in automotive related industries (manufacturing, parts, services, etc.) are currently experiencing a challenging environment, which has resulted in several companies filing for bankruptcy protection recently. If conditions in this industry worsen, additional tenants may file for bankruptcy protection and may disaffirm their leases as part of their bankruptcy reorganization plans. The net result of these trends may have an impact on results of operations.

     PORTFOLIO DIVERSIFICATION BY FACILITY TYPE (BASED ON ANNUAL REVENUES)



       CPA(R):12                CPA(R):14                CPA(R):15                CPA(R):16


(Pie Chart)
(Pie Chart)
(Pie Chart)
(Pie Chart)


         PORTFOLIO DIVERSIFICATION BY REGION (BASED ON ANNUAL REVENUES)



       CPA(R):12                CPA(R):14                CPA(R):15                CPA(R):16


(Pie Chart)
(Pie Chart)
(Pie Chart)
(Pie Chart)

                                   MANAGEMENT


     We operate under the direction of a board of directors, the members of which are accountable to us and our shareholders as fiduciaries. Our directors have reviewed and ratified the articles of incorporation and adopted the bylaws. The board of directors is responsible for the management and control of our affairs. The board of directors has retained Carey Asset Management to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the board's supervision. We have no employees. We must have at least three directors and may have no more than nine directors. We currently have four directors.



     A majority of the board of directors must be comprised of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. An independent director is a director who is not and has not for the last two years been associated with the advisor or any of its affiliates. A director is deemed to be associated with the advisor if he or she, directly or indirectly (including through a member of his or her immediate family), owns any interest in, is employed by, has any material business or professional relationship with, or serves as an officer or director of the advisor or any of its affiliates, except as a director, officer or trustee for not more than two other REITs organized by or advised by Carey Asset Management. An independent director may not perform material services for CPA(R):16 -- Global, except to carry out the responsibilities of director. Two of our directors are affiliates of W. P. Carey & Co. and two are independent directors. A third independent director resigned effective July 5, 2005 due to health reasons. As required by our bylaws, we intend to appoint a replacement independent director within 90 days after July 5, 2005. Our determination of independence is not made in accordance with the listing standards of the New York Stock Exchange or Nasdaq, although our board has determined that each of our independent directors currently satisfies the definition of independent under the rules of the New York Stock Exchange.



     Each director holds office until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased by a majority of the existing directors, a decrease shall not have the effect of shortening the term of any incumbent director.


     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

     Unless filled by a vote of the shareholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

      -- in the case of a director who is not an independent director (an "affiliated director"), by a vote of a majority of the remaining affiliated directors, or

      -- in the case of an independent director, by a vote of a majority of the remaining independent directors unless there are no remaining affiliated directors or independent directors, as the case may be, to so fill a vacancy, in which case a majority vote of the remaining directors shall be sufficient.


     The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will generally meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on our advisor. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We pay to each independent director an annual fee of $18,000, plus an additional $3,000 to the Chairman of the Audit Committee. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $57,000. We will not pay any compensation to our officers or directors who also serve as officers or directors of our advisor. However, we reimburse our advisor for the actual cost of personnel allocable to their time devoted to providing administrative services to us. See
"Management -- Advisory Agreement" for a more complete discussion of these reimbursements. The board may change the compensation of directors.



     Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of us and our advisor to assure that the policies are in the best interest of the shareholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.



     The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:



      -- the amount of the fee paid to our advisor in relation to the size, composition and performance of our investment portfolio;



      -- the success of our advisor in generating investment opportunities that meet our investment objectives;


      -- rates charged to other REITs and investment entities by advisors performing similar services;


      -- additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;



      --  the quality and extent of service and advice furnished by our advisor;


      -- the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and


      -- the quality of our portfolio relative to the investments generated by our advisor for itself or its other clients.



     The advisor will not vote any shares it now owns or hereafter acquires in any vote for the election of our directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates.



     Our board of directors has established an audit committee comprised of three directors, all of whom are independent directors. The audit committee currently consists of Elizabeth P. Munson (Chairman) and Trevor P. Bond. We anticipate that the new independent director will become a member of our audit committee when he or she is appointed to the board.

DIRECTORS AND EXECUTIVE OFFICERS OF CPA(R):16 - GLOBAL

     Our directors and executive officers are as follows:


                   NAME                                        OFFICE
                   ----                                        ------
Wm. Polk Carey.............................  Chairman of the Board and Board Member
Gordon F. DuGan............................  Vice Chairman, CEO and Board Member
Trevor P. Bond.............................  Independent Board Member
Elizabeth P. Munson........................  Independent Board Member
Thomas E. Zacharias........................  President
Claude Fernandez...........................  Acting Chief Financial Officer



     The following is a biographical summary of the experience of our directors and executive officers, each of whom were appointed as officers or directors on June 11, 2003 with the exception of Ms. Munson who was appointed on December 10, 2003, and Mr. Bond, who was appointed on February 22, 2005:



     Wm. Polk Carey, age 75, serves as Chairman of the Board of Directors. Mr. Carey has served as a director of Corporate Property Associates 15 Incorporated ("CPA(R):15") since 2001, of Corporate Property Associates 14 Incorporated ("CPA(R):14") since 1997, of Corporate Property Associates 12 Incorporated ("CPA(R):12") since 1993 and of W. P. Carey & Co. LLC since 1997. Mr. Carey was also Co-Chief Executive Officer of each of such companies, as well as CPA(R):16
- Global, from 2002 through March 2005. He has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers), and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey also received a Sc. D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and other educational and philanthropic institutions. He serves as Chairman of the Penn Institute for Economic Research (PIER). In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. He also serves as Chairman of the Board of W. P. Carey & Co. LLC, CPA(R):16 -- Global's advisor, and Carey Asset Management, and as Chairman of the Board and Board Member of CPA(R):12, CPA(R):14 and CPA(R):15, and was Chairman and Co-Chief Executive Officer of Carey Institutional Properties Incorporated ("CIP(R)") prior to its merger with CPA(R):15 in 2004.



     Gordon F. DuGan, age 39, Vice Chairman and Chief Executive Officer, also serves as a President, Board Member and CEO of W. P. Carey & Co. LLC and Carey Asset Management and as a director of Cary Financial. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988 and in 1995 was elevated to Senior Vice President in the Acquisitions Department. From October 1995 until February 1997 he was chief financial officer of a Colorado-based wireless communications equipment manufacturer. Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Acquisitions in February 1997, and was elected to Executive Vice President and Managing Director in June 1997, and was elevated to President in 1999, Co-CEO in 2002 and CEO in 2005. Mr. DuGan serves as Vice Chairman and CEO of CPA(R):12, CPA(R):14 and CPA(R):15, and as Vice-Chairman and Co- Chief Executive Officer of CIP(R) prior to its merger with CPA(R):15 in 2004. He serves as Trustee of the W. P. Carey Foundation. He also serves on the Boards of the National Association of Real Estate Investment Trusts (NAREIT), the New York Pops and the Hewitt School and is a member of the Young Presidents Organization. Mr. DuGan received his B.S. in Economics from the Wharton School of the University of Pennsylvania.



     Trevor P. Bond, age 43, was appointed to the Board of Directors in February of 2005, at which time he was also appointed to the Boards of CPA(R):14 and CPA(R):15. Since 2002, Mr. Bond has been the managing member of a private investment vehicle investing in real estate limited partnerships for his personal account. Mr. Bond served in several management capacities for Credit Suisse First Boston from

1992 to 2002, including: co-founder of CSFB's Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. Mr. Bond received an M.B.A. from Harvard University in 1989.



     Elizabeth P. Munson, age 48, is the President of The Rockefeller Trust Company (New York) and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of Rockefeller & Co., a position she has held since December 2001. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983. Ms. Munson serves on the Board of Advisors of the Wildlife Conservation Society, Bronx, New York, is a member of the Board of Managers and Vice President of Episcopal Social Services, New York, New York, is a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York and is a member of the Board of Trustees of Friends of WWB/USA Inc., New York, New York. Ms. Munson has also served as an independent director of CPA(R):12 since 2002 and CPA(R):15 since 2002.



     Thomas E. Zacharias, age 51, President, joined W. P. Carey & Co. in April 2002. He currently serves as Managing Director and Chief Operating Officer of W.
P. Carey & Co. LLC, CPA(R):12, CPA(R):14 and CPA(R):15. Prior to joining W. P. Carey & Co., Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise capitalized for the development of internet data centers. Prior to joining MetroNexus in October 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors which at the time of its merger into Simon Property Group in 1998, was the largest private equity REIT. He has over 24 years experience in acquisitions, financing, development, leasing and asset management in real estate. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976, and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and currently serves as a Trustee of Groton School in Groton, Massachusetts. Mr. Zacharias previously served as an independent director of CIP(R) from 1997 to 2001, CPA(R):12 from 1997 to 2000, CPA(R):14 from 1997 to 2001 and CPA(R):15 in 2001.



     Claude Fernandez, age 53, serves as our acting Chief Financial Officer. He was elected Executive Vice President and Chief Administrative Officer in June 1997, joined W. P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, Vice President in April 1986, and is now a Managing Director, Executive Vice President and Chief Administrative Officer. Prior to joining W. P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received his B.S. degree in accounting from New York University in 1975, and his M.B.A. in Finance from Columbia University Graduate School of Business in 1981.



     Some of our future directors and officers may act as directors or officers of W. P. Carey & Co. LLC and its affiliates and other CPA(R) funds and may own interests in those entities.

ADDITIONAL MANAGEMENT OF W.P. CAREY & CO. LLC AND ITS AFFILIATES



                   NAME                                        OFFICE
                   ----                                        ------
George E. Stoddard.........................  Chairman of the Investment Committee of W.
                                               P. Carey & Co. LLC and Board Member of
                                               our Advisor
John D. Miller.............................  Co-Chief Investment Officer
Jan F. Karst...............................  Managing Director and Assistant Treasurer
Edward V. LaPuma...........................  Managing Director and Assistant Treasurer
Anne Coolidge Taylor.......................  Managing Director and Assistant Treasurer
John J. Park...............................  Managing Director -- Strategic Planning
Douglas E. Barzelay........................  General Counsel
Benjamin P. Harris.........................  Executive Director and Assistant Treasurer
Susan C. Hyde..............................  Executive Director and Secretary
Michael D. Roberts.........................  Executive Director and Controller
Donna M. Neiley............................  Senior Vice President -- Asset Management
Alistair Calvert...........................  Director -- Europe
Jason E. Fox...............................  Director
Peter E. Kaplan Jr. .......................  Director
James Longden..............................  Director -- Europe
Gino M. Sabatini...........................  Director



     George E. Stoddard, age 88, has been with W. P. Carey & Co. since 1979. He serves as Co-Chief Investment Officer and Senior Managing Director of W. P. Carey & Co. Mr. Stoddard served as a director of CPA(R):15 from 2001 until March 2005, of CPA(R):12 between 1997 and 2003 and between 2004 and March 2005, of W.
P. Carey & Co. LLC since 2000 and of CPA:14 from 1997 to June 2003 and from 2004 to March 2005. He was also a director of CPA(R):10 prior to its merger with CIP(R) and a director of CIP(R) from 1997 until its merger with CPA(R):15 in 2004. Prior to joining W. P. Carey & Co. Mr. Stoddard was Officer-in-Charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LLB from Fordham University Law School. Mr. Stoddard serves as Chairman of the Investment Committee of W. P. Carey & Co. and has been a Trustee of the W. P. Carey Foundation since December 1990.



     John D. Miller, age 60, joined W. P. Carey & Co. in 2004 as Vice Chairman of Carey Asset Management Corporation. Mr. Miller founded StarVest Partners, L.P., a private equity/venture capital firm, in 1998, and he continues to serve as its Co-Chairman and President. From 1995 to 1998, he served as President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. Before joining Rothschild in 1995, he held positions at two private equity firms, Credit Suisse First Boston's Clipper group and Starplough Inc., an affiliate of Rosecliff. Prior to that, for 24 years Mr. Miller served in various investment units at the Equitable, including serving as President and CEO of Equitable Capital Management Corporation, a full-line investment advisory subsidiary with assets in excess of $36 billion and as head of Equitable Capital Management Corporation's corporate finance department. He received his B.S. from the University of Utah and an M.B.A. from the University of Santa Clara. He currently serves as a director of MessageOne, Inc., and PrintVision, portfolio companies of StarVest. He is also a director of CKX, Inc. and International Keystone Entertainment, Inc.



     Jan F. Karst, age 41, joined W. P. Carey & Co, in 1992 as a Senior Analyst and Assistant to the Chairman. Mr. Karst left W. P. Carey to pursue a Masters of Business Administration degree at Duke

University's Fuqua School of Business in 1994. After receiving his MBA in 1996, Mr. Karst joined Deutsche Bank's Associate Program and became Assistant Vice President and Vice President. Mr. Karst returned to W. P. Carey in 2000 and was promoted to Director in 2001 and to Executive Director in 2002. Mr. Karst serves as Trustee of the W. P. Carey Foundation. He attended Germany's University of Konstanz and received a B.A. in Economics from Colorado College.



     Edward V. LaPuma, age 32, became a Managing Director of W. P. Carey & Co. in March 2002 and President of W. P. Carey International LLC in 2004. Mr. LaPuma joined W. P. Carey & Co. as an Assistant to the Chairman in 1994. Mr. LaPuma established W. P. Carey & Co.'s Institutional Department, which he headed as President of CIP(R). Prior to joining W. P. Carey & Co., Mr. LaPuma was a consultant with Sol C. Snider Entrepreneurial Center, a strategic consulting firm. A magna cum laude graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School. He is a member of the board of directors of W. P. Carey International LLC. He is also a trustee for the Rensselaerville Institute and a trustee for W.P. Carey foundation.



     Anne Coolidge Taylor, age 36, joined W. P. Carey & Co. in 1993 as Assistant to the Chairman and was elected to Managing Director in March 2003. Ms. Taylor founded W. P. Carey & Co.'s London office, which she headed from April 1999 to February 2001. She received an A.B. from Harvard College and an M.B.A. from Columbia University's Graduate School of Business. She also serves on the Board of Jetora, Inc., the management company to LivingNexus, LLC, a provider of property management software to the real estate industry. Ms. Taylor is President of CPA(R):15 and was also President of CPA(R):10 prior to its merger with CIP(R).



     John J. Park, age 41, Managing Director -- Strategic Planning, is also a Managing Director -- Strategic Planning of W.P. Carey & Co. LLC. Mr. Park joined W.P. Carey & Co., Inc. as an Investment Analyst in December 1987. Mr. Park became a First Vice President of W.P. Carey & Co., Inc. in April 1993 and a Senior Vice President in October 1995. Mr. Park received a B.S. in Chemistry from Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991. Mr. Park is also Managing Director of CPA(R):12, CPA(R):14 and CPA(R):15, and held the same position with CIP(R) prior to its merger with CPA(R):15 in 2004. From 1999 to 2005, Mr. Park also served as Chief Financial Officer of W.P. Carey & Co. LLC, CPA(R):12, CPA(R):14 and CPA(R):15, and CIP(R) prior to its merger with CPA(R):15 in 2004.



     Douglas E. Barzelay, age 58, joined W. P. Carey & Co. LLC as General Counsel in January 2005. Prior to joining W. P. Carey, Mr. Barzelay was a partner at the law firm Patterson, Belknap, Webb & Tyler LLP in New York where his practice included corporate and securities matters, international transactions and mergers and acquisitions. From 1986 through 1995, he held several positions at Dime Bancorp, Inc., including General Counsel from 1989 through 1995, where he was responsible for all legal affairs of the company and its in-house legal department. Mr. Barzelay received a B.A. from Yale University in 1969 and a J.D. from Harvard Law School in 1973. He is a member of the American Bar Association and the Association of the Bar of the City of New York.



     Benjamin P. Harris, age 30, joined W. P. Carey & Co. in June 1998 and was promoted to Second Vice President in March 2000. He became Vice President in 2001, Director and First Vice President in 2002, and Executive Director in 2003. Mr. Harris earned a B.S. in Economics and Finance from the University of Kings College in Canada and is a Chartered Financial Analyst. Mr. Harris is President of CPA(R):12.



     Susan C. Hyde, age 37, is an Executive Director, Secretary and Deputy Director of Marketing and Investor Relations of W. P. Carey & Co. Ms. Hyde joined W. P. Carey & Co., in 1990, became Second Vice President in April 1995, and Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990, where she received a B.S. degree in Business Administration with a concentration in marketing and a B.A. degree in English.

     Michael D. Roberts, age 53, Executive Director and acting Principal Accounting Officer, joined W. P. Carey & Co. in April 1989, as Second Vice President and Assistant Controller and was named Vice President and Controller in October 1989, First Vice President in July 1990 and was elected Senior Vice President in 1997. From August 1980 to February 1983, and from September 1983 to April 1989, he was employed by Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP, and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received his undergraduate degree from Brandeis University and his M.B.A. from Northeastern University.



     Donna M. Neiley, age 42, Senior Vice President, joined W. P. Carey & Co. in July 1999 as a First Vice President in the asset management department. Prior to joining W. P. Carey, Ms. Neiley was a Senior Vice President with Morgan Stanley Dean Witter where she worked in the real estate group from 1987 to 1999. Ms. Neiley was previously with PricewaterhouseCoopers LLP. Ms. Neiley is a Certified Public Accountant, and received a B.A. in Economics from Lafayette College and an M.B.A. in Finance from Columbia University Graduate School of Business.



     Alistair Calvert, age 28, joined W. P. Carey as an Associate in March 2000, was promoted to Vice President in March 2003 and to Director -- Europe in March 2004. Mr. Calvert currently co-manages W. P. Carey's London office where he serves as Director of Investments. He previously worked in W. P. Carey's New York office. Mr. Calvert graduated in 1999 from Oxford University's Engineering, Economics and Management Studies program where he was awarded Oxford's Masters of Engineering.



     Jason E. Fox, age 32, joined the W. P. Carey as Second Vice President in July 2002 and was promoted to Vice President in 2004 and Director in 2005. Previously, he worked at the Spectrum Group, a consulting and M&A advisory firm in San Francisco, from 1997 until 2000. Prior to this, he spent two years teaching mathematics and physics at The Hotchkiss School in Connecticut. Mr. Fox graduated magna cum laude from the University of Notre Dame, where he earned a B.S. in Civil Engineering and Environmental Science. He received his Masters in Business Administration from Harvard Business School.



     Peter E. Kaplan Jr., age 31, joined W. P. Carey as a Second Vice President in 2003 and was promoted to Vice President in 2004 and Director in 2005. Previously, he was a Vice President at Meyer, Duffy & Associates where he sourced and managed private equity investments. Prior to his experience there, Mr. Kaplan was an Assistant Vice President in the Corporate Banking Group of Brown Brothers Harriman where he directed the group's financial sponsors effort. Mr. Kaplan received his MBA from Columbia Business School in 2003 and graduated in 1996 from the University of Virginia's McIntire School of Commerce with a concentration in Finance.



     James Longden, age 41 joined W. P. Carey in January 2001 to run the London office. He started his banking career in 1987 when he joined ING Barings. In 1995 Mr. Longden became head of structured finance in London and in 1998 he was made a Director of the bank. During his last 18 months with the firm Mr. Longden worked in ING Barings' financial institutions corporate finance group. Mr. Longden earned a BSc in Mechanical Engineering from Edinburgh University in 1986.



     Gino M. Sabatini, age 37, joined W. P. Carey & Co. in June 2000 as Second Vice President, was promoted to Vice President in 2002 and became Director in 2004. Prior to joining the firm, he operated a theme restaurant as well as a packaged food manufacturing and distribution business. Mr. Sabatini graduated in 1991 from the University of Pennsylvania where he was enrolled in the Management and Technology program and he received a BS in Mechanical Engineering from the Engineering School and a BS in Economics from the Wharton School. In 2000 he received an MBA from Harvard Business School.



INVESTMENT COMMITTEE



     W. P. Carey & Co. manages CPA(R):16 -- Global through Carey Asset Management and the investment committee. Carey Asset Management specializes in arranging private financing for companies, principally net lease financings of real property. W. P. Carey & Co. LLC is the parent company of Carey Asset Management, therefore, many of our directors and executive officers hold similar positions for W. P. Carey & Co. The investment committee evaluates the terms of property acquisition transactions for CPA(R):16 -- Global and approves acquisitions for us.



     The following are the members of the investment committee of Carey Asset Management's board of directors:



George E. Stoddard..........................................  Chairman
Frank J. Hoenemeyer.........................................  Vice Chairman
Lawrence R. Klein...........................................  Member
Nathaniel S. Coolidge.......................................  Member
Ralph F. Verni..............................................  Member
Dr. Karsten von Koller......................................  Member



     Biographical information regarding Mr. Stoddard is presented above. The following is a biographical summary of the remaining investment committee members:



     Frank J. Hoenemeyer, age 85, elected Vice Chairman of the Investment Committee and Director in May 1992, was Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America until his retirement in November 1984. As Chief Investment Officer he was responsible for all of Prudential's investment in stocks, bonds, private placements, leveraged buyouts, venture capital, real estate ownership and mortgages. Mr. Hoenemeyer graduated with a B.S. in Economics from Xavier University, Cincinnati, Ohio and an MBA from the Wharton School of the University of Pennsylvania, and joined Prudential in 1947. Under his direction as Chief Investment Officer, Prudential built the world's largest real estate and securities investment portfolio and became a leader in investments including the purchase and development of real estate, leveraged buyouts and venture capital. Mr. Hoenemeyer serves on the board of Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a private real estate investment trust. He has also been active in community affairs and at present is Chairman of the Turrell Fund and a Trustee and Chairman of the Finance Committee of the Robert Wood Johnson Foundation.



     Dr. Lawrence R. Klein, age 84, is the Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology and Oxford and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc. Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W. P. Carey & Co. in 1984, as Chairman of the Economic Policy Committee and as a director.



     Nathaniel S. Coolidge, age 66, former Senior Vice President of John Hancock Mutual Life Insurance retired in 1995 after 20 years of service. From 1986 to 1995, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge is a graduate of Harvard University and served as a U.S. naval officer. Mr. Coolidge is a director and Chairman of the audit committee of the board of directors of W. P. Carey & Co. LLC.



     Ralph F. Verni, age 62, is currently serving on several Boards of Directors, including our advisor, Commonwealth Capital, a venture capital firm, First Pioneer Credit, a lending institution that finances the agriculture industry, and The MacGregor Group, the leading provider of order management systems and FIX network services to institutional investors. He also serves on the Advisory Boards of several start up companies, including Broad Reach Communications and Execs Only. Starting in 2000, he served as President, CEO and Director of Redwood Investment Systems, Inc. Redwood, a start-up software firm, developed web-based and wireless solutions to help investment professionals tame information overload. In 2001, Redwood merged into Verilytics, Inc. Prior to Redwood, Mr. Verni was President and CEO of State

Street Research & Management, MetLife's investment management subsidiary located in Boston. He was also President and CEO of SSRM Holdings, Inc., an asset management company, and Chairman of its subsidiary, SSR Realty. Mr. Verni joined State Street Research in 1992 after serving 10 years as Executive Vice President, Board Member and Chief Investment Officer of The New England Mutual Life Insurance Company. While at the New England, he founded and served as President and Chief Executive Officer of New England Investment Companies, a holding company of over ten money management firms. Prior to joining the New England, he spent sixteen years in a variety of investment management firms. Mr. Verni received a BA from Colgate University and an M.B.A. from Columbia University and is a Chartered Financial Analyst. Mr. Verni also serves on the Advisory Committee of the MIT Center For Real Estate, the Board of Trustees of Colgate University, where he also is the Vice-Chairperson of the Endowment Committee, the Boston Economic Club, and the Commercial Club of Boston. Mr. Verni has also served as a director of CIP(R), CPA(R):12 and CPA(R):15 from 2001 to 2003, and as a director of W. P. Carey & Co. LLC since December 2003.



     Dr. Karsten von Koller, age 65, became an independent director of W. P. Carey & Co. LLC in March 2004. Dr. von Koller was Chairman of Eurohypo AG, from 1984 through 2001, Dr. von Koller was a member of the Board of Managing Directors of RHEINHYP Rheinische Hypothekenbank AG (Commerzbank group) where he was responsible for the bank's commercial real estate lending activities outside Germany. He was an Executive Vice President of BHF-BANK, Frankfurt, and was responsible for his bank's corporate customer business in northern and western Germany and in western industrial countries from 1981 through 1984. Before holding this position, from 1977 through 1980, he served as Senior Vice President and co-manager of the New York branch of BHF-BANK, Frankfurt. From 1971 through 1976, he served in the syndicated loan and investment banking department of Berline Handels-und Frankfurter Bank (BHF-BANK), Frankfurt am Main. Dr. von Koller studied law at the Universities of Bonn and Munich and is a graduate of Harvard Business School.



DIRECTORS AND ADDITIONAL MANAGEMENT OF CAREY FINANCIAL LLC



Harald Paumgarten...........................................  Chairman
Gordon F. DuGan.............................................  Director
Stephen H. Hamrick..........................................  President
Richard J. Paley............................................  General Counsel and
                                                              Chief Compliance Officer
Debra E. Bigler.............................................  Executive Director
David S. Eberle.............................................  Executive Director
Ted G. Lagreid..............................................  Executive Director



     Harald Paumgarten, age 66, has been Chairman of Carey Financial since 2002. He is also Executive Vice President and a board member of RateFinancials Inc., an independent research boutique rating the financial reporting, qualities of earnings and governance of American companies, which he co-founded in 2002. From 1991 to 2002 Mr. Paumgarten was president of Paumgarten and Company, a consulting and proprietary investment company focusing on small to mid-size companies. From 1999 to 2002 he was Managing Director of investment banking firms Adirondack Capital Corporation and Heritage Capital, and from 1995 to 2002 was Chairman of the Board of Trustees of HSBC Funds Trust. Mr. Paumgarten received a B.A. from the University of Pennsylvania in 1961 and an M.B.A. from the University of California -- Berkeley in 1965. Mr. Paumgarten is also an Adjunct Professor at the Columbia University Business School, teaching investment banking as part of Columbia's M.B.A. program.



     Stephen H. Hamrick, age 53. Mr. Hamrick has been with W. P. Carey & Co. LLC since 2001. Mr. Hamrick served as Chairman of the Board of Carey Financial from 1994 through June 2004. He was then elected President of Carey Financial in July 2004. Mr. Hamrick was appointed National Marketing Director and Managing Director of W. P. Carey & Co. in 2001. Prior to joining W. P. Carey & Co. LLC, he served as CEO of a bank-based investment brokerage business at Wall Street Investor Services. From 1988 until 1994, Mr. Hamrick headed Private Investments for PaineWebber

Incorporated (now UBS Financial Services, Inc.), where he was a Senior Vice President and a member of the firm's Management Council. Mr. Hamrick was with E.F. Hutton from 1975 through 1988 where he was an account executive and later became National Director -- Private Placements. Mr. Hamrick has served as Chairman of the Securities Industry Association's Direct Investment Committee, as Chairman of the Investment Program Association and as a voting member of the American Stock Exchange's Committee on Securities, which approves companies to be listed or de-listed on the exchange, as well as the comparable panel at NASDAQ. A Certified Financial Planner, Mr. Hamrick received degrees in English and Economics from Duke University.



     Richard J. Paley, age 52, is General Counsel and Chief Compliance Officer, joining Carey Financial in June 2005. At the same time, Mr. Paley joined W.P. Carey & Co. LLC as Associate General Counsel and Senior Vice President. Mr. Paley previously served as Director of Compliance and Associate General Counsel at Daiwa Securities America Inc. and Senior Vice President U.S. Compliance of Fox-Pitt, Kelton Inc., a Swiss Re global investment bank. He also served as Chief Legal and Regulatory Compliance Officer and Associate Counsel of The Depository Trust & Clearing Corporation. Mr. Paley is a former U.S. Securities and Exchange Commission Special Counsel and Kings County New York Assistant District Attorney. He was elected to and is now Chairman of the NASD District 10 Committee, and is a member of the NASD Membership Committee. Mr. Paley has also served as a member of the Securities Industry Association's Self Regulation and Supervisory Practices, Institutional Brokerage and Federal Regulation Committees, as well as the New York State Bar Association's Securities Regulation Committee. Mr. Paley received his B.A. from St. Lawrence University, his M.A. from Michigan State University and his J.D. from Brooklyn Law School.



     Debra E. Bigler, age 52, is the senior marketing representative for the south and central United States. Ms. Bigler joined Carey Financial in March 1989 as an Assistant Marketing Director, became Vice President in May 1993, and Senior Vice President in 1998.



     David S. Eberle, age 39, is the senior marketing representative for the midwest region. He rejoined Carey Financial in May 2002 as a First Vice President in charge of Sales and Marketing in the Midwest Region. Prior to rejoining Carey Financial, Mr. Eberle was Regional Sales Director for SEI Investments located in Oaks, PA. Prior to this, Mr. Eberle was with Carey Financial for four years as a Vice President for Sales and Marketing in the Midwest Region. Mr. Eberle has been in the Financial Services Industry for nearly 15 years. He has held various positions in the industry, but has been primarily involved in the real estate fund raising business. Mr. Eberle graduated from St. John's University in Collegeville, MN.



     Ted G. Lagreid, age 53, is the senior marketing representative for the western United States. He joined Carey Financial in 1994 and became a Senior Vice President in April 1998. Prior to joining the firm, he was employed by the Shurgard Capital Group then by SunAmerica where he was an executive in its mutual funds group. He earned an B.A. from the University of Washington and an M.B.A. from the University of Puget Sound. He spent eight years in the City of Seattle's Department of Community Development. Mr. Lagreid was a commissioner of the City of Oakland, California, having served on its Community and Economic Development Advisory Commission.


SHAREHOLDINGS


     As of March 31, 2005, Carey Asset Management owns 51,134 of our shares and its subsidiary, W. P. Carey International, owns 8,377 of our shares. Of these shares, 20,000 shares were received by Carey Asset Management in exchange for its initial contribution to us of $200,000. Carey Asset Management and W. P. Carey International received the balance of the shares in lieu of taking cash for some of their fees pursuant to the terms of the advisory agreement. Neither Carey Asset Management nor any of its affiliates is prohibited from acquiring additional shares. Our advisor may not sell the 20,000 shares it received in return for its initial contribution during the period it serves as an advisor. In addition shares acquired in lieu of cash fees under the advisory agreement are subject to ratable vesting over five years after their issuance and cannot be sold prior to vesting. Any resale of any shares currently owned by our advisor or W. P. Carey International are also subject to the provisions of Rule 144, promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Our advisor has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of our directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates. Wm. Polk Carey owns approximately 36% of the outstanding shares of W. P. Carey & Co. LLC. See "Security Ownership of Certain Beneficial Owners and Management" for a discussion of the share ownership of our officers and directors.


COMPENSATION


     We have no employees to whom we pay salaries. We have not paid, and do not intend to pay, any annual cash compensation to our officers for their services as officers; however, we reimburse the advisor for the services of personnel, including those who serve as officers of CPA(R):16 - Global, pursuant to the advisory agreement.


INVESTMENT DECISIONS


     Each potential investment will be submitted for review to the investment committee of the board of directors of Carey Asset Management. The board of directors of W. P. Carey & Co. has empowered the investment committee to authorize and approve our investments. However, our board retains ultimate authority to authorize and approve our investments and may make these investments on our behalf without the approval of, and irrespective of any adverse recommendation by, the investment committee or any other person.


LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS


     We maintain a directors and officers liability insurance policy. Our organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and except as may be qualified by the requirements of our articles of incorporation with respect to the indemnification of directors, provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:


      -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

      -- the director or officer actually received an improper personal benefit in money, property or services; or

      -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

     Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.


     Notwithstanding the foregoing, the directors, W. P. Carey and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:



      -- the directors, W. P. Carey or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

      -- the directors, W. P. Carey or their affiliates were acting on our behalf or performing services for us;



      -- the liability or loss was not the result of negligence or misconduct by the directors (excluding independent directors), W. P. Carey or their affiliates;


      -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders; and

      -- the independent directors will be indemnified by us if the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.


     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, our organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. Provided the above conditions are met, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from any loss liability arising out of the performance of its/their obligations under the advisory agreement.



     We will not indemnify the advisor and its affiliates for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:



      -- there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;



      -- such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or



      -- a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of CPA(R):16 Global were offered or sold as to indemnification for violation of securities laws.


     As a result, we and our shareholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the advisory agreement.


     The general effect to investors of any arrangement under which any controlling person, director or officer of CPA(R):16 - Global is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our shareholders against the officers and directors.



     The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, officers, W. P. Carey & Co. or their affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:


      -- approves the settlement and finds that indemnification of the settlement and related costs should be made; or


      -- there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.


ADVISORY AGREEMENT


     Many of the services performed by the advisor and its affiliates in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the advisor and its affiliates perform for us and it is not intended to include all of the services which may be provided to us by third parties.



     Under the terms of our Second Amended and Restated Advisory Agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives. Subject to the authority of our board, the advisor:


      -- sources, analyzes and makes investments on our behalf, consistent with our investment policies and objectives;

      -- provides advice to us, and acts on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

      -- takes the action and obtains the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

      -- provides day-to-day management of our business activities and the other administrative services for us as requested by the board.


     The board has authorized the advisor to make investments in any property on our behalf without the approval of the board if the advisor obtains an appraisal for the property indicating that the contractual purchase price of the property plus acquisition fees but excluding any acquisition expense payable to the advisor does not exceed the appraised value of the property, and also represents to us that the property, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment objectives and policies as established by the board and then in effect. The appraisal may take into consideration, among other things, the terms and conditions of a particular lease, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated.



     The term of the advisory agreement with respect to this offering of shares ends on September 30, 2006, and thereafter will be automatically renewed for successive one-year periods, unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any one-year period. For our last fiscal year, we incurred asset management fees payable to Carey Asset Management of $1,638,400. The payment of half of the fee is subordinated to the preferred return of six percent. During that period, we also incurred current and deferred acquisition fees of $9,718,429 and $7,534,743, respectively. For the quarter ended March 31, 2005, we incurred asset management fees due to Carey Asset Management of $1,273,992. The payment of half of the fee is subordinated to the preferred return of six percent. We have also incurred current and deferred acquisition fees of $5,202,101 and $4,161,914, respectively, for the quarter ended March 31, 2005.


     Additionally, the advisory agreement may be terminated:


      -- immediately by us, at the sole option of a majority of our independent directors, upon the bankruptcy of Carey Asset Management or for "cause";



      -- without cause by action of our directors, a majority of our independent directors or our shareholders upon 60 days' notice; or



      --  immediately with good reason by Carey Asset Management.


     "Good reason" is defined in the advisory agreement to mean either:

      -- any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement, or


      -- any material breach of the advisory agreement of any nature whatsoever by us provided that the breach is of a material term or condition of the agreement and we have not cured it within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, we have not taken all necessary action with a reasonable time period to cure the breach.



"Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Carey Asset Management that, in each case, is determined by a majority of independent directors to be materially adverse to us, or a breach of a material term of the advisory agreement by Carey Asset Management which breach has not been cured within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, Carey Asset Management has not taken all necessary action within a reasonable time period to cure the breach.



     Carey Asset Management and its affiliates engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. See "Conflicts of Interest." However, pursuant to the advisory agreement, Carey Asset Management must devote sufficient resources to the administration of CPA(R):16 -- Global to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that we may assign or transfer the advisory agreement to a successor entity and Carey Asset Management may assign the advisory agreement to an entity that is directly or indirectly controlled by W. P. Carey & Co. LLC and that has a net worth of at least $5,000,000. The directors shall determine that any successor advisor possesses sufficient qualifications to justify the compensation provided for in its contract with us.



     The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Carey Asset Management, subject at all times to compliance with the foregoing requirements.


     Some types of transactions require the prior approval of the board, including a majority of the independent directors, including the following:

      -- investments in properties in respect of which the requirements specified above have not been satisfied;


      -- investments made through joint venture arrangements with W.P. Carey & Co. LLC, Carey Asset Management or their affiliates;



      --  investments which are not contemplated by the terms of a prospectus;



      -- transactions that present issues which involve conflicts of interest for Carey Asset Management (other than conflicts involving the payment of fees or the reimbursement of expenses);



      -- the lease of assets to W. P. Carey & Co. LLC, Carey Asset Management or its affiliates, or to any director of CPA(R):16 -- Global; and



      -- any purchase or sale of an investment asset from or to Carey Asset Management or any of its affiliates.



     We will pay fees to Carey Asset Management as compensation for services it provides to us. See "Management Compensation."



     We will reimburse Carey Asset Management for all of the costs it incurs in connection with the services provided to us, including, but not limited to:



      -- organization and offering expenses, which include expenses attributable to preparation, printing, filing and delivery of any registration statement or prospectus (including any amendments thereof or supplements thereto), qualification of the shares for sale under state securities laws, escrow arrangements, filing fees and expenses attributable to selling the shares, including, but not limited to, advertising expenses, expense reimbursement, counsel and accounting fees, up to a maximum amount of four percent of the gross proceeds of this offering (excluding selling commissions and selected dealer fees paid or expenses reimbursed to the sales agent and the selected dealers);



      --  expenses incurred in connection with the investment of our funds;



      -- interest and other costs for borrowed money, including discounts, points and other similar fees;



      -- taxes and assessments on income, to the extent advanced or paid by the advisor, or on properties and taxes as an expense of doing business, in each case, of CPA(R):16 -- Global;



      --  certain insurance costs in connection with our business;



      -- expenses of managing and operating properties owned by us, whether payable to an affiliate of the advisor or a non-affiliated person;

      --  fees and expenses of legal counsel, auditors and accountants;



      -- payments to directors for expenses in connection with director and shareholder meetings;



      -- expenses relating to the listing of the shares on a securities exchange;



      --  expenses in connection with dividend payments;



      --  expenses of revising or amending our articles of incorporation;



      -- expenses of maintaining communication with our shareholders, including the cost of mailing annual reports;



      -- expenses related to the properties and loans and other fees relating to making investments, including personnel and other costs incurred in property or loan transactions, where a fee is not payable to Carey Asset Management; and



      -- all other expenses Carey Asset Management incurs in connection with providing services to us including reimbursement to Carey Asset Management or its affiliates for the costs of rent, goods, material and personnel incurred by them based upon the compensation of the persons involved and an appropriate share of the overhead allocable to those persons.



     Carey Asset Management must absorb, or reimburse us at least annually for, the amount in any twelve month period immediately preceding the end of any fiscal quarter by which our operating expenses, including asset management fees, exceed the greater of two percent of our average invested assets in the same 12-month period or 25% of our adjusted net income over the same 12-month period. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, Carey Asset Management may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in the twelve month period ending on such quarter. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. This information shall also be reflected in the minutes of the meeting of our board of directors.



     If the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by Carey Asset Management, we will pay all accrued and unpaid fees and expense reimbursements, any unaccrued subordinated acquisition fees, and in some circumstances, we will also pay a termination fee. See "Management Compensation."


                 INVESTMENT OBJECTIVES, PROCEDURES AND POLICIES


     Our purpose is to provide investors with an opportunity to diversify their investment holdings by providing an exposure to both domestic and international income-producing real estate. We seek to invest in commercial real estate properties which are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:



      -- TO OWN A DIVERSIFIED PORTFOLIO OF NET-LEASED REAL ESTATE AND OTHER REAL ESTATE RELATED INTERESTS.



      -- TO MAKE INCOME-PRODUCING INVESTMENTS THAT ENABLE US TO MAXIMIZE CASH FLOW AVAILABLE FOR DISTRIBUTION TO OUR SHAREHOLDERS.



      -- TO INCREASE THE VALUE OF THE EQUITY IN OUR REAL ESTATE BY MAKING REGULAR MORTGAGE PRINCIPAL PAYMENTS.



     There can be no assurance that all or any of these objectives will be achieved.

INVESTMENT OPPORTUNITIES


     In addition to opportunities we believe exist in the domestic real estate market, including the net lease market, we believe that international real estate markets provide investors with an opportunity to diversify their portfolio with an investment that may provide returns that are less correlated to the returns of the equity, bond and real estate markets of the United States. Although we are primarily focusing our international investments on properties in the European Union including the Eurozone (Belgium, Germany, Greece, Spain, France, Ireland, Italy, Luxembourg, The Netherlands, Austria, Portugal, Finland) Sweden and United Kingdom, we plan to evaluate potential acquisitions on a case-by-case basis and have no predetermined limitations or targets for geographical location.



     According to UBS Warburg Global Real Estate Investment Report dated May 1, 2002, the correlation of returns within real estate as a global asset class is only 0.19. These measures indicate that there is greater correlation of the returns from stock and bond investments in different markets than is the case for real estate -- and thus a higher degree of diversification enhancement is available through real estate. In addition, the chart below indicates that an investor starting with a U.S.-based portfolio obtains far more diversification by adding non-U.S. real estate than through non-U.S. stocks and bonds. As with other illiquid investments, our shares cannot be liquidated as quickly as stocks, bonds or mutual funds.



CORRELATION OF INVESTMENT PERFORMANCE 1979-2004(1)            U.S. STOCKS   U.S. BONDS
--------------------------------------------------            -----------   ----------
U.S. Stocks.................................................     1.00          0.13
Global Stocks...............................................     0.58         -0.01
U.S. Bonds..................................................     0.13          1.00
Global Bonds................................................     0.18          0.59
U.S. Real Estate............................................     0.14         -0.16
U.K. Real Estate............................................     0.08         -0.35


---------------


(1) U.S. Stocks data based upon S&P 500 (Ibbotson); Global Stocks data based upon Morgan Stanley Capital Global World Equity Index (Ibbotson); U.S. Bonds data based upon Lehman's U.S. Intermediate Government Bonds Index(Ibbotson); Global Bonds data based upon Citigroup World Government Bonds Index (Ibbotson); U.S. Real Estate based upon total returns of NCREIF Property Index; and U.K. real estate based upon total returns of the IPD U.K. Index. All information presented has been calculated based upon local currencies and currency fluctuations have not been factored into these figures.


     Although commercial real estate markets in the European Union are quite diverse, we believe that there are certain characteristics which generally differentiate these markets from the United States real estate market. We also believe that these factors provide an opportunity for enhanced returns and diversification as compared to the commercial real estate market in the United States. Differentiating factors include:


     Higher Owner Occupancy. The acquisition of corporate real estate on a net lease basis has been a common practice in the United States for a number of years. This has resulted in a level of owner-occupation in the United States in the range of 24% of the total commercial real estate market. In the European Union real estate market, the level of owner-occupation is 67%. We believe that these statistics support our premise that the European Union real estate market may provide us with a larger pool of investment opportunities than would be available solely in the United States.


     Less Available Land and Greater Restrictions on Expansion. The economy of the European Union is 15% smaller than the United States economy but has 66% total less available land and 35% greater population. Furthermore, the countries in the European Union have numerous restrictions limiting commercial real estate development. As a result of these factors, we believe that long-term economic or social growth in the European Union has the potential to increase the value of commercial real estate rates to levels that exceed those in the United States.


     Fuel Prices Increase Costs of Real Estate Expenses. Europeans pay significantly more for gasoline, with taxes largely the case of this difference, resulting in transportation costs higher than those in the United States. These costs discourage commercial real estate expansion in out-lying areas, which would represent competition to existing properties, because they are farther away from supplies, customers and employees.



     As shown in the chart below, European real estate appears to have produced higher total returns (income plus capital appreciation) than has real estate in the United States for the period from 1984 to 2002. While we believe this may prove to be the case in the future, it is important to recognize that past results cannot guarantee future investment returns.


     The NCREIF (National Council for Real Estate Investment Fiduciaries) and IPD (Investment Property Databank) provide performance data on institutionally owned real estate in the U.S. and Europe, respectively. While long-term data for the United States is plentiful, such data for much of Europe is scarce. Both databases, however, allow for comparisons for the period from 1984 thru 2002. The returns in this chart are noted in local currencies:

                                           UNITED STATES   CONTINENTAL EUROPE   U.K.   IRELAND
                                           -------------   ------------------   ----   -------
Average Total Annual Return 1984-2002....       7.6%              9.7%          10.7%   14.0%
  Sharpe Ratio*..........................       .38               .58           .53      .66

---------------


* The higher the Sharpe Ratio, the greater the return received for the amount of risk incurred. Average total return for Continental Europe, Ireland and the United Kingdom is the combination of capital return and income, calculated monthly. Capital returns are measured net of capital investments in the measurement period. Income is measured on the basis of rent revenue or recognized, net of direct expenses without deduction for portfolio management costs. Returns are expressed as a percentage of the aggregate capital invested. NCREIF Property Index, calculated quarterly, included appreciation (or depreciation), realized capital gain (or loss) and income and is computed by adding the income return (net operating income divided by the average daily investment for the period) and capital appreciation return (the change in market value adjusted for any capital improvements/expenditures and partial sales divided by the average quarterly investment).


     The commercial real estate markets of certain countries within the European Union or other countries or geographic locations where we may purchase properties may have different characteristics than those described above. We will evaluate each of our transactions on a case-by-case basis and will, as a part of this evaluation, examine current characteristics and market conditions.

INVESTMENT PROCEDURES


     We invest primarily in single-tenant commercial real property, either existing or under construction. Generally, the properties are net-leased to tenants that the investment committee deems creditworthy based on leases which will be full recourse obligations of our tenants or their affiliates. In most cases, leases will require the initial tenant to pay all the costs of maintenance, insurance and real estate taxes. We may also invest in other types of income-producing property.



     In analyzing potential acquisitions, the advisor will review all aspects of a transaction, including tenant and real estate fundamentals to determine whether a potential acquisition and lease can be structured to satisfy our acquisition criteria. The advisor may consider the following aspects of each transaction:



     Tenant Evaluation. The advisor evaluates each potential tenant for its creditworthiness, typically considering factors such as: management experience; industry position and fundamentals; operating history; and capital structure. In evaluating a possible investment, the creditworthiness of a tenant generally will be a more significant factor than the value of the property absent the lease with such tenant. The advisor seeks tenants it believes will have stable or improving credit profiles and credit potential that has not been recognized by the market. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of our lease or investment will likely increase (if all other factors affecting value remain unchanged). Whether a prospective tenant is creditworthy will be determined by the advisor or the investment committee of Carey Asset Management. Creditworthy does not mean "investment grade."



     Leases with Increasing Rent. Carey Asset Management seeks to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the CPI. In the case of retail stores, the lease may provide for participation in gross sales above a stated level. Alternatively, a lease may provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by us as of the date of this prospectus. Carey Asset Management will seek to avoid entering into leases that provide for contractual reductions in rents.



     Diversification. Carey Asset Management attempts to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, Carey Asset Management reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.



     Property Evaluation. The prospects for the seller/lessee's enterprise and the financial strength of the seller/lessee will generally be important aspects of the sale and leaseback of a property, particularly a property specifically suited to the needs of the lessee. Operating results of properties may be examined to determine whether or not projected rental levels are likely to be met. Each property purchased by us will be appraised by a third party appraiser prior to acquisition. The advisor selects an appraiser that is independent from the advisor, and is one of many appraisers preapproved by our board of directors. The contractual purchase price plus acquisition fees, but excluding acquisition expenses, payable to our advisor for a property we acquire will not exceed its appraised value. The appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value.



     Environmental Evaluation. W. P. Carey's practices generally include conducting, or requiring the seller to conduct, evaluations of the physical condition of properties and Phase I or similar environmental site assessments (including a visual inspection for the potential presence of asbestos) in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. Sampling or testing generally are conducted only if, and to the extent that, potential environmental liabilities are identified in the environmental site assessment. If potential environmental liabilities are identified, we generally require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and indemnify us against any potential claims, losses, or expenses arising from such matters. Where such contractual protections are used, circumstances may arise in which a tenant fails, or is unable, to fulfill its contractual obligations. In addition, material environmental conditions, liabilities or compliance concerns may arise after the environmental review has been completed, and future laws, ordinances or regulations may impose material new or additional environmental liabilities.



     Properties Important to Tenant Operations. Our advisor generally seeks to acquire properties that it believes are essential or important to the ongoing operations of the tenant. Carey Asset Management believes that these properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be terminated by a bankrupt tenant.



     Profitable Locations. Our advisor seeks properties that it believes could be sold or re-leased in the event that it becomes necessary to do so.



     Lease Provisions that Enhance and Protect Value. Our advisor attempts to include provisions in its leases that require its consent to specified tenant activity, require the tenant to provide indemnification protections, or require the tenant to satisfy specific operating tests. These provisions may include, for example, operational or financial covenants of the tenant, and indemnification from the tenant against environmental and other contingent liabilities. These provisions protect our investment from changes in the operating and financial characteristics of a tenant that may affect its ability to satisfy its obligations to us or could reduce the value of our properties. Where such contractual protections are used, however, circumstances may nonetheless arise in which a tenant fails, or is unable, to fulfill its contractual obligations.



     Letter of Credit or Guaranty. Our advisor may also seek to enhance the likelihood of a tenant's lease obligations being satisfied through a guaranty of lease obligations from the tenant's corporate parent or a letter of credit. This credit enhancement, if obtained, provides us with additional financial security. While our advisor will select tenants it believes are creditworthy, tenants will not be required to meet any minimum rating established by an independent credit rating agency. Our advisor and the investment committee's standards for determining whether a particular tenant is creditworthy will vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant will be determined on a tenant by tenant, case by case basis. Therefore, general standards for credit worthiness cannot be applied.



     Our advisor uses a variety of other strategies in connection with its acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time, to purchase stock of the tenant to which the property is leased or the stock of the parent of the tenant. If warrants are obtained, and become exercisable, and if the value of the stock subsequently exceeds the exercise price of the warrant, equity enhancements help us to achieve our goal of increasing funds available for the payment of distributions.



     As a transaction is structured, it is evaluated by the chairman of Carey Asset Management's investment committee, George E. Stoddard and the Co-Chief Investment Officer, John D. Miller. Before a property is acquired, the transaction is reviewed by the investment committee. The investment committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. Our advisor places special emphasis on having experienced individuals serve on its investment committee and does not invest in a transaction on our behalf unless it is approved by the members of the investment committee.


     We believe that the investment committee review process gives us a unique competitive advantage over other net lease companies because of the substantial experience and perspective that the investment committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

     The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) programs for over 23 years.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice-Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's investment portfolio.

      --  Nathaniel S. Coolidge previously served as Senior Vice
          President -- Head of Bond & Corporate Finance Department of the John Hancock Mutual Life Insurance Company. His responsibility included overseeing fixed income investments for Hancock, its affiliates and outside clients.

      -- Lawrence R. Klein is the Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein was awarded the Nobel Prize in Economic Sciences and currently advises various governments and government agencies.


      -- Ralph F. Verni, is a private investor and business consultant and is currently serving on several boards of directors, including the board of directors of our advisor.

      -- Dr. Karsten von Koller was former Chairman and member of the Board of Managing Directors of Eurohypo AG.


     For additional biographical information on these individuals, see "Management -- Investment Committee."



     Each property purchased by us will be appraised by a third party appraiser prior to acquisition. The advisor selects an appraiser that is independent from the advisor, and is one of many appraisers approved by our board of directors. We will not purchase any property where the contractual purchase price of the property plus all acquisition fees, but excluding acquisition expenses, payable to our advisor is in excess of its appraised value. The appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value.



TYPES OF INVESTMENTS



     Our investments to date have been and will continue to be primarily income-producing properties which are, upon acquisition, improved or being developed or which are be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but we expect to make most of our investments within the United States and the remainder of our investments outside the United States. See "Risk
Factors -- International investment risks, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles), the tax treatment of transaction structures, uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries may adversely affect our operations and our ability to make distributions." Prospective investors will not be able to evaluate the merits of our investments or the terms of any dispositions. See "Risk Factors -- Our success will be dependent on the performance of our advisor."



     We expect that many of our property acquisitions will continue to be through sale-leaseback transactions, in which we acquire properties from companies that simultaneously lease the properties back from us. Many of our properties will be subject to long-term leases. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock.



     We anticipate that some of our sale-leasebacks will be in conjunction with acquisitions, recapitalizations or other corporate transactions. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it to the company or its successor in interest (the lessee). See "Risk Factors -- Our highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency."


     In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

  Investments in Loans


     Some of the loans made, purchased or otherwise acquired by us, in addition to providing for base interest at a fixed or variable rate, may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. See "United States Federal Income Tax Considerations -- Requirements for Qualification." The forms and extent of the participations we receive will vary with each transaction depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property. Our loans may include first mortgage loans, leasehold mortgage loans and conventional mortgage loans without equity enhancements. Loans are not currently expected to comprise a significant portion of our portfolio. We will not make or invest in loans that are subordinate to any mortgage or equity interest of W. P. Carey & Co. LLC, our advisor, our directors or our affiliates.



     The loans generally will be secured by property with a demonstrable income-producing potential. In determining whether to make loans, Carey Asset Management will analyze relevant property and financial factors which may include the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the borrower.



     We will generally require a security interest in the underlying properties or leases. We will obtain third party appraisals for underlying real property, which we will maintain in our records for at least five years and make available for inspection and duplication by any shareholder at our offices. However, the advisor generally will rely on its own analysis and not exclusively on appraisals in determining whether to make a particular loan. It should be noted that appraisals are estimates of value and may differ from realizable value. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property.


     We may also invest in secured corporate loans, which are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. The value of the collateral against which we lend may or may not be valued by an appraisal. In the event of a default, the value of the collateral may not be sufficient to repay all of the lenders that have an interest in the collateral.


     Our right in bankruptcy will be different for these loans than typical net lease transactions. To the extent that loans are collateralized by personal property only, or to the extent the value of the real estate collateral is less than the aggregate amount of our loans, or equal or higher-priority loans secured by the real estate collateral, that portion of the loan will not be considered a "real estate asset," for purposes of the 75% REIT asset test. In addition, in general, under the REIT rules our investment in each loan, to the extent it is not secured by real estate, can not exceed 10% of the value of the issuer, and in the aggregate can not exceed 25% of our total assets. Also, income from that portion of such a loan will not qualify under the 75% REIT income test. See "United States Federal Income Tax
Considerations -- Requirements for Qualification -- Income Tests." Investments in corporate loans are not expected to represent a material portion of our portfolio.



  Joint Ventures



     We may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others for the purpose of obtaining equity interests in a property or properties in accordance with our investment policies. These investments may permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions concerning the investment, including refinancing and capital improvements. See "Risk Factors -- Our participation in joint ventures creates additional risk."



     We may participate jointly with publicly registered investment programs or other entities sponsored or managed by the advisor in investments as tenants-in-common or in some type of joint venture arrangement. Joint ventures with affiliates will be permitted only if:


      -- a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the allocation of the transaction among the affiliates;


      -- the affiliate makes its investment on substantially the same terms and conditions as us; and



      -- we and the affiliate each have a right of first refusal to purchase the investment if the other program wishes to sell the investment.



We may not have money available to exercise this right of first refusal and we have made no determination as to whether we would borrow funds or liquidate assets in order to exercise any option. We will not otherwise participate in joint investments with W. P. Carey & Co. or its affiliates. The cost of structuring joint investments will be shared ratably by us and participating investors.

  Other Investments



     We may invest up to 10% of our net equity in unimproved or non-income-producing real property and in "equity interests." Investment in equity interests in the aggregate will not exceed five percent of our net equity. Such "equity interests" are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a property, an entity to which we lend money or a parent or controlling person of a borrower or tenant. We may invest in unimproved or non-income-producing property, which our advisor believes will appreciate in value, or which will increase the value of an adjoining or neighboring properties we own. There can be no assurance that these expectations will be realized. Often, equity interests will be "restricted securities" as defined in Rule 144, promulgated under the Securities Act. Under this rule, we may be prohibited from reselling the equity securities without limitation until we have fully paid for and held the securities for one year. The issuer of equity interests in which we invest may never register the interests under the Securities Act. Whether an issuer registers its securities under the Securities Act may depend on the success of its operations.



     We will exercise warrants or other rights to purchase stock generally if the value of the stock at the time the rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. We may borrow funds to pay the exercise price on warrants or other rights or may pay the exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. We will not consider paying distributions out of the proceeds of the sale of these interests until any funds borrowed to purchase the interest have been fully repaid.


     We will not invest in real estate contracts of sale unless the contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title.


     There can be no assurance as to when our capital may be fully invested in properties. See "United States Federal Income Tax Considerations -- Requirements for Qualification." Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. We also may invest in securities that qualify as "real estate assets" and produce qualifying income under the REIT provisions of the Internal Revenue Code. Any investments in other REITs in which Carey Asset Management or any director is an affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the independent directors) who are not otherwise interested in the transaction. If all the net proceeds derived from this offering (other than proceeds used for necessary operating capital), are not invested or committed to be invested by us prior to the expiration of the later of twenty-four months after the commencement of this offering or one year after the termination of this offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the shareholders as a return of capital, without any deductions for organizational and offering expenses or acquisition expenses. For the purpose of this provision, funds will be deemed to have been committed to investment as required and will not be returned to shareholders if written agreements in principle have been executed at any time prior to the expiration of the period, regardless of whether the investments have been made, and also to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether the payments have been made.



     If at any time the character of our investments would cause us to be deemed an "investment company" for purposes of the Investment Company Act of 1940, we will take the necessary action to ensure that we are not deemed to be an "investment company." Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the Act. We have been advised by counsel that if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an "investment company" for purposes of the Investment Company Act of 1940.

     Our reserves, if any, will be invested in permitted temporary investments. Carey Asset Management will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return on permitted temporary investments may be less than or greater than would be obtainable from real estate investments.



     We may purchase property from W. P. Carey Co., its directors or affiliates only if:


      -- a majority of the independent directors and a majority of the directors who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us;


      -- the property was acquired by W. P. Carey Co., its director or affiliate for the purpose of facilitating its purchase by us, facilitating the borrowing of money or the obtaining of financing for us or any other purpose related to our business; and


      -- the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if the affiliate has taken significant action or has made an additional investment with regard to the property after its purchase which action or investment has increased the value of the property).


We will receive all profits or losses from any property held on an interim basis by W. P. Carey Co., directors or affiliates thereof other than an affiliate that is a public program or entity.



     We will not sell properties to W. P. Carey & Co., a director or any affiliate except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner, or upon a determination by a majority of our board of directors not otherwise interested in the transaction (including a majority of the independent directors) that the transaction is fair and reasonable and in the best interest of CPA(R):16 - Global.



USE OF BORROWING -- LIMITED-RECOURSE FINANCING



     Our strategy is to borrow, generally on a limited recourse basis, in amounts that we believe will maximize the return to our shareholders. The use of limited recourse financing allows us to limit our exposure on any property to the amount of equity invested in the property. We will generally borrow in the same currency that is used to pay rent on the property. This will enable us to hedge a portion of our currency risk. Limited-recourse financing generally restricts the lender's claim on the assets of the borrower. The lender generally may only take back the property securing the debt. This protects our other assets. We currently estimate that we will borrow, on average, 60% of the purchase price of our domestic properties and approximately 75% of the purchase price of foreign properties, however, there is no limitation on the amount we may borrow against any single property. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed on average 75% of the purchase price of all properties, unless the excess is approved by a majority of the independent directors and disclosed to shareholders in our next quarterly report, along with the reason for the excess. For purposes of determining the maximum allowable amounts of indebtedness, "value" means the lesser of:


      -- the total appraised value of the properties as reflected in the most recently obtained appraisal for each property, or

      -- the total value of our assets as reflected in the most recently completed valuation.


     It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments than would otherwise be possible without such leverage. This is expected to result in a more diversified portfolio. The advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness, such as under an environmental indemnity or in cases of fraud.



     Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of W. P. Carey & Co. as our advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate not to include such provisions, lenders may require them.



     We may refinance properties or defease loans during the term of a loan when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. The prepayment of loans may require us to pay a yield maintenance premium to the lender in order to pay off a loan prior to its maturity.



  Other Types of Borrowing Arrangements



     We may enter into borrowing arrangements such as secured or unsecured credit lines, warehouse facilities, repurchase agreements or other types of financing arrangements. We may also issue corporate debt securities. Some of these arrangements may be recourse to us or may be secured by our assets. Many of these arrangements would likely require us to meet financial and non-financial covenants. Some of these borrowings may be short term and may require that we meet margin requirements.


OTHER INVESTMENT POLICIES

  General


     We may borrow funds or purchase properties from our advisor or its affiliates if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Objectives, Procedures and Policies." We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by our advisor or the affiliate. We may assign, as security for borrowings made from third parties, our right to receive up to 85% of the offering proceeds being held in escrow (excluding interest and amounts held on behalf of qualified plans and IRAs). See "The Offering/The Plan of Distribution -- Escrow Arrangements."



     These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the property to be acquired or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from our advisor or its affiliates will bear interest at a rate equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the property. See "Conflicts of Interest -- We may make purchases or take loans from our advisor or affiliates."



     Because most leases generally will be on a net basis, it is not anticipated that we will establish a permanent reserve for maintenance and repairs. However, to the extent that we have insufficient funds for such purposes, our advisor may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets of up to one percent of the net offering proceeds.


 Holding Period for Investments and Application of Proceeds of Sales or Refinancings


     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if in our judgment or in the judgment of our advisor, the sale of the property is in the best interest of our shareholders.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. No assurance can be given that the foregoing objective will be realized. The selling price of a property which is net-leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See "United States Federal Income Tax Considerations -- Requirements for Qualification -- Annual Distribution Requirements."


     The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to shareholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when we consider a net lease transaction. See "United States Federal Income Tax Considerations."


     Our intention is to consider alternatives for providing liquidity for our shareholders beginning generally after eight years following the investment of substantially all of the net proceeds from our initial public offering, which terminated on March 8, 2005. We have not yet invested substantially all of the net proceeds from our initial public offering. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger or another transaction approved by our board of directors. While our intention is to seek to complete a liquidity transaction generally within eight to twelve years following the investment of substantially all of the proceeds from our initial public offering, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected life at that time, it is in our shareholders' best interests for us to make new investments. In making the decision to apply for listing of the shares or providing other forms of liquidity, the board will try to determine whether listing the shares or liquidating will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. CPA(R):12, CPA(R):14 and CPA(R):15 have listing provisions similar to provisions for the listing of the shares and as of the date of the prospectus, none of them have listed their shares. Interests in nine of the previous 14 CPA(R) programs have been listed through a consolidation into what ultimately became W. P. Carey & Co. LLC. CPA(R):10 merged into CIP(R) and those shareholders desiring liquidity received promissory notes and subsequently cash for their shares. CIP(R) subsequently merged into CPA(R): 15 and CIP(R) shareholders had the option of receiving either cash or shares of CPA(R): 15. Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

INVESTMENT LIMITATIONS


     Numerous limitations are placed on the manner in which we may invest our funds. These limitations cannot be changed unless the bylaws are amended, which requires the approval of the shareholders. Unless the bylaws are amended, we will not:

      -- invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;


      -- invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency;



      -- invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding in the property including our loans, would exceed an amount equal to 85% of the appraised value of the property;


      -- invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title;

      -- engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

      -- make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. "Unimproved real property" means property which has the following three characteristics:

        - an equity interest in property which was not acquired for the purpose of producing rental or other operating income;

        - no development or construction is in process on the property; and

        - no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

      -- issue equity securities on a deferred payment basis or other similar arrangement;

      -- issue debt securities in the absence of adequate cash flow to cover debt service;

      --  issue equity securities which are non-voting or assessable;

      -- issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

      -- grant warrants and/or options to purchase shares to W. P. Carey & Co., directors or affiliates thereof except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

      -- engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

      -- invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- invest in securities representing more than 10% of the outstanding voting securities or value of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses;

      -- make or invest in mortgage loans that are subordinate to any mortgage or equity interest of W. P. Carey & Co. directors, W. P. Carey & Co., or our affiliates; or

      -- make loans where the amount advanced by us plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the property.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS


     Our bylaws require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the bylaws or articles of incorporation, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the shareholders.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT



     The following table sets forth as of April 11, 2005 certain information regarding the ownership of our shares of common stock beneficially owned, both immediately prior to and after this offering, by:



      --  each of our directors and named executive officers;



      --  all of our directors and executive officers as a group; and



      -- all persons known to us that are expected to be the beneficial owner of more than 5% of our common stock.



     As of March 31, 2005, 55,912,159 shares of our common stock were issued and outstanding. In accordance with SEC rules, each listed person's beneficially ownership includes:



      --  All shares the investor actually owns beneficially or of record;



      -- All shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and



      -- All shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).



     Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, New York 10020.



                                        SHARES BENEFICIALLY OWNED        SHARES BENEFICIALLY OWNED
                                            PRIOR TO OFFERING                AFTER THE OFFERING
                                       ----------------------------      --------------------------
NAME                                      NUMBER         PERCENTAGE        NUMBER        PERCENTAGE
----                                   ------------      ----------      ----------      ----------
Wm. Polk Carey.......................  83,699.61(1)          *
Elizabeth P. Munson..................      364.176           *
All directors and executive officers
  as a group (six persons)...........   84,063.786


---------------


 *  Less than 1%.



(1) 51,134 of these shares are owned by Carey Asset Management Corp. and 8,377 shares are owned by W.P. Carey International. Wm. Polk Carey disclaims beneficial ownership of these securities.



     In addition, as of April 11, 2005, the following officers and directors held units through the 2005 Partnership Equity Unit Plan of Carey Asset Management (the "PEP Plan"):



NAME                                                          NUMBER OF PEP UNITS
----                                                          -------------------
Wm. Polk Carey..............................................          22,050
Gordon F. DuGan.............................................          49,323
Claude Fernandez............................................           3,115
Thomas E. Zacharias.........................................          14,608



     The PEP Plan is a long-term incentive plan that offers qualified officers of W.P. Carey & Co. LLC units that are assigned a base value equivalent to the appraised value of common stock of CPA(R): 16 -- Global ( "PEP Units"). While holders of PEP Units do not carry rights as shareholders of CPA(R): 16 -- Global, they are entitled to distribution payments in the same amount and frequency as are paid by CPA(R): 16 -- Global to its shareholders. Each PEP Unit matures twelve years after the date of award of such PEP Unit and becomes payable by Carey Asset Management in the same form of payment as shareholders of CPA(R): 16 -- Global would receive upon liquidation. Prior to maturity, holders of PEP Units may elect to defer payment for an additional five years. The value of each PEP Unit upon maturity is equal to the last appraised value for a share of CPA(R): 16 -- Global common stock multiplied by the total number of PEP Units held by the individual.

                            SELECTED FINANCIAL DATA



     We are providing this information to aid you in your analysis of the financial aspects of this offering. The following table sets forth selected operating and balance sheet information on a consolidated historical and pro forma basis for CPA(R):16 - Global. This information is only a summary and should be read in conjunction with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and related notes to those financial statements included elsewhere in this prospectus and the unaudited pro forma consolidated financial statements included elsewhere herein.



     The historical operating and balance sheet information for CPA(R):16 - Global as of December 31, 2004, have been derived from the audited consolidated financial statements included herein and, in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. The historical operating and balance sheet information for CPA(R):16 - Global as of March 31, 2005 have been derived from the unaudited consolidated financial statements included herein and, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the SEC.



     The unaudited pro forma consolidated financial statements have been prepared based on our historical financial statements. The pro forma consolidated balance sheet as of March 31, 2005 has been prepared as if the purchases of 50% or less interests, owned with affiliates, capital raised under the offering, net of costs, and acquisitions of real estate had occurred on March 31, 2005. The pro forma consolidated statements of operations for the year ended December 31, 2004 and for the three months ended March 31, 2005 have been prepared as if investments had occurred on January 1, 2004. The unaudited pro forma consolidated balance sheet and statements of operations are not necessarily indicative of the financial condition or results of operations had the investments occurred on January 1, 2004, nor are they necessarily indicative of the financial position or results of operations of future periods.



                                      YEAR ENDED           THREE MONTHS
                                   DECEMBER 31, 2004   ENDED MARCH 31, 2005
                                   -----------------   --------------------
HISTORICAL:
OPERATING DATA:
  Revenues.......................    $  5,776,000          $  6,443,000
  Net income.....................    $  5,124,000          $  3,844,000
  Basic income per share.........    $        .21          $        .07
  Dividends declared per share...         .456879          $     .12501
  Weighted average shares
     outstanding -- basic........      24,564,256            55,447,733
BALANCE SHEET DATA:
  Total assets...................    $585,512,000          $753,071,000
  Long-term obligations(1).......     105,226,000           228,744,000
PRO FORMA(2):
OPERATING DATA:
  Revenues.......................    $ 46,139,059          $ 11,740,302
  Net income.....................    $ 14,801,033          $  3,247,259
  Basic income per share.........    $        .26          $        .06
  Weighted average shares
     outstanding -- basic........      55,912,159            55,912,159
BALANCE SHEET DATA:
  Total assets...................             N/A          $849,318,953
  Long-term obligations(1).......             N/A          $302,124,470


---------------


(1) Consists of deferred fees payable to affiliate and mortgage notes payable.



(2) See pro forma consolidated financial statements included herein.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


                           AND RESULTS OF OPERATIONS


                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)



     The following discussion and analysis of financial condition and results of operations of Corporate Property Associates 16 -- Global Incorporated contain forward-looking statements and should be read in conjunction with the condensed consolidated financial statements and notes thereto as of March 31, 2005 and the consolidated financial statements and notes thereto for the year ended December 31, 2004. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as "anticipate," "believe," "expect," "estimate," "intend," "could," "should," "would," "may," "seeks," "plans" or similar expressions. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees, and speak only as of the date they are made. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by such forward-looking statements. While we cannot predict all of the risks and uncertainties, they include, but are not limited to, the risk factors described in this prospectus under the heading "Risk Factors." Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved. Additionally, a description of our critical accounting estimates is included below for the year ended December 31, 2004. As of March 31, 2005, there has been no material change in such critical accounting estimates.



EXECUTIVE OVERVIEW



BUSINESS OVERVIEW



     We were formed in June 2003 and in December 2003, we commenced an initial "best efforts" public offering to raise up to $1,100,000. We terminated this initial public offering of common stock on March 8, 2005, after suspending sales activities on December 30, 2004. In December 2004, we ceased active fundraising from our initial public offering in order to bring into balance the rates of fundraising and investment as we believed that it was prudent to cease taking in additional funds until we were able to complete new real estate acquisitions in order to substantially reduce our uninvested cash balance. Through March 31, 2005, we sold 55,912,159 shares of common stock and raised $554,000 under our initial public offering and sold 517,752 additional shares and raised $5,175 through our distribution reinvestment and plan. As of the date of this prospectus, proceeds from our initial public offering along with limited recourse mortgage financing were used to invest in properties with an aggregate purchase price of $731,434.



     We are using the proceeds from this offering of common stock, along with limited recourse mortgage financing to purchase additional properties and, in most cases, enter into long-term net leases with corporate tenants. We seek to structure our net leases to place certain economic burdens of ownership on corporate tenants by requiring them to pay the costs of maintenance and repair, insurance and real estate taxes. The lease obligations are unconditional. When possible, we also negotiate guarantees of the obligations from the parent company of the lessee. The leases are generally structured to include periodic rent increases that are stated or based on increases in the CPI or, for retail properties, may provide for additional rents based on sales in excess of a specified base amount. We may also acquire interests in real estate through joint ventures. These joint ventures are generally with affiliates.



     For our tax year ended December 31, 2003, we filed federal, state and local income tax returns as a C corporation. Beginning with our tax year ended December 31, 2004, we will elect to be treated as a REIT under the Internal Revenue Code, and accordingly will not be subject to U.S. federal income taxes on amounts distributed to shareholders, provided we distribute at least 90% of our net income to our shareholders and meet certain other conditions. We intend to continue to operate as a REIT.

HOW WE EARN REVENUE



     The primary source of our revenue is earned from leasing real estate. We invest in commercial and industrial properties that are then leased to companies domestically and internationally, primarily on a net lease basis. We also invest in mortgage loans that are collateralized by real estate. We may invest in other real estate related assets. Revenue is subject to fluctuation because of lease expirations, lease terminations, the timing of new lease transactions, tenant defaults, sales of property and payments of principal and interest.



HOW MANAGEMENT EVALUATES RESULTS OF OPERATIONS



     Management evaluates our results with a primary focus on the ability to generate cash flow necessary to meet its objectives of funding dividends to our shareholders and overall property appreciation. As a result, management's assessment of operating results gives less emphasis to the effect of unrealized gains and losses which may cause fluctuations in net income for comparable periods but have no impact on cash flow and to other noncash charges such as depreciation and impairment charges. In evaluating cash flow from operations, management includes equity distributions that are included in investing activities to the extent that the distributions in excess of equity income are the result of noncash charges such as depreciation and amortization. Management does not consider unrealized gains and losses from foreign currency or derivative instruments when evaluating our ability to fund dividends. Management's evaluation of our potential for generating cash flow is based on long-term assessments.



  Current Developments and Trends



     Competition for investments continues to remain strong. Inflation and interest rates, at least for the short term, are expected to rise. Rising interest rates are expected to have the following impact on our business:



     - Rising interest rates may cause a decline in the values of properties in our investment portfolio;



     - Rising interest rates may cause an increase in inflation and a corresponding increase in the CPI, which over time will result in increased revenue and partially offset the impact of declining property values;



     - The impact of rising interest rates may be mitigated through our use of fixed interest rates on our current debt; however, fixed rate debt obtained in connection with subsequent investments would be affected;



     - Rising interest rates may enable us to achieve higher rates of return on new investments, which would be partially offset by increased debt costs associated with increased interest rates;



     - Rising interest rates could make other income generating products more attractive to investors on a relative basis and affect our ability to raise capital; and



     - Rising interest rates may have an impact on the credit quality of certain tenants.



     We will continue to pursue our objectives through long-term transactions and diversifying our portfolio. We expect to continue investing in the international commercial real estate market, as we believe the international market provides for favorable opportunities relative to risk/return as compared to opportunities in the United States. In addition, financing terms are generally more favorable for international transactions. Financing terms for international transactions generally provide for lower interest rates and greater flexibility to finance the underlying property. These benefits are partially offset by shorter loan maturities. Investing in additional international properties increases our exposure to fluctuations in foreign currency exchange rates.

     Management believes that as the portfolio matures there is a potential for an increase in the value of the portfolio and that any increase may not be reflected in the financial statements; however, rising interest rates and other market conditions may have an adverse affect on the future value of the portfolio.



RESULTS OF OPERATIONS



     We had no substantive operations in 2003 when we were formed and commenced real estate operations in 2004. Through March 31, 2005, we have invested in 119 properties, both domestic and international, including in France, Finland, Canada, Sweden and Thailand, leased to companies on a net lease basis. We have also invested in mortgage loans that are collateralized by real estate. We anticipate that we will use the proceeds of this public offering along with borrowings to acquire additional interests on order to form a diversified portfolio of real estate net leased to corporate tenants. Accordingly, the results of operations presented below for the three-month period ended March 31, 2005 and for the year ended December 31, 2004 are not expected to be representative of our future results because we expect that our asset base will continue to increase. As our asset base increases, revenues and general and administrative, property and depreciation expenses will increase. Interest expense will increase as mortgage loans are obtained. The value of our foreign investments and related cash available to us from our foreign investments will be affected by fluctuations in foreign currency exchange rates.



REAL ESTATE INVESTMENTS



     Our real estate portfolio as of March 31, 2005 is expected to generate annual cash flow (annual contractual rent less annual property level debt service) of $16,257, from our direct ownership of real estate as follows:



                                                               ANNUAL                     ESTIMATED
                                                             CONTRACTUAL   ANNUAL DEBT     ANNUAL
LEASE OBLIGOR                                                   RENT         SERVICE      CASH FLOW
-------------                                                -----------   ------------   ---------
2005 TRANSACTIONS
Telcordia Technologies, Inc.(1)............................   $   8,913     $   4,436     $   4,477
Finisar Corporation........................................       2,951         1,457         1,494
Precise Technology Group, Inc. ............................       1,448            --         1,448
HMS Healthcare, Inc(3).....................................       1,228            --         1,228
LFD Manufacturing Limited and IDS Logistics
(Thailand) Limited(2)......................................       1,495           900           595
Rinker Materials PolyPipe, Inc. ...........................         787           447           340
Clean Earth Kentucky, LLC..................................         711           393           318
MetalsAmerica, Inc. .......................................         651           339           312
2004 TRANSACTIONS
Ply Gem Industries, Inc.(2)................................       3,510         1,790         1,720
Foss Manufacturing Company, Inc. ..........................       3,195         1,533         1,662
Plantasjen ASA(2)..........................................       2,162         1,385           777
Polestar Petty Ltd.(2).....................................       2,116         1,363           753
Xpedite Systems, Inc. .....................................       1,395           820           575
Castle Rock Industries, Inc. ..............................       1,328           770           558
                                                              ---------     ---------     ---------
                                                              $  31,890     $  15,633     $  16,257
                                                              =========     =========     =========

---------------


(1) Annual debt service increases to $5,578 in year three.



(2) Based on the applicable exchange rate on the dates of acquisition. Amounts are subject to fluctuations in foreign currency exchange rates.



(3) Excludes two assumed leases that provide for annual rent of $318 and $63, respectively, and which expire in December 2005 and December 2010, respectively. There are no other leases expiring in the next 12 months.



     We recognize income from equity investments of which lease revenues are a significant component. Our ownership interests range from 30.77% to 50%. Our pro rata share of equity investments as of March 31, 2005 is expected to generate annual cash flow (annual contractual rent less annual property level debt service) of $9,257 as follows:



                                                        ANNUAL                     ESTIMATED
                                                      CONTRACTUAL      ANNUAL       ANNUAL
LEASE OBLIGOR                                            RENT       DEBT SERVICE   CASH FLOW
-------------                                         -----------   ------------   ---------
2005 TRANSACTIONS
Pohjola Non-Life Insurance Company(1)...............    $ 3,251       $ 1,712       $1,539
2004 TRANSACTIONS
U-Haul Moving Partners, Inc. and Mercury LP.........      8,782         4,541        4,241
Thales S.A.(1)......................................      4,142         2,053        2,089
TietoEnator Plc.(1).................................      2,793         1,731        1,062
Actuant Corporation(1)..............................        803           477          326
                                                        -------       -------       ------
                                                        $19,771       $10,514       $9,257
                                                        =======       =======       ======


---------------


(1) Based on the applicable exchange rate on the dates of acquisition. Amounts are subject to fluctuations in foreign currency exchange rates.



     A build-to-suit project for a building to be leased to Huntsman LLC is expected to be completed in September 2005 and is expected to provide for estimated annual cash flow of $3,545 once completed.



  Mortgage Notes Receivable



     We currently have interests in two mortgage notes receivable. In January 2005, we purchased a $12,740 mortgage note receivable and related interest-only participation collateralized by the distribution and storage facilities of Reyes Holding L.L.C. Annual cash flow from this investment, including installments of principal, is expected to approximate $1,515. The note expires in February 2015.



     Our interest in a mortgage note receivable collateralized by the distribution facilities of BlueLinx Holdings, Inc. was purchased in December 2004 and is expected to provide annual cash flow of approximately $1,300, which is based on a floating rate of interest. The note is initially scheduled to mature in November 2007 and may be extended for two-1 year periods.



FINANCIAL CONDITION (THREE MONTHS ENDED MARCH 31, 2005)



  Uses of Cash During the Period



     There has been no material change in our financial condition since December 31, 2004. Cash and cash equivalents totaled $202,952 as of March 31, 2005, a decrease of $14,358 from the December 31, 2004 balance. Management believes we have sufficient cash balances to acquire a diversified real estate portfolio and meet our working capital needs including our distribution rate. Our use of cash during the period is described below.

  Operating Activities



     For the three-month period ended March 31, 2005, cash flows from operating activities and equity investments of $7,537 were sufficient to pay dividends to shareholders of $5,348 and meet scheduled principal payment installments on mortgage debt of $391. Annual operating cash flow is expected to increase as a result of recent investment activity. Investments completed in the quarter ended March 31, 2005 are expected to generate annual cash flow of $11,751 (subject to fluctuations in foreign currency exchange rates).



  Investing Activities



     Our investing activities are generally comprised of real estate transactions (purchases of real estate and mortgage loans collateralized by real estate) and the purchase of and sale of short-term investments and marketable securities which we intend to convert to cash.



     We completed several investments during the quarter ended March 31, 2005, including the purchase of a mortgage note receivable. These investments are described in Results of Operations above and in the accompanying condensed consolidated financial statements. Our recent investment activity was funded through the use of existing cash balances, proceeds from mortgage financings, the release of funds of $12,371 held in escrow and a portion of the proceeds from the sale of marketable securities and the issuance of our stock. During the quarter ended March 31, 2005, we had net sales (purchases less proceeds from sale) of marketable securities of $64,900, which was used to fund investment activity and for working capital needs. We also placed $4,753 in escrow in connection with a potential acquisition.



  Financing Activities



     In addition to paying dividends to shareholders and making scheduled mortgage principal payments, we obtained $121,540 in mortgage financing to fund investment activity and received $38,360 from the issuance of stock, net of costs. The decrease in proceeds from the issuance of our stock as compared to the comparable prior year period is due to the termination of our initial public offering in March 2005.



     All of our mortgage obligations are limited recourse and bear interest at fixed rates and provide for monthly or quarterly installments which include scheduled payments of principal. Accordingly, our cash flow should not be adversely affected by increases in interest rates, which are near historical lows. However, financing on future acquisitions will likely bear higher rates of interest. A lender on limited recourse mortgage debt has recourse only to the property collateralizing such debt and not to any of our other assets, while unsecured financing would give a lender recourse to all of our assets. The use of limited recourse debt, therefore, will allow us to limit our exposure of all of our assets with respect to any one debt obligation. Management believes that the strategy of combining equity and limited recourse mortgage debt will allow us to meet our short-term and long-term liquidity needs and will help to diversify our portfolio and, therefore, reduce concentration of risk in any particular lessee.



     We currently anticipate that, on average, leverage on our properties will be approximately 60% for domestic properties and 75% for our foreign properties. We do not currently plan on seeking additional sources of financing such as an unsecured line of credit; however, our financing strategies could change in the future.



  Cash Resources



     As of March 31, 2005, we had $202,952 in cash and cash equivalents as well as $15,432 in short-term instruments and $5,000 in marketable securities that we intend to convert to cash, which will primarily be used to fund future real estate investments, as well as maintain sufficient working capital balances and meet other commitments. In addition, debt may be incurred on unleveraged properties with a carrying value of $35,019 as of March 31, 2005 and any proceeds may be used to finance future real estate purchases.

  Cash Requirements



     During the next twelve months, cash requirements will include scheduled mortgage principal payment installments (we have no mortgage balloon payments scheduled until 2011), paying dividends to shareholders, funding build-to-suit commitments on projects that we currently project to total $35,657 as well as other normal recurring operating expenses. We also intend to use our cash to purchase new properties to further diversify our portfolio and maintain cash balances sufficient to meet working capital needs. Based on the projected increase in operating cash flows from new leases, and recent property acquisitions, cash flow from operations and distributions from operations of equity investments in excess of equity income is expected to be sufficient to meet operating cash flow objectives during the next twelve months.



 Other Matters



     We currently have foreign operations in and may recognize foreign currency transaction gains and losses from our foreign operations. We are likely to conduct business in other currencies as we seek to invest funds from this public offering internationally. We are subject to foreign currency exchange rate risk from the effects of changes in exchange rates. To date, we have not entered into any foreign currency forward exchange contracts to hedge the effects of adverse fluctuations in foreign currency exchange rates. We have obtained limited recourse mortgage financing at fixed rates of interest in the local currency. To the extent that currency fluctuations increase or decrease rental revenues as translated to dollars, the change in debt service, as translated to dollars, will partially offset the effect of fluctuations in revenue, and, to some extent mitigate the risk from changes in foreign currency rates.



OFF-BALANCE SHEET AND AGGREGATE CONTRACTUAL AGREEMENTS



     The table below summarizes our contractual obligations as of March 31, 2005 and the effect that such obligations are expected to have on our liquidity and cash flow in future periods.



                                       LESS THAN
                             TOTAL      1 YEAR     1-3 YEARS   3-5 YEARS   MORE THAN 5 YEARS
                            --------   ---------   ---------   ---------   -----------------
Limited recourse mortgage
  notes payable(1)........  $344,415    $15,636     $32,563     $34,182        $262,034
Deferred acquisition
  fees(1).................    14,207      3,392       8,967       1,848              --
Deposit held for future
  expansion(3)............     1,926      1,926          --          --              --
Build-to-suit
  commitment(4)...........    35,657     35,657          --          --              --
Operating leases(2).......       599         41          97         102             359
                            --------    -------     -------     -------        --------
                            $396,804    $56,652     $41,627     $36,132        $262,393


---------------


(1)Amounts are inclusive of principal and interest.



(2)Operating lease obligations consist primarily of our share of minimum rents payable under an office cost-sharing agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities.



(3) In connection with the acquisition of the Polestar Petty property in 2004, we entered into an agreement to fund a future expansion at the property.



(4) Represents remaining build-to-suit commitments for two projects. Commitments include a project in Woodlands, Texas where estimated total construction costs are currently projected to total $38,025, of which $7,842 was funded as of March 31, 2005 and a project in Thailand where estimated total construction costs are currently projected to total $5,474 (subject to fluctuations in foreign currency exchange rates).



SUBSEQUENT EVENT



     In May 2005, we and CPA(R):15, through 70% and 30% interests, respectively, purchased properties located in Stuart, Florida, Portsmouth, Rhode Island, Southwest Harbor and Trenton, Maine, for $58,115 and entered into a net lease with The Hinckley Company. The lease has an initial term of 25 years with two five-year renewal terms followed by two ten-year renewal terms unless The Hinckley Company affirmatively elects not to renew the lease. The lease provides for initial annual rent of $5,162. Limited recourse mortgage financing of $35,000 was obtained in connection with this purchase.



FINANCIAL CONDITION (FOR THE YEAR ENDED DECEMBER 31, 2004)



  Uses of Cash During the Year



     Prior to December 31, 2003, we had no substantive operating history and our cash balances consisted of funds received from our advisor to purchase the initial 20,000 shares. From December 31, 2003 through December 31, 2004, we raised funds from our initial public offering and commenced real estate operations. Cash and cash equivalents totaled $217,310 as of December 31, 2004. Management believes we have sufficient cash balances, along with marketable securities of $69,900 which we intend to convert to cash, to invest in a diversified real estate portfolio and meet working capital needs. Our use of cash during the period is described below.



  Operating Activities



     For the year ended December 31, 2004, cash flows from operating activities were $7,584 and combined with distributions from equity investments totaled $8,569, and which was sufficient to pay dividends to shareholders of $5,918 and meet scheduled mortgage principal installment payments of $344.



  Investing Activities



     For the year ended December 31, 2004, we used $242,981 to invest in real estate interests, including a mortgage loan participation and ownership interests in equity investments. As of December 31, 2004, we placed $22,829 in escrow accounts, of which $11,021 was used in January 2005 to invest in a 40% interest in a property in Helsinki, Finland, owned with an affiliate, $9,960 represents deposits which we intend to use to invest in properties in France and Belgium, with substantially all of the remainder to be used to fund an expansion at a leased property. During 2004, we purchased $9,732 in short-term investments (i.e., money-market type investments with maturities of more than 90 days but less than one year and which we expect to redeem for cash) and as of December 31, 2004, hold $69,900 of auction-rate securities which management believes provide a more favorable yield than short-term investments.



  Financing Activities



     For the year ended December 31, 2004, we raised $465,143 net of costs, from our initial public offering, obtained $95,937 in mortgage financing to finance investments, paid $1,294 in financing costs and related deposits and paid dividends to shareholders of $5,918. A quarterly dividend of $5,353 was paid in January 2005.

  Cash Resources



     As of December 31, 2004, we had $217,310 in cash and cash equivalents as well as $9,753 in short-term instruments and $69,900 in marketable securities we intended primarily be used to fund future real estate investments, as well as maintain sufficient working capital balances and meet other commitments.



CRITICAL ACCOUNTING ESTIMATES



     A summary of our significant accounting policies is described in Note 2 to the Consolidated Financial Statements for the year ended December 31, 2004. Many of these accounting policies require certain judgment and the use of certain estimates and assumptions when applying these policies in the preparation of our consolidated financial statements. On a quarterly basis, we evaluate these estimates and judgments based on historical experience as well as other factors that we believe to be reasonable under the circumstances. These estimates are subject to change in the future if underlying assumptions or factors change. Certain accounting policies, while significant, may not require the use of estimates. Those accounting policies that require significant estimation and/or judgment are listed below.



  Classification of Real Estate Assets



     We classify our directly owned leased assets for financial reporting purposes as either real estate leased under the operating method or net investment in direct financing leases at the inception of a lease. This classification is based on several criteria, including, but not limited to, estimates of the remaining economic life of the leased assets and the calculation of the present value of future minimum rents. In determining the classification of a lease, we use estimates of remaining economic life provided by third party appraisals of the leased assets. The calculation of the present value of future minimum rents includes determining a lease's implicit interest rate, which requires an estimate of the residual value of leased assets as of the end of the non-cancelable lease term. Different estimates of residual value result in different implicit interest rates and could possibly affect the financial reporting classification of leased assets. The contractual terms of our leases are not necessarily different for operating and direct financing leases; however the classification is based on accounting pronouncements which are intended to indicate whether the risks and rewards of ownership are retained by the lessor or substantially transferred to the lessee. Management believes that it retains certain risks of ownership regardless of accounting classification. Assets classified as net investment in direct financing leases are not depreciated and, therefore, the classification of assets may have a significant impact on net income even though it has no effect on cash flows.



  Identification of Tangible and Intangible Assets in Connection with Real Estate Acquisitions



     In connection with the acquisition of properties, purchase costs are allocated to tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of tangible assets, consisting of land, buildings and tenant improvements, is determined as if vacant. Intangible assets including the above-market value of leases, the value of in-place leases and the value of tenant relationships are recorded at their relative fair values. Below-market value of leases are also recorded at their relative fair values and are included in other liabilities in the accompanying financial statements.



     The value attributed to tangible assets is determined in part using a discount cash flow model which is intended to approximate what a third party would pay to purchase the property as vacant and rent at current "market" rates. In applying the model, we assume that the disinterested party would sell the property at the end of a market lease term. Assumptions used in the model are property-specific as it is available; however, when certain necessary information is not available, we will use available regional and property-type information. Assumptions and estimates include a discount rate or internal rate of return, marketing period necessary to put a lease in place, carrying costs during the marketing period, leasing commissions and tenant improvements allowances, market rents and growth factors of such rents, market lease term and a cap rate to be applied to an estimate of market rent at the end of the market lease term.



     Above-market and below-market lease intangibles are based on the difference between the market rent and the contractual rents and are discounted to a present value using an interest rate reflecting our current assessment of the risk associated with the lease acquired. We acquire properties subject to net leases and consider the credit of the lessee in negotiating the initial rent.



     The total amount of other intangible assets is allocated to in-place lease values and tenant relationship intangible values based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with each tenant. Characteristics we consider in allocating these values include the nature and extent of the existing relationship with the tenant, prospects for developing new business with the tenant, the tenant's credit quality and the expectation of lease renewals, among other factors. Third party appraisals or our estimates are used to determine these values. Intangible assets for above-market and below-market leases, in-place lease intangibles and tenant relationships are amortized over their estimated useful lives. In the event that a tenant terminates its lease, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, are charged to expense.



     Factors considered include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Estimated carrying costs include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on assessments of specific market conditions. Estimated costs to execute leases include commissions and legal costs to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property.



 Impairments



     Impairment charges may be recognized on long-lived assets, including but not limited to real estate, direct financing leases, assets held for sale and equity investments. Estimates and judgments are used when evaluating whether these assets are impaired. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, we perform projections of undiscounted cash flows, and if such cash flows are insufficient, the assets are adjusted (i.e., written down) to their estimated fair value. An analysis of whether a real estate asset has been impaired requires us to make our best estimate of market rents, residual values and holding periods. In our evaluations, we generally obtain market information from outside sources; however, such information requires us to determine whether the information received is appropriate to the circumstances. As our investment objective is to hold properties on a long-term basis, holding periods used in the analyses generally range from five to ten years. Depending on the assumptions made and estimates used, the future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We will consider the likelihood of possible outcomes in determining the best possible estimate of future cash flows. Because in most cases, each of our properties is leased to one tenant, we are more likely to incur significant writedowns when circumstances change because of the possibility that a property will be vacated in its entirety and, therefore, it is different from the risks related to leasing and managing multi-tenant properties. Events or changes in circumstances can result in further noncash writedowns and impact the gain or loss ultimately realized upon sale of the assets.



     We perform a review of our estimate of residual value of our direct financing leases at least annually to determine whether there has been an other than temporary decline in the current estimate of residual value of the underlying real estate assets (i.e., the estimate of what we could realize upon sale of the property at the end of the lease term). If the review indicates a decline in residual value, that is other than temporary, a loss is recognized and the accounting for the direct financing lease will be revised to reflect the decrease in the expected yield using the changed estimate, that is, a portion of the future cash flow from the lessee will be recognized as a return of principal rather than as revenue. While an evaluation of potential impairment of real estate accounted for under the operating method is determined by a change in circumstances, the evaluation of a direct financing lease can be affected by changes in long-term market conditions even though the obligations of the lessee are being met. Changes in circumstances include, but are not limited to, vacancy of a property not subject to a lease and termination of a lease. We may also assess properties for impairment because a lessee is experiencing financial difficulty and because management expects that there is a reasonable probability that the lease will be terminated in a bankruptcy organization or a property remains vacant for a period that exceeds the period anticipated in a prior impairment evaluation.



     Investments in unconsolidated joint ventures are accounted for under the equity method and are recorded initially at cost, as equity investments and subsequently adjusted for our proportionate share of earnings and cash contributions and distributions. On a periodic basis, we assess whether there are any indicators that the value of equity investments may be impaired and whether or not that impairment is other than temporary. To the extent impairment has occurred, the charge shall be measured as the excess of the carrying amount of the investment over the fair value of the investment.



     When we identify assets as held for sale, we discontinue depreciating the assets and estimate the sales price, net of selling costs, of such assets. If in our opinion, the net sales price of the assets, which have been identified for sale, is less than the net book value of the assets, an impairment charge is recognized and a valuation allowance is established. To the extent that a purchase and sale agreement has been entered into, the allowance is based on the negotiated sales price. To the extent that we have adopted a plan to sell an asset but have not entered into a sales agreement, we will make judgments of the net sales price based on current market information. Accordingly, the initial assessment may be greater or less than the purchase price subsequently committed to and may result in a further adjustment to the fair value of the property. If circumstances arise that previously were considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, the property is reclassified as held and used. A property that is reclassified is measured and recorded individually at the lower of (a) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, (b) the fair value at the date of the subsequent decision not to sell, or (c) the current carrying value.



Provision for Uncollected Amounts from Lessees



     On an ongoing basis, we assess our ability to collect rent and other tenant-based receivables and determine an appropriate allowance for uncollected amounts. Because our real estate operations have a limited number of lessees, we believe that it is necessary to evaluate the collectibility of these receivables based on the facts and circumstances of each situation rather than solely use statistical methods. We will generally recognize a provision for uncollected rents and other tenant receivables that typically range between 0.25% and 1% of lease revenues (rental income and interest income from direct financings leases) and will measure our allowance against actual rent arrearages and adjust the percentage applied. For amounts in arrears, we make subjective judgments based on our knowledge of a lessee's circumstances and may reserve for the entire receivable amount from a lessee because there has been significant or continuing deterioration in the lessee's ability to meet its lease obligations. Based on actual experience during 2004, we did not record a provision for uncollected amounts as substantially all amounts due as of December 31, 2004, have been collected.



Interest to be Capitalized in Connection with Real Estate Under Construction



     Operating real estate is stated at cost less accumulated depreciation. Costs directly related to build-to-suit projects, primarily interest, if applicable, are capitalized. We consider a build-to-suit project as substantially completed upon the completion of improvements, but no later than a date that is negotiated and stated in the lease. If portions of a project are substantially completed and occupied and other portions have not yet reached that stage, the substantially completed portions are accounted for separately. We allocate costs incurred between the portions under construction and the portions substantially completed and only capitalize those costs associated with the portion under construction. We do not have a credit facility and determine an interest rate to be applied for capitalizing interest based on an average rate on our outstanding limited recourse mortgage debt.



RECENT ACCOUNTING PRONOUNCEMENTS



     In December 2004, the FASB issued Statement No. 153, Exchange of Non-monetary Assets -- an amendment of APB Opinion No. 29 ("SFAS No. 153"). The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion No. 29 to eliminate the exception for non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The impact of adopting SFAS No. 153 did not have a material adverse impact on our financial position or results of operations.



     Emerging Issues Task Force ("EITF") Issue 04-5, Investor's Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights, ("EITF 04-5") was ratified by the FASB in June 2005. At issue is what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with U.S. generally accepted accounting principles. The assessment of limited partners' rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when an investor becomes the sole general partner and should be reassessed if (i) there is a change to the terms or in the exercisability of the rights of the limited partners, (ii) the sole general partner increases or decreases its ownership of limited partnership interests, or (iii) there is an increase or decrease in the number of outstanding limited partnership interests. This issue is effective no later than for fiscal years beginning after December 15, 2005 and as of June 29, 2005 for new or modified arrangements. The impact of adopting EITF 04-5 is not expected to have a material adverse impact on our financial position or results of operations.

                         DESCRIPTION OF THE PROPERTIES


     W. P. Carey is actively seeking and evaluating various potential property acquisitions and is engaging in discussions with sellers regarding the purchase of properties for us. During the continuation of this offering, and at such time during the negotiations of a potential property acquisition when W. P. Carey believes a reasonable probability exists that such property will be acquired by us, this prospectus will be supplemented to disclose such potential property acquisition. Based on W. P. Carey's experience and acquisition methods, this generally will occur upon the signing of a legally binding purchase agreement or after the execution of a letter of intent to purchase a property and the obtaining of a commitment for financing and approval by the investment committee, but may occur before or after such events depending on the particular circumstances surrounding each potential acquisition. Any such supplement to this prospectus will set forth available data with respect to the acquisition including the proposed terms of the purchase, a description of the property to be acquired, and other information considered appropriate for an understanding of the transaction. Further data will be made available after any acquisition has been consummated during this offering also by means of a supplement to this prospectus. See "Reports to Shareholders" for a description of other reports to shareholders which will describe property acquisitions.



     Our tenants generally will be required to maintain insurance on the leased properties. While we anticipate that each of our properties will be adequately insured, we will maintain a contingent, blanket building, business personal property and business income policy covering all of our properties, as well as a comprehensive commercial general liability policy covering our properties. Properties that are not net-leased will either be insured by tenants or by CPA(R):16 - Global.



     We expect to invest in properties historically used for industrial, manufacturing, and commercial purposes. We therefore may own properties that have known or potential environmental contamination as a result of historical operations. Buildings and structures on the properties we purchase may have known or suspected asbestos-containing building materials. Our properties are currently used for industrial, manufacturing, and commercial purposes, and some of our tenants may handle hazardous or toxic substances, generate hazardous wastes, or discharge regulated pollutants to the environment. We may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. Leasing properties to tenants that engage in these activities, and owning properties historically and currently used for industrial, manufacturing, and commercial purposes, will cause us to be subject to the risk of liabilities under environmental laws.



     Under various environmental laws, a current or previous owner or operator of real estate may be required, regardless of prior knowledge or responsibility, to investigate, remove or remediate the effects of hazardous or toxic substances released on or from the property. Such owners and operators also may be held liable to a governmental entity or to third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from a property.



     Our costs of investigation, remediation or removal of hazardous or toxic substances, or for third-party claims for damages, may be substantial. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or to borrow using the property as collateral.



     Certain laws govern the monitoring and management of materials known or suspected to contain asbestos. These laws may impose liability for release of asbestos-containing materials (ACMs) and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. In addition, these laws impose requirements concerning the management and monitoring of known or suspected ACMs, and the removal, encapsulation or disturbance of ACMs when such materials are in poor condition or in the event of reconstruction, remodeling, renovation, or demolition of a building.

     In order to mitigate environmental risks, in connection with the purchase of our properties we conduct, or require seller to conduct, evaluations of the physical condition of properties and Phase I or similar environmental site assessments (including a visual inspection for the potential presence of asbestos) in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. If potential environmental liabilities are identified, we generally require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and indemnifying us against any potential claims, losses, or expenses arising from such matters. Material environmental conditions, liabilities or compliance concerns may arise after the environmental review has been completed, and future laws, ordinances or regulations may impose material new or additional environmental liability. In addition, environmental liabilities, or costs or operating limitations imposed on a tenant to comply with environmental laws, could affect its ability to make rental payments to us. Our leases generally require tenants to comply with environmental laws and to indemnify us from all liabilities and losses related to the leased properties with provisions of such indemnification specifically addressing environmental matters. Where such contractual protections are used, circumstances may arise in which a tenant fails, or is unable, to fulfill its contractual obligations. In certain circumstances, leases allow us to require financial assurances from tenants such as escrowed deposits, performance bonds or letters of credit if the costs of addressing environmental conditions on a property are, in our estimation, in excess of specified amounts.



     We cannot assure you that:



      -- the environmental assessments described above have identified all potential environmental liabilities;



      -- no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;



      -- no environmental liabilities have developed since the environmental assessments were prepared;



      -- the condition of land or operations in the vicinity of our properties, such as the presence of underground storage tanks, will not affect the environmental condition of our properties;



      -- future uses or conditions, including, without limitation, changes in applicable environmental laws and regulations, will not result in the imposition of environmental liability; and



      -- no environmental liabilities will develop at properties that we have sold for which we may have liability.


     We are required to provide certain financial information with respect to properties we acquire that are deemed significant under SEC rules (Rule 3-14 of Regulation S-X) based on our total investment in the properties. We provide information regarding the tenant for these significant properties because under net leases, we believe the financial condition of the tenant is more important than financial information relating to the operation of the property. Furthermore, information regarding the operation of the property is often not reliable.


     We have used $585.5 million, which is the amount of our total assets at the latest audited year-end balance sheet date, as the base for measuring which properties are significant. For the properties for which our total investment as of the date of this prospectus exceeds 10% but not 20% of this amount, we are required to provide summary financial information. For those properties for which our total investment as of the date of this prospectus is in excess of 20% of this amount, we are required to provide audited financial statements of the tenant that comply with accounting principles generally accepted in the United States of America. We have completed two acquisitions for which our total investment exceeded 10% but not 20% of the amount of our total assets at the latest audited year-end balance sheet date. None of our acquisitions have exceeded 20% of the amount of our total assets at the latest audited year-end balance sheet date. With respect to properties which we acquire jointly with another CPA(R) fund or funds, we determine our total investment by calculating our percentage ownership in relation to the total purchase price of the property.

     The following table provides certain summarized information with respect to all the properties we have acquired to date:


                                                                                    PRIMARY   APPROXIMATE
                                                                       PURCHASE     PROPERTY    SQUARE
LESSEE                                   PROPERTY LOCATION              PRICE*        TYPE      FOOTAGE
------                                   -----------------             --------     --------  -----------
Actuant Corporation and GB      Kahl am Main, Germany                $ 16,768,815       1,2       306,000
 Tools and Supplies, Inc.(1)
U-Haul Moving Partners, Inc.    Various(3)                            312,445,026         4     5,814,000
 and Mercury Partners, LP (2)
Polestar Petty Limited(4)       Leeds, UK                              27,920,501       1,3       200,000
Castle Rock Industries          Englewood, CO                          13,764,817         1       357,000
 Inc., Professional Chemicals   Chandler, AZ
 Corporation, T&G Management
 Services, Inc. and Windsor
 Industries, Incorporated
Foss Manufacturing Company,     Hampton, NH                            32,170,523         1       528,000
 Inc.
TietoEnator Corporation (5)     Espoo, Finland                         97,763,109         3       466,000
Thales SA (6)                   Guyancourt,                           103,186,152       1,3     1,620,000
                                Conflans Saint Honorine, Ymare,
                                Aubagne and Laval, France
PlyGem Industries, Inc. (9)     Kearney, MO                            37,884,817         1     2,093,000
                                Martinsburg, WV
                                Middlesex, PA
                                Calgary, Canada
                                Wallbridge, OH
                                York, NE
                                Fair Bluff, NC
                                Rocky Mount, VA
Xpedite Systems, Inc.           Tinton Falls, NJ                       15,522,251         3        90,000
Huntsman LLC                    Woodlands, TX                          39,989,529         3       282,000
                                                                                              (construction
                                                                                                total)
Plantasjen ASA (12)             Vantaa, Finland, Linkoping, Sweden     30,906,841         4       150,000
Pohjola Non-Life Insurance      Helsinki, Finland                     113,513,922         3       340,000
 Company Ltd. (13)
HMS Healthcare, Inc.            Southfield, MI                         18,731,937         3        94,000
Clean Earth Kentucky, LLC       Cynthiana, KY                           7,366,492       1,3       328,000
Precise Technology, Inc.        Buffalo Grove, IL                      16,469,372       1,3       265,000
LFD Manufacturing Ltd. and IDS  Lamlukka and Bangpa-In, Thailand       23,688,824       1,2       665,000
 Logistics (Thailand) Ltd.
 (15)
Finisar Corporation             Allen, TX, Sunnyvale, CA               29,292,330         3       252,000
Metals America, Inc.            Shelby, NC                              7,436,520         1       170,000
Rinker Materials PolyPipe,      Fernley, NV                             8,713,508         1       243,000
 Inc.                           Sandersville, GA
                                Erwin, TN
                                Gainesville, TX
Telcordia Technologies, Inc.    Piscataway, NJ                        116,459,046         3       891,000
The Hinckley Company(16)        Stuart, FL                             58,318,586         1       500,000
                                Southwest Harbor, ME
                                Trenton, ME
                                Portsmouth, RI
MetoKote Corporation            Huber Heights, Sheffield               42,087,927         1     3,243,900
                                Village, and Lima, OH
                                Lebanon, TN,
                                Peru, IL,
                                Ontario, Canada and Coahuila,
                                Mexico
Hellweg Die Profi-Baumarkte     Arnstadt, Borken, Bunde, Dorsten,     154,364,173         4     1,300,000
 Gmbh and Co.(18)               Duisburg, Freiberg, Gutersloh, Bad
                                Salzungen, Monheim, Oberhausen,
                                Osnabruck, Rodewisch, Schmalkalden,
                                St. Augustin, Stendal, and
                                Wuppertal, Germany
Career Education Corp.          Nashville, TN                          10,540,705         3        66,263
Police Prefecture, French       Paris, France                         107,073,652         3       111,000
 Government(19)
Pressac Decorative Systems(21)  Bishopbriggs, Scotland                 12,701,803(22)       1        (21)

                                  INITIAL           RENT
                                  ANNUAL          INCREASE        LEASE     MAXIMUM   AMOUNT OF       DATE OF
LESSEE                            RENT**           FACTOR       EXPIRATION   TERM     FINANCING     ACQUISITION
------                            -------         --------      ----------  -------   ---------     -----------
Actuant Corporation and GB      $ 1,596,282          (7)              1/21     1/31  $ 11,053,050    12/11/03 &
 Tools and Supplies, Inc.(1)                                                                               5/04
U-Haul Moving Partners, Inc.     28,541,115          (8)            4/15 &   4/35 &   183,000,000       4/29/04
 and Mercury Partners, LP (2)                                         4/25     4/44
Polestar Petty Limited(4)         2,116,370     2.5% per year         5/29     5/29    18,840,150       5/05/04
Castle Rock Industries            1,327,620          CPI              6/24     6/44     9,300,000       6/02/04
 Inc., Professional Chemicals
 Corporation, T&G Management
 Services, Inc. and Windsor
 Industries, Incorporated
Foss Manufacturing Company,       3,194,565          CPI              7/24     7/44    17,000,000       7/01/04
 Inc.
TietoEnator Corporation (5)       6,984,605      Finnish CPI          1/17     1/32    70,996,640       7/08/04
Thales SA (6)                     9,744,717      INSEE Index          8/11     8/20    76,656,682     7/26/04 &
                                                                                                        8/03/04
PlyGem Industries, Inc. (9)       3,510,137          (9)              8/24     8/44    21,241,250       8/27/04
Xpedite Systems, Inc.             1,395,000         (10)              6/16     6/26    10,250,000       9/16/04
Huntsman LLC                      3,648,000      2% per year          (11)     (11)            --       9/30/04
Plantasjen ASA (12)               2,161,659       Finnish,          8/24 &     8/44    19,929,424      12/27/04
                                                 Swedish CPI          8/29     8/49
Pohjola Non-Life Insurance        8,127,600      Finnish CPI          7/15     7/20    84,662,500        1/3/05
 Company Ltd. (13)
HMS Healthcare, Inc.              1,228,354(14)     (14)              1/25     1/45     9,100,000        1/3/05
Clean Earth Kentucky, LLC           710,500          CPI              1/25     1/45     4,550,000       1/14/05
Precise Technology, Inc.          1,447,625          CPI              1/25     1/45                     1/18/05
LFD Manufacturing Ltd. and IDS    1,495,065       Thai CPI           12/19    12/34    15,340,000       1/27/05
 Logistics (Thailand) Ltd.
 (15)
Finisar Corporation               2,950,510       2.25% per           2/20     2/40    17,000,000        2/4/05
                                                    year
Metals America, Inc.                651,000          CPI              2/25     2/45     4,000,000        2/9/05
Rinker Materials PolyPipe,          786,600          CPI              2/25     2/45     5,000,000       2/25/05
 Inc.
Telcordia Technologies, Inc.      8,913,190          CPI              9/23     9/43    79,686,000       3/15/05
The Hinckley Company(16)          5,161,500          CPI              4/30     4/60    35,000,000        5/6/05
MetoKote Corporation              3,660,793         (17)              5/25     5/45    26,000,000       5/27/05
                                                                      7/25     7/45                     7/15/05
Hellweg Die Profi-Baumarkte      12,552,050      German CPI           6/30     6/35   106,366,200        6/9/05
 Gmbh and Co.(18)
Career Education Corp.              474,728         (20)              6/19     6/29     6,500,000       6/24/05
Police Prefecture, French         6,058,085         INSEE             6/19     6/19    78,585,000       7/14/05
 Government(19)
Pressac Decorative Systems(21)      565,500(23) Scottish CPI          (21)     (21)     4,225,000(23)         N/A

---------------

Property Types are coded as follows: 1 - Industrial/Manufacturing;
2 - Distribution/Warehouse; 3 - Office/Research; 4 - Retail; 5 - Other

   * Purchase price means the contractual purchase price plus acquisition fees and transaction closing costs. Includes an acquisition expense allowance of 0.5% of the contract purchase price of each of our acquired properties or funds advanced for loans secured by real estate with the proceeds from our initial public offering which was previously paid by us to our advisor. We will continue to pay this allowance for investments made with proceeds of our initial public offering. There will be no such allowance payable to our advisor for future investments made by us with the proceeds of this offering, although we will be responsible for the payment of all acquisition expenses.


  ** With respect to the calculation of rents on foreign properties, dollar amounts have been translated from the respective foreign currencies using the exchange rate as the date of acquisition.


 (1) Values reflect 100% of this property. CPA(R):16 -- Global holds a 50% interest and the remaining interest is held by Corporate Property Associates 15 Incorporated (an affiliate). Dollar amounts have been translated from the Euro using the exchange rate as of the date of acquisition of $1.2218.

 (2) Values reflect 100% of this property. CPA(R):16 -- Global holds a 30.77% interest and the remaining interests are held by affiliates Corporate Property Associates 15 Incorporated (57.69%) and Corporate Property Associates 14 Incorporated (11.54%).
 (3) Mobile, Oxford, AL; Fountain Hills, Peoria, Phoenix, Phoenix West (4 locations), Prescott, Surprise, AZ; Aurora South, Denver South, Littleton, CO; Fort Myers, Jacksonville, Key Largo, Ocoee, Orange City, Orlando (3 locations), Orlando North, Sanford, Tampa, Winter Park, FL; Conyers, Kennesaw, Lawrenceville, Riverdale, Snellville, Smyrna, GA; Alsip, Aurora, Crystal Lake, Napersville, IL; Merrillville, IN; Lenexa, KS; Bossier City, LA; Capital Heights, MD; Chicopee, Stoughton, MA; Apple Valley, MN; Hattiesburg, MS; O'Fallon, St. Charles, MO; Henderson, Las Vegas (3 locations), North Las Vegas, NV; Pennsauken, NJ; Rio Rancho, NM; Bronx, NY; Gastonia, NC; Columbus, OH; Stillwater, OK; Brentwood, TN; Arlington, Austin, Dallas, DeSoto, El Paso, Forth Worth, Grape Vine, Houston North, Houston South (2 locations), Killeen, League City, Lewisville, McKinney, Plano, TX; Chantilly, Colonial Heights, Manassas, Newington, Woodbridge, VA.

 (4) Dollar amounts have been translated from the Pound Sterling using the exchange rate as of the date of acquisition of $1.79430.

 (5) Values reflect 100% of this property. CPA(R):16 -- Global holds a 40% interest and the remaining interest is held by Corporate Property Associates 15 Incorporated (an affiliate). Dollar amounts have been translated from the Euro using the exchange rate as of the date of acquisition of $1.23670.
 (6) Values reflect 100% of this property. CPA(R):16 -- Global holds a 35% interest and the remaining interest is held by Corporate Property Associates 15 Incorporated (an affiliate). Dollar amounts have been translated from the Euro using the exchange rate as of the dates of acquisition of $1.210700 and $1.203200.
 (7) The rent will increase by the lesser of 400% of the German Consumer Price Index, or 3.75% of the prior year's rent.

 (8) These properties are subject to two leases. The rent under each lease will be increased on the fifth anniversary of commencement, and every five years thereafter, by the CPI.


 (9) Dollar amounts related to the Canadian property have been translated from the Canadian Dollar using the exchange rate as of the date of acquisition of $0.76490. These properties are subject to two leases. The rent under each lease will be increased annually based on increases in the US and Canadian CPI.


(10) The property is subject to an assumed lease with stated rent increases in years two and seven from the date of acquisition.


(11) There is a primary construction term followed by an initial lease term of 17 years, followed by four renewal terms of 5 years each.


(12) Dollar amounts have been translated from the Euro using the exchange rate as of the date of acquisition of $1.3538 for the Finland property and from the Swedish Kroner using the exchange rate as of the date of acquisition of $0.1503 for the Sweden property.


(13) Values reflect 100% of this property. CPA:16 -- Global holds a 40% interest and the remaining interest is held by Corporate Property Associates 15 Incorporated (an affiliate). Dollar amounts have been translated from the Euro using the exchange rate as of the date of acquisition of $1.3546.


(14) Two shorter term leases were also assumed in connection with the acquisition of this property, one of which provides an additional $318,465 in annual rent through December 2005, and one of which provides an additional $62,977 in annual rent through December 2010. The primary lease provides for rent increases of 6.903% every three years.


(15) Dollar amounts have been translated from the Thai baht using the exchange rate as of the date of acquisition of $0.026.


(16) Values reflect 100% of this property. CPA(R):16 -- Global holds a 70% interest and the remaining interest is held by Corporate Property Associates 15 Incorporated (an affiliate).


(17) These properties are subject to three leases. The rent under each lease will be increased annually based on increases in the US, Canadian and Mexican CPI. Dollar amounts related to the Canadian property have been translated from the Canadian Dollar using the exchange rate as of the date of acquisition of $.7894.


(18) Values reflect 100% of this property. CPA(R):16 -- Global holds 25% interest and the remaining interest is held by Corporate Property Associates 15 Incorporated (an affiliate).


(19) Values reflect 100% of this property. CPA(R):16 -- Global holds 50% interest and the remaining interest is held by Corporate Property Associates 15 Incorporated (an affiliate).


(20) The property is subject to an assumed lease. The tenant will increase its occupancy at the property in stages as the property is being retrofitted to their specifications per an existing agreement with the former owner of the property. It is expected that the tenant will take full occupancy by January 1, 2007. Monthly rent will increase accordingly to reflect occupancy of the additional space, followed by annual rent increases of 3%.


(21) This is a proposed acquisition which has not closed as of the date of this prospectus.


(22) This dollar amount is based on the exchange rate as of March 31, 2005.


(23) The expected rent amount and loan amount for this proposed acquisition have not been converted into dollar amounts. These amounts noted in this table are in British pounds and will be converted to dollar amounts using the exchange rate as of the date of acquisition.

     Set forth below is information about each of our properties and mortgage loan investments. Information regarding lessees and borrowers was derived by us based upon publicly available information as of the time we decided to acquire the particular investment. We have not updated, and do not undertake to update, this information since the respective dates as of which it was originally prepared.



ACTUANT CORPORATION


  Acquisition


     In December 2003 we acquired, through a subsidiary, a 0.01% interest in a facility purchased by us and CPA(R):15, an affiliate, from Actuant Corporation or Actuant, and GB Tools and Supplies, Inc., ("GB") and leased back to Actuant and GB. In May 2004 we exercised an option to increase our interest in the facility to 50%, by purchasing the additional interest from CPA(R):15. The facility is used for light manufacturing, warehouse and distribution and office space located in Kahl am Main, Germany.


  Purchase Terms


     The total cost of the facility, including the acquisition fee payable to Carey Asset Management, was E13,724,681, or $16,768,815 based on the exchange rate at the time of closing. We and CPA(R):15 paid at closing an acquisition fee of $415,796 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of $332,636, our portion of which is payable in three equal annual installments over the next three years, but only if we achieve the six percent preferred return. We paid Carey Asset Management an acquisition expense allowance of $41,000 in connection with the transaction. The cost of our 50% interest, net of mortgage proceeds received on the property, was $2,962,133.


  Description of Lease


     The facilities are leased to Actuant and GB under an absolute net lease. The tenants will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 17 years, followed by two 5-year renewal terms at the option of Actuant and GB. The initial aggregate annual rent under the lease is E1,306,500, or $1,596,282 based on the exchange rate as of the time of closing, payable quarterly in advance in equal installments of E326,625, or approximately $399,000 based on the exchange rate as of the time of closing. Additionally, the lease provides for annual rent to be increased by the lesser of 400% of the German CPI, or 3.75% of the prior year's rent. We will receive our proportionate share of the rent.


  Description of Financing


     On May 7, 2004 we obtained mortgage financing for the facility from General Motors Acceptance Corp. in the amount of E9,300,000, or $11,053,050 based on the exchange rate as of the date of the loan closing. The loan provides for quarterly payments of interest and principal of E194,328, or approximately $240,000 based on the exchange rate as of the date of the loan closing, at an annual fixed interest rate of 6.82%, based on a 25 year amortization schedule. The loan matures in May 2014, at which point a balloon payment is due.



  Description of Actuant



     Actuant has advised us that it is a diversified global manufacturer and marketer of a broad range of industrial products and systems, organized into two reportable segments, Tools & Supplies and Engineered Solutions. The Tools & Supplies segment is primarily involved in the design, manufacture and distribution of branded hydraulic and electrical tools and supplies to the retail, construction, electrical wholesale, industrial, production automation and marine markets. The Engineered Solutions segment primarily focuses on developing and marketing highly engineered position and motion control systems for original equipment manufacturers in the recreational vehicle, automotive, truck, and other industrial markets.

U-HAUL MOVING PARTNERS, INC. AND MERCURY PARTNERS, LP

  Acquisition


     On April 29, 2004, through a partnership with two affiliates (CPA(R):14 and CPA(R):15) in which we own a 30.77% interest, we acquired seventy-eight retail self-storage and truck rental facilities operated under the U-Haul brand name located in twenty-four states and leased them back to Mercury Partners, LP, or Mercury and U-Haul Moving Partners, Inc. or U-Haul (collectively the "tenants"), pursuant to two separate leases. CPA(R):14 and CPA(R):15 own the remaining 11.54% and 57.69% interests in the partnership, respectively. The facilities are in the following locations:


Alabama:          Mobile, Oxford
Arizona:          Fountain Hills, Peoria, Phoenix, Phoenix West (4 locations),
                  Prescott, Surprise
Colorado:         Aurora South, Denver South, Littleton
Florida:          Fort Myers, Jacksonville, Key Largo, Ocoee, Orange City,
                  Orlando (3 locations), Orlando North, Sanford, Tampa, Winter
                  Park
Georgia:          Conyers, Kennesaw, Lawrenceville, Riverdale, Snellville,
                  Smyrna
Illinois:         Alsip, Aurora, Crystal Lake, Napersville
Indiana:          Merrillville
Kansas:           Lenexa
Louisiana:        Bossier City
Maryland:         Capital Heights
Massachusetts:    Chicopee, Stoughton
Minnesota:        Apple Valley
Mississippi:      Hattiesburg
Missouri:         O'Fallon, St. Charles
Nevada:           Henderson, Las Vegas (3 locations), North Las Vegas
New Jersey:       Pennsauken
New Mexico:       Rio Rancho
New York:         Bronx
North Carolina:   Gastonia
Ohio:             Columbus
Oklahoma:         Stillwater
Tennessee:        Brentwood
Texas:            Arlington, Austin, Dallas, DeSoto, El Paso, Fort Worth,
                  Grape Vine, Houston North, Houston South (2 locations),
                  Killeen, League City, Lewisville, McKinney, Plano
Virginia:         Chantilly, Colonial Heights, Manassas, Newington, Woodbridge

  Purchase Terms


     The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was $312,445,026, an amount less than the appraised value of the facility (CPA(R):16 - Global's share of the purchase price was $96,139,335). We and our affiliates paid at closing an acquisition fee of $7,811,000 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of $6,249,000, our portion of which is payable in three equal annual installments over the next three years, but only if we achieve the six percent preferred returns. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $480,697.


  Description of Leases

     Each location listed above (with the exception of the Smyrna, GA location which contains a truck rental facility only) contains a self-storage facility and a truck rental facility, each of which is the subject of a separate master lease. The self-storage facilities are leased to Mercury, and the truck rental facilities are leased to U-Haul, each under an absolute net and bond-type master lease. The tenants will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities.



     The initial term of the Mercury lease is 20 years. The lease will automatically renew for two 10-year periods, unless Mercury affirmatively elects not to renew. The initial aggregate annual rent under the lease is $18,551,115, payable quarterly in advance in equal installments of $4,637,779. Additionally, the lease provides for annual rent to be increased on the fifth anniversary of the day on which the first full quarterly installment of basic rent is due and payable, and every 5 years thereafter, by the percentage increase in the CPI. The Mercury lease is guaranteed by Mercury 99, LLC, an entity that owns a 99% ownership interest in Mercury.



     The initial term of the U-Haul lease is 10 years, followed by two 10-year renewal terms, at the option of U-Haul. The initial aggregate annual rent under the lease is $9,990,000, payable quarterly in advance in equal installments of $2,497,500. Additionally, the lease provides for annual rent to be increased on the fifth anniversary of the day on which the first full quarterly installment of basic rent is due and payable, and every 5 years thereafter, by the rate of the CPI. The U-Haul lease is guaranteed by U-Haul International, Inc. In addition, Mercury 99, LLC has guaranteed U-Haul International, Inc.'s obligations under its lease. In the event of default, termination or expiration of the U-Haul lease, Mercury 99, LLC will automatically assume the obligations of the U-Haul lease and Mercury 99, LLC will continue to lease the self-storage facilities and shall lease the truck rental facilities pursuant to the terms (with extension) of the U-Haul lease. Upon Mercury 99, LLC's assumption, the term of the U-Haul lease shall be deemed extended so as to automatically become co-terminus for the term of the Mercury 99, LLC lease.


  Description of Financing

     We and our affiliates have obtained secured mortgage financing in an amount of $183,000,000 for the facilities from Bank of America, at a fixed interest rate of 6.449% for a term of 10 years amortized over 25 years with monthly debt service of $1,229,804. A balloon payment is due at maturity.


  Description of U-Haul and Mercury



     Mercury is a limited partnership formed in March 2004 for the purpose of operating seventy-eight storage locations throughout the United States. Mercury GP, Inc. is the general partner of Mercury and Mercury 99, LLC is the sole limited partner of Mercury. Each of the self-storage locations operate under the registered trade name U-Haul and is managed by U-Haul International, Inc. pursuant to the terms of a property management agreement. U-Haul International, Inc. is a subsidiary of Amerco Inc., a publicly traded company whose common stock is listed on the New York Stock Exchange and whose financial statements are publicly available on the SEC's website www.sec.gov/edgar/searchedgar/companysearch.html.



  Summary Financial Data



     Summarized unaudited combined financial information of the 78 properties is as follows:



                                                                   YEAR ENDED MARCH 31,
                                                         -----------------------------------------
                                                             2004           2003          2002
                                                         -------------   -----------   -----------
Sales..................................................   $57,490,653    $51,332,176   $41,851,012
Income from continuing operations                           8,774,600      5,773,648     3,421,638
Net income.............................................     8,774,600      5,773,648     3,421,638
Cash flows from operating activities...................     8,766,661      5,776,201     3,425,002
Cash flows from investing activities...................            --             --            --
Cash flows from financing activities...................    (8,774,600)    (5,773,648)   (3,421,638)

                                                                           AS OF
                                                         -----------------------------------------
                                                           MARCH 31,      MARCH 31,     MARCH 31,
                                                             2004           2003          2002
                                                         -------------   -----------   -----------
Current assets.........................................   $ 1,071,912    $   948,267   $   845,258
Total assets...........................................     1,071,912        948,267       845,258
Current liabilities....................................     1,071,912        948,267       845,258
Total liabilities......................................     1,071,912        948,267       845,258
Total equity...........................................            --             --            --



     Summarized financial information derived from the audited consolidated financial statements of Mercury Partners, LP for the period from March 23, 2004 (inception) through December 31, 2004 is as follows:



                                                                  PERIOD FROM
                                                                MARCH 23, 2004
                                                              (INCEPTION) THROUGH
                                                               DECEMBER 31, 2004
                                                              -------------------
Sales.......................................................      $25,707,162
Income from continuing operations...........................      $ 3,074,174
Net income..................................................      $ 3,074,178
Net Cash provided by operating activities...................      $ 2,406,329
Net Cash provided by financing activities...................      $ 3,700,000
Current assets..............................................      $11,667,901
Non-current assets..........................................      $ 2,150,000
Current liabilities.........................................      $ 5,893,723
Non-current liabilities.....................................      $ 1,150,000


POLESTAR PETTY LIMITED

  Acquisition


     On May 5, 2004, through a subsidiary, we acquired from the Polestar Group, and leased to Polestar Petty Limited or Polestar, a facility containing seven office and manufacturing structures located in Petty House, Whitehall Road, Leeds, United Kingdom.


  Purchase Terms


     The cost of the facility, including the acquisition fee payable to Carey Asset Management, was L15,560,665, or $27,920,501 based upon the exchange rate at the time of the closing, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $694,540 and an acquisition expense allowance of $138,908 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred acquisition fee in the total amount of $555,632, payable in each of the next three years, but only if we achieve the six percent preferred return.


  Description of Lease


     The facility is leased to Polestar under a net lease with the exception of insurance which is to be reimbursed by Polestar. The facility is to be managed by Colliers CRE pursuant to a management agreement at a rate of L2,500, or approximately $4,500 based on the exchange rate as of the time of closing, per annum which is payable by the landlord. Polestar will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The term of the lease is 25 years. The initial aggregate annual rent under the lease is L1,179,496, or $2,116,370 based on the exchange rate as of the time of closing, payable quarterly in advance in equal installments of L294,874, or approximately $529,000 based on the exchange rate as of the time of closing. Additionally, the lease provides for rent to be increased by 2.5% every year.

  Description of Financing


     We secured a loan from Nationwide Building Society in the principal amount of L10,500,000, or approximately $18,840,150 based on the exchange rate as of the time of closing, for the facility, at a fixed annual interest rate of 6.56% with stated quarterly principal payments which increase annually and mature in ten years, at which time a balloon payment is due.



  Description of Polestar



     Polestar Petty Limited is a subsidiary of the Polestar Group, one of the largest commercial printer in the U.K. Polestar is responsible for the printing of many English titles, including the Radio Times, Sunday Express, and The Guardian.



CASTLE ROCK INDUSTRIES, INC., PROFESSIONAL CHEMICALS CORPORATION, T&G MANAGEMENT SERVICES, INC. AND WINDSOR INDUSTRIES, INCORPORATED


  Acquisition


     On June 2, 2004 we acquired, through a subsidiary, certain real properties in Englewood, Colorado and Chandler, Arizona. Concurrently with the acquisition, we leased the properties to Castle Rock Industries, Inc., Professional Chemicals Corporation, T&G Management Services, Inc., and Windsor Industries, Incorporated (as joint and several tenants) pursuant to a net lease.


  Purchase Terms


     The purchase price of the properties, including the acquisition fee payable to Carey Asset Management was $13,764,817, an amount less than the appraised value of the properties. We paid an acquisition fee of $342,407 and an acquisition expense allowance of $68,482 at closing to Carey Asset Management. Carey Asset Management will also receive a deferred fee of $273,927, payable in each of the next three years, but only if we achieve the six percent preferred return.


  Description of Lease


     The lease is net. The tenants will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the properties. The initial lease term is 20 years, followed by four 5 year renewal terms, at the option of the tenants. The initial annual rent is $1,327,620 per annum, payable quarterly in advance in equal installments of $331,905 each. Additionally, the lease provides for annual rent increases based on increases in the CPI, capped at 5%.


  Description of Financing


     On October 18, 2004, we secured mortgage financing in the amount of $9,300,000 for the properties from Prudential Mortgage Capital Company, LLC at a fixed interest rate of approximately 5.54% and for a term of 20 years amortized over a period of 20 years.



  Description of Castle Rock Industries, Professional Chemicals Corporation, T&G Management Services, Inc., and Windsor Industries, Incorporated



     Castle Rock Industries is a holding company for Professional Chemicals Corporation, T&G Management Services, Inc., and Windsor Industries, Incorporated. Windsor Industries, Incorporated and Professional Chemicals Corporation are involved in the manufacture of professional floor cleaning products, equipment and chemicals.

FOSS MANUFACTURING COMPANY, INC.

  Acquisition


     On July 1, 2004, through a wholly-owned subsidiary, we purchased certain real property in Hampton, New Hampshire. Concurrently with the acquisition of these facilities, Foss Manufacturing Company, Inc. or Foss, has entered into a net lease for the facilities.


  Purchase Terms


     The cost of the facilities, including the acquisition fee payable to Carey Asset Management was $32,170,523, an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of $800,262 and an acquisition expense allowance of $160,052 to Carey Asset Management. Carey Asset Management will also receive a deferred fee of $640,209, payable in each of the next three years, but only if we achieve the six percent preferred return.


  Description of the Lease


     The lease is net. The tenant will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 20 years, followed by two 10-year renewal terms unless Foss affirmatively elects not to renew. The initial aggregate annual rent under the lease is $3,194,565. Additionally, the lease provides for annual rent to be increased every thirty-six months by the percentage increase in the CPI.


  Description of Financing


     We obtained mortgage financing from CIBC Inc. in the amount of $17,000,000 to finance a portion of the purchase price. The financing is at a fixed interest rate of 6.60% per annum for a term of 20 years with monthly payments based upon a 20 year amortization.


  Description of Foss Manufacturing Company, Inc.


     Foss is a manufacturer of specialty synthetic fibers and non-woven fabrics. Foss is a major supplier to the automotive, technical, decorative and retail industries worldwide.



TIETOENATOR CORPORATION


  Acquisition


     On July 8, 2004, through a subsidiary in which we own a 40% interest, we purchased, together with CPA(R):15, an affiliate, two office facilities located in Espoo, Finland, Helsinki's prime submarket, from TietoEnator Corporation or TietoEnator. Concurrently with the acquisition, we leased the respective facilities back to TietoEnator under two separate lease agreements.


  Purchase Terms


     The cost of the facilities, including the acquisition fee payable to Carey Asset Management was E79,051,596, or $97,763,109 based upon the exchange rate at the time of closing, an amount less than the appraised value of the facilities, of which CPA(R):16 - Global's portion was E31,557,523, or $39,027,189 based upon the exchange rate at the time of closing. We and CPA(R):15 paid at closing an acquisition fee of $2,439,199 to Carey Asset Management, of which CPA(R):16 - Global's share was $975,680. Carey Asset Management will also receive a deferred fee of $1,951,359, our portion of which is payable in each of the next three years but only if we achieve the six percent preferred return. CPA(R):16 - Global's share of this fee is $780,544. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $195,136.

  Description of the Lease


     Each of the leases is a net lease. The tenant will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of each lease is 12.5 years. Each lease will automatically renew for three 5-year periods, unless TietoEnator affirmatively elects not to renew. The combined initial aggregate annual rent under both the leases is E5,647,776, or approximately $6,984,605 based on the exchange rate as of the time of closing, payable quarterly in equal installments which installments aggregate E1,411,944, or approximately $1,746,151 based on the exchange rate as of the time of closing. Additionally, the leases provide for annual rent increases based on a formula indexed to a cost of living index published by Statistics Finland, Inc.


  Description of Financing


     We obtained mortgage financing from Eurohypo AG in the amount of E57,200,000, or approximately $70,996,640 based on the exchange rate as of the time of the loan closing on July 13, 2004, to finance a portion of the purchase price of the facilities. The financing is at a fixed interest rate of 5.16% per annum for a term of 10 years with quarterly payments based upon a fixed amortization schedule.


  Description of TietoEnator Plc


     TietoEnator is a supplier of high-value-added IT services in the Nordic countries, specializing in the development, implementation and operation of its customers' IT platforms. Its customers include companies in the banking and finance, telecommunications and media, public health care, energy and forestry industries, as well as local and national Nordic governmental agencies.


THALES SA

  Acquisition


     On July 26, 2004 and August 3, 2004, through a subsidiary in which we own a 35% interest, we purchased, together with CPA(R):15, an affiliate, five office / research / manufacturing facilities located in (1) Guyancourt, (2) Conflans Saint Honorine, (3) Ymare, (4) Aubagne, and (5) Laval, France from subsidiaries of Deutsche Bank and Lonestar Capital. The acquisition of the facilities involved the assumption of five (5) existing leases with Thales SA.


  Purchase Terms


     The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was E85,475,005, or $103,186,152 based on the exchange rate at the time of closing, an amount less than the leased fee appraised value of the facilities, of which CPA(R):16 - Global's portion is E30,013,310 or $36,232,323 based on the exchange rate at the time of closing. We and CPA(R):15 paid at closing an acquisition fee of E2,133,142 or $2,575,147 based on the exchange rate at the time of closing, to Carey Asset Management, of which CPA(R):16 - Global's share is $901,301. Carey Asset Management will also receive a deferred fee of E1,706,514 or $2,060,118, our portion of which is payable in each of the next three years but only if we achieve the six percent preferred return. CPA(R):16 - Global's share of this fee is $721,041. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $180,260.


  Description of the Leases


     The leases are modified net leases. As such, the tenant will pay maintenance, taxes and all other expenses associated with the operation and maintenance of the facilities. However, we are responsible for roof, facade, and structural repair (if needed) at the Guyancourt location. The assumed leases have a remaining initial term of approximately seven (7) years, and allow for the tenant to renew for an additional nine (9) years. The current aggregate annual rent under the leases is E8,098,927, or $9,744,717 based on the exchange rate at the time of closing, payable quarterly in advance. Additionally, the leases provide for this rent to be adjusted annually by the change in the annual French INSEE index (a common measure of inflation in France).

  Description of Financing


     We have obtained mortgage financing from EurohypoAG in the amount of E63,500,000, or $76,656,682 based on the exchange rate as of the date of the loan closings, to finance a portion of the purchase price of the facilities. The financing has two tranches that bear interest at fixed interest rates of 5.09% and 5.12%, respectively, per annum for a term of 7 years, with stated payments of principal which increase annually.


  Description of Thales SA


     Thales is French military contractor whose global operations serve aeronautics, defense, and information technology markets worldwide. Thales is publicly traded on the Euronext Paris and Deutsche Borse, with ADR's on the NASDAQ.


PLY GEM INDUSTRIES, INC.

  Acquisition


     On August 27, 2004, through a wholly-owned subsidiary, we acquired from Ply Gem Industries, Inc., or Ply Gem, and certain of its subsidiaries and leased to Ply Gem and several of its subsidiaries, eight industrial and warehouse facilities located in Kearney, Missouri; Martinsburg, West Virginia; Middlesex, Pennsylvania; Wallbridge, Ohio; York, Nebraska; Fair Bluff, North Carolina; Rocky Mount, Virginia and Calgary, Canada.


  Purchase Terms


     The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was $37,884,817, an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of $942,408 and an acquisition expense allowance of $188,482 to Carey Asset Management. Carey Asset Management will also receive a deferred fee in the total amount of $753,927, payable in each of the next three years, but only if we achieve the six percent preferred return.


  Description of Lease


     The facilities are being leased to Ply Gem and several of its subsidiaries under two net leases, one for the United States properties and one for the Canadian property. Ply Gem will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. Both leases have an initial term of 20 years, with each having two 10-year renewal terms. The initial annual rent under the leases is $2,980,575 for the U.S. properties and CAD 692,329 for the Canadian property, or $529,562 based on the exchange rate at the date of closing, and both provide for annual rent increases based on percentage increases in the U.S. and Canadian CPI, respectively.


  Description of Financing


     We obtained limited recourse mortgage financing from GMAC Commercial Mortgage Bank on October 22, 2004 in the amount of $17,650,000 for the U.S. facilities. Interest on the U.S. mortgage loan is at a fixed interest rate of 6.14% with monthly payments of principal and interest of $127,880 based on a 20-year amortization schedule maturing in November 2024. On December 2, 2004, we obtained mortgage financing from GMAC Commercial Mortgage of Canada, Limited for the Canadian facility in the amount of CAD 4,250,000, or $3,591,250 based on the exchange rate on the date of the closing of the loan. Interest on the Canadian mortgage loan, which matures in ten years, is at a fixed annual interest rate of 6.23% with monthly payments of principal and interest based on a 25-year amortization schedule.

  Description of Ply Gem


     Ply Gem is a leading North American manufacturer of residential exterior building products. Ply Gem offers a product line of vinyl siding and skirting, vinyl windows and doors, and vinyl and composite fencing, railing and decking that serves both the home repair and remodeling and new home construction sectors in the U.S. and Western Canada. Ply Gem also manufactures vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows and steel and fiberglass doors.


XPEDITE SYSTEMS, INC.

  Acquisition


     On September 16, 2004, through a wholly-owned subsidiary, we acquired from Townsend XPD, LLC, an office facility located in Tinton Falls, New Jersey, and assumed an existing lease for the facility with Xpedite Systems, Inc or Xpedite.


  Purchase Terms


     The cost of the facility, including the acquisition fee payable to Carey Asset Management, was $15,522,251, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $386,125 and an acquisition expense allowance of $77,225 to Carey Asset Management. Carey Asset Management will also receive a deferred fee in the total amount of $308,901 payable in each of the next three years, but only if we achieve the six percent preferred return.


  Description of Lease


     The facility is currently being leased to Xpedite under a net lease that we have assumed. Xpedite will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The lease has a remaining term through June 2016, with options for up to two additional five-year renewal terms. The initial annual rent under the lease is $1,395,000 and provides for stated rent increases in years two and seven from the date of acquisition with fair market increases during any renewal terms. Xpedite's parent company, PTEK Holdings, has provided Xpedite with a limited guaranty of the lease in the amount of $3,600,000.


  Description of Financing

     We have obtained limited recourse mortgage financing in the amount of $10,250,000 from CIBC, Inc. Interest on the mortgage loan is at a fixed interest rate of 5.85%, based on a 22.5-year amortization schedule. The loan matures in October 2016, at which point a balloon payment is scheduled.

  Description of Xpedite Systems


     Xpedite is an outsourced messaging firm which provides outbound messaging services via fax, email and telephone for companies around the world. Xpedite's customers include financial services, professional associations, travel, hospitality, publishing, technology and manufacturing.



HUNTSMAN LLC



  General



     On September 30, 2004, through a wholly-owned subsidiary limited partnership, we purchased certain real property in The Woodlands, Texas on which a lab/research and development building currently exists and on which two new lab/research and development buildings are to be constructed. Concurrently with the acquisition of this facility, Huntsman LLC has entered into a net lease for the existing building, and an agreement to construct the new facility and renovate portions of the existing facilities.


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  Purchase Terms



     The cost of the facility, including the cost of the land on which the facility is to be constructed and the acquisition fee payable to Carey Asset Management, is approximately $39,989,529, an amount less than the appraised value of the facility when construction and renovation is completed. Through our subsidiary, we will fund the construction of the facility, subject to a maximum cost of $41,925,000. At closing, the property on which the facility is to be constructed was purchased from a third-party seller for the sum of $7,050,000. In addition, the sum of $797,985 was disbursed to and on behalf of the tenant for closing costs, reimbursement of costs in connection with the acquisition of the land, plus a portion of the acquisition fee payable to Carey Asset Management in the amount of $994,764 and an acquisition expense allowance of $198,953 paid to Carey Asset Management at closing. Carey Asset Management will receive a deferred fee of $795,812 payable in each of the next three years, but only if we achieve the six percent preferred return.



  Description of the Lease



     The lease is a net lease. The tenant pays maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. There is a primary construction term followed by an initial lease term of 17 years, followed by 4 additional renewal terms of 5 years each, at the option of the tenant. Upon construction of the improvements, it is estimated that the initial aggregate annual rent under the lease will be approximately $3,648,000, payable in equal monthly installments of $304,000. Additionally, the lease provides for annual rent to be increased each year during the initial term and each renewal term by 2% per year. During the primary construction term, the rent accrues monthly in an amount equal to a percentage of the funds expended by our subsidiary equal to the LIBOR rate plus 250 basis points.



  Description of Financing



     We will endeavor to obtain secured mortgage financing in the approximate amount of $24,000,000 for the facility at a fixed interest rate not to exceed 8% and for a term of approximately 20 years amortized over a period of approximately 20 years. There can be no assurance that we will be successful in securing mortgage financing on the terms described.



  Description of Huntsman LLC



     The operating companies of Huntsman Corporation, including Huntsman LLC, manufacture basic products for a variety of global industries including chemicals, plastics, automotive, aviation, footwear, paints and coatings, construction, technology, agriculture, health care, textiles, detergent, personal care, furniture, appliances and packaging.



PLANTASJEN ASA



  Acquisition



     On December 27, 2004, through a subsidiary, we entered into a transaction with Plantasjen ASA to purchase two retail facilities in Vantaa (Helsinki), Finland and Linkoping, Sweden and to lease the facilities back to its affiliated entities Plantasjen Finland Oy, and Plantasjen Sverige AB, respectively.



  Purchase Terms



     The cost of the Finland property, including the acquisition fees payable to Carey Asset Management was E15,387,460, or $20,831,543 based on the exchange rate as of the date of acquisition, an amount less than the appraised value of the facilities. We paid at closing acquisition fees of $518,198 and an acquisition expense allowance of $103,640 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the amount of $414,558, payable equally over the next three years, but only if we achieve the six percent preferred return. The cost of the Sweden property was 67,034,581 Swedish Kroner ("SEK"), or $10,075,298 based on the exchange rate as of the date of acquisition, an amount less than the appraised value of the facility. We paid at closing acquisition fees of $250,629 and


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an acquisition expense allowance of $50,126 to Carey Asset Management. Carey
Asset Management is also expected to receive a deferred fee in the amount of $200,503, payable equally over the next three years, but only if we achieve the six percent preferred return. The lease obligations of the tenants are guaranteed by Plantasjen ASA.



  Description of Lease



     The facilities are leased to Plantasjen under two net leases. Plantasjen will pay maintenance, insurance, taxes and all other expenses associated with the operation of the facilities. The properties will be subject to two separate, but cross-defaulted leases with 20- and 25-year initial terms in Finland and Sweden, respectively. Rent will increase annually by the increase in the respective CPI for each country. Each lease contains two 10-year renewal options. Initial annual rent under the Finland lease is E1,080,404, or $1,462,651 based on the exchange rate as of the date of acquisition. Initial annual rent under the Sweden lease is SEK4,650,750, or $699,008 based on the exchange rate as of the date of acquisition.



  Description of Financing



     We obtained a limited recourse mortgage loan of E10,027,094, or $13,574,680 based on the exchange rate as of the date of acquisition, in connection with the acquisition of the Finland property and a limited recourse mortgage loan of SEK42,280,400, or $6,354,744 based on the exchange rate as of the date of acquisition, in connection with the acquisition of the Sweden property. Interest on the Finland and Sweden mortgage loans is fixed at annual rates of 4.81% and 5.25%, respectively, with quarterly payments of principal and interest. Both loans have a 10-year term with principal amortizing 2% annually over the mortgage terms.



  Description of Plantasjen



     Plantasjen is a leading garden superstore chain in the Nordic region. Plantasjen has over 50 stores across Norway, Sweden, and Finland. Plantasjen is a portfolio company of EQT Partners, a leading private equity group in Northern Europe founded in 1994 by Investor AB, Scandinavia's largest industrial holding company.



POHJOLA NON-LIFE INSURANCE COMPANY LTD.



  Acquisition



     On January 3, 2005, together with our affiliate, CPA(R):15, and through a subsidiary, we entered into a transaction with Pohjola Non-Life Insurance Company Ltd. or Pohjola to lease to Pohjola land and a corporate office facility in Helsinki, Finland, which we had purchased from Pohjola on December 21, 2004. We purchased 40% of the interest in this facility, with the remainder purchased by CPA(R):15.



  Purchase Terms



     The cost of the facility, including the acquisition fee payable to Carey Asset Management was E84,049,745, or $113,513,922 based on the exchange rate as of the date of acquisition, an amount less than the appraised value of the facility. Our share of this purchase price was $45,314,939. We and CPA(R):15 paid at closing acquisition fees of $2,832,184 to Carey Asset Management, of which our share was $1,132,874. Carey Asset Management is also expected to receive a deferred fee in the amount of $2,265,747, our portion of which is payable equally over each of the next three years, but only if we achieve the six percent preferred return. CPA(R):16 - Global's share of this fee is $906,299. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $226,575.


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  Description of Lease



     The facility is leased to Pohjola under a net lease. Pohjola will pay maintenance, insurance, taxes and all other expenses associated with the operation of the facility. The lease has an initial term of approximately 10.5 years with a 5-year renewal option. The initial annual rent under the lease is E6,000,000, or $8,127,600 based on the exchange rate as of the date of acquisition, of which our share is $3,251,040, with annual rent increases based on the Finnish CPI.



  Description of Financing



     We and CPA(R):15 have obtained limited recourse mortgage financing in the amount of E62,500,000, or $84,662,500 based on the exchange rate as of the date of acquisition, for the facility at a fixed annual interest rate of 4.59% through February 2007 and then 4.57% thereafter, with stated principal payments increasing annually over the 10-year term of the loan.



  Description of Pohjola



     Established in 1891, Pohjola is one of the largest Scandinavian insurance companies and financial institutions.



HMS HEALTHCARE, INC.



  Acquisition



     On January 3, 2005, through a subsidiary, we entered into a transaction with HMS Healthcare, Inc. or HMS, to purchase an office facility in Southfield, Michigan, and lease 81.65% of the leasable space back to HMS's subsidiary Solomon Office Associates, L.L.C., or Solomon. We assumed two leases for the remaining 18.35% of the leasable space.



  Purchase Terms



     The cost of the facility, including the acquisition fees payable to Carey Asset Management, was $18,731,937, an amount less than the appraised value of the facility. We paid at closing acquisition fees of $465,969 and an acquisition expense allowance as of $93,194 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the amount of $372,775, payable equally over each of the next three years, but only if we achieve the six percent preferred return. The lease obligations of Solomon are guaranteed by HMS Healthcare, Inc., Sloans Lake Managed Care, Inc. and PPOM, L.L.C.



  Description of Lease



     The space leased to Solomon is leased under a net lease. Solomon will pay maintenance, insurance, taxes and all other expenses associated with the operation of the facility. The lease has an initial term of 20 years with two 10-year renewal options. The Solomon lease provides for initial annual rent of $1,228,354 with stated rent increases of 6.903% every third year. One of the assumed leases provides for initial annual rent of $318,465 and expires in December 2005 and the other lease provides for initial annual rent of $62,977 and expires in December 2010.



  Description of Financing



     We have obtained limited recourse mortgage financing with respect to this facility, in the amount of approximately $9,100,000. The loan has a 10-year term, with monthly payments of principal and interest of $53,623 based on a 25-year amortization schedule and a fixed annual interest rate of 5.08%.


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  Description of HMS Healthcare, Inc.



     HMS Healthcare, Inc. is a non-risk bearing preferred provider organization, or PPO network which facilitates the delivery of healthcare benefits to approximately 1.6 million people. HMS's offered services include the development and maintenance of healthcare provider networks, claims re-pricing, medical management and other ancillary services required to fully manage healthcare costs.



CLEAN EARTH KENTUCKY, LLC



  Acquisition



     On January 14, 2005, we completed the purchase of land and a building located in Cynthiana, Kentucky and entered into a net lease agreement with Clean Earth Kentucky, LLC or Clean Earth. The facility is a combined corporate headquarters and manufacturing facility.



  Purchase Terms



     The cost of the facility, including the acquisition fee payable to Carey Asset Management, was $7,366,492, an amount less than the appraised value of the facility. We paid at closing acquisition fees of $183,246 and an acquisition expense allowance of $36,649 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately $146,597, payable equally over each of the next three years, but only if we achieve the six percent preferred return.



  Description of the Lease



     The facility is leased to Clean Earth under a net lease. Clean Earth will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 20 years, followed by two 10-year renewal terms at the option of Clean Earth. The initial aggregate annual rent for the first year under the lease is $710,500 with annual rent increases based on the percentage increase in the CPI.



  Description of Financing



     We obtained a limited recourse mortgage loan of $4,550,000 from J.P. Morgan Chase Bank with a fixed annual interest rate of 6.08% to finance a portion of the purchase price. We will make monthly principal and interest payments of $32,808 during the loan's 20-year term.



  Description of Clean Earth Kentucky, LLC



     Clean Earth is a leading national manufacturer of environmental clean-up and refuse trucks. Clean Earth manufactures sewer machines, street sweepers, and refuse trucks, primarily through a network of dealers covering all 50 states and Canada. Clean Earth believes that its dealer network diversifies its customer base and allows it to target smaller accounts not adequately served by its larger competitors.



PRECISE TECHNOLOGY, INC.



  Acquisition



     On January 18, 2005, through a wholly-owned subsidiary, we acquired from Precise Technology, Inc., or Precise, a Delaware corporation, land and a two-story office/manufacturing building located in Buffalo Grove, Illinois and entered into a net lease with Precise. On October 30, 2003, CPA(R) :15 had also acquired from and leased to Precise industrial facilities located in Excelsior Springs, Missouri,


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St. Petersburg, Florida, West Lafayette, Indiana, North Versailles Township,
Pennsylvania and Buffalo Grove, Illinois.



  Purchase Terms



     The cost of the facility, including the acquisition fee payable to Carey Asset Management, was $16,469,372, an amount less than the appraised value of the facility. We paid at closing acquisition fees of $409,686 and an acquisition expense allowance of $81,937 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of $327,749, payable equally over each of the next three years, but only if we achieve the six percent preferred return.



  Description of Lease



     The facility is leased to Precise under a net lease. Precise will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 20 years, followed by two 10-year renewal terms at the option of Precise. The initial aggregate annual rent for the first year under the lease is $1,447,625, with rent increases every second year based on the CPI. Precise Technology Group, Inc., Precise's parent, and four of its subsidiaries will guarantee the performance of the lease.



  Description of Financing



     We will endeavor to obtain a limited recourse mortgage financing with respect to this facility, in the amount of approximately $10,000,000. The loan is expected to be at a fixed annual interest rate of approximately 6% with monthly payments of principal and interest based on a 20-year amortization schedule. The loan is expected to have a 20-year maturity.



  Description of Precise Technology, Inc.



     Precise is a leading manufacturer of injection molded precision plastic products. Precise's three primary markets are personal care, healthcare and food & beverage. Precise works with clients such as Procter & Gamble, The Gillette Company and Colgate-Palmolive to improve their manufacturing process and increase product quality while lowering costs. Precise provides total project management, which involves managing a product from conception and design to manufacture and assembly and other value-added services, including mold repair and maintenance, decoration, assembly and packaging.



IDS GROUP, IDS MANUFACTURING LIMITED AND IDS LOGISTICS (THAILAND) LTD.



  Acquisition



     On January 27, 2005, we purchased, through a subsidiary in which we own a 100% interest, a 49% interest in Borneo Agencies Limited, which owns two warehouse/manufacturing facilities located in Lamlukka and Bangpa-In, Thailand and entered into net lease agreements with LFD Manufacturing Limited and IDS Logistics (Thailand) Limited (collectively, the "tenants"). The leases are guaranteed by the tenants' parent, IDS Group Limited.



  Purchase Terms



     The total cost of the properties, including the acquisition fee payable to Carey Asset Management, was 911,108,620 Thai Baht ("THB"), or $23,688,824 based on the exchange rate on the date of closing. We paid at closing an acquisition fee of THB 22,664,394 or $589,274 based on the exchange rate at the time of closing, of which Carey Asset Management will also receive a deferred fee of THB 18,131,515 or $471,419, based on the exchange rate at the time of closing payable in each of the next three years but only if we achieve the six percent preferred return. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of THB 4,532,879 or $117,855, based upon the exchange rate at the time of closing.


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


     In connection with the acquisition, we are committed to funding an expansion, at the option of the lessee, at both properties. The amount applicable to the proposed expansions is THB 135,000,000, or approximately $3,510,000 based on the exchange rate as of the date of closing for the Lamlukka property and THB 80,000,000, or approximately $2,080,000 based on the exchange rate of as of the date of closing for the Bangpa-In property. This transaction is structured so that we will receive substantially 100% of the economic benefits of ownership of the properties.



  Description of the Lease



     The facilities are leased to the tenants under two net leases. The leases have terms of 15 years with an automatic five-year renewal period. The tenants have the right to renew, by notice of not less than 18 months prior to the end of the initial term, for a period in excess of five years but less than or equal to 15 years. The leases require the tenants to pay maintenance, insurance, taxes and all other expenses associated with the operation of the facilities. The leases provide for initial annual rent of THB57,502,500, or approximately $1,495,065 based on the exchange rate as of the date of closing. The leases provide for rent increases every third year based on the percentage increase in the CPI of Thailand.



  Description of Financing



     In connection with the purchase, we obtained a mortgage loan of THB440,000,000, or approximately $15,340,000 based on the exchange rate as of the date of closing from AIG Global Real Estate Investment Corp. Interest on the mortgage loan is a fixed annual interest rate of 7.15% with quarterly payments of principal and interest with stated principal payments increasing over the term of the loan. The mortgage loan has a 13.5-year term. In the event the expansion takes place, we have the ability to increase our borrowing under the loan facility by THB150,000,000, or approximately $3,900,000 based on the exchange rate as of the date of closing, to partially fund the expansion, at substantially the same terms as the original borrowing.



  Description of IDS Group, IDS Manufacturing Limited and IDS Logistics (Thailand) Ltd.



     IDS Group is a multinational marketing company, logistics provider and contract manufacturer focusing on serving brand owners of consumer and healthcare products who wish to penetrate the Greater China and Association of South East Asian Nations (ASEAN) region, including Hong Kong, Taiwan, Thailand, Malaysia, Singapore, the Philippines, Indonesia and Brunei.



     IDS Manufacturing Limited is the manufacturing operation for the IDS Group in Thailand. IDS Logistics (Thailand) Limited is the logistics operation for the IDS Group in Thailand.



FINISAR CORPORATION



  Acquisition



     On February 4, 2005, through a wholly-owned subsidiary, we acquired land and a two-story industrial building in Allen, Texas from FSI International, Inc., and land and a two-story office/research and development building in Sunnyvale, California from Finisar Corporation or Finisar, and leased each facility to Finisar.



  Purchase Terms



     The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was $29,292,330, an amount less than the prospective leased fee estate appraised value of the facilities. We paid at closing an acquisition fee of $728,665 and an acquisition expense allowance of $145,733 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately $582,932, payable in each of the next three years, but only if we achieve the six percent preferred return.


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  Description of Lease



     The facilities are leased to Finisar under a net lease. Finisar will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 15 years, followed by two 10-year renewal terms at the option of Finisar. The initial aggregate annual rent for the first year under the lease is scheduled to be $2,950,510, payable quarterly in advance in equal installments. Additionally, the lease provides for annual basic rent to be increased annually by 2.25% over the basic rent then in effect. As additional security, Finisar posted a security deposit of $2,950,510 in the form of a letter of credit for the entire duration of the lease but subject to reductions if Finisar achieves certain creditworthiness tests.



  Description of Financing



     We secured a loan from Wells Fargo Bank, National Association in the principal amount of $17,000,000 for the facilities, at a fixed interest rate of 5.96% for a term of 15 years, which loan requires the payment of equal monthly principal and interest installments of $121,401 based upon a twenty-year amortization schedule.



  Description of Finisar Corporation



     Finisar is a provider of components used in high-speed/high volume data transmission. Headquartered in Sunnyvale, CA, Finisar designs, manufactures and markets fiber optic modules for data communications and network performance test systems.



METALSAMERICA, INC.



  Acquisition



     On February 9, 2005, through a wholly-owned subsidiary, we acquired from MetalsAmerica, Inc., and leased to MetalsAmerica and PPB Technologies, Inc., P.P.B. Technologies, Inc., Talco Metals Company, and The International Metals & Chemicals Group, each an affiliate of MetalsAmerica, or collectively, MetalsAmerica, a facility in Shelby, North Carolina consisting of land and a one-story industrial building.



  Purchase Terms



     The cost of the facility, including the acquisition fee payable to Carey Asset Management and one-half the transaction costs, was $7,436,520, an amount less than the prospective leased fee estate appraised value of the facility. We paid at closing an acquisition fee of $183,246 and an acquisition expense allowance of $36,649 to Carey Asset Management and one-half of the transaction costs in the amount of $70,028. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately $146,597, payable in each of the next three years, but only if we achieve the six percent preferred return.



  Description of Lease



     The facility is leased to MetalsAmerica under a net lease. MetalsAmerica will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 20 years, followed by two 10-year renewal terms at the option of MetalsAmerica. The initial aggregate annual rent is scheduled to be $651,000, payable quarterly in advance in equal installments of $162,750. Annual basic rent is increased every five years by the percentage increase in the CPI over such period. Additionally, MetalsAmerica posted a cash deposit of $228,130 to secure the completion of certain post-closing obligations, which cash deposit may thereafter be substituted by MetalsAmerica with a letter of credit, to be held until completion of the post-closing obligations.


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  Description of Financing



     We secured a loan from Morgan Stanley Mortgage Capital Inc. in the principal amount of $4,000,000 for the facility, at a fixed interest rate of 5.84% for a term of 20 years. The loan requires payment of equal monthly principal and interest installments of $28,289 based upon an amortization schedule of 20 years.



  Description of MetalsAmerica, Inc.



     MetalsAmerica is one of three operating companies that make up the International Metals & Chemicals Group. IMC Group is the world's largest producer of copper electroplating anodes and a major supplier of other metals and chemicals for use mostly by the electroplating industry. The IMC Group is the market leader in the anode industry, controlling an estimated 15.2% of world production and 47.8% of the U.S. market. IMC Group uses a patented process technology called continuous vertical upcasting, which together with IMC Group's unique technology allows IMC Group to produce copper anodes superior in quality and at a lower cost than the techniques their competitors use.



RINKER MATERIALS POLYPIPE, INC.



  Acquisition



     On February 25, 2005, through a wholly-owned subsidiary, we acquired from Rinker Materials Polypipe, Inc. and leased back to Rinker Materials Polypipe, Inc. and its affiliate Pipe Liners, Inc., or collectively, PolyPipe, certain facilities in Fernley, Nevada, Sandersville, Georgia, Erwin, Tennessee and Gainesville, Texas.



  Purchase Terms



     The cost of the facilities, including the acquisition fee payable to Carey Asset Management was $8,713,508. We paid at closing an acquisition fee of $216,754 and an acquisition expense allowance of $43,351 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately $173,403, payable in each of the next three years, but only if we achieve the six percent preferred return.



  Description of Lease



     The facilities are leased to PolyPipe under a net lease. PolyPipe will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 20 years, followed by two 10-year renewal terms at the option of PolyPipe. The initial aggregate annual rent for the first year under the lease is scheduled to be $786,600, payable quarterly in advance in equal installments of $196,650. Additionally, the lease provides for annual basic rent to be increased every three years by the percentage increase in the CPI over such period. As additional security, PolyPipe posted a security deposit of $131,100 in cash (equal to two months of annual basic rent) for the entire duration of the lease.



  Description of Financing



     We secured a loan from GE Commercial Finance Business Corporation in the principal amount of $5,000,000 at a fixed rate of 6.5% for a term of 20 years. The loan requires the payment of equal monthly principal and interest installments of $37,279 based on a 20 year amortization schedule.



  Description of Rinker Materials PolyPipe, Inc.



     PolyPipe is one of the largest manufacturers of polyethylene pressure pipe in North America. PolyPipe has over 300 customers comprised of both distributors and end-users, which include gas utilities throughout North America. PolyPipe focuses on the industrial, wastewater, and oil and gas industries, as opposed to the telecommunications market.


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TELCORDIA TECHNOLOGIES, INC.



  Acquisition



     On March 15, 2005, through a wholly-owned subsidiary, we purchased from Telcordia Technologies, Inc. or Telcordia certain real property located in Piscataway, New Jersey. Concurrently with the acquisition of the facilities, Telcordia entered into a net lease for the facilities.



  Purchase Terms



     The cost of the facilities, including the acquisition fee payable to Carey Asset Management was $116,459,046, an amount less than the appraised value of the facilities. We paid an acquisition fee of $1,291,225 and an acquisition expense allowance of $581,633 to Carey Asset Management. Carey Asset Management will also receive a deferred fee in the total amount of $1,035,306 payable in installments over each of the next three years, but only if we achieve the six percent preferred return.



  Description of the Lease



     The lease is a net lease. Telcordia will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 18 1/2 years, followed by four 5-year renewal terms at the option of Telcordia. The initial aggregate annual rent under the lease is $8,913,190, payable monthly in equal installments of $742,766. Additionally, the lease provides for annual rent to be increased by CPI.



     Database Service Management, Inc., Telcordia Technologies International, Inc., Granite Systems, Inc., Granite Systems Holding Company, Inc., Mediterranean Ventures, LLC, Italy Holdings, LLC, and Mesa Solutions, Inc., each a subsidiary of Telcordia, have guaranteed Telcordia's obligations under the lease, pursuant to a Subordinate Guaranty and Suretyship Agreement delivered by each of them to our subsidiary at closing.



  Description of Financing



     We obtained mortgage financing from Morgan Stanley Mortgage Capital, Inc. in the amount of $79,686,000 to finance a portion of the purchase price of the facilities. The financing is at a fixed interest rate of 5.49% for a term of 10 years. Monthly payments of interest only are due for the first two years of the loan with monthly payments of principal and interest of $464,849 due thereafter, based on a 28 year amortization schedule.



  Description of Telcordia Technologies, Inc.



     Telcordia provides a variety of telecom networking and operations software, as well as consulting and training services. The company's products and services provide the infrastructure behind the daily operations of carriers worldwide, used for functions such as network design, customer care and billing, service activation, and workforce management.


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Summary Financial Data



     Summarized financial information derived from the audited consolidated financial statements of Telcordia Technologies, Inc. for the years ended January 31, 2005, 2004 and 2003 is as follows:



                                                                    YEAR ENDED JANUARY 31,
                                                             ------------------------------------
                                                                2005         2004         2003
                                                             ----------   ----------   ----------
Net sales..................................................  $  881,652   $  899,476   $1,087,162
Operating income...........................................     133,680      149,702      193,811
Income from continuing operations..........................     111,525      113,448      153,909
Net income.................................................     110,108      124,807      161,716
Cash flows from operating activities.......................     275,250      140,755      342,444
Cash flows used in investing activities....................     (11,757)     (15,602)     (12,430)
Cash flows used in financing activities....................    (258,672)    (124,891)    (331,635)
Current assets.............................................     152,230      114,278          N/A
Non-current assets.........................................   2,054,608    2,121,143          N/A
Current liabilities........................................     491,528      423,621          N/A
Non-current liabilities....................................     326,517      320,659          N/A



THE HINCKLEY COMPANY



  Acquisition



     On May 6, 2005, through a 70% interest in a limited liability company, we completed the purchase of land and buildings located in Stuart, Florida, Southwest Harbor, Maine, Portsmouth, Rhode Island, and Trenton Maine, from The Talaria Company, LLC (doing business as The Hinckley Company or Hinckley) and entered into a net lease with Hinckley. CPA(R):15 owns the remaining 30% interest in the limited liability company.



  Purchase Terms



     The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was $58,318,586 of which CPA(R):16 -- Global's share was $40,884,031. We and CPA(R) -- :15 paid at closing an acquisition fee of $1,452,880 to Carey Asset Management, of which CPA(R):16 -- Global's share was $1,017,016. Carey Asset Management will also receive a deferred fee in the total amount of $1,162,304, our portion of which is payable in installments over each of the next three years, but only if we achieve the six percent preferred return CPA(R):16 -- Global's share of this fee is $813,613. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $203,403.



  Description of Lease



     The facilities are leased to Hinckley under a net lease. Hinckley will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 25 years, with two 5 year renewal terms followed by two 10 year renewal terms unless Hinckley affirmatively elects not to renew the lease. The initial aggregate annual rent under the lease is $5,161,500, payable monthly in equal installments of $430,125. Additionally, the lease provides for rent increases every four years beginning with the fourth anniversary of the lease term based on increases in the CPI.



     Talaria Holding LLC, and Talaria Holdings, Inc. have guaranteed Hinckley's obligations under the lease, pursuant to a Guaranty and Suretyship Agreement, dated May 6, 2005.


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


  Description of Financing



     In connection with the purchase, we obtained a limited recourse mortgage loan from Well Fargo Bank, N.A. in the amount of $35,000,000 at a fixed interest rate of 6.26% per annum, for a term of 20 years with monthly payments of principal and interest of $256,029 based upon a 20 year amortization schedule.



  Description of Hinckley Company



     Founded in 1928, Hinckley is a yacht building and servicing business in the United States.



METOKOTE CORPORATION



  Acquisition



     On May 27, 2005, through a wholly-owned subsidiary, we purchased from MetoKote Corporation, or MetoKote, land and buildings located in Huber Heights, Sheffield Village and Lima, Ohio; Lebanon, Tennessee; Peru, Illinois and from MetoKote Canada Limited or MetoKote Canada land and building located in Ontario, Canada and leased them back to MetoKote for the U.S. properties and to MetoKote Canada for the Canadian property. MetoKote Canada's lease is guaranteed by MetoKote.



     On July 15, 2005, through a wholly-owned subsidiary, we purchased from MetoKote de Mexico, or MetoKote Mexico, a manufacturing facility located in Ramos Arizpe, Coahuila, Mexico. MetoKote Mexico's lease is guaranteed by MetoKote Corporation.



  Purchase Terms



     The cost of the U.S. facilities, including the acquisition fee payable to Carey Asset Management, was $28,413,613. We paid at closing an acquisition fee of $706,806 to Carey Asset Management. Carey Asset Management will receive a deferred fee in the total amount of $565,445 payable in three equal annual installments over the next three years, but only if we achieve the preferred return of six percent. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $141,361. The cost of the Canadian facility, including the acquisition fee payable to Carey Asset Management, was CAD 12,464,104, or $9,892,146 based on the exchange rate as of the date of closing. We paid at closing an acquisition fee of $246,073 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of $196,859 payable in three equal annual installments over the next three years, but only if we achieve the preferred return of six percent. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $49,215.



     The cost of the Mexican facility, including acquisition fee payable to Carey Asset Management, was $3,782,168. We paid at closing an acquisition fee of $91,496 to Carey Asset Management. Carey Asset Management will receive a deferred fee in the total amount of $73,197, payable in three equal annual installments over the next three years, but only if we receive the preferred return of six percent. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $17,476.



  Description of the Lease



     The facilities are being leased under two net leases, one for the U.S. properties which are leased to MetoKote and one for the Canadian property which is leased to MetoKote Canada. Under each of the leases, MetoKote and MetoKote Canada will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the respective facilities. Both leases have an initial term of 20 years with two 10-year renewal terms. The initial annual rent under the lease for the U.S. properties is $2,470,500 and under the lease for the Canadian property is CAD 1,083,726, or $855,493 based on exchange rate as of the date of closing and both leases provide for annual rent increases based on increases in the U.S. and Canadian CPI, respectively. The Mexican facility is leased

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


to MetoKote Mexico under a triple net lease. Metokote Mexico will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the respective facilities. The lease has an initial term of 20 years with two 10-year renewal terms. The initial annual rent under the lease is $334,800, paid in quarterly installments of $83,700. Additionally, the lease provides for annual rent to be increased annually based on increases in the Mexican CPI.



  Description of Financing



     We obtained limited recourse mortgage financing from CIBC, Inc. on May 27, 2005 in the amount of $20,000,000 for the U.S. facilities. Interest on the U.S. mortgage loan is at a fixed rate of 5.70% with monthly payments of interest only for the first year and monthly payments of principal and interest of $143,819 based on a 19 year amortization schedule maturing in June 2025. We obtained limited recourse mortgage financing from Canadian Imperial Bank of Commerce, New York Agency on June 3, 2005 in the amount of CAD 7,491,600, or $6,000,000 based on the exchange rate on the date of the loan closing, for the Canadian facility. Interest on the Canadian mortgage loan is at a fixed rate of 5.63% with monthly payments of principal and interest of CAD 46,297 or $36,744 based on the exchange rate at the time of the closing based on a 25 year amortization schedule maturing in June 2015.



  Description of MetoKote Corporation, MetoKote Canada Limited and MetoKote de Mexico



     MetoKote provides a full suite of outsourced industrial coating services to manufacturers in North America, Brazil, Mexico, and Europe. MetoKote serves over 800 customers in the automotive, agricultural, and construction industries. MetoKote operates 15 stand-alone general purpose coating facilities and 16 coating facilities located inside its customers' plants. Privately held, MetoKote is controlled by its primary equity sponsor, J.P. Morgan Partners.



HELLWEG DIE PROFI-BAUMARKTE GMBH AND CO.



  Acquisition



     On June 9, 2005 through a subsidiary in which we own a 25% interest and our affiliate CPA(R):15 owns a 75% interest, we purchased from Hellweg Die Profi-Baumarkte Gmbh and Co or Hellweg, sixteen retail facilities located at various locations in Germany. We entered into a lease agreement with respect to facilities located in the German cities of Arnstadt, Borken, Bunde, Dorsten, Duisburg, Freiberg, Gutersloh, Bad Salzungen, Monheim, Oberhausen, Osnabruck, Rodewisch, Schmalkalden, St. Augustin, Stendal, and Wuppertal.



  Purchase Terms



     The cost of the facilities, including the acquisition fee payable to Carey Asset Management and transaction costs, was E126,258,935, or $154,364,173 based on the exchange rate on the date of closing, an amount less than the fee-simple appraised value of the facilities, of which CPA(R):16 -- Global's share was E31,682,954, or $38,735,579.



     We and CPA(R):15 paid at closing an acquisition fee of E3,152,533 or $3,584,286 based on the exchange rate at the time of closing, of which CPA(R):16 -- Global's share was E788,133 or $963,572. Carey Asset Management will also receive a deferred fee of E2,522,026 or $3,083,429, based on the exchange rate at the time of closing, our portion of which is payable in each of the next three years but only if we achieve the six percent preferred return. CPA(R):16 -- Global's share of this fee is E630,507 or $770,857. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of E157,627 or $192,714, based upon the exchange rate at the time of closing.



  Description of Lease



     The facilities are leased to Hellweg under a net lease. Hellweg will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial

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


term of the lease is 25 years, followed by one 5-year renewal term at the option of Hellweg. The initial aggregate annual rent for the first year under the lease is E10,266,686, or $12,552,050 based on the exchange rate on the date of closing, of which our share is E2,566,671, or $3,138,012 based on the exchange rate on the date of closing, payable monthly in advance in equal installments of E 855,557, or $1,046,004 based on the exchange rate on the date of closing, of which our share is E213,889, or $261,501 based on the exchange rate on the date of closing. Additionally, the lease provides for annual basic rent to be increased every two years by the percentage increase in the German CPI over such period. Additionally, Hellweg will post a security deposit of E1,283,336, or $1,569,007 based on the exchange rate on the date of closing, to secure Hellweg's obligations under the lease.



  Description of Financing



     We secured a loan from Skandinaviska Enskilda Banken AB in the principal amount of E87,000,000, or $106,366,200 based on the exchange rate on the date of closing, for the facilities, at a fixed interest rate of 4.55% for a term of ten
(10) years with stated principal payments which increase annually.



  Description of Hellweg Die Profi-Baumarkte Gmbh And Co



     Hellweg is a leading Do-It-Yourself retailer in Germany. Hellweg operates 70 locations in Germany and 7 in Austria.



CAREER EDUCATION CORPORATION



  Acquisition



     On June 24, 2005, through a wholly-owned subsidiary, we purchased an office building located in Nashville, Tennessee and assumed the lessor's interest under a lease with the International Academy of Design and Technology Nashville, LLC, or IADT. Career Education Corporation, or CEC, has guaranteed IADT's financial obligations under the lease pursuant to a Guaranty.



  Purchase Terms



     The cost of the facility, including the acquisition fee payable to Carey Asset Management, was $10,540,705. We paid an acquisition fee of $259,162 and an acquisition expense allowance of $49,500 to Carey Asset Management. Carey Asset Management will also receive a deferred fee in the total amount of $207,330, payable in installments over each of the next three years, but only if we receive the six percent preferred return.



  Description of the Lease



     The facility is leased to IADT under an existing lease. IADT will pay its proportionate share of the maintenance, insurance, taxes and other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 15.25 years, followed by two five-year renewal terms at the option of IADT. The initial annual rent is $474,728, payable monthly in equal installments of $39,561. Additionally, the lease provides for scheduled annual rent increase of various amounts.



  Description of Financing



     We obtained mortgage financing in the amount of $6,500,000 to finance a portion of the purchase price of the facility. The financing is at a fixed annual interest rate of 5.86%, for a term of 14 years with monthly principal and interest payments based on a 27 year amortization schedule.


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


  Description of Design & Technology Nashville



     The IADT-Nashville School is a new school started by CEC in 2004, and is one of six schools owned by CEC with career-based curricula for Visual Communication and Design Technologies. CEC is one of the largest on-campus providers of private, for-profit, post-secondary education operating in 82 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates. CEC offers doctoral degree, master's degree, bachelor's degree, associate degree and diploma programs in the career-oriented disciplines of visual communication and the design technologies, information technology, business studies, culinary arts and health education.



POLICE PREFECTURE, FRENCH GOVERNMENT



  Acquisition



     On July 14, 2005, we and CPA 15, each through a 50% interest, jointly acquired land and an office building located in Paris, France from Immeubles J-L L-P SAS and SNC Paris 13ME and assumed an existing net lease with the Police Prefecture, French Government, or the French Government.



  Purchase Terms



     The cost of the facility, including the acquisition fee payable to Carey Asset Management, was E88,563,815, or $107,073,652 based on the exchange rate at the date of closing, of which CPA(R):16 -- Global's share was E44,387,748 or $53,664,788. We paid at closing an acquisition fee of E2,044,148, or $2,471,375 based on the exchange rate at the date of closing, of which CPA(R):16 -- Global's share was E1,022,074 or $1,235,687 to Carey Asset Management Corp. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately E1,635,319, or $1,977,101 based on the exchange rate at the date of closing of which CPA(R):16 -- Global's share is E817,660 or $988,550, payable in three equal annual installments over the next three years, but only if we achieve the six percent preferred return. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of E211,682, or $255,923, based on the exchange rate at the date of closing.



  Description of the Lease



     The facility is leased to the French Government under an existing net lease. We and CPA 15 are jointly responsible for certain structure maintenance, repair and replacement obligations, as well as the cost of land and office tax. The initial term of the lease was 15 years, with 14 years remaining, with no renewal options. The initial aggregate annual rent, as of July 1, 2005 is E5,010,823, or $6,058,085 based on the exchange rate at the date of closing, paid in equal installments quarterly in advance. Additionally, the lease provides for annual rent increases based on the French National Construction Index, or INSEE.



  Description of Financing



     We obtained mortgage financing from Societe Generale in the amount of E65,000,000, or $78,585,000 based on the exchange rate at the date of closing, to finance a portion of the purchase price of the facility. The financing is at fixed interest rates of 4.45% and 4.25% per annum (Euro denominated) for a term of fifteen years, with payments based upon an 11% amortization of the original principal amount on a sliding schedule over the term of the loan.



  Description of Police Prefecture, French Government



     The facility is utilized by the Paris Police Department. Specifically, it serves as the city headquarters for the Paris Traffic Department as well as a "Prefecture de Police." "Prefecture de Police" is responsible for, among other things, the security of Paris, motor vehicle registration and traffic control, and management of the police and firefighters. In this case the facility is the headquarters for the 13th Arrondissement, more commonly referred to as the "Rive Gauche."



PRESSAC DECORATIVE SYSTEMS (PROPOSED)



  Acquisition



     We believe it is likely that we will complete a proposed transaction to purchase land and a building in Bishopbriggs, Glasgow (Scotland) and enter into a net lease agreement with John McGavigan Limited, or Pressac.



  Purchase Terms



     The cost of the property is expected to be L6,759,874 or $12,701,803 based on a exchange rate for the British Pound as of March 31, 2005.



  Description of the Lease



     As proposed, the lease will have a term of approximately 20 years, and will not provide for any renewal terms. The lease is expected to provide for initial annual rent of L565,400 with annual rent increases based on increases in the general index of retail prices as published by the Office for National Statistics in Scotland.



  Description of Financing



     We expect to obtain a limited loan of L4,225,000. Interest on the mortgage loan is currently expected to be a fixed annual interest rate of 6.10% with stated principal payments which increase annually.



  Description of Pressac Decorative Systems



     Pressac is an independent manufacturer of automotive instrument dials and appliques. Appliques are formed or printed products, which include car instruments panels and backgrounds, dials, audio buttons and other dials.



                        DESCRIPTION OF OTHER INVESTMENTS



     W. P. Carey has begun utilizing its expertise in net lease financing to offer mortgages when they may be more appropriate than traditional sale-leaseback financing. W. P. Carey seeks to take advantage of opportunities to make investments, consistent with our investment objectives and policies, in loans secured by real estate assets where such investments are available and advantageous to us. See "Investment Objectives, Procedures and Policies -- Types of Investments."



     High loan to value ("LTV") mortgages are non-recourse loans secured by real estate collateral and can provide up to 100% of the appraised value of the assets, although we are generally limited by our by-laws to providing up to 85% of the appraised value of the assets. The terms of the loans range from three to twenty years, with fixed or floating rates, and amortization schedules ranging from interest-only to thirty years. The largest providers of these types of mortgages are the investment bank conduit programs, which originate loans and pool them into commercial mortgage-backed securities, or "CMBS" offerings, against which they sell numerous classes of bonds. The different classes of bonds represent a difference in priority with respect to the loan collateral. The more senior bonds will have first priority on the security if a borrower fails to make payments on the notes. These same banks commonly provide financing for W. P. Carey's acquisitions. When a higher LTV mortgage is originated, the loan may be similarly structured to have a senior portion ("A-note") and a subordinate portion ("B-note"). The B-note is subordinate to the A-note in terms of priority of payments and priority to collateral. The

A-note and the B-note are generally both secured by a single mortgage on the property and are governed by a single loan agreement to the borrower.



     An intercreditor agreement between the A-note holder and the B-note holder establishes the subordinate nature of the B-note and describes the B-note holder's rights under the loan documents. For example, the B-note holder is usually permitted the right to cure borrower defaults. The intercreditor agreement also outlines the B-note holder's rights regarding the option to purchase the A-note out of the securitization trust in the event of a borrower default and note acceleration. Typically the B-note holder has a specific period of time after default to exercise the A-note purchase option.



     Because the subordination of the B-note generally increases the risk to the holder of the B-note, its holder receives a commensurately higher rate of interest than the A-note holders. When issued against a single-tenant, net-leased asset, the high current yield of a B-note, combined with the rights to cure defaults and refinance the senior creditors (at par in a default), creates a risk profile similar to that of W. P. Carey's traditional investment in the equity of a sale-leaseback property.



     To date, we have made the following B-note investments:



BLUELINX HOLDINGS, INC.



  Investment



     On December 22, 2004, we acquired a $20,000,000 interest in a limited recourse mortgage collateralized by the distribution facilities of Atlanta, Georgia-based BlueLinx Holdings Inc., a distributor of building products in the United States. The cost of the interest acquired was $20,300,000, inclusive of fees of $300,000 paid to Carey Asset Management. The $20,000,000 B-2 Note represents the junior position in a $165,000,000 five-year floating rate first mortgage loan against BlueLinx's real estate portfolio, which consists of 61 distribution centers located throughout 36 states.



     The loan has a three-year term with two 1-year extensions. The loan bears interest at an annual variable rate equal to the one-month London Interbank Offered Rate (with a 2% floor) plus 4.5%.



  Description of BlueLinx Holdings, Inc.



     BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is one of the largest distributors of building products in the United States. BlueLinx trades on the New York Stock Exchange under the symbol "BXC."



REYES HOLDINGS, L.L.C.



  Investment



     In January 2005, W. P. Carey originated a $54,000,000 first mortgage, 85% LTV loan against three cold storage facilities located in Rogers, Minnesota; Mt. Pleasant, Pennsylvania, and Oak Creek, Wisconsin; and one beer distribution facility in Gardena, California, operated by Reyes Holdings, L.L.C. The loan was originated as a 10-year loan with a 25-year amortization schedule, bearing interest at a fixed rate of approximately 6.34%. W. P. Carey arranged for the syndication of the first $41,260,000 in the form of an A-note. In consideration for an investment of $12,740,000, we then retained the $12,740,000 B-note, which bears interest at a fixed rate of 6.34%, and represents the 65% to 85% LTV portion of the first mortgage and an interest only participation in the A-note for the difference between the stated amounts payable under the A-note and the amounts receivable from the interest sold to the participants in the A-note (the difference between the amounts payable at an annual rate of 6.34% and 5.14%). The B-note is secured by critical operating assets subject to a single, absolute net lease. These same assets also secure the A-note portion of the loan. W. P. Carey received fees of $540,000 from the borrower for originating the loan.

  Description of Reyes Holdings, L.L.C.



     Reyes is a private, family-owned distribution and logistics company that operates two primary lines of business: (1) beer distribution with operations in the Los Angeles/Orange County, Chicago, Northern Virginia, and Washington D.C. markets; and (2) McDonald's supply business in the Americas. Reyes also distributes to Wendy's and other leading quick service and casual dining chains.


                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


     The following is a general summary of the material U.S. federal income tax considerations associated with an investment in the shares. In this section when we refer to "the Internal Revenue Code" we mean the Internal Revenue Code of 1986, as amended. This summary is not exhaustive of all possible United States tax considerations, does not address state, local, foreign or other U.S. federal taxes, and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a particular prospective shareholder in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, financial institutions and broker-dealers. The Internal Revenue Code provisions governing the U.S. federal income tax treatment of REITs are highly technical and complex.



     This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary is also based upon the assumption that the operation of CPA(R):16 -- Global, and of its subsidiaries and other lower-tier and affiliated entities will in each case be in accordance with its applicable organizational documents or partnership agreements.



     This summary assumes that shareholders will hold our common stock as capital assets, which generally means as property held for investment.



     WE URGE YOU, AS A PROSPECTIVE INVESTOR, TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF THE SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE.


OPINION OF COUNSEL


     We will elect to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. We believe that we are organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and to operate in such a manner.



     The law firm of Clifford Chance US LLP has acted as our tax counsel in connection with this public offering. We expect to receive the opinion of Clifford Chance US LLP to the effect that commencing with our taxable year ending December 31, 2004, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.

     It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and will be conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, and present and future conduct of our business operations, and will assume that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.



     Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.



     We also expect to receive the opinion of counsel that the description of the material U.S. federal income tax consequences of an investment in our shares contained herein is accurate.



     As a prospective investor you should note that the opinions described herein represent only our counsel's best legal judgment as to the most likely outcome if relevant issues were litigated by the IRS and have no binding effect or official status of any kind. Thus, in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge any of our counsel's opinions. Although the board and W. P. Carey & Co. intend to cause
CPA(R):16 -- Global to operate in a manner that will enable it to comply with REIT provisions, there can be no certainty that such intention will be realized. If the IRS successfully challenges our tax status as a REIT, many, if not all, of the tax benefits available to entities qualifying as REITs would not be available to us or our shareholders.



TAXATION



     For any taxable year in which we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on that portion of our ordinary income or capital gain that we distribute currently to our shareholders. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from investments in a corporation, although foreign taxation and the inability of REITs to pass through foreign tax credits to shareholders (discussed below under "-- Taxation of Foreign Investments") may eliminate part of the advantage.



     Even if we qualify for taxation as a REIT, we will be subject to federal tax, as follows:


      -- we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

      -- under some circumstances, we will be subject to "alternative minimum tax;"

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      --  if we have net income from the sale or other disposition of
          "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

      -- if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;


      -- if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, multiplied by a fraction intended to reflect our profitability;


      -- if we fail to distribute during each year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;


      -- activities conducted through "taxable REIT subsidiaries" will be subject to U.S. federal income tax at regular corporate rates, and we will be subject to a 100% tax on payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) with respect to arrangements among us and our taxable REIT subsidiaries that are not comparable to similar arrangements among unrelated parties; and



      -- if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to regulations issued by the Internal Revenue Service (the "Built-In-Gain Rules").



      -- If we fail to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.



      -- If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.



      -- We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in "-- Requirements for Qualification -- Organizational Requirements."



      -- We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholders' basis in our common stock.



     In addition, our subsidiaries and we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.


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REQUIREMENTS FOR QUALIFICATION

     In order for us to qualify as a REIT, we must elect to be taxed as a REIT and satisfy a variety of complex tests relating to our organization, structure, share ownership, assets, income and distributions, as well as record keeping requirements. These tests are summarized below.

ORGANIZATIONAL REQUIREMENTS

  Definition of REIT under the Code

     In order to qualify for taxation as a REIT under the Code, we


      --  must be a domestic corporation;


      --  must be managed by one or more trustees or directors;

      --  must have transferable shares;

      --  cannot be a financial institution or an insurance company;

      -- must have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

      --  must not be closely held.


     As a Maryland corporation, we satisfy the first requirement. In addition, we are managed by a board of directors, we have transferable shares, we do not intend to operate as a financial institution or insurance company, and we have more than 100 shareholders. We may refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements or to avoid the closely held test. However, there can be no assurance that a refusal to transfer will be effective.



     We will be closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. However, if a tax-exempt shareholder owns more than 25% of our shares (by value), or one or more tax-exempt shareholders, each own at least 10% of CPA(R):16 -- Global, and in the aggregate own more than 50% of our shares (by value), those shareholder(s) may be required to treat all or a portion of their distributions from us as UBTI. See "United States Federal Income Tax Considerations -- Taxation of Tax-Exempt Shareholders."



     Based on the foregoing, we believe that we satisfy the organizational and structural requirements as well as the share ownership and the non-closely held tests.


  Our Ownership of Interests in Partnerships and Qualified REIT Subsidiaries


     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and to earn its proportionate share of the partnership's gross income based on its pro rata share of the capital interests in the partnership for purposes of the REIT asset and gross income tests. Also, if a REIT owns a qualified REIT subsidiary, it will be treated as owning all of the subsidiary's assets and earning all of the subsidiary's income. In addition, for purposes of the various REIT requirements the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character.


INCOME TESTS

  Gross Income Requirements

     To qualify and maintain our status as a REIT, we must satisfy annually two gross income requirements:

      -- At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents
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          from real property," dividends from other REITs, interest on mortgages secured by real property and certain types of mortgage backed securities, and gain from the sale of assets producing these types of income. For purposes of this requirement, gross income from the disposition of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions") is excluded. This is the 75% Income Test.



      -- At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from gross income meeting the 75% Income Test described above and from dividends, interest and gains from the sale or disposition of stock or securities. This is the 95% Income Test.


  Rents from Real Property

     The rents that we receive or that we are deemed to receive qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:


      -- The amount of rent generally must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," however, solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.



      -- Rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).


      -- If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."


      -- The REIT must not operate or manage the property or furnish or render services to tenants, other than through an independent contractor who is adequately compensated and from whom the REIT does not derive any income or through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are usually or customarily rendered in connection with the rental of space only and are not otherwise considered rendered to the occupant. In addition, the receipt of income from non-customary tenant services will not prevent rents from qualifying as "rent from real property" if such non-customary service income does not exceed one percent of all amounts received or accrued with respect to that property.



     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant lease default and we elect to treat the property as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy the requirements of those tests for three years, which period may be extended for up to an additional three years, provided that reasonable cause is established and the IRS consents to such extension. If the election is made, then we must satisfy a number of complex rules, one of which is that we may be required to operate the property through an independent contractor and we will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.



     Prior to making investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing our cash in stocks or debt instruments, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the date in which we received the cash from the sale of our stock ("New Capital"), including the proceeds of this offering. To the extent that offering proceeds have not been invested in properties following the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage


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lenders or shares in other REITs, if permitted. See "Investment Objectives,
Procedures and Policies -- Investment Limitations."


     We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for New Capital. No rulings or regulations have been issued under the provisions of the Code governing New Capital, and there can be no assurance that the IRS will agree with this methodology.



     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, no assurance can be given in this regard.



  Eligibility for Relief


     If we fail to satisfy one or both of the 75% Income Test or the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:


      -- our failure to meet these tests was due to reasonable cause and not due to willful neglect; and



      -- following the identification of such failure, we attach a schedule of our income sources to our U.S. federal income tax return.



     It is not possible to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this type of income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above, even if these relief provisions apply, a tax would be imposed on the profit attributable to the amount by which we fail to satisfy the particular gross income test.


ASSET TESTS

     At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

      -- First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

      -- Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.


      -- Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting securities, or 10% of the total value of any one issuer's securities. However, these rules do not apply to the stock of qualified REIT subsidiary or the stock of a taxable REIT subsidiary.



     A taxable REIT subsidiary is a taxable corporation that we and the taxable REIT subsidiary elect to treat as a taxable REIT subsidiary. A taxable REIT subsidiary can perform services for our tenants and third parties, and under certain circumstances, may lease property from us. No more than 20% of the value of our gross assets can be securities of one or more taxable REIT subsidiaries.



     The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify


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for the 75% REIT Income Test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.



     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.



  Eligibility for Relief



     If we fail the 5% asset test or the 10% asset test at the end of any quarter, and the such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the thirty day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.


     We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.


ANNUAL DISTRIBUTION REQUIREMENTS


     In order to be taxed as a REIT, we are required to make distributions (other than capital gain distributions) to our shareholders. The amount of these distributions must be at least equal to:

      -- the sum of 90% of our REIT taxable income (computed without regard to the distributions-paid deduction and our capital gain) and 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

      --  the sum of specific items of noncash income.

This is known as the 90% Distribution Test.


     We must pay distributions in the taxable year to which they relate. Alternatively, we may pay these distributions in the following taxable year if declared before we timely file our U.S. federal income tax return for that year and if paid on or before the first regular distribution payment after the declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distribution relate to our prior year for purposes of the 90% distribution requirement. In addition, we may declare a distribution in October, November or December of a taxable year that is payable to shareholders of record on a specified date in any such month, and pay such distribution before the end of January of the following year. Such distributions are treated as both paid by us and received by our shareholders on December 31 of the year in which they are declared.



     In order for a distribution to be counted towards our distribution requirement, and to provide a tax deduction to us, the distribution must not be a "preferential dividend." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among our different classes of stock as set forth in our organizational documents.


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     Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or REIT taxable income as adjusted, we will be subject to tax on the undistributed portion at regular capital gains or ordinary corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of

      --  85% of our ordinary income for that year,

      -- 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year, and

      --  any undistributed taxable income from prior periods,

we would be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed.

  Election To Retain Our Long-Term Capital Gains

     We may elect to retain, rather than distribute our net long-term capital gains. The effect of this election is that:

      --  we are required to pay the tax on these gains;


      -- shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by us; and



      -- the basis of the shareholder's shares would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the shareholders' long-term capital gains.



  Distribution Policy


     We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to depreciation and other non-cash charges. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% Distribution Test. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% Distribution Test or to distribute a greater amount as may be necessary to avoid income and excise taxation. This could occur as a result of:


      -- timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of income and deduction of these expenses in arriving at our taxable income,



      -- nondeductible costs such as principal amortization or capital expenditures in excess of noncash deductions; or



      -- deferring the repatriation of foreign earnings to avoid current recognition of foreign currency gains.



     In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock distributions in order to meet the 90% Distribution Test or to avoid the payment of income and excise taxes.


  Deficiency Distributions

     In some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency distributions" to our shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency distributions.


     In computing our taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We will be required to file an annual U.S. federal income tax return, which, like other corporate returns, is subject to IRS examination. Because the tax law requires us to make many judgments regarding the proper treatment of a


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transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to W. P. Carey & Co. or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our taxable income, we could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. See "United States Federal Income Tax Considerations -- Sale-Leaseback Transactions." If, as a result of a challenge, we are determined not to have satisfied the 90% Distribution Test, we would be disqualified as a REIT (unless we were to pay a deficiency distribution and pay interest and a penalty) as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the 90% Distribution Test if the failure to meet the test was not due to a later adjustment to our income by the IRS.


FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Furthermore, while we have no intention of doing so, we may revoke our REIT election voluntarily. See "Risk Factors -- Failure to qualify as a REIT would adversely affect our operations and ability to make distributions."

TAXATION OF FOREIGN INVESTMENTS


     We intend to invest primarily in real property, some of which will be located outside of the United States. Because of the international nature of our operations, we will face some tax considerations that are different than a REIT investing in property located solely within the United States. In certain circumstances our REIT structure may not be the most efficient tax structure for making investments in international real estate.



     We may be subject to taxation in various foreign jurisdictions. We generally will be entitled to deduct foreign taxes paid, including foreign income taxes for which we do not claim a credit, from our taxable income, which would reduce the amount that we are required to distribute annually to our shareholders. In lieu of a deduction, the Internal Revenue Code generally provides a credit against U.S. federal income taxes for foreign income taxes paid by a United States taxpayer. If we so elect, we may be able to use part of this credit to offset our liability for U.S. federal income tax, for example by distributing less than 100 percent (but more than 90 percent) of our net income, thus incurring a REIT-level U.S. federal income tax liability that we could offset with foreign tax credits. We may not be able to fully utilize our foreign tax credits depending upon the source of our foreign income and the timing of the payment of our foreign and U.S. federal taxes. The amount of any available foreign tax credit does not reduce the amount we are required to distribute annually to our shareholders, and we will not be able to use our foreign tax credits to the extent that we do not otherwise have a U.S. federal income tax liability. We are unable to pass through a foreign tax credit to our shareholders with respect to foreign taxes we pay.



     To minimize the impact of foreign taxes on foreign income, we may structure our foreign investments to take advantage of special United States or foreign tax or treaty provisions. Some structures that minimize foreign taxes on foreign investments may convert the character of income received by us and passed through to our shareholders from capital gains to ordinary income for U.S. federal income tax purposes.



     Any income that we recognize with respect to hedging transactions that we have entered into to limit the risks to us with respect to changes in foreign currency exchange rates, as well as any foreign currency gains that we recognize, will not be qualifying income for purposes of either the 75% Income


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Test or the 95% Income Test. Although we do not intend at this time to engage in hedging activities to mitigate the risks of exchange rate fluctuations, we are not prohibited from doing so. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains. It is possible that we could have sufficient foreign currency exchange gain, due to either rate fluctuations or hedging activities, in a year thereby jeopardizing our qualification as a REIT unless we were eligible for the relief provisions under the Internal Revenue Code. See "United States Federal Income
Tax Considerations -- Requirements For Qualification -- Income Tests." In addition, changes in currency rates could adversely affect our REIT status.


SALE-LEASEBACK TRANSACTIONS


     Many of our investments will be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for U.S. federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of our leases for U.S. federal income tax purposes.



     The Internal Revenue Service may take the position that specific sale-leaseback transactions are financing arrangements or loans. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our taxable income could be recalculated which could cause us to fail the Distribution Test.


TAXATION OF DOMESTIC SHAREHOLDERS

  Definition


     In this section, the phrase "domestic shareholder" means a holder of shares that for U.S. federal income tax purposes:


      --  is a citizen or resident of the United States;


      -- is a corporation, partnership or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof;



      -- is an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or


      -- a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     In any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable domestic shareholders will be taxed as described below.

  Distributions Generally


     Distributions to domestic shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders. Dividends from domestic corporations and certain qualified foreign


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corporations are generally subject to tax at the same rate as capital gains, provided that the shareholder has held the stock for a period of more than 60 days during that 120 day period that begins 60 days prior to the ex-dividend date for the dividend. The maximum rate of tax on most long-term capital gains realized by individuals is 15% (through 2008). Dividends from REITs, such as CPA:16 - Global generally do not qualify for this rate of tax, however, and are instead taxable as ordinary income. Dividends, other than capital gain dividends, that are (i) attributable to income on which we were subject to tax in the previous taxable year at the REIT level, either because we did not distribute such income or such income consists of gains subject to tax under the Built-In Gain Rules, or (ii) attributable to dividends received by us from domestic and certain qualified foreign corporations during the current taxable year, including dividends from a taxable REIT subsidiary, will be taxable, to the extent designated by us, to individual domestic shareholders as dividends eligible to be taxed at the maximum capital gains rate of 15%.



     Dividend distributions from a REIT are not eligible for the dividends-received deduction for shareholders that are U.S. corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each domestic shareholder's shares, and the amount of each distribution in excess of a domestic shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months may be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distributions during January of the following calendar year. Shareholders may not include any of our losses on their own U.S. federal income tax returns.



     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the four percent excise tax, discussed in the section titled "Taxation" above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat some distributions that would otherwise result in a tax-free return of capital or capital gains as taxable dividends.


  Capital Gain Distributions


     As long as we qualify as a REIT, distributions to domestic shareholders that we designate as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the shareholder has held his/her or its stock. Capital gains distributions received by an individual shareholder from a REIT should qualify for the long-term capital gain tax rate (at a maximum U.S. federal income tax rate of 15%). We will classify portions of any designated capital gain distribution as either:


      -- a 15% capital gain distribution, which would be taxable to individual shareholders at the maximum 15% capital gain tax rate that was adopted in the 2003 Act; and

      -- an "unrecaptured Section 1250 gain" distribution, which would be taxable to individual shareholders at a maximum rate of 25%.

  Passive Activity Loss and Investment Interest Limitations


     Our distributions and gain from the disposition of the shares will not be treated as passive activity income, and therefore shareholders may not be able to apply any "passive losses" against this income. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest limitation, which treatment allows investment interest expense that would otherwise not be deductible to be deductible to the extent of certain types of investment income. However, to the extent that dividends qualify for the lower rate of tax, such dividends will not be included in investment income for purposes of the investment interest deduction limitation unless you elect to have them taxed as ordinary income. Net capital gain from the

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disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitation only if and to the extent you so elect, in which case these capital gains will be taxed as ordinary income.

  Certain Dispositions of the Shares


     In general, any gain or loss realized upon a taxable disposition of shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a shareholder has received any capital gain distributions with respect to its shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his/her or its shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue regulations that would subject a portion of the capital gain a shareholder recognizes from the sale of shares to a tax at a 25% rate, to the extent the capital gain relates to depreciation we deducted. While no such regulations have been issued, the regulations could be adopted at any time, and are authorized to have retroactive effect. The 2003 Act reduced the maximum rate of tax on most long-term capital gains realized by individuals from 20% to 15%.


  Redemption of Shares


     If we redeem any of the shares held by a shareholder, including a redemption under our redemption plan, the tax treatment of the redemption will depend upon the number of shares redeemed and the facts and circumstances surrounding the redemption. If all of a shareholder's shares in CPA(R):16 -- Global are redeemed or if the redemption is a "substantially disproportionate" redemption, the redemption will be treated as a sale or exchange of the redeemed shares as discussed under the heading "Certain Dispositions of the Shares." A redemption is treated as substantially disproportionate for this purpose, if the shareholder's proportionate ownership of CPA(R):16 -- Global has been reduced by more than twenty percent. In determining the extent to which a shareholder's ownership has been reduced, certain attribution rules will treat as shares owned by the shareholder shares that are owned by other persons, including certain family members, entities in which the shareholder owns an interest, and persons that own an interest in the shareholder. If a redemption fails to satisfy either the completion termination of interest or substantially disproportionate tests above, it may none-the-less be treated as a sale or exchange if under all facts and circumstances the redemption is not essentially equivalent to a distribution.



     If a redemption of shares is not treated as a sale or exchange, the redemption will be treated as a distribution. For a discussion of distributions, see "-- Taxation of Domestic Shareholders -- Distributions Generally."



TAXATION OF TAX-EXEMPT SHAREHOLDERS



     Our distributions to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute UBTI unless the shareholder has borrowed to acquire or carry its shares. Qualified trusts that hold more than 10% (by value) of the shares of REITs held predominantly by qualified trusts, may be required to treat a certain percentage of the REIT's distributions as UBTI. We do not expect to be held predominantly by trusts and our articles of incorporation prohibit the required concentration of ownership.



     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20), respectively, income from an investment in CPA(R):16 - Global will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in CPA(R):16 - Global. Prospective tax-exempt shareholders should consult their tax advisors concerning these "set aside" and reserve requirements.


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TAXATION OF FOREIGN SHAREHOLDERS



     The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "foreign shareholders") are complex. The following discussion is intended only as a summary of these rules. Foreign investors should consult with their tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in CPA(R):16 - Global, including any reporting requirements.


 Taxation if Effectively Connected With a United States Trade or Business


     In general, foreign shareholders will be subject to regular U.S. federal income tax with respect to their investment in CPA(R):16 -- Global if the investment is "effectively connected" with the foreign shareholder's conduct of a trade or business in the United States. A corporate foreign shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to the branch profits tax under section 884 of the Internal Revenue Code, which is payable in addition to regular U.S. federal corporate income tax. The following discussion will apply to foreign shareholders whose investment in CPA(R):16 -- Global is not so effectively connected. Foreign investors should be aware that a REIT may not be the most tax efficient structure for making investments in international real estate.


 Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest


     A distribution that is not attributable to our gain from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each foreign shareholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. A foreign shareholder may be entitled to a refund from the IRS to the extent we withhold amounts otherwise payable to the foreign shareholder in excess of such foreign shareholder's substantive U.S. federal income tax liability. See "-- Withholding Obligations From Distributions to Foreign Shareholders" below.


 Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest


     Distributions that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a foreign shareholder under the Foreign Investment in Real Property Tax Act of 1980 referred to herein as "FIRPTA". Under FIRPTA, these distributions are taxed to a foreign shareholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a foreign shareholder will be taxed at the normal capital gain rates applicable to a domestic shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate shareholder absent treaty reduction. Distributions that are not attributable to gain from the sale or exchange of a United States real property interest (including gains from the sale of our foreign properties) will not be subject to FIRPTA.


 Withholding Obligations From Distributions to Foreign Shareholders


     Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to foreign shareholders, and remit to the IRS,

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      --  35% of designated capital gain distributions or, if greater, 35% of distributions that could be capital gain distributions, and

      -- 30% of distributions not subject to the 35% rate of withholding (regardless of whether the distribution is paid out of earnings and profits).


In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. If the amount of tax we withheld with respect to a distribution to a foreign shareholder exceeds the shareholder's U.S. federal income tax liability with respect to that distribution, the foreign shareholder may file with the IRS for a refund of the excess taxes paid.


 Sale of Our Shares by a Foreign Shareholder


     A sale of our shares by a foreign shareholder generally will not be subject to U.S. federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if either we are not a "United States real property holding corporation," or we are a "domestically controlled" REIT. A United States real property holding corporation is, in general, a corporation 50% or more of the value of whose assets is attributable to investments in U.S. real property during a specified testing period. A domestically controlled REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by foreign shareholders. We anticipate that we will be both a United States real property holding expiration and a domestically controlled REIT. However, we cannot assure you that we will be or remain a domestically controlled REIT. If we are a United States real property holding corporation and are not a domestically controlled REIT, whether a foreign shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in CPA(R):16 -- Global. Our shares currently are not "regularly traded" on an established securities market. If the gain on the sale of shares were subject to taxation under FIRPTA, a foreign shareholder would be subject to the same treatment as a domestic shareholder with respect to the gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, gain on dispositions of our shares and distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made by or to a corporate foreign shareholder absent treaty reduction. If the sale of our shares were subject to tax under FIRPTA, the purchaser of our shares from a foreign shareholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Capital gains not subject to FIRPTA will be taxable to a foreign shareholder if the foreign shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.


     Treasury regulations altered the procedures for claiming the benefits of an income tax treaty or exemption from FIRPTA withholding tax. Our foreign shareholders should consult their tax advisors concerning the effect, if any, of the new Treasury regulations on an investment in our shares.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX FOR DOMESTIC SHAREHOLDERS


     Under some circumstances, domestic shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, shares. For payments made through 2010, the rate is 28%. After 2010, the rate is scheduled to return to the pre-August 7, 2001 rate


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


of 31% unless subsequent legislation changes that rate. Backup withholding will apply only if the shareholder:


      -- fails to furnish his/her or its taxpayer identification number (which, for an individual, would be his or her Social Security Number);

      --  furnishes an incorrect taxpayer identification number;

      -- is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or


      -- under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and: (a) that he or she has not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments, or (b) that he or she has been notified by the IRS that he or she is no longer subject to backup withholding.



Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations.



     Domestic shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against the domestic shareholder's U.S. federal income tax liability and may entitle the domestic shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.


BACKUP WITHHOLDING TAX FOR FOREIGN SHAREHOLDERS

     Additional issues may arise for information reporting and backup withholding for foreign shareholders. Foreign shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

STATEMENT OF STOCK OWNERSHIP


     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his/her or its shares in his/her or its U.S. federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our U.S. federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.



STATE, LOCAL AND FOREIGN TAX



     We and our operating subsidiaries may be subject to state and local tax in states, localities and foreign jurisdictions in which we or they do business or own property. The tax treatment of CPA(R):16 -- Global, our operating subsidiaries and the holders of our shares in local jurisdictions may differ from the U.S. federal income tax treatment described above.


                              ERISA CONSIDERATIONS


     The following is a summary of certain considerations associated with an investment in CPA(R):16 -- Global by a pension, profit-sharing, IRA or other employee benefit plan subject to ERISA or Section 4975 of the Code. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not


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be forthcoming that would significantly modify the statements expressed herein.
Any changes may or may not apply to transactions entered into prior to the date of their enactment.



     In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,


      -- whether the investment is consistent with the applicable provisions of ERISA and the Code,


      -- whether the investment will produce UBTI to the Benefit Plan (see "United States Federal Income Tax Considerations -- Taxation of Tax-Exempt Shareholders"), and


      --  the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary's responsibilities include the duty

      -- to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

      --  to invest plan assets prudently;

      -- to diversify the investments of the plan unless it is clearly prudent not to do so; and

      -- to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

     Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

PLAN ASSETS


     While neither ERISA nor the Code defines the term "plan assets," a Department of Labor regulation describes what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, the "Regulation"). Under the Regulation, an entity in which a Benefit Plan makes an equity investment will be deemed to be "plan assets" of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule.



     The Regulation provides as one exception that the underlying assets of entities such as CPA(R):16 -- Global will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:


      --  "freely transferable,"

      -- part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and


      -- either part of a class of securities registered under the Exchange Act or sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Securities Exchange Act, as amended, within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.



     Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, we will proceed on the basis that the restrictions imposed to maintain our status as a REIT should not cause the shares to not be considered freely transferable for purposes of the Regulation.



     Accordingly, we currently have over 100 shareholders and we anticipate having over 100 shareholders following the completion of this offering. Thus, the second criterion of the publicly offered exception will be satisfied.



     The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the shares are part of a class that was registered under the Securities Exchange Act before the 120th day after December 31, 2005. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.



     We believe that the shares should constitute "publicly-offered securities," and that our underlying assets should not be considered plan assets under the Regulation, assuming that our common stock is "freely transferable" and widely held (as contemplated above) and that the offering otherwise takes place as described in this prospectus.



     In the event that our underlying assets were treated by the Department of Labor as "plan assets" of a Benefit Plan, our management would be treated as fiduciaries with respect to Benefit Plan shareholders, and the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.



     If our underlying assets were treated as assets of a Benefit Plan, the investment in CPA(R):16 -- Global also might constitute an ineffective delegation of fiduciary responsibility to W. P. Carey & Co. and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by W.
P. Carey & Co. of its ERISA fiduciary duties. Finally, an investment by an IRA in CPA(R):16 - Global might result in an impermissible commingling of plan assets with other property.


     If a prohibited transaction were to occur, W. P. Carey & Co, and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.


     If, as contemplated above, our assets do not constitute plan assets following an investment in shares by Benefit Plans, the problems discussed in the preceding three paragraphs are not expected to arise.

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OTHER PROHIBITED TRANSACTIONS

     Regardless of whether the shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that: (i) the advice will serve as the primary basis for investment decisions, and (ii) the advice will be individualized for the plan based on its particular needs.

INVESTMENT IN ESCROW ACCOUNT

     The escrow agent will establish an escrow account into which all investors' funds will be deposited. The escrow agent will invest funds in a money market account maintained by the escrow agent. On each closing date, the funds paid by each investor will be released from the escrow account and exchanged for the applicable number of shares. Any interest earned by that account prior to any such closing date will be paid to an investor only if the investor's funds have been held in the escrow account for at least 20 days.


     In considering an investment in CPA(R):16 -- Global, a Benefit Plan should consider whether the escrow account arrangement as well as the ultimate investment in CPA(R):16 - Global would be consistent with fiduciary standards applicable to that Benefit Plan.


ANNUAL VALUATION

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until the shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Beginning no later than three years after the final closing of the original offering, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of W. P. Carey & Co. Prior to that time, we intend to use the offering price of shares as the per share net asset value.


     We anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

     We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, there can be no assurance:

      -- that the value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisal or estimated value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

      -- that shareholders could realize this value if they were to attempt to sell their shares, or

      -- that this value would comply with the ERISA or IRA requirements described above.

                                DESCRIPTION OF SHARES


     The following description of the shares does not purport to be complete but contains a summary of portions of the articles of incorporation and bylaws and is qualified in its entirety by reference to the articles of incorporation and bylaws. Our articles of incorporation and bylaws became operative on June 5, 2003 and will remain in effect for the duration of CPA(R):16 -- Global's existence although they may be amended in accordance with their terms.


GENERAL DESCRIPTION OF SHARES


     We are authorized to issue 250,000,000 shares, each share having a par value of $.001. Each share is entitled to participate equally in distributions when and as declared by the directors and in the distribution of our assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by CPA(R):16 - Global upon issuance and payment therefor. Shares, other than excess shares, which are defined in the organizational documents to mean shares held by an investor in excess of 9.8% of the total number of shares issued and outstanding at the time the shares are acquired, are not subject to mandatory redemption. The shares have no preemptive rights (which are intended to insure that a shareholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of shareholders to elect directors). We currently do not intend to issue any securities other than the shares discussed in this prospectus, although we may do so at any time. We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by our board of directors.



     Our intention is to consider alternatives for providing liquidity for our shareholders beginning generally after eight years following the investment of substantially all of the proceeds from our initial public offering, which terminated on March 8, 2005. We have not yet substantially invested all of the net proceeds from our initial public offering. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, or another transaction approved by our board of directors. While our intention is to seek to complete a liquidity transaction generally within eight to twelve years following the investment of substantially all of the proceeds from our initial public offering, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected life at that time, it is in our shareholders' best interests for us to make new investments.


     We will not issue certificates. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and

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eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to Phoenix American a duly executed transfer form available upon request from them or from our website at www.cpa16global.com. Upon the issuance of our shares, we will send to each shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

MEETINGS AND SPECIAL VOTING REQUIREMENTS


     An annual meeting of the shareholders will be held each year, not fewer than 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or by an officer of CPA(R):16 - Global upon the written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares (as discussed below), shall constitute a quorum. Generally, the affirmative vote of a majority of the votes entitled to be voted at a meeting at which a quorum is present is necessary to take shareholder action and elect each director.



     Our articles of incorporation may be amended by a majority of our board of directors (including a majority of the independent directors) and approval of the shareholders either at a duly held meeting at which a quorum is present by the affirmative vote of a majority of all shares entitled to vote or by unanimous written consent. Amendments affecting the provisions on indemnification of directors and officers, limitation of personal liability of directors and officers, and limitation on ownership of shares of CPA(R):16 -- Global, must be approved by a vote of shareholders holding two-thirds of all outstanding shares entitled to vote. In general, our bylaws may be amended by the affirmative vote of a majority of the shares voting on a particular matter. Any amendment to the bylaws that would reduce the priority of payment or the amount payable to the shareholders upon liquidation of CPA(R):16 - Global or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of shares entitled to vote. Without the consent of the shareholders, the directors may make minor changes that do not impact such rights, or that the directors deem are necessary to resolve ambiguities or to conform the bylaws to any applicable laws or regulations. Shareholders may, by the affirmative vote of a majority of the shareholders entitled to vote on such matter, elect to remove a director from the board or dissolve CPA(R):16 - Global. Shareholders do not have the ability to vote to replace W. P. Carey & Co. or to select a new advisor.


     The affirmative vote of a majority of all shares entitled to be cast is required to approve any merger or sale of substantially all of our assets other than in the ordinary course of business. The term "substantially all" as used in this context is a term used in the Maryland General Corporate Law. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case-by-case basis. The effect for investors of the Maryland law's lack of definition is that we cannot provide investors with a definition for "substantially all" and therefore shareholders will not know whether a sale of assets will constitute a sale of substantially all of the assets or whether or not they will have the right to approve any particular sale. Shareholders objecting to the approval of any merger or sale of assets are permitted under Maryland law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. The appraisers' report is considered by the court which makes the final determination of the fair value to be paid to the shareholder and which decides whether the award of interest from the date of the merger or sale of assets and costs of the proceeding are to be awarded to the dissenting shareholder.


     Shareholders are entitled to receive a copy of our shareholder list upon request provided that the requesting shareholder represents to us that the list will not be used to pursue commercial interests unrelated to the shareholder's interest in us. The list provided by us will include the name, address and telephone number (if available) of, and number of shares owned by, each shareholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by us of the request (or five days if the shareholder first requests a copy of the

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representation and returns it to us within 30 days). A shareholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a shareholder who must compel the production of a list and is successful. Any shareholder who breaches the terms of the representation provided to us will be liable to us for any costs or damages resulting from such breach. The list will be updated at least quarterly to reflect changes in the information contained therein.


     The rights of shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders, or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution themselves.


RESTRICTION ON OWNERSHIP OF SHARES


     In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.



     In order to assist us in qualifying as a REIT, the articles of incorporation contain an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or a group of persons in excess of the ownership limit are deemed "excess shares." Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.


     The articles of incorporation stipulate that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-shareholder owning shares in excess of the ownership limit. If the transferee-shareholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate shareholder.

     We have the authority to redeem excess shares immediately upon becoming aware of the existence of excess shares or after giving the person in whose hands shares are excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the shareholder in whose possession the redeemed shares were formerly excess shares or the fair market value of the excess shares. We may purchase excess shares or otherwise repurchase shares if the repurchase does not impair our capital or operations. W. P. Carey & Co. and its affiliates may not receive a fee on the purchase of excess shares by us.


     The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of the shares. The ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our ability to qualify as a REIT is not jeopardized.


     All persons who own five percent or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly

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or indirectly, by these persons. See "United States Federal Income Tax
Considerations -- Statement of Stock Ownership." If we were to have less than 2,000 shareholders at any time, statements or affidavits would be required from shareholders who own (i) at least one percent of the outstanding shares in a taxable year (more than 200, but less than 2,000 shareholders) or (ii) at least one half of one percent of the outstanding Shares in a taxable year (200 or fewer shareholders).

DISTRIBUTIONS


     Distributions will be paid to investors who are shareholders as of the record date selected by the directors regardless of whether such shareholder was a shareholder for all or a portion of the period covered by such record date. We are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under U.S. federal income tax laws unless we fail to comply with the REIT requirements. We paid our most recent distribution on July 15, 2005 for shareholders of record at June 30, 2005 at the rate of $0.145 per share. This represents an annualized yield of 5.80%.



     Distributions will be paid at the discretion of the directors, in accordance with our earnings, cash flow and general financial condition. The directors' discretion will be directed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during its fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. Also each distribution will not necessarily be funded solely through current or accumulated earnings and profits. As discussed in "United States Federal Income Tax Considerations -- Taxation of Domestic Shareholders -- Distributions Generally," we may make distributions in excess of our current or accumulated earnings and profits, in which case the distribution will be treated in part as a return of capital. The directors, in their discretion, will determine in each case whether the sources and amounts of distributions are appropriate. We can borrow to make distributions if the borrowing is necessary to comply with the REIT requirements or if the borrowing is part of a liquidation strategy whereby, the borrowing is done in anticipation of the sale of the properties, and the proceeds will be used to repay the loan.


     We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

SUMMARY OF DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN


     CPA(R):16 -- Global has adopted the 2003 Distribution Reinvestment and Share Purchase Plan, referred to herein as the "distribution reinvestment plan," pursuant to which some shareholders may elect to have up to the full amount of their cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of the distribution reinvestment plan. The distribution reinvestment plan is attached as Exhibit 4.1 to our first registration statement filed July 3, 2003.



     The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in CPA(R):16 -- Global by investing cash distributions in additional shares at the most recent net asset value and/or after the termination of this offering by investing optional cash payments in shares at that net asset value. To the extent shares are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.



     The distribution reinvestment plan will be available to shareholders who purchase shares in this offering. You may elect to participate in the distribution reinvestment plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. Any other

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shareholder who receives a copy of our prospectus in this offering or a separate prospectus relating solely to the distribution reinvestment plan and who has not previously elected to participate in the distribution reinvestment plan may so elect at any time to participate in the distribution reinvestment plan. Phoenix American, acting as agent for each participant in the distribution reinvestment plan, will apply cash dividends which become payable to such participant on shares of CPA(R):16 -- Global (including shares held in the participant's name and shares accumulated under the Plan), to the purchase of additional whole and fractional shares of CPA(R):16 -- Global for such participant.



     Eligibility. Participation in the distribution reinvestment plan is limited to registered owners of CPA(R):16 -- Global. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the shareholder in order to be eligible for this plan. Further, a shareholder who decides to participate in the distribution reinvestment plan after the completion of CPA(R):16 -- Global's public offering period may purchase shares through the distribution reinvestment plan only after receipt of a prospectus relating solely to the distribution reinvestment plan.



     Stock Purchases. In making purchases for the accounts of participants, Phoenix American may commingle the funds of one participant with those of other participants in the distribution reinvestment plan. All shares purchased under the distribution reinvestment plan will be held in the name of each participant. In the case of each purchase on the open market, the price per share for each participant's account shall be deemed to be the average price of all shares purchased with the funds available from that distribution. In the case of purchases made directly from us, the price will be the most recently determined net asset value per share ("NAV"). NAV is determined by adding the most recent appraised value of the real estate owned by us to the value of our other assets, subtracting the total amount of all our liabilities and dividing the difference by the total number of outstanding shares. Phoenix American shall have no responsibility with respect to the market value of the shares acquired for participants under the distribution reinvestment plan. During the offering period, shares will be purchased at the offering price of $10 per share, except as such price may be reduced for net of selling commissions.


     Timing of Purchases. Phoenix American will make every reasonable effort to invest all distributions promptly after receipt, and in no event later than 30 days after the applicable distribution payment date (except where necessary to comply with applicable securities laws). If, for any reason beyond the control of Phoenix American, investment cannot be completed within 30 days after the applicable distribution payment date, participants' funds held by Phoenix American will be distributed to the participant.


     Account Statements. Following each purchase of shares, Phoenix American will mail to each participant an account statement showing the cash distributions, the number of shares purchased, the price per share and the participant's total shares accumulated under the distribution reinvestment plan.



     Expenses and Commissions. There will be no direct expenses to participants for the administration of the distribution reinvestment plan. Brokerage commissions and acquisition fees, as described below, and administrative fees associated with the distribution reinvestment plan will be paid by us. Any interest earned on distributions while held by Phoenix American will be paid to us to defray costs relating to the distribution reinvestment plan. Additionally, in connection with any shares purchased under the distribution reinvestment plan, we will pay to Carey Financial selling commissions of five percent per share sold. Carey Financial may, in its sole discretion, reallow up to five percent per share of the selling commission to selected dealers.



     Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. This means that shareholders will still be subject to taxation when they elect to participate in the reinvestment plan. Specifically, shareholders will be treated as if they have received a distribution from us in cash and then applied such distribution to purchase shares in the reinvestment plan. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will

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be taxed as long-term capital gains. In addition, any brokerage commissions paid by us on behalf of the participant constitutes additional distribution income. Total distribution income received from us along with brokerage commissions paid on the participant's behalf will be reported on an annual information return on Form 1099 (or other applicable form) filed with the Internal Revenue Service. A copy of the Form 1099 (or other applicable form) will be sent to the participant.


     Stock Certificates.  No share certificates will be issued to a participant.


     Voting of Shares. In connection with any matter requiring the vote of CPA(R):16 -- Global shareholders, each participant will be entitled to vote all of the whole shares held by the participant in the distribution reinvestment plan. Fractional shares will not be voted.



     Absence of Liability. Neither CPA(R):16 -- Global nor Phoenix American shall have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for any participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested. Neither CPA(R):16 -- Global nor Phoenix American shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability:
(a) arising out of the failure to terminate a participant's participation in the distribution reinvestment plan upon such participant's death prior to the date of receipt of such notice, and (b) with respect to the time and prices at which shares are purchased for a participant. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, we and Phoenix American have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.



     Termination of Participation. A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to Phoenix American. To be effective on a distribution payment date, the notice of termination and the termination fee must be received by Phoenix American at least 15 days before that distribution payment date. Upon receipt of notice of termination from the participant, Phoenix American may also terminate any participant's account at any time in its discretion by notice in writing mailed to the participant.



     Amendment and Termination of Distribution Reinvestment Plan. The distribution reinvestment plan may be amended, supplemented or terminated by us at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be effective as to the participant unless, prior to its effective date, Phoenix American receives written notice of termination of the participant's account. Amendment may include an appointment by us or Phoenix American of a successor agent, in which event such successor shall have all of the rights and obligations of Phoenix American under the distribution reinvestment plan.



     Governing Law. The distribution reinvestment plan and the authorization card signed by the participant (which is deemed a part of the distribution reinvestment plan) and the participant's account shall be governed by and construed in accordance with the laws of Maryland.


REDEMPTION OF SHARES


     Prior to the time, if any, as the shares are listed on a national securities exchange or included for quotation on Nasdaq, any shareholder that has held shares for at least one year since the date of their issuance, and who purchased those shares from us or received the shares from us through a non-cash transaction, not in the secondary market, may present all or any portion of these shares to us for redemption at any time, in accordance with the procedures outlined herein. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available for redemption and to the extent the number of shares for which redemption is requested does not exceed 5% of the total number of our shares outstanding on a rolling 12-month period, measured from the beginning of the redemption period. As a result, some or all of a shareholder's shares may not be redeemed. In addition, our advisor may assist with the identification of prospective third party buyers, but receives no compensation for such assistance.


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Affiliates of our advisor are eligible to have their shares redeemed on the same terms as other shareholders.



     Generally, cash available for redemption will be limited to proceeds from our distribution reinvestment plan, plus, if such amount is insufficient, up to 1% of the operating cash flow of the previous fiscal year. Shareholders may offer shares to us for purchase and we will purchase the offered shares if we have sufficient cash, subject to the 5% limit in any rolling 12-month period. During this offering, the redemption price will be $9.30 per share before the first annual valuation is received and after such annual valuation has been received, the then-current Net Asset Value, less a 7% surrender fee, provided that in no event will the redemption price exceed the then-current offering price of our common stock. During periods when we are not engaged in an offering, the redemption price will be the then current Net Asset Value, less a 7% surrender fee as determined by our board of directors. Net Asset Value will be determined in accordance with the procedure described in connection with ERISA compliance. See "ERISA Considerations -- Annual Valuation."


     If we have sufficient funds to purchase some but not all of the shares offered, or if over 5% of our then outstanding shares are offered for redemption, requesting shareholders' shares will be redeemed on a pro-rata basis, based upon the total number of shares for which redemption was requested, and the total funds available for redemption. Requests not fulfilled in one quarter will automatically have their request carried forward to the next quarter, unless such request is revoked. Requests can be revoked by sending a letter requesting revocation to our Investor Relations department. There can be no assurances that we will have sufficient funds to repurchase any shares.


     A shareholder who wishes to have shares redeemed must mail or deliver a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent to the redemption agent, which is currently Phoenix American Financial Services, Inc. To request a form, call our Investor Relations Department at 1-800-WP CAREY. Within 30 days following our receipt of the shareholder's request, we will forward to the shareholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. As a result, we anticipate that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.



     The board of directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in our best interest. The board of directors may also suspend the redemption of shares if:



      -- they determine, in their sole discretion, that such redemption impairs our capital or operations;


      -- they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical;

      -- any governmental or regulatory agency with jurisdiction over us so demands for the protection of the shareholders;

      -- they determine, in their sole discretion, that such redemption would be unlawful;

      -- they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code; or

      -- the board of directors, in their sole discretion, deem such amendment or suspension to be in our best interest.


     For a discussion of the tax treatment of such redemptions, See "United States Federal Income Tax Considerations -- Taxation of Domestic Shareholders." The redemption plan will terminate, and CPA(R):16 -- Global no longer shall accept shares for redemption, if and when our shares are listed on a national securities exchange or included as quotation on Nasdaq.


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RESTRICTIONS ON ROLL-UP TRANSACTIONS


     In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent third party appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the third party appraiser shall clearly state that the engagement is for the benefit of CPA(R):16 -- Global and its shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with a proposed Roll-up Transaction. A "Roll-up Transaction" is transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of CPA(R):16 -- Global and the issuance of securities of a Roll-up Entity. This term does not include:


      -- a transaction involving our securities that have been listed on a national securities exchange or included for quotation on Nasdaq National Market System for at least 12 months; or


      -- a transaction involving the conversion to corporate, trust, or association form of only CPA(R):16 -- Global if, as a consequence of the transaction there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to W. P. Carey & Co.; or our investment objectives.


     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

          (i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii) one of the following:


             (A) remaining as shareholders of CPA(R):16 -- Global and preserving their interests therein on the same terms and conditions as existed previously, or


             (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     We are prohibited from participating in any proposed Roll-up Transaction:


          (i) which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in the bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of CPA(R):16 -- Global. See "Management," "Reports to Shareholders" and "Description of Shares;"


          (ii) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          (iii) in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

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          (iv) in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

     We currently have no plans to enter into a Roll-up Transaction.

TRANSFER AGENT


     The transfer agent and registrar for the shares is Phoenix American Financial Services, Inc. The transfer agent's address is 2401 Kerner Boulevard, San Rafael, CA 94901-5509, and its phone number is 1-888-241-3737.


PROMOTER


     W. P. Carey & Co. LLC is the promoter of our company because it is the founder and organizer of CPA(R):16 -- Global.


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                       THE OFFERING/PLAN OF DISTRIBUTION



     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Second Amended and Restated Sales Agency Agreement, we are offering to the public through Carey Financial and selected dealers and directly to selected investment advisors, on a best efforts basis, a maximum of $550,000,000 of shares of common stock consisting of 55,000,000 shares priced at $10 per share. The minimum order is 200 shares or $2,000. The offering price of $10.00 per share is based solely upon the amount of funds we wish to raise, divided by the number of shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings. The offering price was determined by our board of directors in the exercise of its business judgment. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved. We have also registered 40,000,000 shares ($400,000,000) available to shareholders who elect to participate in the distribution reinvestment plan who receive a copy of this prospectus or a separate prospectus for such plan. Prior to the conclusion of this offering, if any of the 40,000,000 shares remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell a portion of these shares in this offering.



     We commenced our initial public offering of shares of common stock in December 2003. We terminated our initial public offering on March 8, 2005, after suspending sales activities on December 30, 2004. Through March 31, 2005 we sold 55,912,159 shares under our initial public offering and 517,752 shares through our distribution reinvestment plan.



     Carey Financial will receive a selling commission in an amount equal to $0.65 per share on sales made by Carey Financial and the selected dealers, all of whom must be members in good standing of the NASD. Carey Financial will, in turn, reallow up to $0.65 per share of the selling commissions to selected dealers for shares they sell. We also will pay a selected dealer fee of up to two percent of the price of each share sold by the selected dealer to Carey Financial. All or a portion of this fee will be reallowed to any selected dealer which enters into an addendum to the selected dealer agreement with Carey Financial. Generally, we will not pay any portion of the selected dealer fee to selected dealers unless they have a prescribed minimum annual sales volume of shares of our common stock and they agree to provide one or more of the following services: (i) provide internal marketing support personnel and marketing communications vehicles to assist Carey Financial in the promotion of CPA(R):16 - Global; (ii) respond to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, the financial status of CPA(R):16 - Global and the real estate markets in which CPA(R):16 - Global has invested; (iii) assist investors with reinvestments and redemptions; and/or (iv) provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors. To the extent a selected dealer is entitled to all or a portion of the selected dealer fee, the selected dealer may elect to defer over time its receipt of the selected dealer fee to which it is entitled. In such event, the selected dealer fee to be reallowed will be paid to the selected dealer over a period of up to ten years (which period will be agreed upon by Carey Financial and the selected dealer) until the selected dealer fee payable to the selected dealer has been paid in full. Further, if listing of CPA(R):16 - Global's shares occurs, any remaining deferred portion of the selected dealer fee payable to the selected dealer will become immediately due and payable. The selected dealer fee will not be paid in connection with shares purchased pursuant to our distribution reinvestment plan. For a more complete discussion of all compensation and fees paid in connection with the offering, see "Management Compensation." We have agreed to indemnify Carey Financial and selected dealers against specified liabilities, including liabilities under the Securities Act.

     We will offer a reduced share purchase price to single purchasers on orders of more than $250,000 made through the same broker. Selling commissions paid to Carey Financial and selected dealers will be reduced by the amount of the discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below.


                                  PURCHASE PRICE        SELLING COMMISSION
                                   PER SHARE FOR           PER SHARE FOR
         FOR A "SINGLE         INCREMENTAL SHARE IN    INCREMENTAL SHARE IN
          PURCHASER"           VOLUME DISCOUNT RANGE   VOLUME DISCOUNT RANGE
         -------------         ---------------------   ---------------------
  $     2,000 --   $  250,000         $10.00                   $0.65
     250,001  --      500,000           9.85                    0.50
     500,001  --      750,000           9.70                    0.35
     750,001  --    1,000,000           9.60                    0.25
   1,000,001  --    5,000,000           9.50                    0.15


     As an example, a single purchaser would receive 50,380.7107 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $28,940. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380.7107 shares.



     Selling commissions for purchases of more than $5,000,000 will, in our sole discretion, be reduced to $0.15 per share or less but in no event will the net purchase price be less than $9.35 per share. Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of more than $5,000,000, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and
(iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.


     For purposes of determining investors eligible for volume discounts, investments made by accounts with the same primary account holder, as determined by the account tax identification number, may be combined. This includes individual accounts and joint accounts that have the same primary holder as any individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as the beneficiary of the individual retirement account.


     An investor may accomplish this instruction by checking the appropriate box and providing requested information under the "Investment" section of the CPA(R):16 -- Global order form. To the extent an investor qualified for a volume discount on a particular purchase, any subsequent purchase, regardless of the number of shares subscribed for in that purchase (other than through the distribution reinvestment plan), will also qualify for that volume discount or, to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 45,000 shares, and a second purchase is for 8,000 shares, then the first 5,000 shares of the second purchase will be priced at $9.85 per share and the remaining 3,000 shares of the second purchase will be priced at 9.70 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing and will be subject to our verification that all of the orders were made by a single purchaser.


     In the event orders are combined, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the six and one half percent selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

     The volume discount will be prorated among the separate accounts considered to be a single purchaser. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. Shares purchased pursuant to our distribution reinvestment plan on behalf of a participant in the plan will not be combined with other subscriptions for shares by the participant.

     Any reduction in selling commissions will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us with which to acquire properties or use for other corporate purposes. All investors will be deemed to have contributed the same amount per share to us whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced selling commissions will receive higher returns on their investments in CPA(R):16 - Global as compared to investors who do not pay reduced selling commissions.


     Our executive officers and directors and their immediate family members, as well as officers, directors and employees and immediate family members of our advisor and its affiliates and, if approved by our board, consultants, may purchase directly from us shares offered in this offering at $9.35 per share which is net of all selling commissions. We expect that a limited number of shares will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our articles of incorporation, there is no limit on the number of shares that may be sold to such persons.



     The net offering proceeds we receive will not be affected by the reduced sales price of such shares. Such persons shall be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution. In addition, shares purchased by the advisor or its affiliates, shall not be entitled to vote on any matter presented to the shareholders for a vote.



     We will reimburse Carey Financial for its identified expenses and for identified expenses of selected dealers reimbursed by Carey Financial, including the costs of any sales and information meetings of the employees of Carey Financial and the selected dealers (to the extent Carey Financial reimburses the selected dealers for the expenses) relating to this offering. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the NASD and the prior review and approval by the NASD. (in order to comply with Rule 2710(c)(3)(A)(viii)), and Carey Financial and the selected dealers (as appropriate), CPA(R):16 -- Global, W. P. Carey & Co. or any of their affiliates may establish sales incentive programs for associated persons of Carey Financial, or selected dealers, or may reimburse Carey Financial and selected dealers for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. Sales incentives will not be paid in cash and the aggregate value of the non-cash incentives paid by us and W. P. Carey & Co. directly to associated persons during this offering will not exceed $100 per year.



     Carey Financial may provide wholesaling services to us. These wholesaling services include, conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We will reimburse Carey Financial for its identified expenses incurred in connection with wholesaling activities, including:


      --  travel and entertainment expenses;


      -- compensation of employees of Carey Financial in connection with wholesaling activities;



      -- expenses incurred in coordinating broker-dealer seminars and meetings; and



      -- wholesaling expense reimbursements paid by it or its affiliates to other entities.



     In no event shall the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with this offering, including selling commissions, selected dealer fees, wholesaling expense reimbursements and other expense reimbursements (including reimbursements for sales seminars, client and advisor training events, costs related to regional and national selected dealer conferences and meeting expenses), exceed 10% of the gross offering proceeds of the offering (plus an additional one-half percent for bona fide due diligence expenses). Carey Financial and we will monitor the payment of all fees and expense reimbursements to assure that this limit is not exceeded.

     The maximum amount of all items of compensation we may pay to Carey Financial and the selected dealers is set forth below. For a complete description of these fees, see "Management Compensation."



                                                            MAXIMUM AGGREGATE   PER SHARE
                                                            -----------------   ---------
Selling Commission........................................     $35,750,000        $0.65
Selected Dealer Fees......................................     $11,000,000        $0.20
Expense Reimbursements....................................     $ 8,250,000        $0.15



     In the event that all organization and offering expenses, other than selling commissions and selected dealer fees paid and expenses reimbursed to or paid on behalf of the sales agent and selected dealers, exceed four percent of the gross offering proceeds, the excess will be paid by W. P. Carey & Co. with no recourse by or reimbursement to W. P. Carey & Co. The organization and offering expenses paid in connection with this offering, including selling commissions and fees paid and expenses reimbursed to the sales agent and selected dealers shall be reasonable and shall in no event exceed an amount equal to 15% of the proceeds raised in this offering.


ORDER PROCEDURES

     Every prospective investor desiring to purchase shares, other than our officers and directors purchasing directly from us, will be required to comply with the procedures for ordering shares we impose on Carey Financial and the selected dealer and selected investment advisors from whom the investor intends to purchase shares. Carey Financial and certain selected dealers will require an order form, a specimen of which is attached to this prospectus, to be completed and delivered together with a check payable to "Deutsche Bank Trust Company Americas, as Escrow Agent" for the aggregate purchase price of the shares ordered.


     Generally, investors must complete and execute an order form. Selected dealers and selected investment advisors will submit the checks directly to the escrow agent by noon of the business day following receipt. Some selected dealers or selected investment advisors may offer investors alternate procedures for purchasing shares. An investor may then purchase shares by contacting his/her or its broker-dealer and indicating the amount of the desired investment in shares. If the investor has not already received a copy of this prospectus, Carey Financial or a selected dealer will forward a copy of this prospectus to the investor. Prior to the settlement date, the investor may withdraw his/her or its order by notifying his/her or its broker-dealer.



     On or after the settlement date, investors will have no right to withdraw any funds submitted to the escrow agent during this offering period. We have the unconditional right in our sole discretion to accept or reject any order or any part thereof within 30 days of receipt of the order and no sale of shares will be completed until at least five days after the date on which the investor receives a copy of this prospectus. We or the person designated by us shall send each shareholder a confirmation of his or her purchase. If we reject any order or any part thereof, we will notify the investor in writing thereof and arrange for the escrow agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon within 10 days after the date of such rejection. Shares will be evidenced on our books and records, which will include a list of shareholders' names, addresses and number of shares owned. An investor will not receive a share certificate or other evidence of his/her or its interest in CPA(R):16 -- Global unless the shares are listed on a national securities exchange or included for quotation on Nasdaq.


     If Carey Financial or selected dealers chose to, with your prior consent, they may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

ESCROW ARRANGEMENTS


     All funds received by the escrow agent from the selected dealers in connection with orders will be placed promptly in an interest-bearing escrow account with the escrow agent at our expense until these funds are released as described below. Payment for shares is to be sent to the escrow agent at Deutsche Bank Trust Company Americas, as escrow agent. These funds will be held in trust for the benefit of investors to be used for the purposes set forth in this prospectus. The escrow agent will be given the right to invest funds in United States government securities, certificates of deposit or other time or demand deposits of commercial banks which have a net worth of at least $100,000,000 or in which the certificates or deposits are fully insured by any federal or state government agency or any other investment that meets the requirements of 15c2-4. Within 15 days following each issuance of shares, CPA(R):16 -- Global will cause the escrow agent to make distributions to shareholders of all interest earned on their escrowed funds used to purchase the shares. Interest, if any, earned on proceeds will be payable to you only if your funds have been held in escrow by Deutsche Bank Trust Company Americas for at least 20 days. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital. We may, as security for borrowings made from third parties, assign its right to receive up to 85% of the funds then held in escrow (not including funds held on behalf of benefit plans).



     Funds received by the escrow agent from prospective investors will continue to be placed in escrow during this offering and we will issue additional shares periodically (but not less often than quarterly) as agreed between us and Carey Financial. Those of you who have purchased shares will become shareholders when your funds are transferred from the escrow account into our account. This offering will terminate at the time all shares being offered are sold or unsold shares are withdrawn from registration by order of the board, but in no case
later than           2007.


                            REPORTS TO SHAREHOLDERS


     We will provide periodic reports to shareholders regarding our operations over the course of the year. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the shareholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period (but not less than 90 days) as may be required by law. Our quarterly report on Form 10-Q will be furnished within 40 days after the close of each quarterly fiscal period, or such shorter period (but not less than 30 days) as may be required by law. The annual financial statements will contain or be accompanied by a complete statement of any transactions with W. P. Carey & Co. or its affiliates and of compensation and fees paid or payable by us to Carey Asset Management and its affiliates. The annual report will also contain an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value.



     We also receive requests from shareholders and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our sales agent and our advisor's investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not material to our total operation budget will be incurred to provide this shareholder service.


     Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the shareholders under certain conditions. See "Description of Shares -- Meetings and Special Voting Requirements." Shareholders also have the right to inspect and duplicate our appraisal records. In the event that the Securities and Exchange Commission promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interest of CPA(R):16 - Global and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.


                                 LEGAL OPINIONS


     Certain legal matters, including the legality of the shares, will be passed upon for us by Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019. Certain legal matters will be passed upon for Carey Asset Management and
W. P. Carey & Co. LLC by Davis Polk & Wardwell and certain legal matters will be passed upon for Carey Financial by Goodwin Procter LLP.



                                    EXPERTS



     The financial statements as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and the period from inception (June 5, 2003) to December 31, 2003 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2004 included in this Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


                                SALES LITERATURE


     In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material may include, but is not limited to, the following:


      --  an investor sales promotion brochure;

      --  prospecting letters or mailers and seminar invitations;

      --  media advertising inviting seminar attendance;

      --  a brochure describing the investment committee;


      --  information on a website;


      --  a presentation using a computer;

      -- reprints of articles about us or the net lease or sale-leaseback industry;

      --  fact sheets describing our acquisitions;

      -- a slide presentation and studies of the prior performance of entities managed by W. P. Carey & Co. and its affiliates as well as other net lease investment programs;

      --  broker-dealer updates;

      --  an electronic media presentation;

      --  a video presentation;

      --  a cd-rom presentation;

      --  a script for telephonic marketing; and

      --  certain third-party articles.

     In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

                              FURTHER INFORMATION


     This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which we have filed with the SEC, Washington, D.C., under the Securities Act, and to which reference is hereby made. Copies of the Exhibits and all reports filed by the Registrant are on file at the offices of the SEC in Washington, D.C. and its regional offices and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the Public Reference Section of the SEC, Washington, D.C. 20549, the Commission's Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60611-2511 or the Commission's Web Site: http://www.sec.gov.



     All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

                         INDEX TO FINANCIAL STATEMENTS


Corporate Property Associates 16 - Global Incorporated:
Pro Forma Financial Information (Unaudited), March 31, 2005
Management's Report on Internal Control Over Financial
  Reporting.................................................  F-2
Pro Forma Consolidated Balance Sheet as of March 31, 2005
  (Unaudited)...............................................  F-4
Pro Forma Consolidated Statement of Operations, for the year ended December 31, 2004 (Unaudited).......................  F-5
Pro Forma Consolidated Statement of Operations, for the
  three months ended March 31, 2005 (Unaudited).............  F-7
Pro Forma Consolidated Statement of Taxable Income and
  After-Tax Cash Flow, for the twelve months ended March 31,
  2005 (Unaudited)..........................................  F-8
Notes to Pro Forma Consolidated Financial Statements
  (unaudited)...............................................  F-9
Condensed Consolidated Financial Statements (Unaudited),
  March 31, 2005
Condensed Consolidated Balance Sheet as of March 31, 2005
  and December 31, 2004 (Unaudited).........................  F-26
Condensed Consolidated Statements of Operations for the
  three months ended March 31, 2005 and 2004 (Unaudited)....  F-27
Condensed Consolidated Statements of Comprehensive Income
  (Loss), for the three months ended March 31, 2005 and 2004
  (Unaudited)...............................................  F-28
Condensed Consolidated Statements of Cash Flows, for the
  three months ended March 31, 2005 and 2004 (Unaudited)....  F-29
Notes to Condensed Consolidated Financial Statements........  F-30
Consolidated Financial Statements, December 31, 2004
Report of Independent Registered Public Accounting Firm.....  F-36
Consolidated Balance Sheet as of December 31, 2004..........  F-38
Consolidated Statements of Operations for the year ended
  December 31, 2004 and for the period from inception (June
  5, 2003) to December 31, 2003.............................  F-39
Consolidated Statements of Shareholder's Equity for the year ended December 31, 2004 and for the period from inception
  (June 5, 2003) to December 31, 2003.......................  F-40
Consolidated Statements of Cash Flows for the year ended
  December 31, 2004 and for the period from inception (June
  5, 2003) to December 31, 2003.............................  F-41
Notes to Consolidated Financial Statements..................  F-42
Schedules to Consolidated Financial Statements..............  F-60
Schedule III -- Real Estate and Accumulated Depreciation....  F-60
Schedule IV -- Mortgage Loans on Real Estate................  F-63

        MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING



     Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.



     Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.



     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.



     We assessed the effectiveness of our internal control over financial reporting as of December 31, 2004. In making this assessment, we used criteria set forth in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our assessment, we concluded that, as of December 31, 2004, our internal control over financial reporting is effective based on those criteria.



     Our assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm who also audited our consolidated financial statements included herein, as stated in their report herein.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



     The pro forma consolidated financial statements of Corporate Property Associates 16 -- Global Incorporated (the "Company"), which are unaudited, have been prepared based on the historical financial statements of the Company. The pro forma consolidated balance sheet of the Company at March 31, 2005 has been prepared as if (i) the purchase of properties completed in May, June and July 2005 had been completed as of March 31, 2005, (ii) a mortgage financing which was completed in June 2005 had been completed as of March 31, 2005 and (iii) a proposed purchase of property, which is probable of being completed, had been completed as of March 31, 2005. The pro forma statements of operations for the year ended December 31, 2004 and for the three-month period ended March 31, 2005, have been prepared as if the acquisitions subsequent to January 1, 2004 and related mortgage financing had occurred on January 1, 2004. In addition, adjustments have been recorded to reflect the Company's asset management and performance fee expense and interest expense on the subordinated fees payable and to eliminate other interest income on uninvested cash. Pro forma adjustments are intended to reflect what the effect would have been had the Company held its ownership interest as of January 1, 2004 less amounts, which have been recorded in the historical consolidated statements of operations. In management's opinion, all adjustments necessary to reflect the effects of the proposed acquisitions have been made. The pro forma financial information should be read in conjunction with the historical financial statements of the Company.



     The unaudited pro forma balance sheet and statements of operations are not necessarily indicative of the financial condition or results of operations had the acquisitions occurred on January 1, 2004, nor are they necessarily indicative of the financial position or results of operations of future periods.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET


                                 MARCH 31, 2005


                                  (UNAUDITED)

                                                                            PRO FORMA ADJUSTMENTS
                                                  --------------------------------------------------------------------------
                                                                                                                  CAREER
                                    HISTORICAL      HMS(L)      HINCKLEY(V)     METOKOTE(W)     HELLWEG(X)     EDUCATION(Y)
                                   ------------   ----------   -------------   -------------   ------------   --------------
ASSETS:
Land and buildings, net of
 accumulated depreciation........  $239,465,270   $       --   $ 20,130,000    $ 37,331,209    $         --     $8,685,014
Net investment in direct
 financing lease.................    94,728,188                  38,188,586
Real estate under construction...    10,416,246
Intangible assets, net...........    52,049,869                                   5,145,707                      2,372,477
Mortgage notes receivable........    29,866,969
Equity investments...............    75,836,209                                                  11,373,172
Short-term investments...........    15,431,852
Marketable securities............     5,000,000
Cash and cash equivalents........   202,951,861    9,100,000    (15,570,418)    (15,252,428)    (10,602,315)    (3,833,375)
Due from affiliates..............     1,707,131
Deferred offering costs..........     2,917,949
Escrow and restricted cash.......    11,014,370
Other assets, net................    11,685,256
                                   ------------   ----------   ------------    ------------    ------------     ----------
   Total assets..................  $753,071,170   $9,100,000   $ 42,748,168    $ 27,224,488    $    770,857     $7,224,116
                                   ============   ==========   ============    ============    ============     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Mortgage notes payable...........  $217,047,497   $9,100,000   $ 35,000,000    $ 26,000,000    $         --     $6,500,000
Accrued interest.................       960,371
Prepaid rental income, deferred
 rental income and security
 deposits........................    11,730,372
Due to affiliates................     4,955,509
Dividends payable................     6,931,572
Accounts payable and accrued
 expenses........................     1,232,043                                     388,988                        516,786
Other deposits...................     2,396,763
Deferred acquisition fee payable
 to affiliate....................    11,696,656                     813,613         835,500         770,857        207,330
                                   ------------   ----------   ------------    ------------    ------------     ----------
   Total liabilities.............   256,950,783    9,100,000     35,813,613      27,224,488                      7,224,116
                                   ------------   ----------   ------------    ------------    ------------     ----------
Minority interest................                                 6,934,555
Commitments and contingencies
Shareholders' equity:
Common stock.....................        55,912
Additional paid-in capital.......   504,042,180
Accumulated other comprehensive
 income..........................     1,293,703
Dividends in excess of
 accumulated earnings............    (9,271,408)
                                   ------------   ----------   ------------    ------------    ------------     ----------
   Total shareholders' equity....   496,120,387           --             --              --              --             --
                                   ------------   ----------   ------------    ------------    ------------     ----------
   Total liabilities, minority
     interest and shareholders'
     equity......................  $753,071,170   $9,100,000   $ 42,748,168    $ 27,224,488    $    770,857     $7,224,116
                                   ============   ==========   ============    ============    ============     ==========

                                        PRO FORMA ADJUSTMENTS
                                   -------------------------------
                                       FRENCH          PROPOSED
                                    GOVERNMENT(Z)     PRESSAC(AA)     PRO FORMA
                                   ---------------   -------------   ------------
ASSETS:
Land and buildings, net of
 accumulated depreciation........                      10,796,533    $316,408,026
Net investment in direct
 financing lease.................                                     132,916,774
Real estate under construction...                                      10,416,246
Intangible assets, net...........                       1,975,270      61,473,323
Mortgage notes receivable........                                      29,866,969
Equity investments...............     13,394,858                      100,604,239
Short-term investments...........                                      15,431,852
Marketable securities............                                       5,000,000
Cash and cash equivalents........    (12,406,308)      (4,510,199)    149,876,818
Due from affiliates..............                                       1,707,131
Deferred offering costs..........                                       2,917,949
Escrow and restricted cash.......                                      11,685,256
Other assets, net................                                      11,014,370
                                     -----------     ------------    ------------
   Total assets..................        988,550        8,191,604    $849,318,953
                                     ===========     ============    ============

LIABILITIES AND SHAREHOLDERS' EQU
Liabilities:
Mortgage notes payable...........                       7,938,775    $301,586,272
Accrued interest.................                                         960,371
Prepaid rental income, deferred
 rental income and security
 deposits........................                                      11,730,372
Due to affiliates................                                       4,955,509
Dividends payable................                                       6,931,572
Accounts payable and accrued
 expenses........................                                       2,137,817
Other deposits...................                                       2,396,763
Deferred acquisition fee payable
 to affiliate....................        988,550          252,829      15,565,335
                                     -----------     ------------    ------------
   Total liabilities.............        988,550        8,191,604     346,264,011
                                     -----------     ------------    ------------
Minority interest................                                       6,934,555
Commitments and contingencies
Shareholders' equity:
Common stock.....................                                          55,912
Additional paid-in capital.......                                     504,042,180
Accumulated other comprehensive
 income..........................                                       1,293,703
Dividends in excess of
 accumulated earnings............                                      (9,271,408)
                                     -----------     ------------    ------------
   Total shareholders' equity....                                     496,120,387
                                     -----------     ------------    ------------
   Total liabilities, minority
     interest and shareholders'
     equity......................    $   988,550     $  8,191,604    $849,318,953
                                     ===========     ============    ============


   The accompanying notes are an integral part of the pro forma consolidated financial statements

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 2004


                                  (UNAUDITED)


                                                                           PRO FORMA ADJUSTMENTS
                                          ----------------------------------------------------------------------------------------
                            HISTORICAL    ACTUANT (A)   U-HAUL (B)   POLESTAR (C)   CASTLE ROCK (D)    FOSS (E)    TIETOENATOR (F)
                            -----------   -----------   ----------   ------------   ---------------   ----------   ---------------
Revenue:
Rental income.............  $ 2,900,943    $     --     $      --     $      --        $550,372       $1,598,330       $    --
Interest income from
 direct financing
 leases...................    2,769,476                                 973,952
Interest income from
 mortgage receivable......       29,779
Other operating income....       76,260
                            -----------    --------     ----------    ---------        --------       ----------       -------
                              5,776,458          --            --       973,952         550,372        1,598,330            --
                            -----------    --------     ----------    ---------        --------       ----------       -------
Operating expenses:
Depreciation and
 amortization of
 intangibles..............      556,506                                                 125,177          330,817
General and
 administrative...........    1,034,123
Property expense..........    1,703,704
                            -----------    --------     ----------    ---------        --------       ----------       -------
                              3,294,333          --            --            --         125,177          330,817            --
                            -----------    --------     ----------    ---------        --------       ----------       -------
 Income before other
   interest income, equity
   investments, gains and
   losses, minority
   interest and interest
   expense................    2,482,125                                 973,952         425,195        1,267,513
Other interest income.....    2,288,394
Income from equity
 investments..............    2,339,814     151,466     1,132,357                                                       47,130
Gain on foreign currency
 transactions, net........       18,130
Minority interest.........
Interest expense..........   (2,004,489)                               (412,655)       (379,608)        (526,549)
                            -----------    --------     ----------    ---------        --------       ----------       -------
   Net income (loss)......  $ 5,123,974    $151,466     $1,132,357    $ 561,297        $ 45,587       $  740,964       $47,130
                            ===========    ========     ==========    =========        ========       ==========       =======
Pro forma weighted average
 shares outstanding(AA)...   24,564,256
Pro forma earnings per
 share -- basic...........  $       .21
                            ===========

                                                                  PRO FORMA ADJUSTMENTS
                            --------------------------------------------------------------------------------------------------
                            THALES (G)   PLY GEM (H)   XPEDITE (I)   PLANTASJEN (J)   BLUE LINX (K)    HMS (L)     POHJOLA (M)
                            ----------   -----------   -----------   --------------   -------------   ----------   -----------
Revenue:
Rental income.............   $     --    $  134,716    $1,125,522      $       --      $       --     $1,813,603    $     --
Interest income from
 direct financing
 leases...................                2,101,535                     1,651,287
Interest income from
 mortgage receivable......                                                              1,167,364
Other operating income....
                             --------    -----------   ----------      ----------      ----------     ----------    --------
                                   --     2,236,251     1,125,522       1,651,287       1,167,364      1,813,603          --
                             --------    -----------   ----------      ----------      ----------     ----------    --------
Operating expenses:
Depreciation and
 amortization of
 intangibles..............                                312,428                                        414,589
General and
 administrative...........
Property expense..........
                             --------    -----------   ----------      ----------      ----------     ----------    --------
                                   --            --       312,428              --              --        414,589          --
                             --------    -----------   ----------      ----------      ----------     ----------    --------
 Income before other
   interest income, equity
   investments, gains and
   losses, minority
   interest and interest
   expense................                2,236,251       813,094       1,651,287       1,167,364      1,399,014
Other interest income.....
Income from equity
 investments..............    580,614                                                                                316,085
Gain on foreign currency
 transactions, net........
Minority interest.........
Interest expense..........               (1,025,589)     (410,058)       (881,337)                      (464,542)
                             --------    -----------   ----------      ----------      ----------     ----------    --------
   Net income (loss)......   $580,614    $1,210,662    $  403,036      $  769,950      $1,167,364     $  934,472    $316,085
                             ========    ===========   ==========      ==========      ==========     ==========    ========
Pro forma weighted average
 shares outstanding(AA)...
Pro forma earnings per
 share -- basic...........

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 2004


                                  (UNAUDITED)


                                                                PRO FORMA ADJUSTMENTS
                            ---------------------------------------------------------------------------------------------
                              CLEAN                      IDS          REYES                       METALS
                            EARTH (N)   PRECISE (O)   GROUP (P)    HOLDINGS(Q)    FINISAR (R)   AMERICA(S)   POLYPIPE (T)
                            ---------   -----------   ----------   ------------   -----------   ----------   ------------
Revenue:

Rental income.............  $734,346    $1,447,625    $1,696,101    $       --    $3,285,922    $ 651,000     $ 748,213

Interest income from
 direct financing
 leases...................

Interest income from
 mortgage receivable......                                           1,270,895

Other operating income....
                            ---------   ----------    ----------    ----------    -----------   ---------     ---------

                             734,346     1,447,625    1,696,101      1,270,895     3,285,922      651,000       748,213
                            ---------   ----------    ----------    ----------    -----------   ---------     ---------

Operating expenses:

Depreciation and
 amortization of
 intangibles..............   201,687       390,302      500,334                      586,652      186,542       182,459

General and
 administrative...........

Property expense..........
                            ---------   ----------    ----------    ----------    -----------   ---------     ---------

                             201,687       390,302      500,334             --       586,652      186,542       182,459
                            ---------   ----------    ----------    ----------    -----------   ---------     ---------

 Income before other
  interest income, equity
  investments, gains and
  losses, minority
  interest and interest
  expense.................   532,659     1,057,323    1,195,767      1,270,895     2,699,270      464,458       565,754

Other interest income.....

Income from equity
 investments..............

Gain on foreign currency
 transactions, net........

Minority interest.........

Interest expense..........  (277,133)                  (779,369)                  (1,015,427)    (234,071)     (321,289)
                            ---------   ----------    ----------    ----------    -----------   ---------     ---------

  Net income (loss).......  $255,526    $1,057,323    $ 416,398     $1,270,895    $1,683,843    $ 230,387     $ 244,465
                            =========   ==========    ==========    ==========    ===========   =========     =========

Pro forma weighted average
 shares outstanding(AA)...

Pro forma earnings per
 share -- basic...........

                                                              PRO FORMA ADJUSTMENTS
                            ------------------------------------------------------------------------------------------
                                                                                           CAREER           FRENCH
                            TELCORDIA (U)   HINCKLEY (V)   METOKOTE (W)   HELLWEG (X)   EDUCATION (Y)   GOVERNMENT (Z)
                            -------------   ------------   ------------   -----------   -------------   --------------
Revenue:
Rental income.............   $ 8,823,598    $ 1,872,090    $ 3,627,115    $       --     $  905,751
Interest income from
 direct financing
 leases...................                    3,147,016
Interest income from
 mortgage receivable......
Other operating income....
                             -----------    -----------    -----------    ----------     ----------       ----------
                               8,823,598      5,019,106      3,627,115            --        905,751
                             -----------    -----------    -----------    ----------     ----------       ----------
Operating expenses:
Depreciation and
 amortization of
 intangibles..............     3,012,029                     1,045,068                      353,674
General and
 administrative...........
Property expense..........
                             -----------    -----------    -----------    ----------     ----------       ----------
                               3,012,029             --      1,045,068            --        353,674
                             -----------    -----------    -----------    ----------     ----------       ----------
 Income before other
  interest income, equity
  investments, gains and
  losses, minority
  interest and interest
  expense.................     5,811,569      5,019,106      2,582,047                      552,077
Other interest income.....
Income from equity
 investments..............                                                 1,856,753                        (111,512)
Gain on foreign currency
 transactions, net........
Minority interest.........                     (846,814)
Interest expense..........    (4,435,522)    (2,196,392)    (1,482,601)                    (383,652)
                             -----------    -----------    -----------    ----------     ----------       ----------
  Net income (loss).......   $ 1,376,047    $ 1,975,900    $ 1,099,446    $1,856,753     $  168,425         (111,512)
                             ===========    ===========    ===========    ==========     ==========       ==========
Pro forma weighted average
 shares outstanding(AA)...
Pro forma earnings per
 share -- basic...........

                                               PRO FORMA ADJUSTMENTS
                            -----------------------------------------------------------
                              COMPLETED                       PROPOSED
                            TRANSACTIONS    PRESSAC (AA)    TRANSACTIONS    OTHER (BB)     PRO FORMA
                            -------------   -------------   ------------   ------------   ------------
Revenue:
Rental income.............  $ 29,014,304      1,036,248      $1,036,248    $         --   $ 32,951,495
Interest income from
 direct financing
 leases...................     7,873,790                                                    10,643,266
Interest income from
 mortgage receivable......     2,438,259                                                     2,468,038
Other operating income....                                                                      76,260
                            ------------     ----------      ----------    ------------   ------------
                              39,326,353      1,036,248       1,036,248              --     46,139,059
                            ------------     ----------      ----------    ------------   ------------
Operating expenses:
Depreciation and
 amortization of
 intangibles..............     7,641,758        324,118         324,118                      8,522,382
General and
 administrative...........                                                      451,467      1,485,570
Property expense..........                                                    6,802,737      8,506,441
                            ------------     ----------      ----------    ------------   ------------
                               7,641,758        324,118         324,118       7,254,204     18,514,413
                            ------------     ----------      ----------    ------------   ------------
 Income before other
  interest income, equity
  investments, gains and
  losses, minority
  interest and interest
  expense.................    31,684,595        712,130         712,130      (7,254,204)    27,624,646
Other interest income.....                                                   (2,288,394)            --
Income from equity
 investments..............     3,972,893                                                     6,312,707
Gain on foreign currency
 transactions, net........                                                                      18,130
Minority interest.........      (846,814)                                                     (846,814)
Interest expense..........   (15,225,794)      (470,579)       (470,579)       (606,774)   (18,307,636)
                            ------------     ----------      ----------    ------------   ------------
  Net income (loss).......  $ 19,584,880        241,551         241,551    $(10,194,372)  $ 14,801,033
                            ============     ==========      ==========    ============   ============
Pro forma weighted average
 shares outstanding(AA)...                                                                  55,912,159
Pro forma earnings per
 share -- basic...........                                                                $        .26
                                                                                          ============



   The accompanying notes are an integral part of the pro forma consolidated financial statements

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                   FOR THE THREE MONTHS ENDED MARCH 31, 2005


                                  (UNAUDITED)


                                                                         PRO FORMA ADJUSTMENTS
                                        ---------------------------------------------------------------------------------------
                                                                CLEAN                           REYES                   METALS
                                           HMS      POHJOLA     EARTH    PRECISE   IDS GROUP   HOLDINGS                AMERICA
                          HISTORICAL       (L)        (M)        (N)       (O)        (P)        (Q)      FINISAR(R)     (S)
                          -----------   ---------   --------   -------   -------   ---------   --------   ----------   --------
Revenue:
Rental income...........  $ 3,886,803   $  10,169   $     --   $24,671   $65,110   $118,483    $    --     $310,204    $72,333
Interest income from
 direct financing
 leases.................    1,927,002
Interest income from
 mortgage receivable....      563,245                                                          118,388
Other operating
 income.................       65,965
                          -----------   ---------   --------   -------   -------   --------    --------    --------    --------
                            6,443,015      10,169         --    24,671   65,110     118,483    118,388      310,204     72,333
                          -----------   ---------   --------   -------   -------   --------    --------    --------    --------
Operating expenses:
Depreciation and
 amortization of
 intangibles............      891,429      17,275                8,404   16,263      20,815                  73,331     23,318
General and
 administrative.........      907,924
Property expense........    1,369,232
                          -----------   ---------   --------   -------   -------   --------    --------    --------    --------
                            3,168,585      17,275         --     8,404   16,263      20,815         --       73,331     23,318
                          -----------   ---------   --------   -------   -------   --------    --------    --------    --------
 Income before other
  interest income,
  equity investments,
  gains and losses,
  minority interest and
  interest expense......    3,274,430      (7,106)              16,267   48,847      97,668    118,388      236,873     49,015
Other interest income...    1,500,432
Income from equity
 investments............    1,276,986                (51,121)
Loss on foreign currency
 transactions, net......     (165,846)
Minority interest.......
Interest expense........   (2,042,162)   (115,612)              (7,357)             (45,431)                (94,027)   (24,898)
                          -----------   ---------   --------   -------   -------   --------    --------    --------    --------
  Net income (loss).....  $ 3,843,840   $(122,718)  $(51,121)  $ 8,910   $48,847   $ 52,237    $118,388    $142,846    $24,117
                          ===========   =========   ========   =======   =======   ========    ========    ========    ========
Pro forma weighted
 average shares
 outstanding(AA)........   55,447,733
Pro forma earnings per
 share -- basic.........  $       .07
                          ===========

                                                                PRO FORMA ADJUSTMENTS
                          --------------------------------------------------------------------------------------------------
                                                                                        CAREER       FRENCH
                          POLYPIPE   TELCORDIA     HINCKLEY     METOKOTE    HELLWEG    EDUCATION   GOVERNMENT    COMPLETED
                            (T)         (U)          (V)          (W)         (X)         (Y)         (Z)       TRANSACTIONS
                          --------   ----------   ----------   ----------   --------   ---------   ----------   ------------
Revenue:
Rental income...........  $116,424   $1,794,498   $  468,023   $  920,255   $    --    $226,438                 $ 4,126,608
Interest income from
 direct financing
 leases.................                             784,862                                                        784,862
Interest income from
 mortgage receivable....                                                                                            118,388
Other operating
 income.................
                          --------   ----------   ----------   ----------   --------   --------     --------    -----------
                          116,424     1,794,498    1,252,885      920,255        --     226,438                   5,029,858
                          --------   ----------   ----------   ----------   --------   --------     --------    -----------
Operating expenses:
Depreciation and
 amortization of
 intangibles............   22,808       627,506                   264,880                88,418                   1,163,018
General and
 administrative.........
Property expense........
                          --------   ----------   ----------   ----------   --------   --------     --------    -----------
                           22,808       627,506           --      264,880                88,418                   1,163,018
                          --------   ----------   ----------   ----------   --------   --------     --------    -----------
 Income before other
  interest income,
  equity investments,
  gains and losses,
  minority interest and
  interest expense......   93,616     1,166,992    1,252,885      655,375               138,020                   3,866,840
Other interest income...
Income from equity
 investments............                                                    492,237                  (32,090)       409,026
Loss on foreign currency
 transactions, net......
Minority interest.......                            (212,462)                                                      (212,462)
Interest expense........  (71,802)     (899,256)    (544,677)    (373,814)              (95,786)                 (2,272,660)
                          --------   ----------   ----------   ----------   --------   --------     --------    -----------
  Net income (loss).....  $21,814    $  267,736   $  495,746   $  281,561   $492,237   $ 42,234     $(32,090)   $ 1,790,744
                          ========   ==========   ==========   ==========   ========   ========     ========    ===========
Pro forma weighted
 average shares
 outstanding(AA)........
Pro forma earnings per
 share -- basic.........

                                  PRO FORMA ADJUSTMENTS
                          --------------------------------------

                           PRESSAC      PROPOSED        OTHER
                            (AA)      TRANSACTIONS      (BB)        PRO FORMA
                          ---------   ------------   -----------   ------------
Revenue:
Rental income...........  $ 267,429    $ 267,429     $        --   $  8,280,840
Interest income from
 direct financing
 leases.................                                              2,711,864
Interest income from
 mortgage receivable....                                                681,633
Other operating
 income.................                                                 65,965
                          ---------    ---------     -----------   ------------
                            267,429      267,429              --     11,740,302
                          ---------    ---------     -----------   ------------
Operating expenses:
Depreciation and
 amortization of
 intangibles............     83,646       83,646                      2,138,093
General and
 administrative.........                                  46,695        954,619
Property expense........                                 836,292      2,205,524
                          ---------    ---------     -----------   ------------
                             83,646       83,646         882,987      5,298,236
                          ---------    ---------     -----------   ------------
 Income before other
  interest income,
  equity investments,
  gains and losses,
  minority interest and
  interest expense......    183,783      183,783        (882,987)     6,442,066
Other interest income...                              (1,500,432)
Income from equity
 investments............                                              1,686,012
Loss on foreign currency
 transactions, net......                                               (165,846)
Minority interest.......                                               (212,462)
Interest expense........   (120,682)    (120,682)        (67,007)    (4,502,511)
                          ---------    ---------     -----------   ------------
  Net income (loss).....  $  63,101    $  63,101     $(2,450,426)  $  3,247,259
                          =========    =========     ===========   ============
Pro forma weighted
 average shares
 outstanding(AA)........                                             55,912,159
Pro forma earnings per
 share -- basic.........                                           $        .06
                                                                   ============



   The accompanying notes are an integral part of the pro forma consolidated financial statements

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



             PRO FORMA CONSOLIDATED STATEMENT OF TAXABLE INCOME AND
                              AFTER-TAX CASH FLOW


                   FOR THE TWELVE MONTHS ENDED MARCH 31, 2005


                                  (UNAUDITED)



Consolidated pro forma net income for the twelve months
  ended March 31, 2005......................................   $14,348,034
Adjustment to interest income on direct financing leases and
  straight-line rental income for tax purposes (DD).........    (1,149,508)
Depreciation adjustment for tax purposes (EE)...............    (1,259,032)
Adjustment to equity income for tax purposes (FF)...........     1,501,457
                                                               -----------
          Pro forma taxable income..........................    13,440,951
Add: Taxable depreciation (GG)..............................     9,660,938
     Distributions from equity investments in excess of
      share of tax earnings, net of distributions to
      minority interest in excess of share of tax earnings
      (HH)..................................................     3,418,489
     Company's share of principal paid on mortgage loans
      (II)..................................................    (4,026,214)
                                                               -----------
          Pro forma after-tax cash flow.....................   $22,494,164
                                                               ===========



   The accompanying notes are an integral part of the pro forma consolidated financial statements

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS -- (UNAUDITED)



NOTE 1.  BASIS OF PRESENTATION



     The pro forma balance sheet of Corporate Property Associates 16-Global Incorporated (the "Company") as of March 31, 2005 were derived from the historical unaudited condensed consolidated balance sheet as of March 31, 2005, included herein. The pro forma statements of operations for the three-month period ended March 31, 2005 was derived from the historical unaudited condensed consolidated statement of operations for the three-month period ended March 31, 2005. The pro forma statement of operations for the year ended December 31, 2004 was derived from the historical audited consolidated statement of operations for the year ended December 31, 2004. The pro forma adjustments are described in
Note 2.



NOTE 2.  PRO FORMA ADJUSTMENTS



     A. In December 2003, the Company and an affiliate, Corporate Property Associates 15 Incorporated ("CPA(R):15") formed a limited partnership with 0.01% and 99.99% interests, respectively, and purchased land and building in Kahl am Main, Germany and entered into a net lease with Actuant Corporation ("Actuant"). In May 2004, the Company exercised an option which increased its interest to 50%. The pro forma financial statements have been presented as though the Company purchased its 50% interest and obtained the mortgage loan as of January 1, 2004. The limited partnership has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 of $1.24386.



     The total cost of the Actuant property was E13,724,681, ($16,768,815 based on the exchange rate for the Euro as of the date of acquisition of $1.2218). The land portion of the lease has been accounted for separately as an operating lease as it represents more than 25% of the fair value of the leased assets. The building portion of the lease has been classified as an investment in direct financing lease.



     The lease provides for initial annual rent of E1,306,500 with annual rent attributable to the land portion of the lease of E442,518 based on the lessee's incremental borrowing rate of 7.86% with the remaining rent attributable to the building portion of the lease. Interest income of the direct financing lease is recorded such that the Company recognizes income at a constant rate of interest and includes assumptions on the residual value of the property as of the end of the initial lease term which may differ from the cost attributed to the investment in the direct financing lease. Accordingly, interest income on the financing lease does not necessarily reflect the contractual rent that is allocable to the investment in the direct financing lease. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.



     In May 2004, the limited partnership obtained limited recourse mortgage financing of E9,300,000 at a fixed annual interest rate of 6.82%, with quarterly payments of principal and interest of E194,328 based on a 25-year amortization schedule.



     Pro forma equity income for the year ended December 31, 2004 is $326,444, of which $174,978 is included in the historical results from operations for the year then ended. There were no pro forma

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED adjustments for the three-month period ended March 31, 2005. Pro forma equity income for the year ended December 31, 2004 is derived as follows:



                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                              ------------------
Rental income...............................................      $ 550,430
Interest income from direct financing lease.................        886,194
Interest expense............................................       (783,737)
                                                                  ---------
  Net income................................................      $ 652,887
                                                                  =========
  Company's share of net income (at 50% interest)...........      $ 326,444
  Included in historical results of operations..............        174,978
                                                                  ---------
  Pro forma adjustment......................................      $ 151,466
                                                                  =========



     B. In April 2004, the Company, along with two affiliates, CPA(R):15 and Corporate Property Associates 14 Incorporated ("CPA(R):14"), through a limited partnership in which the Company owns a 30.77% limited partnership interest, purchased 78 retail self-storage and truck rental facilities and entered into master lease agreements with two lessees that operate the facilities under the U-Haul brand name. The limited partnership has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interests under the equity method of accounting. The self-storage facilities are leased to Mercury Partners, LP, ("Mercury"), and the truck rental facilities are leased to U-Haul Moving Partners, Inc., ("U-Haul"). The total cost of the facilities to the limited partnership was $312,445,026.



     The Mercury lease has an initial term of 20 years with two 10-year renewal options and provides for annual rent of $18,551,115. The U-Haul lease has an initial term of 10 years with two 10-year renewal options and provides for annual rent of $9,990,000. In the event that U-Haul does not renew its lease, Mercury will assume the lease obligation for the truck rental facilities. Each lease provides for rent increases every five years based on a formula indexed to the Consumer Price Index ("CPI").



     The limited partnership obtained a limited recourse mortgage loan of $183,000,000 with an annual fixed rate of interest of 6.449%, with monthly payments of principal and interest of $1,229,804 based on a 25-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets of $243,365,026 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $7,377,790, and over 40 years on a straight-line basis for tax purposes.



     Pro forma equity income for the year ended December 31, 2004 is $2,855,643 of which $1,723,286 is included in the historical results from operations for the year then ended. There were no pro forma

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED adjustments for the three-month period ended March 31, 2005. Pro forma equity income for the year ended December 31, 2004 is derived as follows:



                                                               FOR THE YEAR ENDED
                                                               DECEMBER 31, 2004
                                                               ------------------
Rental income...............................................      $ 28,541,115
Depreciation and amortization...............................        (7,377,790)
Interest expense............................................       (11,882,717)
                                                                  ------------
  Net income................................................      $  9,280,608
                                                                  ============
  Company's share of net income (at 30.77% interest)........      $  2,855,643
  Included in historical results of operations..............         1,723,286
                                                                  ------------
  Pro forma adjustment......................................      $  1,132,357
                                                                  ============



     C. In May 2004, the Company purchased land and buildings in Leeds, England and entered into a net lease with Polestar Petty Ltd. ("Polestar"). The cost of the Polestar property was L15,560,665 ($27,920,501 based on the exchange rate for the Pound Sterling on the date of acquisition of $1.7943). For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the Pound Sterling for the year ended December 31, 2004 of $1.83277.



     The lease has an initial term through May 2029 and provides initial annual rent of L1,179,496 with annual stated increases of 2.5%. Interest income from the direct financing lease is recorded such that the Company recognizes interest income at a constant rate of interest and includes assumptions on the unguaranteed residual value of the property at the end of the initial lease term. Interest income for the first lease year is $2,635,023. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.



     The Company obtained a limited recourse mortgage loan of L10,500,000. Interest on the mortgage loan is based on a fixed annual interest rate of 6.56% with principal payments which increase annually. The loan matures in May 2014.



     Included in the historical balances for the year ended December 31, 2004 are interest income from direct financing lease of $1,661,072, interest expense of $846,589 and net income of $814,483. There were no pro forma adjustments for the three-month period ended March 31, 2005.



     D. In June 2004, the Company purchased land and buildings in Englewood, Colorado and Chandler, Arizona and entered into a net lease with Castle Rock Industries, Inc. ("Castle Rock"). The cost of the Castle Rock property was $13,764,817. The lease has an initial term of 20 years with four 5-year renewal options and provides for initial annual rent of $1,327,620. The lease provides for annual rent increases based on increases in the CPI, capped at 5%. Rental income includes annual amortization of above-market rent intangible of $17,359.



     The Company obtained a limited recourse mortgage loan in the amount of $9,300,000 on the properties. Interest on the loan is at a fixed annual rate of 5.54% with monthly payments of principal and interest of $64,184, based on a 20-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets of $10,384,817 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $273,114, and over 40 years on a straight-line basis for tax purposes.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     Included in the historical balances for the year ended December 31, 2004 are rental income of $759,889, depreciation and amortization of intangibles of $147,937, interest expense of $121,548 and net income of $490,404. There were no pro forma adjustments for the three-month period ended March 31, 2005.



     E. In July 2004, the Company purchased land and buildings in Hampton, New Hampshire and entered into a lease with Foss Manufacturing Company, Inc. ("Foss"). The cost of the Foss property was $32,170,523. The lease has an initial term of 20 years with two 10-year renewal options and provides for initial annual rent of $3,194,565, with rent increases every three years based on increases in the CPI. Rental income includes annual amortization of below-market rent intangible of $1,934.



     The Company obtained a limited recourse mortgage loan of $17,000,000 with a fixed annual interest rate of 6.6%, with monthly payments of principal and interest of $127,750 based on a 20-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets of $22,447,886 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $610,739, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for year ended December 31, 2004 are rental income of $1,598,169, depreciation and amortization of intangibles of $279,922, interest expense of $570,757, and net income of $747,490. There were no pro forma adjustments to income for the three-month period ended March 31, 2005.



     F. In July 2004, the Company and CPA(R):15, through a limited liability company, purchased land and buildings in Finland and entered into two leases with TietoEnator Corporation ("TietoEnator"). The Company owns a 40% interest in the limited liability company. The total cost of the TietoEnator properties to the limited liability company was E79,051,596 ($97,763,109 based on the exchange rate for the Euro on the date of acquisition of $1.2367). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interests under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 of $1.24386.



     The leases have an initial term of 12.5 years with three five-year renewal options at an initial aggregate annual rent of E5,647,776. Both leases provide for annual rent increases based on a formula indexed to a cost of living index published by Statistics Finland, Inc. (the "Finland CPI"). Rental income includes annual amortization of a net above-market rent intangible of E42,681.



     The limited liability company obtained limited recourse mortgage loans of E57,200,000. Interest on the loans is based on a fixed annual interest rate of 5.16% with stated principal payments which increase annually.



     Depreciable and amortizable tangible and intangible assets are being depreciated and amortized for financial reporting purposes over periods ranging from 12.5 years to 40 years at an annual amount of E2,156,799, and over 40 years on a straight-line basis for tax purposes.



     Pro forma equity income for the year ended December 31, 2004 is $230,997, of which $183,867 is included in the historical results from operations for the year then ended. There were no pro forma

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED adjustments for the three-month period ended March 31, 2005. Pro forma equity income for the year ended December 31, 2004 is derived as follows:



                                                              FOR THE YEAR ENDED
                                                               DECEMBER 31, 2004
                                                              -------------------
Rental income...............................................      $ 6,971,954
Depreciation and amortization...............................       (2,682,756)
Interest expense............................................       (3,711,705)
                                                                  -----------
  Net income................................................      $   577,493
                                                                  ===========
  Company's share of net income (at 40% interest)...........      $   230,997
  Included in historical results of operations..............          183,867
                                                                  -----------
  Pro forma adjustment......................................      $    47,130
                                                                  ===========



     G. In July 2004 and August 2004, the Company, and CPA(R):15 through 35% and 65% interests, respectively, in a limited liability company, purchased properties in France and assumed existing leases for land and buildings with Thales SA ("Thales"). The total cost to the limited liability company for the properties was E85,475,005 ($103,186,152 based on the exchange rates for the Euro as of the dates of acquisition of $1.2107 and $1.2032, respectively). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 of $1.24386.



     The Thales leases have remaining terms of approximately seven years, as of the dates of acquisition, at an annual rent of E8,098,927. The leases provide for annual rent increases based on increases in the French INSEE index. Rental income includes net annual amortization of below-market rent intangible of E354,352.



     The limited liability company obtained limited recourse mortgage loans totaling E63,500,000 with fixed annual interest rates of 5.09% and 5.12% and stated principal payments which increase annually.



     Depreciable and amortizable tangible and intangible assets of E67,218,686 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 7 to 40 years at an annual amount of E3,344,564, and over 40 years an a straight-line basis for tax purposes.



     Pro forma equity income for the year ended December 31, 2004 is $838,297 of which $257,683 is included in the historical results from operations for the year then ended. There were no pro forma

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED adjustments for the three-month period ended March 31, 2005. Pro forma equity income for the year ended December 31, 2004 is derived as follows:



                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 2004
                                                              ------------------
Rental income...............................................     $10,514,696
Depreciation and amortization...............................      (4,145,310)
Interest expense............................................      (3,974,250)
                                                                 -----------
  Net income................................................     $ 2,395,136
                                                                 ===========
  Company's share of net income (at 35% interest)...........     $   838,297
  Included in historical results of operations..............         257,683
                                                                 -----------
  Pro forma adjustment......................................     $   580,614
                                                                 ===========



     H. In August 2004, the Company purchased land and buildings in Kearney, Missouri; York, Nebraska; Fair Bluff, North Carolina; Wallbridge, Ohio; Middlesex, Pennsylvania; Rocky Mount, Virginia and Martinsburg, West Virginia; and entered into a net lease with Ply Gem Industries, Inc. ("Ply Gem"). The Company also purchased a property in Calgary, Canada, on the same date, and entered into a net lease with Ply Gem. The total cost of the Ply Gem properties was $37,884,817. For pro forma purposes, revenue and expenses for the Canadian property have been translated using the average exchange rate for the Canadian Dollar for the year ended December 31, 2004 of $0.77014.



     Each lease has an initial term of 20 years with two 10-year renewal options. The domestic properties and Canadian leases provide for initial annual rent of $2,980,575 and CAD 692,329, respectively, and each lease provides for annual rent increases based on increases in the CPI of the respective countries. The land portion of the Canadian lease has been accounted for separately as an operating lease as it represents more than 25% of the fair value of the leased assets. Annual land rent is CAD 273,141. The building portion of the Canadian lease and the domestic lease for both land and building have been classified as investments in direct financing lease.



     Interest income from the direct financing leases is recorded such that the Company recognizes interest income at a constant rate of interest and includes assumptions on the unguaranteed residual value of the property at the end of the initial lease term. Interest income for the first lease year is $3,180,179. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.



     The Company obtained a limited recourse mortgage loan of $17,650,000 on the domestic properties and CAD 4,250,000 (approximately $3,591,250 based on the exchange rate for the Canadian Dollar on the date of the loan closing) on the Calgary property. Interest on the domestic mortgage loan is at a fixed annual interest rate of 6.14% with monthly payments of principal and interest of $127,880 based on a 20-year amortization schedule. Interest on the Canadian mortgage loan is at a fixed annual interest rate of 6.23% with monthly payments of principal and interest of CAD 27,776 based on a 25-year amortization schedule.



     Included in the historical balances for the year ended December 31, 2004 are rental income of $75,641, interest income from direct financing leases of $1,078,644, interest expense of $231,341 and net income of $922,944. There were no pro forma adjustments for the three-month period ended March 31, 2005.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     I. In September 2004, the Company purchased land and a building located in Tinton Falls, New Jersey and assumed an existing lease with Xpedite Systems, Inc. ("Xpedite"). The total cost for the property was $15,522,251. The Xpedite lease expires in June 2016, and has two five-year renewal options, at an annual rent of $1,395,000 as of the date of assumption. As a result of stated rent increases rental income is being recognized on an annual straight-line basis of $1,519,485. Rental income also includes annual amortization of below-market rent intangible of $73,281.



     The Company obtained a limited recourse mortgage loan of $10,250,000 with a fixed annual interest rate of 5.85%, with monthly payments of principal and interest of $68,357 based on a 22.5-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets of $14,683,298 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from approximately 12 to 40 years at an annual amount of $441,074, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for the year ended December 31, 2004 are rental income of $467,244, depreciation and amortization of intangibles of $128,646, interest expense of $178,721 and net income of $159,877. There were no pro forma adjustments for the three-month period ended March 31, 2005.



     J. In December 2004, the Company purchased land and buildings located in Vantaa (Helsinki), Finland and Linkoping, Sweden and entered into net lease agreements with Plantasjen ASA ("Plantasjen"). The cost of the Finnish property was E15,387,460 ($20,831,543 based on the exchange rate for the Euro on the date of acquisition). The cost of the Swedish property was 67,034,581 Swedish Kroner ("SEK") ($10,075,298 based on the exchange rate for the SEK on the date of acquisition). For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the year ended December 31, 2004 of $1.24386 for the Euro and $0.13639 for the SEK.



     The Helsinki lease has an initial term of 20 years with two 10-year renewal options and provides for initial annual rent of E1,080,404. The Linkoping lease has an initial term of 25 years with two 10-year renewal options and provides for initial annual rent of SEK 4,650,750. Both leases provide for annual rent increases based on increases in the CPI of each respective country.



     Interest income from the direct financing lease is recorded such that the Company recognizes interest income at a constant rate of interest and includes assumptions on the unguaranteed residual value of the property at the end of the initial lease term. Interest income on the Helsinki and Linkoping leases for the first lease year are E890,404 and SEK 4,204,920, respectively. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.



     The Company obtained limited recourse mortgage loans of E10,027,094 and of SEK 42,280,400 on the Helsinki and Linkoping properties, respectively. Interest on the Helsinki and Linkoping mortgage loans have fixed annual interest rates of 4.81% and 5.25%, respectively, with stated principal payments that increase annually.



     Included in the historical balances for the year ended December 31, 2004 are interest income from financing leases of $29,761, interest expense of $13,583 and net income of $16,178. There were no pro forma adjustments for the three-month period ended March 31, 2005.



     K. In December 2004, the Company acquired a $20,000,000 interest in a $165,000,000 mortgage loan collateralized by the distribution facilities of Atlanta, Georgia-based BlueLinx Holdings Inc. ("BlueLinx"). The cost of the interest acquired was $20,300,000. The acquired interest represents the

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED junior position in a $165,000,000 five-year floating rate first mortgage loan against BlueLinx's real estate portfolio. The Company's participation in the note bears annual interest at a variable rate equal to the one-month London Interbank Offering Rate (with a 2% floor), plus 4.5%. The Company will receive monthly interest only payments through the scheduled maturity date of November 9, 2007. Subject to certain conditions, the BlueLinx may exercise two 1-year extensions. Certain costs incurred in connection with the acquisition are being amortized over the term of the loan, resulting in an annual reduction to other interest income of approximately $103,000.



     For pro forma purposes, an annual interest rate of 6.5% was used for the year ended December 31, 2004. Included in the historical balances for the year ended December 31, 2004 is $29,779 of interest income from mortgage rate receivable. There were no pro forma adjustments for the three-month period ended March 31, 2005.



     L. In January 2005, the Company purchased land and building located in Southfield, Michigan and entered into a net lease agreement with Solomon Office Associates, L.L.C. ("Solomon"), a subsidiary of HMS Healthcare, Inc. ("HMS") for 81.65% of the leaseable space of the property and assumed two leases with existing tenants for the remaining 18.35% of the leaseable space. The cost of the property was $18,731,937.



     The Solomon lease has an initial term of 20 years with two 10-year renewal options. The Solomon lease provides for initial annual rent of $1,228,354 with stated rent increases of 6.903% every third year. The assumed leases for the remaining leasable space provide for initial annual rent of $318,465 and $62,977 and expire in December 2005 and December 2010, respectively. As a result of stated rent increases, rental income is being recognized on an annual straight-line basis of $1,884,313. Rental income also includes annual amortization of above-market rent intangible of $70,710. The lease obligations of the tenants are guaranteed by HMS, Sloans Lake Managed Care, Inc. and PPOM, L.L.C.



     In June 2005, the Company obtained a limited recourse mortgage loan of $9,100,000 with a fixed annual interest rate of 5.08%, with monthly interest and principal payments of $53,623 based on a 25-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets of $16,981,937 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $414,589, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for the three-month period ended March 31, 2005 are rental income of $443,342, depreciation and amortization of intangibles of $86,373, and net income of $356,969.



     M. In January 2005, the Company and CPA(R):15, through 40% and 60% interests, respectively, in a limited liability company, purchased land and buildings located in Helsinki, Finland and entered into a net lease with Pohjola Non-Life Insurance Company ("Pohjola"). The total cost for the property was E84,049,745 ($113,513,922 based on the exchange rate for the Euro on the date of acquisition of $1.3546). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 and the three-month period ended March 31, 2005 of $1.24386 and of $1.31241, respectively.



     The lease has an initial term of approximately 10 1/2 years with a 5-year minimum renewal option and provides for initial annual rent of E6,000,000. Rental income also includes annual amortization of

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED above-market rent intangible of E21,165. The lease provides for annual rent increases based on increases in the Finland CPI.



     The limited liability company obtained a limited recourse mortgage loan of E62,500,000 with a fixed annual interest rate of 4.59% through February 2007 and then 4.57%, thereafter, with stated principal payments which increase annually.



     Depreciable and amortizable tangible and intangible assets of E65,406,587 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 10.5 to 40 years at an annual amount of E2,480,532, and over 40 years on a straight-line basis for tax purposes.



     Pro forma equity income for the year ended December 31, 2004 and the three-month period ended March 31, 2005 is $316,085 and $84,600, respectively, of which $135,721 is included in the historical results from operations for the three-month period ended March 31, 2005, and is derived as follows:



                                                     FOR THE YEAR ENDED   THREE MONTHS ENDED
                                                     DECEMBER 31, 2004      MARCH 31, 2005
                                                     ------------------   ------------------
Rental income......................................     $ 7,436,834           $1,961,671
Depreciation and amortization......................      (3,085,435)            (813,869)
Interest expense...................................      (3,561,187)            (936,303)
                                                        -----------           ----------
  Net income.......................................     $   790,212           $  211,499
                                                        ===========           ==========
  Company's share of net income (at 40%
     interest).....................................     $   316,085           $   84,600
                                                        ===========           ==========
  Included in historical results of operations.....                              135,721
                                                                          ------------------
  Pro forma adjustment.............................                           $  (51,121)
                                                                          ==================



     N. In January 2005, the Company purchased land and building located in Cynthiana, Kentucky and entered into a net lease agreement with Clean Earth Kentucky, LLC ("Clean Earth"). The cost of the Clean Earth property was $7,366,492. The lease has an initial term of 20 years with two 10-year renewal options. The lease provides for initial annual rent of $710,500 with annual rent increases based on the CPI. Rental income also includes annual amortization of below-market rent intangible of $23,846.



     The Company obtained a limited recourse mortgage loan of $4,550,000 with a fixed annual interest rate of 6.08%, with monthly interest and principal payments of $32,808 based on a 20-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets are $6,606,492 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $201,687, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for the three-month period ended March 31, 2005 are rental income of $158,910, depreciation and amortization of intangibles of $42,018, interest expense of $59,111, and net income of $57,781.



     O. In January 2005, the Company purchased land and buildings located in Buffalo Grove, Illinois and entered into a net lease agreement with Precise Technology Group, Inc. ("Precise"). The cost of the Precise property was $16,469,372, inclusive of fees of $819,372. The lease has an initial term of 20 years with two 10-year renewal options. The lease provides for initial annual rent of $1,447,625 with rent increases every second year based on the CPI.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     Depreciable and amortizable tangible and intangible assets are $14,349,372 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $390,302, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for the three-month period ended March 31, 2005 are rental income of $296,796, depreciation and amortization of intangibles of $81,313, and net income of $215,483.



     P. In January 2005, the Company purchased land and buildings located in Lamlukka and Bangpa-In, Thailand and entered into net lease agreements with LFD Manufacturing Limited and IDS Logistics (Thailand) Limited. The total cost for the properties is 911,108,620 Thai Baht ("THB")($23,688,824 based on the exchange rate of the THB on the date of acquisition of $0.026). In connection with the purchase, the Company is committed to funding expansions at both properties. The amount applicable to the proposed expansions is THB 135,000,000 for the Lamlukka property and THB 80,000,000 for the Bangpa-In property. For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the THB for the year ended December 31, 2004 and the three-month period ended March 31, 2005 of $0.02489 and $0.02594, respectively. No pro forma effect is reflected for the proposed expansions.



     The leases have initial terms of 15 years with 5-year renewal options. The leases provide for initial annual rent of THB 57,502,500, with rent increases every three years based on increases in the Thailand cost of living index. Rental income also includes annual amortization of below-market rent intangible of THB 10,641,363. The leases are guaranteed by the parent IDS Group Limited.



     The Company obtained a limited recourse mortgage loan of THB 440,000,000 with a fixed annual interest rate of 7.15%, with stated principal payments increasing over the term of the loan. In the event an expansion is funded, the Company has obtained a commitment from the lender which allows the Company to increase its borrowing under the loan facility by THB 150,000,000, at substantially the same terms as the original borrowing.



     Depreciable and amortizable tangible and intangible assets are THB 549,601,372 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 15 to 40 years at an annual amount of THB 20,101,808, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for the three-month period ended March 31, 2005 are rental income of $323,430, depreciation and amortization of intangible of $105,535, interest expense of $157,057, and net income of $60,838.



     Q. In January 2005, the Company originated a $54,000,000 mortgage collateralized by distribution and storage facilities of Reyes Holdings L.L.C. The mortgage was originated as a 10-year loan with a 25-year amortization schedule, bearing interest at a fixed rate of approximately 6.34%. The Company arranged for the syndication of the first $41,260,000 in the form of an A-note, bearing interest at a fixed rate of 5.14%. In consideration for an investment of $12,740,000 the Company obtained the $12,740,000 B-note, which bears interest at a fixed rate of 6.34%, and an interest only participation in the A-note (the "I/O") for the difference between the stated amounts payable under the A-note and the amounts receivable from the interests sold to the participants in the A-note (the difference between the amounts payable at an annual rate of 6.34% and 5.14%). Annual cash flow, including installments of principal, approximates $1,515,000 in the first year and will decrease as the I/O balance decreases. The note and the I/O mature in February 2015. Certain costs incurred in connection with the acquisition are being amortized over the term of the loan, resulting in an annual reduction to other interest income of

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED approximately $6,370. Included in the historical balances for the three-month period ended March 31, 2005 is interest income on mortgage receivable of $191,877.



     R. In February 2005, the Company purchased land and buildings in Sunnyvale, California and Allen, Texas and entered into a net lease agreement with Finisar Corporation ("Finisar"). The total cost of the Finisar properties was $29,292,330. The lease has an initial term of 15 years with two ten-year renewal options. The lease provides for initial annual rent of $2,950,510 with stated annual rent increases of 2.25%. As a result of stated rent increases, rental income is being recognized on an annual straight-line basis of $3,463,740. Rental income includes annual amortization of above-market rent intangible of $177,818.



     The Company obtained a limited recourse mortgage loan of $17,000,000 with a fixed annual interest rate of 5.96%, with monthly interest and principal payments of $121,401 based on a 20-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets are $15,665,060 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 15 years to 40 years at an annual amount of $586,652, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for the three-month period ended March 31, 2005 are rental income of $511,277, depreciation and amortization of intangible of $73,331, interest expense of $157,609, and net income of $280,337.



     S. In February 2005, the Company purchased land and building in Shelby, North Carolina and entered into a net lease agreement with MetalsAmerica, Inc. ("Metals"). The total cost of the Metals property was $7,436,520. The lease has an initial term of 20 years with two ten-year renewal options. The lease provides for initial annual rent of $651,000, with rent increases every five years based on increases in the CPI.



     The Company obtained a limited recourse mortgage loan of $4,000,000 with a fixed annual interest rate of 5.84%, with monthly interest and principal payments of $28,289 based on a 20-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets are $6,886,520 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $186,542, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for the three-month period ended March 31, 2005 are rental income of $90,417, depreciation and amortization of intangibles of $23,318, interest expense of $33,093, and net income of $34,006.



     T. In February 2005, the Company purchased land and buildings in Fernley, Nevada; Gainesville, Texas; Sandersville, Georgia and Erwin, Tennessee and entered into a net lease agreement with Rinker Materials PolyPipe, Inc. ("PolyPipe"). The total cost of the PolyPipe properties was $8,713,508. The lease has an initial term of 20 years with two ten-year renewal options. The lease provides for initial annual rent of $786,600, with rent increases every three years based on increases in the CPI. Rental income also includes net annual amortization of above-market rent intangible of $38,387.



     The Company obtained a limited recourse mortgage loan of $5,000,000 with a fixed annual interest rate of 6.50%, with monthly interest and principal payments of $37,279 based on a 20-year amortization schedule. The loan matures in April 2025.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     Depreciable and amortizable tangible and intangible assets are $6,774,657 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $182,459, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for the three-month period ended March 31, 2005 are rental income of $70,629, depreciation and amortization of intangibles of $22,808, interest expense of $7,222, and net income of $40,599.



     U. In March 2005, the Company purchased land and buildings in Piscataway, New Jersey and entered into a net lease with Telcordia Technologies, Inc. ("Telcordia"). The total cost for the Telcordia property was $116,459,046. The lease has an initial term of 18.5 years with four five-year renewal options. The lease provides for initial annual rent of $8,913,190, with annual rent increases based on increases in the CPI. Rental income includes annual amortization of above-market rent intangible of $89,592.



     The Company obtained a limited recourse mortgage loan of $79,686,000 with a fixed annual interest rate of 5.49%. Monthly payments of interest only are due for the first two years of the loan, with monthly interest and principal payments of $464,849 due thereafter based on a 28-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets are $95,801,600 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 18.5 years to 40 years at an annual amount of $3,012,029, and over 40 years on a straight-line basis for tax purposes.



     Included in the historical balances for the three-month period ended March 31, 2005 are rental income of $411,402, depreciation and amortization of intangible of $125,501, interest expense of $206,586, and net income of $79,315.



     V. In May 2005, the Company and CPA(R):15 through 70% and 30% interests, respectively, in a limited liability company, purchased land and buildings located in Stuart, Florida; Portsmouth, Rhode Island and Southwest Harbor and Trenton, Maine and entered into a net lease with The Talaria Company, LLC (doing business as "The Hinckley Company" or "Hinckley"). The cost of the Hinckley properties was $58,318,586. The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The interest applicable to CPA(R):15 is reflected as minority interest in the accompanying consolidated pro forma financial statements.



     The lease has an initial term of 25 years with two 5-year renewal options followed by two 10-year renewal options and provides for initial contractual annual rent of $5,161,500. The lease provides for rent increases every four years based on increases in the CPI. The land portion of the lease has been accounted for separately as an operating lease as it represents more than 25% of the fair value of the leased assets. The building portion of the lease has been classified as an investment in direct financing lease. Initial annual rent attributable to the land portion of the lease is $1,872,090 based on the lessee's incremental borrowing rate of 9.3% with the remaining rent attributable to the building portion of the lease. Interest income of the direct financing lease is recorded such that the Company recognizes income at a constant rate of interest and includes assumptions on the residual value of the property as of the end of the initial lease term. Interest income for the first lease year and subsequent three-month period is $3,147,016 and $784,862, respectively. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     The Company obtained a limited recourse mortgage loan of $35,000,000 with a fixed annual interest rate of 6.26%, with monthly payments of principal and interest of $256,029 based on a 20-year amortization schedule. The loan matures in June 2025.



     W. In May 2005, the Company purchased land and buildings located in Huber Heights, Sheffield Village and Lima, Ohio; Lebanon, Tennessee and Peru, Illinois from MetoKote Corporation and land and buildings in Ontario, Canada from MetoKote Canada Limited and entered into net lease agreements guaranteed by MetoKote Corporation ("MetoKote"). The cost of the MetoKote domestic properties was $28,413,613. The cost of the Canadian property was CAD 12,464,104 ($9,892,146 based on the exchange rate for the Canadian dollar as of the date of acquisition of $.79365). In addition, in July 2005 the Company purchased land and building located in Saltillo, Mexico and entered into a net lease agreement also guaranteed by MetoKote at the property. The cost of the Mexico property was $3,782,168. For pro forma purposes, revenues and expenses for the Canadian property have been translated using the average exchange rate for the CAD for the year ended December 31, 2004 and the three month period ended March 31, 2005 of $.77014 and $.81644, respectively.



     The leases have initial lease terms of 20 years with two 10-year renewal options. The leases for the domestic properties and the Mexican property provide for initial annual rent of $2,470,500 and $334,800, respectively. The lease on the Canadian property provides for initial annual rent of CAD 1,083,726. Each of the leases provide for annual rent increases based on increases in the CPI of the respective country. Rental income includes net annual amortization of above-market rent intangibles of $14,917 for the domestic properties and annual amortization of below-market rent intangible of CAD 2,742 on the Canadian property.



     The Company obtained limited recourse mortgage loans of $20,000,000 on the domestic properties and CAD 7,491,600 on the Canadian property. Interest on the domestic mortgage loan is at an annual fixed interest rate of 5.70% with monthly interest only payments for the first year and monthly principal and interest payments of $143,819 thereafter, based on a 19-year amortization schedule. Interest on the Canadian mortgage loan is at an annual fixed interest rate of 5.63% with monthly principal and interest payments of CAD 46,297 based on a 25-year amortization schedule. The Company is not seeking mortgage financing for the Mexico property.



     Depreciable and amortizable tangible and intangible assets in service for pro forma purposes are $30,085,781 for the properties in the United States and Mexico and CAD 11,632,148 for the Canadian property and are being, or are expected to be, depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $804,685 and CAD 312,130, respectively, and over 40 years on a straight-line basis for tax purposes.



     X. In June 2005, the Company and CPA(R):15, through 25% and 75% interests, respectively, in a limited liability company, purchased 16 properties located throughout Germany and entered into a net lease agreement with Hellweg Die Profi-Baumarkte GmbH & Co. KG ("Hellweg"). The cost of the Hellweg properties was E126,258,935 ($154,364,173 based on the exchange rate for the Euro as of the date of acquisition of $1.2226). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 and the three month period ended March 31, 2005 of $1.24386 and $1.31241, respectively.



     The lease has an initial term of 25 years with a five-year renewal option. The lease provides for initial annual rent of E10,266,686 with rent increases every two years based on increases in the German

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

CPI. Interest income from the direct financing lease is recorded such that the Company recognizes interest income at a constant rate of interest and includes assumptions on the unguaranteed residual value of the property at the end of the initial lease term. Interest income for the first lease year is expected to be E9,879,959. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.



     The Company obtained a limited recourse loan of E87,000,000 at a fixed annual interest rate of 4.55%, with stated principal payments that increase annually.



     Pro forma equity income for the year ended December 31, 2004 and the three-month period ended March 31, 2005 is $1,856,753 and $492,237, respectively, and is derived as follows:



                                                     FOR THE YEAR ENDED   THREE MONTHS ENDED
                                                     DECEMBER 31, 2004      MARCH 31, 2005
                                                     ------------------   ------------------
Interest income from direct financing lease........     $12,289,285          $ 3,235,271
Interest expense...................................      (4,862,272)          (1,266,323)
                                                        -----------          -----------
  Net income.......................................     $ 7,427,013          $ 1,968,948
                                                        ===========          ===========
  Company's share of net income (at 25%
     interest).....................................     $ 1,856,753          $   492,237
                                                        ===========          ===========



     Y. In June 2005, the Company purchased land and buildings in Nashville, Tennessee and assume a net lease agreement with International Academy of Design & Technology Nashville, LLC ("IADT"), which is guaranteed by Career Education Corporation ("Career Education"). The cost of the Career Education property was $10,540,705.



     IADT is expected to increase its occupancy at the property in stages over an 18-month period as the property is being retrofitted to their specifications per an existing agreement with the former owner of the property. It is expected that IADT will take full occupancy at the property by January 1, 2007.



     The Career Education lease expires in June 2019, and has two 5-year renewal options, at an annual rent as of the date of assumption of $474,728. Monthly rent will increase accordingly to reflect occupancy of the additional space followed by stated annual rent increases. As a result, rental income will be recognized on an annual straight-line basis of $905,751.



     The Company obtained a limited recourse loan of $6,500,000. Interest on the mortgage loan is a fixed annual interest rate of 5.86% with monthly principal and interest payments of $39,993, based on a 27-year amortization schedule.



     Depreciable and amortizable tangible and intangible assets are $10,340,705 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from approximately 14 years to 40 years at an annual amount of $353,674, and over 40 years on a straight-line basis for tax purposes.



     Z. In July 2005, the Company and CPA(R):15, through joint 50% interests, in a limited liability company purchased land and buildings in Paris, France and assumed an existing lease agreement with the Paris Police Department ("Paris Police"). The cost of the Paris Police property was E88,563,815 ($107,073,652 based on the exchange rate for the Euro as the date of acquisition of $1.2090). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED exchange rate for the Euro for the year ended December 31, 2004 and the three-month period ended March 31, 2005 of $1.24386 and of $1.31241, respectively.



     The assumed lease expires in June 2019, and does not provide for any renewal options. Annual rent as of the date of lease assumption is E5,010,823, with annual rent increases based on increases in the French CPI.



     The limited liability company obtained limited recourse mortgage loans totaling E65,000,000 with fixed annual interest rates of 4.45% and 4.25% and stated principal payments which increase annually.



     Depreciable and amortizable tangible and intangible assets are E68,352,133 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 14 to 40 years at annual amount of E2,324,113, and over 40 years on a straight-line basis for tax purposes.



     Pro forma equity loss for the year ended December 31, 2004 and the three-month period ended March 31, 2005 is $41,977 and $8,397, respectively, and is derived as follows:



                                                    FOR THE YEAR ENDED   THREE MONTHS ENDED
                                                    DECEMBER 31, 2004      MARCH 31, 2005
                                                    ------------------   ------------------
Rental income.....................................     $ 6,232,762           $1,644,063
Depreciation and amortization.....................      (2,890,871)            (762,547)
Interest expense..................................      (3,564,915)            (945,696)
                                                       -----------           ----------
  Net income......................................     $  (223,024)          $  (64,180)
                                                       ===========           ==========
  Company's share of net loss (at 50% interest)...     $  (111,512)          $  (32,090)
                                                       ===========           ==========



     AA. The Company believes it is likely it will complete a proposed transaction to purchase land and building in Bishopbriggs, Glasgow (Scotland) and enter into a net lease agreement with John McGavigan Limited ("Pressac"). The cost of the Pressac property is expected to be L6,759,874 ($12,701,803 based on the exchange rate for the British Pound as of March 31, 2005).



     As proposed, the lease will have a term of approximately 20 years, and will not provide for any renewal terms. The lease is expected to provide for initial annual rent of L565,400 with annual rent increases based on increases in the general index of retail prices as published by the Office for National Statistics in Scotland.



     The Company expects to obtain a limited loan of L4,225,000. Interest on the mortgage loan is currently expected to be a fixed annual interest rate of 6.10% with stated principal payments which increase annually.



     Depreciable and amortizable tangible and intangible assets in service for pro forma purposes is L6,059,874 and are expected to be depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from approximately 20 years to 40 years at an annual amount of L176,846 and over 40 years on a straight-line basis for tax purposes.



     BB. The Company pays its Advisor, W. P. Carey & Co. LLC, a combined asset management and performance fee equal to 1% per annum of average invested assets, or its pro rata share of amounts invested in real estate, net of unpaid deferred acquisition fees. Based on Average Invested Assets of $844,113,699 as of March 31, 2005, the pro forma fees amount to $8,441,137 for the year ended December 31, 2004 and $2,110,284 for the three-month period ended March 31, 2005, of which $1,638,400 and $1,273,992, respectively, is included in the historical results of operations, and are reflected in property expense in the accompanying pro forma consolidated statements of operations for

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED the respective periods. The Advisor is reimbursed for the cost of personnel needed to provide administrative services to the operation of the Company. The amount of the reimbursement is allocated based on adjusted gross revenues. The Company's pro forma of reimbursement for administrative services was $501,000 for the year ended December 31, 2004 and $125,250 for the three-month period ended March 31, 2005, of which $49,533 and $78,555, respectively, is included in the historical results from operations, and are reflected in general and administrative expense in the accompanying pro forma consolidated statement of operations as of December 31, 2004. The was no pro forma adjustment for reimbursement for administrative services for the three-month period ended March 31, 2005. The Company's pro forma of deferred acquisition fees payable to an affiliate amount to $15,565,335 as of March 31, 2005 and bear interest at an annual rate of 5%, or $778,267 for the year ended December 31, 2004 and $194,567 for the three-month period ended March 31, 2005, of which $171,493 and $127,560, respectively, is included in the historical results of operations for the respective periods. For pro forma purposes, other interest income from uninvested cash is eliminated based on an assumption that substantially all cash proceeds of the offering have been invested in real estate.



     CC. The pro forma weighted average shares outstanding for the year ended December 31, 2004 and the three-month period ended March 31, 2005 were determined as if all shares issued since the inception of the Company's "best efforts" offering were issued on January 1, 2004.



     DD. For tax purposes, rents are recognized on a contractual basis and differences between contractual rents and rents recognized on a straight-line basis and interest income recognized at a constant rate of interest are eliminated.



     EE. For financial reporting purposes, no depreciation is recorded on direct financing leases. Depreciation is recorded for the purpose of determining taxable income. Annual taxable depreciation of $2,566,083 is computed on a straight-line basis over 40 years and is based on the tax basis of building and improvements, adjusted for the exchange rate, of $102,643,338.



     For financial reporting purposes, a portion of the underlying assets of the operating leases have been classified as intangible assets and are being amortized on a straight-line basis over the initial term or renewable term of the leases, ranging from 7 years to 40 years. Such assets are classified as buildings and improvements for tax purposes and are being depreciated on a straight-line basis over 40 years. As a result, annual depreciation and amortization for financial reporting purposes is $1,307,051 more than depreciation computed for tax purposes.



     FF. Equity income for tax purposes differs from equity income for financial reporting purposes due to differences in depreciation as a result of equity investees having leases classified as direct financing leases or equity investees amortizing intangible assets over periods ranging from 7 years to 40 years for financial reporting purposes. Such assets are depreciated on a straight-line basis over 40 years for tax purposes.



     GG. For tax purposes, the Company's basis in buildings and improvements is $386,437,533. Such assets are being depreciated on a straight-line basis over 40 years resulting in annual taxable depreciation of $9,660,938.



     HH. Amounts available for distribution were computed by adding back pro rata tax-basis depreciation expense to taxable income and deducting pro rata scheduled principal amortization.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     II.  Mortgage amortization is as follows:



Polestar....................................................  $  126,022
Castle Rock.................................................     258,006
Foss........................................................     414,485
Ply Gem.....................................................     514,736
Xpedite.....................................................     221,478
Plantasjen..................................................     382,179
HMS.........................................................     181,264
Metals America..............................................     106,981
Clean Earth.................................................     118,323
IDS Group...................................................      82,467
Finisar.....................................................     448,146
PolyPipe....................................................     128,115
Hinckley....................................................     623,030
MetoKote....................................................     245,257
Career Education............................................      97,711
Pressac.....................................................      78,014
                                                              ----------
                                                              $4,026,214
                                                              ==========

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)



                      MARCH 31, 2005 AND DECEMBER 31, 2004


               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                               MARCH 31, 2005   DECEMBER 31, 2004
                                                               --------------   -----------------
                                                                                     (NOTE)
                                             ASSETS:
Real estate leased to others:...............................
  Accounted for under the operating method:.................
     Land...................................................      $ 62,380          $ 17,318
     Buildings..............................................       178,161            41,779
                                                                  --------          --------
                                                                   240,541            59,097
     Less, accumulated depreciation.........................         1,076               443
                                                                  --------          --------
                                                                   239,465            58,654
Net investment in direct financing leases...................        94,728            97,102
Real estate under construction..............................        10,416             9,994
Mortgage notes receivable...................................        29,867            20,291
Cash and cash equivalents...................................       202,952           217,310
Short-term investments......................................        15,432             9,753
Equity investments..........................................        75,836            65,964
Marketable securities.......................................         5,000            69,900
Funds in escrow.............................................        11,014            22,922
Intangible assets, net of accumulated amortization of $429
  at March 31, 2005 and $123 at December 31, 2004...........        52,050             5,614
Due from affiliates.........................................         1,707                --
Deferred offering costs.....................................         2,918             3,080
Other assets................................................        11,686             4,928
                                                                  --------          --------
       Total assets.........................................      $753,071          $585,512
                                                                  ========          ========

                              LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Limited recourse mortgage notes payable.....................      $217,047          $ 97,691
Accrued interest............................................           960               298
Prepaid rental income and security deposits.................        11,730             3,737
Other deposits..............................................         2,397             2,458
Due to affiliates...........................................         4,956             4,399
Dividends payable...........................................         6,932             5,353
Deferred acquisition fees payable to affiliate..............        11,697             7,535
Accounts payable and accrued expenses.......................         1,232               833
                                                                  --------          --------
       Total liabilities....................................       256,951           122,304
                                                                  --------          --------
Commitments and contingencies (Note 4)......................
Shareholders' equity:
Common stock, $.001 par value; authorized 110,000,000
  shares; 55,912,159 and 51,426,720 shares issued and
  outstanding at March 31, 2005 and December 31, 2004.......            56                51
Additional paid-in capital..................................       504,042           465,292
Accumulated other comprehensive income......................         1,294             4,053
Dividend in excess of accumulated earnings..................        (9,272)           (6,188)
                                                                  --------          --------
       Total shareholders' equity...........................       496,120           463,208
                                                                  --------          --------
       Total liabilities and shareholders' equity...........      $753,071          $585,512
                                                                  ========          ========



   The accompanying notes are an integral part of the condensed consolidated financial statements.



Note: The balance sheet at December 31, 2004 has been derived from the audited consolidated financial statements at that date.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


               FOR THE THREE-MONTHS ENDED MARCH 31, 2005 AND 2004


               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                     THREE MONTHS ENDED
                                                               -------------------------------
                                                               MARCH 31, 2005   MARCH 31, 2004
                                                               --------------   --------------
Revenues:
  Rental income.............................................    $     3,887       $       --
  Interest income from direct financing leases..............          1,927               --
  Interest income on mortgage receivable....................            563
  Other operating income....................................             66               --
                                                                -----------       ----------
                                                                      6,443               --
                                                                -----------       ----------
Operating expenses:
  Depreciation and amortization.............................    $       892       $       --
  General and administrative................................            908              127
  Property expenses.........................................          1,369               --
                                                                -----------       ----------
                                                                      3,169              127
                                                                -----------       ----------
     Income (loss) before other interest income, equity
       investments, gains and losses, and interest
       expense..............................................          3,274             (127)
  Other interest income.....................................          1,501               94
  Income from equity investments............................          1,277               --
  Loss on foreign currency transactions and derivative
     instrument, net........................................           (166)              --
  Interest expense..........................................         (2,042)              --
                                                                -----------       ----------
     Net income (loss)......................................    $     3,844       $      (33)
                                                                ===========       ==========
  Basic earnings (loss) per share...........................    $      0.07       $    (0.01)
                                                                ===========       ==========
  Weighted average shares outstanding -- basic..............     55,447,733        3,321,413
                                                                ===========       ==========



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                      CONDENSED CONSOLIDATED STATEMENTS OF


                     COMPREHENSIVE INCOME (LOSS)(UNAUDITED)



               FOR THE THREE-MONTHS ENDED MARCH 31, 2005 AND 2004


               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                     THREE MONTHS ENDED
                                                               -------------------------------
                                                               MARCH 31, 2005   MARCH 31, 2004
                                                               --------------   --------------
     Net income (loss)......................................      $ 3,844            $(33)
  Other comprehensive income:
     Change in foreign currency translation adjustment......       (2,759)             --
                                                                  -------            ----
     Comprehensive income (loss)............................      $ 1,085            $(33)
                                                                  =======            ====



   The accompanying notes are an integral part of the condensed consolidated financial statements.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


               FOR THE THREE-MONTHS ENDED MARCH 31, 2005 AND 2004


               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2005       2004
                                                              ---------   -------
Cash flows from operating activities:
Net income (loss)...........................................  $   3,844   $   (33)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization of intangible assets and
    deferred financing costs................................        903        --
  Gain on foreign currency transactions, net................        (35)       --
  Unrealized loss on foreign currency transactions, net.....        129        --
  Unrealized loss on derivative instrument..................         72        --
  Equity income in excess of distributions received.........       (199)       --
  Issuance of shares in satisfaction of current management
    fees....................................................        395        --
  Straight-line rent adjustments and amortization of rent
    related intangibles.....................................       (232)       --
  Increase in due from affiliates...........................        719        30
  Increase in accrued interest..............................        669        --
  Increase in due to affiliates(a)..........................     (1,707)       --
  Increase in accounts payable and accrued expenses.........        338        55
  Increase in prepaid rent and security deposits............      1,671        --
  Decrease in funds in escrow...............................        745        --
  Net change in other operating assets and liabilities......       (162)       --
                                                              ---------   -------
      Net cash provided by operating activities.............      7,150        52
                                                              ---------   -------
Cash flows from investing activities:
  Distributions received from equity investments in excess
    of equity income........................................        387        --
  Contributions to equity investments.......................        (76)       --
  Purchase of short term investments........................     (5,616)       --
  Purchase of securities....................................    (17,625)       --
  Proceeds from sale of securities..........................     82,525        --
  Purchase of mortgage note receivable......................    (12,778)       --
  Funds held in escrow for acquisition of real estate.......     (4,753)       --
  Release of funds held in escrow for acquisition of real
    estate and equity investments...........................     12,371        --
  Acquisition of real estate and equity investments(c)......   (230,039)       (2)
                                                              ---------   -------
  Net cash used in investing activities.....................   (175,604)       (2)
                                                              ---------   -------
Cash flows from financing activities:
  Proceeds from issuance of stock, net of costs of raising
    capital.................................................     38,360    78,430
  Proceeds from mortgages(b)................................    121,540        --
  Payment of financing costs and mortgage financing
    deposits, net of deposits refunded......................         (3)       --
  Mortgage principal payments...............................       (391)       --
  Dividends paid............................................     (5,348)       --
                                                              ---------   -------
      Net cash provided by financing activities.............    154,158    78,430
                                                              ---------   -------
Effect of exchange rate changes on cash.....................        (62)       --
                                                              ---------   -------
      Net decrease in cash and cash equivalents.............    (14,358)       --
Cash and cash equivalents, beginning of period..............    217,310       170
                                                              ---------   -------
Cash and cash equivalents, end of period....................  $ 202,952   $78,650
                                                              =========   =======


---------------


(a) Increase in due to affiliates excludes amounts related to the raising of capital (financing activities) pursuant to the Company's initial public offering. At March 31, 2005 and 2004, the amount due to the Company's advisor for such costs was $2,918 and $1,753, respectively.



(b) Net of $125 retained by mortgage lenders during the three-month period ended March 31, 2005.



(c) Included in the cost basis of real estate investments acquired during the three-month period ended March 31, 2005 are deferred acquisition fees payable of $4,162.



   The accompanying notes are an integral part of the condensed consolidated financial statements.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



NOTE 1.  BASIS OF PRESENTATION:



     Corporate Property Associates 16 -- Global Incorporated (the "Company") is a real estate investment trust ("REIT") that invests in commercial and industrial properties leased to companies domestically and internationally. As a REIT, the Company is not subject to federal income taxation as long as it satisfies certain requirements relating to the nature of its income, the level of its distributions and other factors. The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Article 10 of Regulation S-X of the United States Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. All significant intercompany balances and transactions have been eliminated. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of the results of the interim periods presented have been included. The results of operations for the interim periods are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.



  Dividend



     Dividends declared per share for the three-month periods ended March 31, 2005 and 2004 were $.12501 and $.11247, respectively.



NOTE 2.  ORGANIZATION AND OFFERING:



     The Company commenced its initial public offering of up to 110,000,000 shares of common stock at a price of $10 per share in December 2003. The initial offering was conducted on a "best efforts" basis by Carey Financial Corporation ("Carey Financial"), a wholly-owned subsidiary of W. P. Carey and Co. LLC, and selected other dealers. The Company sold 55,332,415 shares of common stock in its initial offering before suspending sales activities on December 30, 2004. The Company formally terminated the initial offering in March 2005 by filing an amendment to the registration statement for its initial offering, to deregister shares of its common stock that remained unissued as of March 8, 2005, excluding shares issuable under its Distribution Reinvestment and Share Purchase Plan (the "Plan").



     In September 2004, the Company filed a registration statement with the SEC for a second offering of up to 80,000,000 shares of common stock at a price of $10 per share plus an additional 40,000,000 shares issuable under the Plan. This registration statement has not yet been declared effective.



NOTE 3.  TRANSACTIONS WITH RELATED PARTIES:



     Pursuant to an advisory agreement between the Company and Carey Asset Management (the "Advisor"), a wholly-owned subsidiary of W. P. Carey & Co. LLC, the Advisor performs certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative duties. The advisory agreement between the Company and the Advisor provides that the Advisor will receive an asset management fee. The fee is 1% of average invested assets as defined in the advisory agreement, 1/2 of which is subordinated to the preferred return, a non-compounded cumulative distribution return of 6% (the "performance fee"). As of March 31, 2005, the non-compounded cumulative distribution return was 4.78%. The asset management and performance fees will be payable in cash or restricted stock at the option of the Advisor. For 2005, the Advisor has elected to receive its

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED management fee in restricted shares of common stock of the Company rather than cash. In connection with the day-to-day operations, the Advisor is also reimbursed for the actual cost of personnel needed to provide administrative services to the operation of the Company. For the three-month period ended March 31, 2005, the Company incurred asset management fees of $637, with performance fees in like amounts, which are included in property expenses in the accompanying condensed consolidated financial statements. For the three months ended March 31, 2005, the Company incurred personnel reimbursements of $79 which are included in general and administrative expenses in the accompanying condensed consolidated financial statements. No such asset management and performance fees nor personnel cost reimbursements were incurred in the three months ended March 31, 2004.



     In connection with structuring and negotiating acquisitions and related mortgage financing on behalf of the Company, the Advisory Agreement provides for acquisition fees averaging not more than 4.5%, based on the aggregate cost of properties acquired, of which 2% will be deferred and payable in equal annual installments over three years with payment subordinated to the performance fee. Unpaid installments bear interest at an annual rate of 5%. For transactions that were completed during the three-month period ended March 31, 2005, current and deferred acquisition fees were $5,201 and $4,162, respectively, and were paid or payable to the Advisor. When a real estate acquisition is completed, the Company pays the Advisor an acquisition expense allowance of 0.5% of the cost of the properties in consideration for the Advisor's payment of certain acquisition expenses. For the three-month period ended March 31, 2005, the allowance was $1,427. There were no current and deferred acquisition fees and no acquisition expense allowance incurred in the three months ended March 31, 2004.



NOTE 4.  COMMITMENTS AND CONTINGENCIES:



     The Company is liable for certain expenses of offerings of its securities including filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the offerings. The Company reimburses Carey Financial or one of its affiliates for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial's employees or those of one of its affiliates relating to the Company's securities offerings. Total underwriting compensation with respect to any offering may not exceed 10% of gross proceeds of such offering. The Advisor has agreed to be responsible for the payment of (i) organization and offering expenses (excluding selling commissions and selected dealer fees paid and expenses reimbursed to the sales agent and selected dealers) which exceed 4% of the gross proceeds of each offering and (ii) organization and offering expenses (including selling commissions, fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of each offering. The total costs paid by the Advisor in connection with offerings of the Company's securities were $13,445 through March 31, 2005, of which the Company has reimbursed $10,527. Unpaid costs are included in due to affiliates in the accompanying condensed consolidated financial statements.



     As previously reported, W. P. Carey & Co. LLC and Carey Financial, the wholly-owned broker-dealer subsidiary of W. P. Carey & Co. LLC, are currently subject to an SEC investigation into payments made to third party broker dealers and other matters. Although no regulatory action has been initiated against W.
P. Carey & Co. LLC or Carey Financial in connection with the matters being investigated, it is possible that the SEC may pursue an action in the future. The potential timing of any such action and the nature of the relief or remedies the SEC may seek cannot be predicted at this time. If such an action is brought, it could materially affect W. P. Carey & Co. LLC and the REITs managed by W. P. Carey & Co. LLC.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

NOTE 5.  EQUITY INVESTMENTS:



     On April 29, 2004, the Company, along with two affiliates, Corporate Property Associates 14 Incorporated and Corporate Property Associates 15 Incorporated ("CPA(R):15"), through a limited partnership in which the Company owns a 30.77% limited partnership interest, purchased 78 retail self-storage and truck rental facilities and entered into master lease agreements with two lessees that operate the facilities under the U-Haul brand name. The self-storage facilities are leased to Mercury Partners, LP and the truck rental facilities are leased to U-Haul Moving Partners, Inc.



     Summarized financial information of the limited partnership is as follows:



                                                        MARCH 31, 2005   DECEMBER 31, 2004
                                                        --------------   -----------------
Assets (primarily real estate)........................    $ 349,029          $ 350,882
Liabilities (primarily mortgage notes payable)........     (218,807)          (219,753)
                                                          ---------          ---------
Partners' and members' equity.........................    $ 130,222          $ 131,129
                                                          =========          =========
Company's share of equity investees' net assets.......    $  40,311          $  40,596
                                                          =========          =========



                                                              THREE MONTHS ENDED
                                                                MARCH 31, 2005
                                                              -------------------
Revenues (primarily rental income)..........................        $ 7,135
Expenses (primarily interest on mortgages and
  depreciation).............................................         (4,598)
                                                                    -------
Net income..................................................        $ 2,537
                                                                    =======
Company's share of net income from equity investments.......        $   775
                                                                    =======



     The Company also owns interests in single-tenant net leased properties leased to corporations through noncontrolling interests in partnerships and limited liability companies in which its ownership interests are 50% or less and the Company exercises significant influence. The underlying investments are owned with affiliates that have similar investment objectives as the Company. The ownership interests range from 35% to 50%. The lessees are Actuant Corporation, Pohjola Non-Life Insurance Company, TietoEnator Plc. and Thales S.A. The interest in Pohjola was acquired in January 2005.



     Summarized financial information of the above mentioned equity investees are as follows:



                                                         MARCH 31, 2005   DECEMBER 31, 2004
                                                         --------------   -----------------
Assets (primarily real estate).........................    $ 346,182          $ 249,920
Liabilities (primarily mortgage notes payable).........     (257,231)          (185,665)
                                                           ---------          ---------
Partners' and members' equity..........................    $  88,951          $  64,255
                                                           =========          =========
Company's share of equity investees' net assets........    $  35,525          $  25,368
                                                           =========          =========

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

                                                              THREE MONTHS ENDED
                                                                MARCH 31, 2005
                                                              ------------------
Revenues (primarily rental income and interest income from
  direct financing leases)..................................       $ 6,951
Expenses (primarily interest on mortgages and
  depreciation).............................................        (5,718)
                                                                   -------
Net income..................................................       $ 1,233
                                                                   =======
  Company's share of net income from equity investments.....       $   502
                                                                   =======



NOTE 6.  ACQUISITIONS OF REAL ESTATE:



     A summary of properties (real estate accounted for under the operating method and net investment in direct financing leases), equity investments and mortgage notes receivable acquired in the quarter ended March 31, 2005 follows. These investments have previously been described in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.



  Properties Acquired



                                                                    INITIAL
                                                                    ANNUAL                  ANNUAL
                                                                  CONTRACTUAL   MORTGAGE     DEBT       DATE
LEASE OBLIGOR(S):                   COST          LOCATION           RENT       FINANCING   SERVICE   ACQUIRED
-----------------                 --------   -------------------  -----------   ---------   -------   ---------
HMS Healthcare, Inc. ...........  $ 18,732   Southfield, MI         $1,228       $    --    $   --     1/3/2005
Clean Earth Kentucky, LLC.......     7,366   Cynthiana, KY             711         4,550       393    1/14/2005
Precise Technology Group,           16,469   Buffalo Grove, IL       1,448            --        --    1/18/2005
  Inc. .........................
LFD Manufacturing Limited and       23,689   Lamlukka and            1,495        11,440       900    1/28/2005
  IDS Logistics (Thailand)                   Bangpa-In, Thailand
  Limited(1)(2).................
Finisar Corporation LLC.........    29,292   Sunnyvale, CA and       2,951        17,000     1,457     2/4/2005
                                             Allen, TX
MetalsAmerica, Inc. ............     7,437   Shelby, NC                651         4,000       339     2/9/2005
PolyPipe, Inc. .................     8,714   Frenley, NV;              787         5,000       447    2/25/2005
                                             Gainesville, TX;
                                             Sandersville, GA
                                             and Erwin, TN
Telcordia Technologies,            116,908   Piscataway, NJ          8,913        79,686     4,436    3/15/2005
  Inc.(4).......................



  Equity Investments Acquired



                                                           INITIAL
                                                           ANNUAL                 ANNUAL
                                                         CONTRACTUAL  MORTGAGE     DEBT       DATE
LEASE OBLIGOR:                COST        LOCATION          RENT      FINANCING   SERVICE   ACQUIRED
--------------               -------  -----------------  -----------  ---------   -------   ---------
Pohjola Non-Life Insurance   $45,542  Helsinki, Finland       $3,251   $33,865    $1,712     1/3/2005
  Company(1)(3)............


---------------


(1) Based on the applicable exchange rate on the dates of acquisition.



(2) The Company is committed to funding expansions at these properties, at the option of the lessees, in an amount up to $6,057. In the event the expansions take place, the Company has the ability to increase its borrowing under the loan facility by $3,900 at substantially the same terms as the original borrowing.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

(3) Amounts shown represent the Company's proportionate 40% share. The remaining interest is owned by an affiliate.



(4) Annual debt service increases to $5,578 in year three.



  Mortgage Notes Receivable Acquired



     In January 2005, the Company originated a $54,000 mortgage collateralized by distribution and storage facilities of Reyes Holdings L.L.C. The mortgage was originated as a 10-year loan with a 25-year amortization schedule, bearing interest at a fixed rate of approximately 6.34%. The Advisor arranged for the syndication of the first $41,260 in the form of an A-note, bearing interest at a fixed rate of 5.14%. In consideration for an investment of $12,740, the Company obtained the $12,740 B-note, which bears interest at a fixed rate of 6.34%, and an interest only participation in the A-note for the difference between the stated amounts payable under the A-note and the amounts receivable from the interests sold to the participants in the A-note (the difference between the amounts payable at an annual rate of 6.34% and 5.14%). The interest only participation is accounted for as a derivative instrument with changes in its fair value included in the determination of net income.



NOTE 7.  INTANGIBLES:



     In connection with its acquisition of properties, the Company has recorded net intangibles of $45,130, which are being amortized over periods ranging from 12 years to 40 years. Amortization of below-market and above-market rent intangibles is recorded as an adjustment to rental income.



     Intangibles are summarized as follows:



                                                        MARCH 31, 2005   DECEMBER 31, 2004
                                                        --------------   -----------------
Lease intangibles
  In-place lease......................................     $36,569            $3,822
  Tenant relationship.................................       9,037             1,568
  Above-market rent...................................       6,873               347
  Less: accumulated amortization......................        (429)             (123)
                                                           -------            ------
                                                           $52,050            $5,614
                                                           -------            ------
Below-market rent.....................................     $(7,349)           $ (938)
Less: accumulated amortization........................         103                22
                                                           -------            ------
                                                           $(7,246)           $ (916)
                                                           =======            ======



     Net amortization of intangibles was $225 for the quarter ended March 31, 2005. Based on the intangibles recorded through March 31, 2005, annual net amortization of intangibles for each of the next five years is expected to be $2,364.



NOTE 8.  PRO FORMA FINANCIAL INFORMATION:



     The following consolidated pro forma financial information has been presented as if the Company's acquisitions made during the quarter ended March 31, 2005 had occurred on January 1, 2005 for the quarter ended March 31, 2005 and January 1, 2004 for the quarter ended March 31, 2004. The pro forma financial information is not necessarily indicative of what the actual results would have been, nor does it purport to represent the results of operations for future periods.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

                                                             QUARTER ENDED   QUARTER ENDED
                                                               MARCH 31,       MARCH 31,
                                                                 2005            2004
                                                             -------------   -------------
Pro forma total revenues...................................         $9,008          $8,900
Pro forma net income.......................................          4,087           3,382
Pro forma earnings per share:
  Basic....................................................           0.07            0.06



     The pro forma weighted average shares outstanding for the quarters ended March 31, 2005 and 2004 were determined as if all shares issued since the inception of the Company were issued on January 1, 2004.



NOTE 9.  SUBSEQUENT EVENT:



     In May 2005, the Company and CPA(R):15, through 70% and 30% interests, respectively, purchased properties located in Stuart, Florida, Portsmouth, Rhode Island, Southwest Harbor and Trenton, Maine, for $58,115 and entered into a net lease with Hinckley. The lease has an initial term of 25 years with three ten-year renewal options and provides for initial annual rent of $5,162. Limited recourse mortgage financing of $35,000 was obtained in connection with this purchase.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF


CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED:



We have completed an integrated audit of Corporate Property Associates 16-Global Incorporated's 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and an audit of its 2003 consolidated financial statements for the period from inception (June 5, 2003) to December 31, 2003 in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.



CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES



In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Corporate Property Associates 16-Global Incorporated and its subsidiaries at December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2003, and the results of their operations and their cash flows as of December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



INTERNAL CONTROL OVER FINANCIAL REPORTING



Also, in our opinion, management's assessment, included in the accompanying Management's Report on Internal Control over Financial Reporting, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal
Control -- Integrated Framework issued by the COSO. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.



Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.



/s/ PRICEWATERHOUSECOOPERS LLP

------------------------------------------------------------


New York, New York


March 15, 2005

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



                          CONSOLIDATED BALANCE SHEETS


               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                DECEMBER 31,
                                                              -----------------
                                                                2004      2003
                                                              --------   ------
ASSETS:
Real estate leased to others:
  Accounted for under the operating method:
     Land...................................................  $ 17,318   $
     Buildings..............................................    41,779       --
                                                              --------   ------
                                                                59,097       --
     Less, accumulated depreciation.........................       443       --
                                                              --------   ------
                                                                58,654       --
     Net investment in direct financing leases..............    97,102       --
     Real estate under construction.........................     9,994       --
Mortgage note receivable....................................    20,291       --
Cash and cash equivalents...................................   217,310      170
Short-term investments......................................     9,753       --
Equity investments..........................................    65,964        1
Marketable securities.......................................    69,900       --
Funds in escrow.............................................    22,922       --
Intangible assets, net of accumulated amortization of $123
  at December 31, 2004......................................     5,614       --
Due from affiliates.........................................        --       30
Deferred offering costs.....................................     3,080    1,029
Other assets, net...........................................     4,928       --
                                                              --------   ------
       Total assets.........................................  $585,512   $1,230
                                                              ========   ======
LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Limited recourse mortgage notes payable.....................  $ 97,691   $   --
Accrued interest............................................       298       --
Prepaid and deferred rental income and security deposits....     3,737       --
Other deposits..............................................     2,458       --
Due to affiliates...........................................     4,399    1,045
Dividends payable...........................................     5,353       --
Deferred acquisition fees payable to affiliate..............     7,535       --
Accounts payable and accrued expenses.......................       833       27
                                                              --------   ------
       Total liabilities....................................   122,304    1,072
                                                              --------   ------
Commitments and contingencies
Shareholders' equity:
Common stock, $.001 par value; authorized 110,000,000
  shares; 51,426,720 and 20,000 shares issued and
  outstanding at December 31, 2004 and 2003.................        51       --
Additional paid-in capital..................................   465,292      200
Dividend in excess of accumulated earnings..................    (6,188)     (42)
Accumulated other comprehensive income......................     4,053       --
                                                              --------   ------
       Total shareholders' equity...........................   463,208      158
                                                              --------   ------
       Total liabilities and shareholders' equity...........  $585,512   $1,230
                                                              ========   ======



   The accompanying notes are an integral part of the consolidated financial statements.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



                     CONSOLIDATED STATEMENTS OF OPERATIONS


               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                             FOR THE PERIOD
                                                                             FROM INCEPTION
                                                                             (JUNE 5, 2003)
                                                               YEAR ENDED       THROUGH
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2004            2003
                                                              ------------   --------------
Revenues:
  Rental income.............................................  $     2,901       $    --
  Interest income from direct financing leases..............        2,769            --
  Interest income on mortgage receivable....................           30            --
  Other operating income....................................           76            --
                                                              -----------       -------
                                                                    5,776            --
                                                              -----------       -------
Operating expenses:
  Depreciation and amortization.............................  $       556       $    --
  General and administrative................................        1,034            42
  Property expenses.........................................        1,704            --
                                                              -----------       -------
                                                                    3,294            42
                                                              -----------       -------
     Income (loss) before other interest income, equity
      investments, interest expense and gains, net..........        2,482           (42)
  Other interest income.....................................        2,288            --
  Income from equity investments............................        2,340            --
  Gain on foreign currency transactions, net................           18            --
  Interest expense..........................................       (2,004)           --
                                                              -----------       -------
     Net income (loss)......................................  $     5,124       $   (42)
                                                              ===========       =======
Basic earnings (loss) per share.............................  $      0.21       $ (2.08)
                                                              ===========       =======
Weighted average shares outstanding -- basic................   24,564,256        20,000
                                                              ===========       =======



   The accompanying notes are an integral part of the consolidated financial statements.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



     FOR THE PERIOD FROM INCEPTION (JUNE 5, 2003) THROUGH DECEMBER 31, 2003
                    AND FOR THE YEAR ENDED DECEMBER 31, 2004
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                  DIVIDENDS IN    ACCUMULATED
                                     ADDITIONAL                    EXCESS OF         OTHER
                            COMMON    PAID-IN     COMPREHENSIVE   ACCUMULATED    COMPREHENSIVE
                            STOCK     CAPITAL     (LOSS) INCOME     EARNINGS        INCOME        TOTAL
                            ------   ----------   -------------   ------------   -------------   --------
20,000 shares issued $.001
  par, at $10 per share...            $    200                                                   $    200
Net loss..................                           $  (42)        $    (42)                         (42)
                                      --------       ======         --------                     --------
Balance at December 31,
  2003....................                 200                           (42)                         158
51,406,720 shares issued
  $.001 par, at $10 per
  share, net of offering
  costs...................   $51       465,092                                                    465,143
Dividends declared........                                           (11,270)                     (11,270)
Comprehensive Income:
Net income................                            5,124            5,124                        5,124
Other comprehensive
  income:
  Foreign currency
    translation
    adjustment............                            4,053                         $4,053          4,053
                                                     ------
                                                     $9,135
                             ---      --------       ======         --------        ------       --------
  December 31, 2004.......   $51      $465,292                      $ (6,188)       $4,053       $463,208



   The accompanying notes are an integral part of the consolidated financial statements.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                             FOR THE PERIOD
                                                                             FROM INCEPTION
                                                                             (JUNE 5, 2003)
                                                               YEAR ENDED       THROUGH
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2004            2003
                                                              ------------   --------------
Cash flows from operating activities:
Net income (loss)...........................................   $   5,124          $(42)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization of intangible assets and
    deferred financing costs................................         464            --
  Unrealized gain on foreign currency transactions..........        (192)           --
  Straight-line rent adjustments............................        (103)           --
  Increase in accrued interest..............................         298            --
  Decrease (increase) in due from affiliates................          30           (30)
  Increase in due to affiliates(a)..........................       1,305            15
  Increase in accounts payable and accrued expenses.........        (245)           27
  Increase in other assets..................................        (507)           --
  Increase in prepaid rent and security deposits............       2,155            --
  Increase in funds in escrow...............................        (745)           --
                                                               ---------          ----
    Net cash provided by (used in) operating activities.....       7,584           (30)
                                                               ---------          ----
Cash flows from investing activities:
  Distributions received from equity investments in excess
    of equity income........................................         985            --
  Purchase of short-term investments........................      (9,732)           --
  Purchase of mortgage receivable...........................     (20,300)           --
  VAT taxes paid and recoverable from purchase of real
    estate, net.............................................         (86)           --
  Funds held in escrow for acquisition of real estate and
    equity investments......................................     (22,829)           --
  Purchases of securities...................................     (82,175)           --
  Sales of securities.......................................      12,275            --
  Acquisition of real estate and equity investments and
    other capitalized costs(c)..............................    (222,681)           --
                                                               ---------          ----
    Net cash used in investing activities...................    (344,543)           --
                                                               ---------          ----
Cash flows from financing activities:
  Proceeds from issuance of stock, net of costs of raising
    capital.................................................     465,143           200
  Proceeds from mortgages(b)................................      95,937            --
  Payment of financing costs and mortgage financing
    deposits................................................      (1,294)           --
  Payments of mortgage principal............................        (344)           --
  Dividends paid............................................      (5,918)           --
                                                               ---------          ----
    Net cash provided by financing activities...............     553,524           200
                                                               ---------          ----
Effect of exchange rate changes on cash.....................         575            --
                                                               ---------          ----
    Net increase in cash and cash equivalents...............     217,140           170
Cash and cash equivalents, beginning of period..............         170            --
                                                               ---------          ----
Cash and cash equivalents, end of period....................   $ 217,310          $170
                                                               =========          ====


---------------


(a) Increase in due to affiliates excludes amounts related to the raising of capital (financing activities) pursuant to the Company's public offering. At December 31, 2004 and 2003, the amount due to the Company's advisor for such costs was $3,080 and $1,043, respectively.



(b)  Net of $570 retained by mortgage lenders.



(c) Included in the cost basis of real estate investments acquired in 2004 are deferred acquisition fees payable of $7,535



Supplemental Cash Flows Information:



                                                               2004    2003
                                                              ------   ----
Interest paid, net of amounts capitalized...................  $1,836   $--
                                                              ======   ===
Interest capitalized........................................  $  151   $--
                                                              ======   ===



     A dividend of $.116012 per share for the quarter ended December 31, 2004 was declared in December 2004 and paid in January 2005.


   The accompanying notes are an integral part of the consolidated financial statements.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



1.  ORGANIZATION



     Corporate Property Associates 16 -- Global Incorporated (the "Company"), a Maryland corporation, was formed on June 5, 2003 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing and owning property net-leased to creditworthy corporations and other creditworthy entities. Subject to certain restrictions and limitations, the business of the Company is managed by Carey Asset Management (the "Advisor"). On June 12, 2003, the Advisor purchased 20,000 shares of common stock for $200,000 as the initial shareholder of the Company.



     A maximum of 110,000,000 shares of common stock are being offered to the public (the "Offering") on a "best efforts" basis by Carey Financial Corporation ("Carey Financial"), a wholly-owned subsidiary of the Advisor, and selected other dealers at a price of $10 per share. For the year ended December 31, 2004, the Company issued 51,133,332 shares ($511,333) pursuant to its Offering (see
Note 16).



     In September 2004, the Company filed a registration statement with the United States Securities and Exchange Commission ("SEC") for a second offering of shares of common stock that has not yet been declared effective. The second offering will be for a maximum of 80,000,000 shares at a price of $10 per share and will register up to 40,000,000 shares for the Distribution Reinvestment and Share Purchase Plan.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Basis of Consolidation



     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. At December 31, 2004, the Company is not the primary beneficiary of any variable interest entity ("VIE"). All material inter-entity transactions have been eliminated.



     For acquisitions of an interest in an entity, the Company evaluates the entity to determine if the entity is deemed a VIE, and if the Company is deemed to be the primary beneficiary, in accordance with the Financial Accounting Standards Board ("FASB") Interpretation No. 46(R), "Consolidation of Variable Interest Entities" ("FIN 46(R)"). Entities that meet one or more of the criteria listed below are considered VIEs.



      -- The Company's equity investment is not sufficient to allow the entity to finance its activities without additional third party financing;



      -- The Company does not have the direct or indirect ability to make decisions about the entity's business;



      -- The Company is not obligated to absorb the expected losses of the entity;



      -- The Company does not have the right to receive the expected residual returns of the entity; and



      -- The Company's voting rights are not proportionate to its economic interests, and substantially all of the entity's activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.



     The Company consolidates the entities that are VIEs and the Company is deemed to be the primary beneficiary of the VIE. For entities where the Company is not deemed to be the primary beneficiary or the entity is not deemed a VIE and the Company's ownership is 50% or less and has the ability to exercise significant influence as well as jointly-controlled tenancy-in-common interests are accounted for under the equity method, i.e. at cost, increased or decreased by the Company's share of earnings or

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED losses, less distributions. The Company will reconsider its determination of whether an entity is a VIE and who the primary beneficiary is if certain events occur that are likely to cause a change in the original determinations.



  Use of Estimates



     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



 Purchase Price Allocation



     In connection with the Company's acquisition of properties, purchase costs are allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of the tangible assets, consisting of land, buildings and tenant improvements, are determined as if vacant. Intangible assets including the above-market value of leases, the value of in-place leases and the value of tenant relationships are recorded at their relative fair values. Below-market value of leases are also recorded at their relative fair values and are included in deferred rental income in the accompanying financial statements.



     Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties and (ii) management's estimate of fair market lease rates for the property or equivalent property, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease value is amortized as a reduction of rental income over the remaining non-cancelable term of each lease. The capitalized below-market lease value is amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases.



     The total amount of other intangibles are allocated to in-place lease values and tenant relationship intangible values based on management's evaluation of the specific characteristics of each tenant's lease and the Company's overall relationship with each tenant. Characteristics that are considered in allocating these values include the nature and extent of the existing relationship with the tenant, prospects for developing new business with the tenant, the tenant's credit quality and the expectation of lease renewals among other factors. Third party appraisals or management's estimates are used to determine these values. Intangibles for above-market and below-market leases, in-place lease intangibles and tenant relationships are amortized over their estimated useful lives. In the event that a lease is terminated, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, is charged to expense.



     Factors considered in the analysis include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Management also considers information obtained about a property in connection with its pre-acquisition due diligence. Estimated carrying costs include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on management's assessment of specific market conditions. Estimated costs to execute leases including commissions and legal costs to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property will also be considered.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     The value of in-place leases are amortized to expense over the remaining initial term of each lease. The value of tenant relationship intangibles are amortized to expense over the initial and expected renewal terms of the leases but no amortization period for intangible assets will exceed the remaining depreciable life of the building.



 Operating Real Estate



     Land and buildings and personal property are carried at cost less accumulated depreciation. Renewals and improvements are capitalized, while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.



 Real Estate Under Construction and Redevelopment



     For properties under construction, operating expenses including interest charges and other property expenses, including real estate taxes, are capitalized rather than expensed and rentals received are recorded as a reduction of capitalized project (i.e., construction) costs. Interest is capitalized by applying the interest rate applicable to outstanding borrowings to the average amount of accumulated expenditures for properties under construction during the period.



 Mortgage Notes Receivable



     For investments in mortgage notes and loan participations, the loans are initially reflected at acquisition cost which consists of the outstanding balance net of the acquisition discount or premium. The Company amortizes any discount or premium as an adjustment to increase or decrease, respectively, the yield realized on these loans using the effective interest method. As such, differences between carrying value and principal balances outstanding do not represent embedded losses or gains as we generally plan to hold such loans to maturity.



 Cash and Cash Equivalents and Short-Term Investments



     The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money-market funds. The Company's cash and cash equivalents at December 31, 2004 were held in the custody of five financial institutions, and which balance at times exceeds federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions. Instruments that have a maturity of three months or more at the time of purchase are classified as short-term investments in the accompanying consolidated financial statements.



 Marketable Securities



     Marketable securities which consist of auction-rate securities are classified as available for sale securities and reported at fair value with any unrealized gains and losses on these securities reported as a component of other comprehensive income (loss) until realized.



 Other Assets



     Included in other assets are deferred charges and deferred rental income. Deferred charges are costs incurred in connection with mortgage financings and refinancings and are amortized over the terms of the mortgages and included in interest expense in the accompanying consolidated financial statements. Deferred rental income is the aggregate difference for operating leases between scheduled rents, which vary during the lease term, and rent recognized on a straight-line basis.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

  Deferred Acquisition Fees



     Fees are payable for services provided by the Advisor, to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in annual installments with each installment equal to .25% of the purchase price of the properties over no less than three years following the first anniversary of the date a property was purchased. Payment of such fees is subject to achieving to the preferred return (see Note 3).



  Real Estate Leased to Others



     Real Estate is leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements. Expenditures for maintenance and repairs including routine betterments will be charged to operations as incurred. Significant renovations, which increase the useful life of the properties, will be capitalized.



     The Company intends to diversify its real estate investments among various corporate tenants engaged in different industries, by property type and geographically. Four of the Company's lessees each currently represent more than 10% of total leasing revenues. Substantially all of the Company's leases provide for either scheduled rent increases or periodic rent increases based on formulas indexed to increases in the Consumer Price Index ("CPI").



     The leases are accounted for under either the direct financing or operating methods. Such methods are described below (see Notes 4 and 5):



          Direct financing method -- Leases accounted for under the direct financing method are recorded at their net investment (see Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.



          Operating method -- Real estate is recorded at cost less accumulated depreciation, rental revenue is recognized on a straight-line basis over the term of the leases and expenses (including depreciation) are charged to operations as incurred (see Note 4).



     On an ongoing basis, the Company assesses its ability to collect rent and other tenant-based receivables and determines an appropriate allowance for uncollected amounts. Because the real estate operations has a limited number of lessees, the Company believes that it is necessary to evaluate the collectibility of these receivables based on the facts and circumstances of each situation rather than solely use statistical methods. The Company will generally recognize a provision for uncollected rents and other tenant receivables that typically ranges between 0.25% and 1% of lease revenues (rental income and interest income from direct financing leases) and will measure its allowance against actual rent arrearages and adjust the percentage applied. For amounts in arrears, the Company makes subjective judgments based on its knowledge of a lessee's circumstances and may reserve for the entire receivable amount from a lessee because there has been significant or continuing deterioration in the lessee's ability to meet its lease obligations.



  Depreciation



     Depreciation is computed using the straight-line method over the estimated useful lives of the properties -- generally 40 years. Depreciation of tenant improvements is computed using the straight-line method over the remaining term of the lease.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

  Impairments



     When events or changes in circumstances indicate that the carrying amount may not be recoverable, the Company assesses the recoverability of its long-lived assets and certain intangible assets based on projections of undiscounted cash flows, without interest charges, over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated fair value. The Company performs a review of its estimate of residual value of its direct financing leases at least annually to determine whether there has been an other than temporary decline in the Company's current estimate of residual value of the underlying real estate assets (i.e., the estimate of what the Company could realize upon sale of the property at the end of the lease term). If the review indicates a decline in residual value that is other than temporary, a loss is recognized and the accounting for the direct financing lease will be revised to reflect the decrease in the expected yield using the changed estimate, that is, a portion of the future cash flow from the lessee will be recognized as a return of principal rather than as revenue.



     Investments in unconsolidated joint ventures are accounted for under the equity method and are recorded initially at cost, as equity investments and are subsequently adjusted for our proportionate share of earnings and cash contributions and distributions. On a periodic basis, we assess whether there are any indicators that the value of equity investments may be impaired and whether or not that impairment is other than temporary. To the extent an other than temporary impairment has occurred, the charge is measured as the excess of the carrying amount of the investment over the fair value of the investment.



     When the Company identifies assets as held for sale, it discontinues depreciating the assets and estimates the sales price, net of selling costs, of such assets. If in the Company's opinion, the net sales price of the assets which have been identified for sale is less than the net book value of the assets, an impairment charge is recognized and a valuation allowance is established. To the extent that a purchase and sale agreement has been entered into, the allowance is based on the negotiated sales price. To the extent that the Company has adopted a plan to sell an asset but has not entered into a sales agreement, it will make judgments of the net sales price based on current market information. Accordingly, the initial assessment may be greater or less than the purchase price subsequently committed to and may result in a further adjustment to the fair value of the property. If circumstances arise that previously were considered unlikely and, as a result, the Company decides not to sell a property previously classified as held for sale, the property is reclassified as held and used. A property that is reclassified is measured and recorded individually at the lower of (a) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, (b) the fair value at the date of the subsequent decision not to sell, or (c) the current carrying value.



  Foreign Currency Translation



     The Company consolidates its real estate investments in Finland, Sweden, Germany, France, Canada and the United Kingdom. The functional currencies for these investments are the Euro, the Swedish Kroner, the Canadian Dollar and the British Pound. The translation from these local currencies to the U.S. dollar is performed for assets and liabilities using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains and losses resulting from such translation are reported as a component of other comprehensive income as part of shareholders' equity. As of December 31, 2004, the cumulative foreign currency translation adjustment gain was $4,053.



     Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in the exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED expected amount of functional currency cash flows upon settlement of that transaction. That increase or decrease in the expected functional currency cash flows is a foreign currency transaction gain or loss that generally will be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later), realized upon settlement of a foreign currency transaction generally will be included in net income for the period in which the transaction is settled. Foreign currency transactions that are (i) designated as, and are effective as, economic hedges of a net investment and (ii) intercompany foreign currency transactions that are of a long-term nature (that is, settlement is not planned or anticipated in the foreseeable future), when the entities to the transactions are consolidated or accounted for by the equity method in the Company's financial statements will not be included in determining net income but will be accounted for in the same manner as foreign currency translation adjustments and reported as a component of other comprehensive income as part of shareholder's equity. The contributions to the equity investments were funded in part through subordinated debt.



     Foreign currency intercompany transactions that are scheduled for settlement, consisting primarily of accrued interest and the translation to the reporting currency of intercompany subordinated debt with scheduled principal repayments, are included in the determination of net income, and the Company recognized unrealized gains of $192 from such transactions for the year ended December 31, 2004. For the year ended December 31, 2004, the Company recognized realized losses of $175, on foreign currency transactions in connection with the transfer of cash from foreign operations of subsidiaries to the parent company. No realized or unrealized gains were recognized in 2003.



  Accumulated Other Comprehensive Income



     As of December 31, 2004 and 2003, accumulated other comprehensive income reflected in the shareholders' equity is comprised of the following:



                                                               DECEMBER 31,
                                                              --------------
                                                               2004    2003
                                                              ------   -----
Foreign currency translation adjustment.....................  $4,053   $  --
                                                              ------   -----
Accumulated other comprehensive income......................  $4,053   $  --
                                                              ======   =====



  Federal Income Taxes



     The Company intends to file its U.S. federal income tax return as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). In order to maintain its qualification as a REIT, the Company is required to, among other things, distribute at least 90% of its REIT taxable income to its shareholders and meet certain tests regarding the nature of its income and assets. As a REIT, the Company is not subject to U.S. federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to the shareholders. Accordingly, no provision for U.S. federal income taxes is included in the accompanying consolidated financial statements. The Company has and intends to continue to operate so that it meets the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, the Company would be subject to U.S. federal income tax. The Company is subject to certain state, local and foreign taxes. Provision for such taxes has been included in general and administrative expenses in the Company's Consolidated Statements of Operations.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

  Costs of Raising Capital



     Costs incurred in connection with the raising of capital through the sale of common stock are charged to shareholder's equity upon the issuance of shares.



  Earnings Per Share



     The Company has a simple equity capital structure with only common stock outstanding. As a result, the Company has presented basic per-share amounts only for all periods presented in the accompanying consolidated financial statements.



  Accounting Pronouncements



     In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity" ("FAS 150"). FAS 150 establishes standards to classify as liabilities certain financial instruments that are mandatorily redeemable or include an obligation to repurchase and expands financial statement disclosure requirements. Such financial instruments will be measured at fair value with changes in fair value included in the determination of net income. FAS 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003.



     In November 2003, the FASB issued FASB Staff Position 150-3 ("FSP 150-3"), which defers the classification and measurement provisions of FAS 150 indefinitely as they apply to mandatorily redeemable non-controlling interests associated with finite-lived entities. As of December 31, 2004, the Company does not have any minority interests that have finite lives and were considered mandatorily redeemable non-controlling interests prior to the issuance of FSP 150-3. The Company adopted FAS 150 in July 2003 and it did not have a significant impact on our consolidated financial statements.



3.  AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES



     Pursuant to the advisory agreement, the Advisor will perform certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative duties. The advisory agreement between the Company and the Advisor provides that the Advisor will receive an asset management fee of 1% per year of average invested assets, as defined in the advisory agreement. One-half of this fee is subordinated to the preferred return, a non-compounded cumulative distribution return of 6%. As of December 31, 2004, the preferred return has not been achieved. The asset management and performance fees will be payable in cash or restricted stock at the option of the Advisor. In connection with the day-to-day operations, the Advisor will also be reimbursed for the actual cost of personnel needed to provide administrative services to the operation of the Company. The Company incurred asset management fees of $819 with performance fees in like amount, and personnel reimbursements of $50 in 2004. Asset management and personnel reimbursement costs are included in property expense and general and administrative expense, respectively in the accompanying financial statements.



     The Company is a participant in an agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities and sharing the associated costs. Pursuant to the terms of the agreement, the Company's share of rental occupancy and leasehold costs is based on gross revenue, and expenses incurred in 2004 were $3. The Company's current share of future minimum lease payments on the office lease, which has a current term through 2016, is $168.



     In connection with structuring and negotiating acquisitions and related mortgage financing on behalf of the Company, the advisory agreement provides for acquisition fees of not more than 4.5%, based on the aggregate cost of properties acquired of which 2% will be deferred and payable in equal

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED annual installment over three years with payment, subject to achieving the preferred return. Unpaid installments bear interest at an annual rate of 5%. The acquisition fees will be payable in cash or restricted stock at the option of the Advisor.



     Fees are payable to the Advisor for services provided to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties and refinancing of mortgages. A portion of such fees are deferred and payable in equal installments over no less than three years following the first anniversary of the date a property was purchased. Such deferred fees are only payable if the preferred return has been met. As of December 31, 2004, the preferred return has not been met. The unpaid portion of the deferred fees bears interest at an annual rate of 5% from the date of acquisition of a property until paid. For transactions and refinancings that were completed in 2004, current fees were $9,410 and deferred fees were $7,535.



     In connection with the disposition of properties, the Company will incur a subordinated disposition fee which will be the lesser of (i) 50% of the competitive real estate commission and (ii) 3% of the sales price of the property. The subordinated disposition fee is not payable unless or until shareholders have received a return of 100% of their initial investment plus a 6% non-compounded cumulative annual distribution return.



     The Advisor must absorb, or reimburse us at least annually for, the amount in any twelve month period immediately preceding the end of any fiscal quarter by which the operating expenses of the Company, including asset management fees, exceed the 2%/25% Guidelines (the greater of 2% of average invested assets or 25% of net income) as defined in the advisory agreement for the same twelve month period. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors find that such excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future quarters for the full amount of such excess or any portion thereof, but only to the extent that such reimbursement would not cause the Company's operating expenses to exceed this limit in the twelve month period ending on any such quarter. Charges related to asset impairment, bankruptcy of lessees, lease payment defaults, extinguishment of debt or uninsured losses are generally not considered unusual and nonrecurring. A determination that a charge is unusual and nonrecurring, such as the costs of significant litigation that are not associated with day-to-day operations, or uninsured losses that are beyond the size or scope of the usual course of business based on the event history and experience of the Advisor and independent directors, is made at the sole discretion of the independent directors. The Company will record any reimbursement of operating expenses as a liability until any contingencies are resolved and will record the reimbursement as a reduction of asset management and performance fees at such time that a reimbursement is fixed, determinable and irrevocable. The operating expenses of the Company have not exceeded the amount that would require the Advisor to reimburse the Company.



     The Company owns interests in entities which range from 35% to 50%, with the remaining interests held by affiliates. The Company has a significant influence in these investments, which are, therefore, accounted for under the equity method of accounting (see Note 6).



     As previously reported by the Advisor, the Advisor and Carey Financial, the wholly-owned broker-dealer subsidiary of the Advisor, are currently subject to an SEC investigation into payments made to third party broker dealers and other matters. Although no regulatory action has been initiated against the Advisor or Carey Financial in connection with the matters being investigated, it is possible that the SEC may pursue an action in the future. The potential timing of any such action and the nature of the relief or remedies the SEC may seek cannot be predicted at this time. If such an action is brought, it could materially affect the Advisor and the REITs managed by the Advisor.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

4.  REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD



     Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants, under non-cancelable operating leases amount are approximately as follows:



YEAR ENDING DECEMBER 31,
------------------------
2005........................................................  $ 6,144
2006........................................................    6,197
2007........................................................    6,234
2008........................................................    6,234
2009........................................................    6,234
Thereafter through 2024.....................................   79,589



     There were no contingent rents earned in 2004.



5.  NET INVESTMENT IN DIRECT FINANCING LEASES



     Net investment in direct financing leases is summarized as follows:



                                                              DECEMBER 31,
                                                                  2004
                                                              ------------
Minimum lease payments receivable...........................   $ 188,762
Unguaranteed residual value.................................      72,248
                                                               ---------
                                                                 261,010
Less: unearned income.......................................    (163,908)
                                                               ---------
                                                               $  97,102
                                                               =========



     Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants, under non-cancelable direct financing leases are approximately as follows:



YEAR ENDING DECEMBER 31,
------------------------
2005........................................................  $  7,822
2006........................................................     7,880
2007........................................................     7,939
2008........................................................     8,000
2009........................................................     8,062
Thereafter through 2029.....................................   149,059



     There were no contingent rents earned in 2004.



6.  EQUITY INVESTMENTS:



     On April 29, 2004, the Company, along with two affiliates, Corporate Property Associates 14 Incorporated and Corporate Property Associates 15 Incorporated, through a limited partnership, UH Storage (DE) Limited Partnership ("UH Storage"), in which the Company owns a 30.77% limited partnership interest, purchased 78 retail self-storage and truck rental facilities and entered into master lease agreements with two lessees that operate the facilities under the U-Haul brand name. The self-storage facilities are leased to Mercury Partners, LP and the truck rental facilities are leased to U-Haul Moving Partners, Inc.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     Summarized financial information of UH Storage is as follows:



                                                              DECEMBER 31,
                                                                  2004
                                                              ------------
Assets (primarily real estate)..............................   $ 350,882
Liabilities (primarily mortgage notes payable)..............    (219,753)
                                                               ---------
Partners' and members' equity...............................   $ 131,129
                                                               =========
Company's share of equity investees' net assets.............   $  40,596
                                                               =========



                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2004
                                                              ------------
Revenues (primarily rental income)..........................    $19,197
Expenses (primarily depreciation)...........................     (5,486)
Other interest income.......................................          4
Interest expense............................................     (8,066)
                                                                -------
Net income..................................................    $ 5,649
                                                                =======
Company's share of net income from equity investment........    $ 1,723
                                                                =======



     The Company also owns interests in single-tenant net-leased properties leased to corporations through noncontrolling interests in partnerships and limited liability companies in which its ownership interests are 50% or less and the Company exercises significant influence. The underlying investments are owned with affiliates that have similar investment objectives as the Company. The ownership interests range from 35% to 50%. The lessees are Actuant Corporation, TietoEnator Plc. and Thales S.A. (see Note 7).



     Summarized financial information of the above mentioned equity investees are as follows:



                                                                            FOR THE PERIOD
                                                                            FROM INCEPTION
                                                                            (JUNE 5, 2003)
                                                                              YEAR ENDED
                                                                               THROUGH
                                                             DECEMBER 31,    DECEMBER 31,
                                                                 2004            2003
                                                             ------------   --------------
Assets (primarily real estate).............................   $ 249,920        $17,575
Liabilities (primarily mortgage notes payable).............    (185,665)          (635)
                                                              ---------        -------
Partners' and members' equity..............................   $  64,255        $16,940
                                                              =========        =======
Company's share of equity investees' net assets............   $  25,368        $     1
                                                              =========        =======

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

                                                                            FOR THE PERIOD
                                                                            FROM INCEPTION
                                                                            (JUNE 5, 2003)
                                                              YEAR ENDED       THROUGH
                                                             DECEMBER 31,    DECEMBER 31,
                                                                 2004            2003
                                                             ------------   --------------
Revenues (primarily rental income and interest income from
  direct financing leases).................................    $ 9,874           $93
Expenses (primarily depreciation)..........................     (3,720)           --
Other interest income......................................         65            --
Interest expense...........................................     (4,059)           --
                                                               -------           ---
Net income.................................................    $ 2,160           $93
                                                               =======           ===
Company's share of net income from equity investments......    $   617           $--
                                                               =======           ===



7.  ACQUISITIONS OF REAL ESTATE INTERESTS:



     A summary of the properties (real estate accounted for under the operating method and net investment in direct financing leases), equity investments, real estate under construction and mortgage note receivable acquired in 2004 is as follows:



  Properties Acquired:



                                                                              INITIAL
                                                                              ANNUAL                  ANNUAL
                                                                            CONTRACTUAL   MORTGAGE     DEBT      DATE(S)
LEASE OBLIGOR:                          COST             LOCATION              RENT       FINANCING   SERVICE   ACQUIRED
--------------                         -------           --------           -----------   ---------   -------   ---------
Polestar Petty Ltd.(1)...............  $27,921   Leeds, United Kingdom        $2,116       $18,840    $1,354     5/5/2004
Castle Rock Industries, Inc. ........   13,765   Chandler, AZ and              1,328         9,300       770     6/1/2004
                                                   Englewood, CO
Foss Manufacturing Company, Inc. ....   32,171   Hampton, NH                   3,195        17,000     1,533     7/1/2004
Ply-Gem Industries, Inc.(1)..........   37,885   Kearney, MO;                  3,510        21,186     1,812    8/27/2004
                                                   Martinsburg, WV;
                                                   Valencia, PA; Toledo,
                                                   OH; York, NE;
                                                   FairBluff, NC; Rockey
                                                   Mountain, VA; Alberta,
                                                   Canada
Xpedite Systems, Inc. ...............   15,522   Tinton Falls, NJ              1,395        10,250       820    9/16/2004



     On December 27, 2004, the Company completed the purchase of land and buildings located in Vantaa (Helsinki), Finland for $20,832 (based on the exchange rate of the Euro on the date of acquisition) and Linkoping, Sweden for $10,075 (based on the exchange rate of the Swedish Kroner on the date of acquisition) and entered into net lease agreements with Plantasjen ASA ("Plantasjen").



     The Vantaa lease has an initial term of 20 years with two 10-year renewal options and provides for initial annual rent of $1,462 (based on the exchange rate on the date of acquisition). The Linkoping lease has an initial term of 25 years with two 10-year renewal options and provides for initial annual rent of $699 (based on the exchange rate on the date of acquisition). Both leases provide for annual rent increases based on increases in the cost of living index of each respective country.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     The Company obtained limited recourse mortgage loans of $13,575 and $6,355 (based on the exchange rates as of the date of acquisition) in connection with the acquisition of the Helsinki and Linkoping properties, respectively. The Helsinki and Linkoping mortgage loans provide for payments of principal and interest at annual interests rates of 4.81% and 5.25%, respectively, with quarterly payments of principal and interest. The loans have a 10-year term with principal amortizing 2% annually over the mortgage terms.



  Equity Investments Acquired:



                                                             INITIAL
                                                             ANNUAL                  ANNUAL
                                                           CONTRACTUAL   MORTGAGE     DEBT      DATE(S)
LEASE OBLIGOR:             COST           LOCATION            RENT       FINANCING   SERVICE   ACQUIRED
--------------            -------         --------         -----------   ---------   -------   ---------
Mercury Partners, LP
  and U-Haul Moving
  Partners, Inc.(3).....  $96,620   78 properties            $8,782       $56,309    $4,541    4/29/2004
                                      24 states
Actuant
  Corporation(1)(2)(5)..    8,266   Kahl am Main,               798         5,680       475     6/7/2004
                                      Germany
TietoEnator Plc.(1)(6)..   39,222   Espoo, Finland            2,794        28,296     1,731     7/8/2004
Thales S.A.(1)(4).......   36,232   Guyancourt, Conflans,     3,421        26,830     2,021    7/26/2004
                                      Laval, Ymare and                                             and
                                      Aubagne, France                                           8/3/2004



  Real Estate Under Construction:



                                                        INITIAL ANNUAL            ANNUAL DEBT
                                                    -----------------------   -------------------
                                                    CONTRACTUAL   MORTGAGE               DATE(S)
LEASE OBLIGOR:              COST       LOCATION        RENT       FINANCING   SERVICE   ACQUIRED
--------------             -------     --------     -----------   ---------   -------   ---------
Huntsman LLC(6)..........  $38,025   Woodland, TX     $3,545        $  --      $  --    9/30/2004


---------------


(1) Based on the applicable foreign currency exchange rate on the dates of acquisition.



(2) The Company exercised an option, which increased its 0.01% interest in a limited partnership as a limited partner to 50% on June 7, 2004. Amounts shown represent the Company's proportionate 50% share.



(3) Amounts represent the Company's proportionate 30.77% share.



(4) Amounts shown represent the Company's proportionate 35% share.



(5) Amounts shown represent the Company's proportionate 40% share.



(6) Build-to-suit commitment. The initial annual rent is based on estimated construction costs of $36,925 and will commence when construction is completed.



  Mortgage Note Receivable Acquired:



     In December 2004, the Company acquired a $20,000 participation in a $165,000 mortgage loan collateralized by the distribution facilities of BlueLinx Holdings Inc. ("BlueLinx"). The participation represents the subordinate position in a $165,000 five-year floating rate first mortgage loan against BlueLinx's real estate portfolio. The Company's participation in the note bears annual interest at the sum of the greater of the one-month London Interbank Offering Rate plus 2% or 4.5%. The loan is

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED interest only and is initially scheduled to mature on November 9, 2007, which maturity may be extended for two 1-year periods. A balloon payment of $20,000 is due to the Company at maturity.



8. INTANGIBLES:



     In connection with its acquisition of properties, the Company has recorded net intangibles of $4,799, which are being amortized over periods ranging from 12 years to 40 years. Amortization of below-market and above-market rent intangibles is recorded as an adjustment to rental income.



     Intangibles are summarized as follows:



                                                              DECEMBER 31,
                                                                  2004
                                                              ------------
Lease intangibles
  In-place lease............................................     $3,822
  Tenant relationship.......................................      1,568
  Above-market rent.........................................        347
  Less: accumulated amortization............................       (123)
                                                                 ------
                                                                 $5,614
                                                                 ------
Below-market rent...........................................     $ (938)
  Less: accumulated amortization............................         22
                                                                 ------
                                                                 $ (916)
                                                                 ======



     Net amortization of intangibles was $101 for the year ended December 31, 2004. Scheduled annual amortization of intangibles for each of the next five years is $223.



9. MORTGAGE NOTES PAYABLE:



     Mortgage notes payable, all of which are limited recourse to the Company, are collateralized by an assignment of various leases and by real property with a carrying value of $155,756 As of December 31, 2004, mortgage notes payable had fixed interest rates ranging from 4.81% to 6.60% and maturity dates ranging from 2014 to 2024.



     Scheduled principal payments during each of the five years following December 31, 2004 are as follows:



                                                              FIXED RATE
YEAR ENDING DECEMBER 31,                                         DEBT
------------------------                                      ----------
2005........................................................   $ 1,839
2006........................................................     2,110
2007........................................................     2,276
2008........................................................     2,452
2009........................................................     2,673
Thereafter through 2024.....................................    86,341
                                                               -------
  Total.....................................................   $97,691
                                                               =======

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

10.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:



     The Company's mortgage notes payable had a carrying value of $97,961 and a fair value of $96,377 at December 31, 2004. The fair value of the Company's mortgage note receivable of $20,291 at December 31, 2004 approximated its carrying value. The fair value of the Company's marketable securities of $69,900 and other assets and liabilities at December 31, 2004 approximated their carrying value. The fair value of debt instruments was evaluated using a discounted cash flow model with rates that take into account the credit of the tenants and interest rate risk.



11.  DIVIDENDS:



     Dividends paid to shareholders consist of ordinary income, capital gains, return of capital or a combination thereof for income tax purposes. For the year ended December 31, 2004, dividends per share reported for tax purposes were as follows:



                                                              2004
                                                              ----
Ordinary income.............................................  $.34
Return of capital...........................................   .12
                                                              ----
                                                              $.46



12.  COMMITMENTS AND CONTINGENCIES



     The Company is liable for certain expenses of the Offering, which include filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering. The Company is reimbursing Carey Financial or one of its affiliates for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial's employees or those of one of its affiliates relating to the Offering. Total underwriting compensation with respect to the Offering may not exceed 10% of gross proceeds of the Offering. The Advisor has agreed to be responsible for the payment of (i) organization and offering expenses (excluding selling commissions and selected dealer fees paid and expenses reimbursed to the sales agent and selected dealers) which exceed 4% of the gross proceeds of the Offering and (ii) organization and offering expenses (including selling commissions, fees and fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of the Offering. The total costs paid by the Advisor were $11,654 through December 31, 2004, of which the Company has reimbursed $8,997. Unreimbursed costs are included in due to affiliates in the accompanying consolidated financial statements.



     Total costs paid by the Advisor as of December 31, 2004, in connection with the Company's filing of a registration statement for a second offering (see Note
1) with the SEC were $424, which has not been reimbursed.



13.  SEGMENT INFORMATION



     The Company currently operates in one business segment with domestic and foreign investments. The Company acquired its first foreign real estate investments in December 2003.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

     For 2004, geographic information for the real estate operations segment is as follows:



                                                         DOMESTIC   FOREIGN(1)    TOTAL
                                                         --------   ----------   --------
Revenues...............................................  $  3,893    $ 1,883     $  5,776
Operating expenses.....................................    (3,289)        (5)      (3,294)
Income from equity investments.........................     1,723        617        2,340
Interest expense.......................................    (1,112)      (892)      (2,004)
Other, net(2)..........................................     2,268         38        2,306
                                                         --------    -------     --------
Net income.............................................  $  3,483    $ 1,641     $  5,124
                                                         ========    =======     ========
Total assets...........................................  $514,013    $71,499     $585,512
Total long-lived assets................................   169,898     67,430      237,328


---------------


(1) Consists of operations in the European Union and Canada.



(2) Consists of other interest income and gains on foreign currency transactions.



14.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)



                                                       THREE MONTHS ENDED
                                      ----------------------------------------------------
                                      MARCH 31,   JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                        2004        2004          2004            2004
                                      ---------   ---------   -------------   ------------
Revenues............................  $      --   $     447     $   2,160      $   3,169
Operating expenses..................        127         419         1,121          1,627
Net (loss) income...................        (33)        515         1,748          2,894
(Loss) earnings per
  share -- basic....................      (0.01)       0.03          0.05           0.14
Dividends declared per share........   0.112476    0.112931      0.115460       0.116012



                                                              THREE MONTHS
                                                                 ENDED
                                                              DECEMBER 31,
                                                                2003(1)
                                                              ------------
Revenues....................................................     $   --
Expenses....................................................         42
Net loss....................................................        (42)
Net loss per share -- Basic.................................     $(2.08)
Dividends declared per share................................        N/A


---------------


(1) The Company was formed in June 2003 and commenced operations in December
    2003.



15.  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)



     The following consolidated pro forma financial information has been presented as if the Company's acquisitions made during 2004 had occurred on January 1, 2004 for the year ended December 31, 2004 and June 5, 2003 (inception) for the period ended December 31, 2003. The pro forma financial

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED information is not necessarily indicative of what the actual results would have been, nor does it purport to represent the results of operations for future periods.



                                                                            FOR THE PERIOD
                                                                            FROM INCEPTION
                                                                            (JUNE 5, 2003)
                                                              YEAR ENDED        THROUGH
                                                             DECEMBER 31,    DECEMBER 31,
                                                                 2004            2003
                                                             ------------   ---------------
Pro forma total revenues...................................    $15,091          $8,424
Pro forma net income.......................................      8,590           4,602
Pro forma earnings per share:
  Basic....................................................       0.17            0.09



     For pro forma purposes, the Company's interest income, other than interest earned on a mortgage note, has been eliminated based on an assumption that substantially all cash proceeds from the Company's Offering, have been or will be invested in real estate. The Company will likely earn interest on cash generated from operations; however, it is not practicable to make such assumptions as to how much interest income would have been earned on such funds during the pro-forma periods presented.



     The pro forma weighted average shares outstanding for the period from inception (June 5, 2003) to December 31, 2003 and for the year ended December 31, 2004 was determined as if all shares issued since the inception of the Company were issued on June 5, 2003.



16.  SUBSEQUENT EVENTS:



  Acquisitions



     On January 3, 2005, the Company purchased a property in Southfield, Michigan for $18,732 and entered into a net lease agreement with HMS Healthcare, Inc. ("HMS") for 81.65% of the leaseable space of the property and assumed two leases with existing tenants for the remaining 18.35% of the leaseable space. The lease with HMS has an initial term of 20 years with two 10-year renewal options. The HMS lease provides for initial annual rent of $1,228 with stated rent increases of 6.903% every third year. The assumed leases provide for initial annual rent of $318 and $63, respectively, and expire in December 2005 and December 2010, respectively.



     On January 3, 2005, the Company and CPA(R):15, through 40% and 60% interests, respectively, in a limited liability company, purchased a property in Helsinki, Finland for $113,287 (based on the exchange rate of the Euro on the date of acquisition) and entered into a net lease with Pohjola Non-Life Insurance Company. The lease has an initial term of 10 years 5 months with a 5-year renewal option and provides for initial annual rent of $8,128 with annual rent increases based on increases in the Finnish CPI. In connection with the purchase, the limited liability company obtained a limited recourse mortgage loan of $84,663 at a fixed annual interest rate of 4.59% through February 2007 and 4.57%, thereafter. The loan matures in January 2015 at which time a balloon payment is scheduled.



     On January 14, 2005, the Company purchased a property in Cynthiana, Kentucky for $7,366 and entered into a net lease agreement with Clean Earth Kentucky, LLC. The lease has an initial term of 20 years with two 10-year renewal options and provides for initial annual rent of $711 with annual rent increases based on increases in the CPI. In connection with the purchase, the Company obtained a limited recourse mortgage loan of $4,550 with a fixed annual interest rate of 6.08%. The loan matures in February 2025 at which time a balloon payment is scheduled.



     On January 18, 2005, the Company purchased a property located in Buffalo Grove, Illinois for $16,469 and entered into a net lease agreement with Precise Technology Group, Inc. The lease has an

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED initial term of 20 years with two 10-year renewal options and provides for initial annual rent of $1,448 with increases every two years based on increases in the CPI.



     On January 28, 2005, the Company purchased properties in Lamlukka and Bangpa-In, Thailand for $23,689 (based on the exchange rate of the Thai baht on the date of acquisition) and entered into net lease agreements with LFD Manufacturing Limited and IDS Logistics (Thailand) Limited. The leases are guaranteed by the parent, IDS Group Limited. The Company is committed to funding expansions, at the option of the lessee of $6,057. The transaction is structured so that the Company owns 49% of the subsidiary that purchased the properties but receives substantially all of the economic benefits and risks of ownership of the property. The lease has an initial term of 15 years with a 5-year renewal option and provides for initial annual rent of $1,495 with rent increases every three years based on increases in the cost of living index of the respective country.



     In connection with the acquisition, the Company obtained a limited recourse mortgage loan of $11,440. Interest on the mortgage loan is at an annual fixed interest rate of 7.15%. The loan matures in July 2018 at which time a balloon payment is scheduled. In the event the expansion takes place, the Company has the ability to increase its borrowing under the loan facility by $3,900 to partially fund the expansion, at substantially the same terms as the original borrowing.



     On January 31, 2005, the Company purchased a mortgage note receivable of $12,740, collateralized by distribution and storage facilities of Reyes Holdings L.L.C.



     On February 4, 2005, the Company purchased properties in Sunnyvale, California and Allen, Texas for $29,292 and entered into a net lease agreement with Finisar Corporation for an initial term of 15 years with two 10 year renewal options and which provides for initial annual rent of $2,951 with stated annual rent increases of 2.25%. In connection with this purchase, the Company obtained a limited recourse mortgage loan of $17,000 at a fixed annual interest rate of 5.96%. The loan matures in March 2020 at which time a balloon payment is scheduled.



     On February 9, 2005, the Company purchased a property in Shelby, North Carolina for $7,437 and entered into a net lease agreement with MetalsAmerica, Inc. The lease has an initial term of 20 years with two ten year renewal options and provides for initial annual rent of $651. In connection with this purchase, the Company obtained a limited recourse mortgage loan of $4,000 with a fixed annual interest rate of 5.84%. The loan matures in March 2025.



     On February 25, 2005, the Company purchased properties in Fernley, Nevada; Gainesville, Texas; Sandersville, Georgia and Erwin, Tennessee for $8,714 and entered into a net lease with PolyPipe, Inc. The lease has an initial term of 20 years, with two ten-year renewal options and provides for initial annual rent of $787.



     On March 1, 2005, the Company purchased property in Piscataway, New Jersey for $119,970 and entered into a net lease with Telcordia Technologies, Inc. The lease has an initial term of 18.5 years and provides for initial annual rent of $8,913. Limited recourse mortgage financing of $79,686 was obtained in connection with this purchase.



  Proposed Acquisitions



     On February 28, 2005, the Company and CPA(R):15, through 25% and 75% interests, respectively, in a limited liability company, entered into a purchase and sales agreement with Hellweg Die Profi-Baumarkte GMBH to purchase up to 16 properties in Germany for up to $166,345 (based on the exchange rate of the Euro as of the date of the agreement), subject to certain due diligence procedures

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED and negotiations with the proposed lessees. There is no assurance that this purchase will be completed, and, if completed, that the actual terms will not differ from the proposed terms. To the extent that all 16 properties are purchased, initial annual rent will be $13,597 (based on the exchange rate of the Euro as of the date of the agreement). In the event that the purchase is completed, the Company and CPA(R):15 intend to seek limited recourse mortgage financing of approximately $115,223.



  Fundraising Activity



     On March 8, 2005, the Company filed an amendment to the registration statement for its Offering, to deregister all shares of its common stock that remain unissued as of March 8, 2005, pursuant to its Offering. Also registered under the registration statement were shares of the Company's common stock to be sold pursuant to its Distribution Reinvestment and Share Purchase Plan (the "Plan Shares"). The unsold Plan Shares were not deregistered by such amendment, and the Company will continue to issue and sell Plan Shares under its Distribution Reinvestment and Share Purchase Plan pursuant to the registration statement.

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 2004

                            INITIAL COST TO COMPANY

                                                                                    INCREASE IN NET
DESCRIPTION                              ENCUMBRANCES      LAND        BUILDINGS     INVESTMENT(A)
-----------                              ------------   -----------   -----------   ---------------
Operating Method:
Manufacturing facilities leased to
  Castle Rock Industries, Inc. ........  $ 9,278,751    $ 3,380,000   $ 8,884,549
Manufacturing facilities leased to Foss
  Manufacturing Company, Inc. .........   16,836,319      9,800,000    19,960,449
Office building leased to Xpedite
  Systems, Inc. .......................   10,214,809      1,700,000    12,933,861
Manufacturing facility leased to CWD
  Windows and Doors, Inc. .............    3,528,775      2,246,511                     192,080
                                         -----------    -----------   -----------      --------
                                         $39,858,654    $17,126,511   $41,778,859      $192,080
                                         ===========    ===========   ===========      ========

                GROSS AMOUNT AT WHICH CARRIED AT CLOSE OF PERIOD

                                                                                                 LIFE ON WHICH
                                                                                                DEPRECIATION IN
                                                                                                    LATEST
                                                                                                 STATEMENT OF
                                                                   ACCUMULATED        DATE         INCOME IS
DESCRIPTION               LAND        BUILDINGS       TOTAL      DEPRECIATION(D)    ACQUIRED       COMPUTED
-----------            -----------   -----------   -----------   ----------------   ---------   ---------------
Operating Method:
Manufacturing
  facilities leased
  to Castle Rock
  Industries,
  Inc. ..............  $ 3,380,000   $ 8,884,549   $12,264,549       $120,312        6/1/2004       40 yrs.
Manufacturing
  facilities leased
  to Foss
  Manufacturing
  Company, Inc. .....    9,800,000    19,960,449    29,760,449        228,713        7/1/2004       40 yrs.
Office building
  leased to Xpedite
  Systems, Inc. .....    1,700,000    12,933,861    14,633,861         94,309       9/16/2004       40 yrs.
Manufacturing
  facility leased to
  CWD Windows and
  Doors, Inc. .......    2,438,591                   2,438,591                      8/27/2004       40 yrs.
                       -----------   -----------   -----------       --------
                       $17,318,591   $41,778,859   $59,097,450       $443,334
                       ===========   ===========   ===========       ========

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 2004

                                                     INITIAL COST TO COMPANY
                                     --------------------------------------------------------   GROSS AMOUNT
                                                                                  INCREASE        AT WHICH
                                                                                (DECREASE) IN    CARRIED AT
                                                                                     NET          CLOSE OF        DATE
DESCRIPTION                          ENCUMBRANCES      LAND        BUILDINGS    INVESTMENT(A)   PERIOD TOTAL    ACQUIRED
-----------                          ------------   -----------   -----------   -------------   ------------   ----------
Direct Financing Method:
Manufacturing facility leased to
  Polestar Petty Ltd. .............  $20,138,268    $ 6,908,055   $21,012,446    $2,199,417     $30,119,918      5/5/2004
Manufacturing facility leased to
  CWD Windows and Doors, Inc. .....                                 3,467,782       272,193       3,739,975     8/27/2004
Manufacturing facilities leased to
  Ply Gem Industries, Inc. ........   17,612,429      2,980,000    29,190,524       (60,229)     32,110,295     8/27/2004
Retail stores leased to Plantasjen
  ASA..............................   20,082,220      4,279,286    26,627,554       225,062      31,131,902    12/27/2004
                                     -----------    -----------   -----------    ----------     -----------
                                     $57,832,917    $14,167,341   $80,298,306    $2,636,443     $97,102,090
                                     ===========    ===========   ===========    ==========     ===========

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

                      NOTES TO SCHEDULE III -- REAL ESTATE
                          AND ACCUMULATED DEPRECIATION

     (a) The increase (decrease) in net investment is due to the amortization of unearned income producing a constant periodic rate of return on the net investment which is more (less) than lease payments received and foreign currency translation adjustments.

     (b) At December, 2004, the aggregate cost of real estate owned by CPA(R):16-Global and its subsidiaries for Federal income tax purposes is $168,163,559

     (c)

                                                     RECONCILIATION OF REAL ESTATE ACCOUNTED FOR
                                                             UNDER THE OPERATING METHOD
                                                                  DECEMBER 31, 2004
                                                     -------------------------------------------
Balance at beginning of year.......................                  $        --
Additions..........................................                   58,905,370
Disposition........................................                           --
Foreign currency translation adjustment............                      192,080
                                                                     -----------
Balance at December 31, 2004.......................                  $59,097,450
                                                                     ===========

                                                     RECONCILIATION OF ACCUMULATED DEPRECIATION
                                                                 DECEMBER 31, 2004
                                                     ------------------------------------------
Balance at beginning of year......................                    $     --
Depreciation expense..............................                     443,334
                                                                      --------
Balance at December 31, 2004......................                    $443,334
                                                                      ========

            CORPORATE PROPERTY ASSOCIATES 16 -- GLOBAL INCORPORATED

                  SCHEDULE IV -- MORTGAGE LOANS ON REAL ESTATE
                            AS OF DECEMBER 31, 2004

                                                                                                              PRINCIPAL
                                                                                                              AMOUNT OF
                                                                                                                LOANS
                                                                                                              SUBJECT TO
                                        FINAL     PERIODIC   PERIODIC                           CARRYING      DELINQUENT
                            INTEREST   MATURITY   MATURITY   PAYMENT    PRIOR   FACE AMOUNT     AMOUNT OF    PRINCIPAL OR
DESCRIPTION                   RATE     DATE(1)      DATE      TERMS     LIENS   OF MORTGAGES    MORTGAGES      INTEREST
-----------                 --------   --------   --------   --------   -----   ------------   -----------   ------------
Subordinated Mortgage --
  collaterialized by
  properties occupied by
  BlueLinx Holdings, Inc.
  or its affiliates.......  Libor %    11/9/07    Monthly    Interest   N/A     $20,000,000    $20,291,429      $  --
                            + 4.5                              Only

---------------

(1) Upon maturity, we are due a balloon payment of $20,000,000.

             NOTES TO SCHEDULE IV -- MORTGAGE LOANS ON REAL ESTATE

                                                         RECONCILIATION OF MORTGAGE LOANS ON REAL ESTATE
                                                                        DECEMBER 31, 2004
                                                         -----------------------------------------------
Balance at beginning of year...........................                    $        --
Additions..............................................                     20,300,000
Collections of principal...............................                             --
Amortization of premium................................                         (8,571)
                                                                           -----------
Balance at December 31, 2004...........................                    $20,291,429
                                                                           ===========

                                   EXHIBIT A
                            PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of the CPA(R) funds for which the Affiliates of the Advisor of CPA(R):16 - Global serve as general partners and the record of CPA(R) funds in meeting their investment objectives. These tables should be carefully reviewed by a potential investor in considering an investment in CPA(R) Global. These tables are as follows:

     Table I -- Experience in Raising and Investing Funds (on a percentage basis)
     Table II -- Compensation to Advisor
     Table III -- Operating Results of Prior Programs
     Table IV -- Results of Completed Programs
     Table V -- Sales or Dispositions of Properties

     PERSONS WHO PURCHASE SHARES IN CPA(R):16 - GLOBAL WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE CPA(R) FUNDS TO WHICH THESE TABLES RELATE. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN CPA(R):16 - GLOBAL WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE CPA(R) FUNDS. NEITHER CPA(R):16 - GLOBAL NOR ANY OF THE OTHER CPA(R) PROGRAMS IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 OR SUBJECT TO REGULATION THEREUNDER. SEE "PRIOR OFFERINGS BY AFFILIATES" ELSEWHERE IN THIS PROSPECTUS.

     The investment objectives of CPA(R):16 - Global and CPA(R) funds are similar.

     Additional information regarding prior public CPA(R) funds can be obtained from the Advisor by written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, NY 10020, (800) WP CAREY, for a copy of the most recent Annual Report filed on Form 10-K with the SEC or a copy of Table
VI -- Acquisition of Real Properties by Prior Public Programs included in Part II of the Registration Statement to which this prospectus relates, free of charge.

     The following terms used throughout the Prior Performance Tables are defined below:


          "Total acquisition cost" means the original mortgage financing at date of purchase, cash payments (equity), and prepaid items and fees related to purchase of property.


          "GAAP" means accounting principles generally accepted in the United States of America.

          "Cash generated from operations" means the excess or deficiency of partnership operating cash receipts including interest on short-term investments over partnership operating cash expenditures.

                                    TABLE I

       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2004

                             ON A PERCENTAGE BASIS


     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 2002, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) FUNDS. MORTGAGE FINANCING FOR THE CPA(R) FUNDS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.



                                                   CPA(R):14         CPA(R):15             CPA(R):16
                                                   ---------         ---------             ---------
Dollar amount offered...........................  $700,000,000     $1,090,000,000(4)    $1,100,000,000(7)
Dollar amount raised (net of discounts and
  individual advisor contributions).............   657,665,642      1,044,047,574          510,871,500
Dollar amount raised............................          100%               100%                 100%
Less offering expenses:
  Selling commissions...........................         7.40%              8.33%                7.72%
  Organization expenses.........................         3.25%              2.19%                1.76%
Reserves (working capital)......................         1.00%              1.00%                1.00%
Percent available for investment in real
  estate........................................        88.35%             88.48%               89.52%
Acquisition costs:
  Cash down payments............................        90.02%             69.31%               22.98%
  Other costs capitalized.......................          .52%              0.00%                0.00%
  Acquisition fees..............................         9.82%              8.17%(5)             3.32%
  Total acquisition costs (includes debt
     financing).................................       204.75%            214.22%               68.10%
Percent leverage (mortgage financing divided by
  total acquisition costs)......................           51%(1)              64%(1)              61%
Date offering began.............................      11/10/97(2)          11/7/01(3)         12/12/03
Length of offering (in months)..................       48 mos.            18 mos.              16 mos.
Months to invest 90% of amount available for
  investment (from beginning of offering).......       46 mos.            34 mos.                  N/A(6)


                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 11/10/99. Second offering commenced November 1999 and closed in November 2001. Remaining shares of second offering withdrawn 9/19/02.

(3) All shares from the offering of 40,000,000 shares were sold (including 109,559 shares issued subsequent to December 31, 2002). Second offering commenced March 19, 2003 and concluded on August 7, 2003.

(4) Dollar amount raised includes $690,000,000 from offering that commenced March 19, 2003.


(5) On September 1, 2004, CIP(R) and CPA(R):15 merged. The total consideration paid for CIP(R) includes cash consideration paid to CIP(R) shareholders who redeemed their interests and the issuance of CPA(R):15 stock. Acquisition fees incurred in connection with the merger were based on the portion of cash consideration paid, 44.7%.



(6) Program has not reached investment of 90% of amount available for investment.



(7) On March 8, 2005, CPA(R):16 filed an amendment to its registration statement for its offering, to deregister all shares of its common stock that remained unissued as of March 8, 2005.

                                    TABLE II

                COMPENSATION TO ADVISOR AS OF DECEMBER 31, 2004



     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the advisor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 2002. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE ADVISOR AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS." PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) FUNDS:



                                       CPA(R):12      CPA(R):14     CPA(R):15(3)(4)   CPA(R):16(7)
                                       ---------      ---------     ---------------   ------------
Date offering(s) commenced..........       2/18/94       11/10/97          2/26/01        12/12/03
Dollar amount raised (net of
  discounts and individual advisor
  contributions)....................  $282,757,082   $657,665,642   $1,044,047,574    $510,871,500
Amount to be paid to advisor from
  proceeds of offering:
  Underwriting fees(6)..............       657,122     25,295,091      109,532,422      51,491,585
  Acquisition fees -- real estate
     commissions and mortgage
     placement fees(1)..............     5,434,432     20,846,617       85,937,435      16,944,542
Other Fees(5).......................             0              0       47,432,096               0
Dollar amount of cash generated from
  operations before deducting
  payments to advisor...............   109,324,432    241,953,926      318,247,120       9,241,207
Amount paid to advisor from
  operations:
  Property management, leasing and
     asset management fees(1).......    19,815,007     43,206,859       44,690,051       1,638,401
  Reimbursements(2).................     3,769,228      8,178,564        8,423,345          49,533
Other (cash distributions to
  Advisor)..........................             0              0                0               0
Dollar amount of property sales and
  re-financing before deducting
  payments to advisor...............    32,487,739      7,433,781      222,077,708               0


                                   FOOTNOTES


(1) Represents asset management fees incurred, due to advisor and its affiliates from January 1, 2002 through December 31, 2004. No property management or leasing fees were incurred during this period.



(2) Represents reimbursements of actual costs of personnel provided by advisor and its affiliates in connection with providing management and administrative services from January 1, 2002 to December 31, 2004.



(3) Includes amounts paid under CPA(R):10 and CIP(R). On May 1, 2002 CIP(R) and CPA(R):10 merged. On September 1, 2004 CIP(R) and CPA(R):15 merged.



(4) Dollar amount raised includes $690,000,000 offering that commenced March 19, 2003 and concluded on August 7, 2003.



(5) Represents amounts paid for disposition fees in April 2002 by CPA(R):10 and in August 2004 by CIP(R).



(6) Includes commissions, selected dealers and marketing fees and all other costs, including due diligence costs, relating to the offering of shares. A substantial portion of costs reimbursed to the Advisor and Affiliates are passed through to unaffiliated broker-dealers. Amounts also include monitoring fees which have been paid subsequent to completion of an offering.



(7) On March 8, 2005, CPA(R):16 filed an amendment to its registration statement for its offering, to deregister all shares of its common stock that remained unissued as of March 8, 2005.

                              TABLE III (1 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                       CPA(R):1
                                                    ------------------------------------------------------------------------------
                                                       1979         1980         1981         1982         1983            1984
                                                    ----------   ----------   ----------   ----------   ----------      ----------
Gross Revenues....................................  $2,636,185   $3,843,588   $4,427,993   $4,376,655   $4,322,546      $4,331,105
Gain (loss) on sale of properties.................         N/A          N/A          N/A          N/A       22,180(1)          N/A
Extraordinary charge on extinguishment of debt....
Impairment charge.................................         N/A          N/A          N/A          N/A          N/A             N/A
Less:
 Operating expenses...............................     160,387      252,758      238,058      181,922      169,613         145,516
 Interest expense.................................   1,415,410    1,895,624    2,409,242    2,386,388    2,328,716       2,300,677
 Depreciation.....................................     821,484    1,275,778    1,275,792    1,275,792    1,275,792       1,272,999
Net income (loss) GAAP Basis......................     238,904      419,428      504,901      532,553      570,605         611,913
Taxable income (Loss):
 -- from operations...............................     392,689      219,214     (108,663)    (158,919)    (173,788)        (72,288)
 -- from gain (loss) on sale......................           0            0            0            0       22,180(1)            0
Cash generated from operations(8).................     985,982    1,512,434    1,504,769    1,500,263    1,438,191       1,481,113
Cash proceeds from sales..........................           0            0            0            0       60,335(1)            0
Cash generated from refinancing...................           0            0            0            0            0               0
Cash generated from operations, sales and
 refinancing......................................     985,982    1,512,434    1,504,769    1,500,263    1,498,526       1,481,113
Less: Cash distribution to investors
 -- from operating cash flow(9)...................     591,479    1,480,000    1,501,819    1,504,648    1,504,646       1,504,646
 -- from sales and refinancing....................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distribution.....................................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Less: Special items...............................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distributions and special items..................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    23.65   $    10.85   $    (5.38)  $    (7.87)  $    (8.60)     $    (3.58)
 Capital gain (loss)..............................           0            0            0            0         1.10               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       14.39        20.76        24.99        26.36        27.15           30.29
 -- Return of capital.............................       21.23        52.50        49.35        48.12        47.33           44.19
Source (on cash basis):
 -- Sales.........................................           0            0            0            0            0               0
 -- Refinancing...................................           0            0            0            0            0               0
 -- Operations....................................       35.62        73.26        74.34        74.48        74.48           74.48
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................         N/A          100%         100%         100%         100%            100%

                                                                                 CPA(R):1
                                                    ------------------------------------------------------------------
                                                       1985         1986             1987         1988         1989
                                                    ----------   -----------      ----------   ----------   ----------
Gross Revenues....................................  $4,187,199   $ 3,513,411      $6,584,410   $4,487,838   $4,167,975
Gain (loss) on sale of properties.................         N/A       (38,915)(2)         N/A          N/A     (231,288)(3)
Extraordinary charge on extinguishment of debt....
Impairment charge.................................         N/A           N/A             N/A          N/A     (300,000)(4)
Less:
 Operating expenses...............................     276,287       630,225         766,707      811,685      418,278
 Interest expense.................................   2,254,996     2,296,520       2,320,731    2,339,046    1,916,134
 Depreciation.....................................   1,266,962     1,507,133       1,520,842    1,318,492    1,159,216
Net income (loss) GAAP Basis......................     388,954      (959,382)      1,976,130       18,615      143,059
Taxable income (Loss):
 -- from operations...............................     (49,859)   (1,135,524)       (125,052)     482,093    1,175,040
 -- from gain (loss) on sale......................           0       (38,915)(2)           0            0     (538,771)(3)
Cash generated from operations(8).................   1,221,045       736,214       1,078,838    1,908,203    1,964,408
Cash proceeds from sales..........................           0       500,000(2)            0            0            0
Cash generated from refinancing...................           0             0               0            0            0
Cash generated from operations, sales and
 refinancing......................................   1,221,045     1,236,214       1,078,838    1,908,203    1,964,408
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,504,646     1,055,354       1,063,838    1,074,748    1,092,527
 -- from sales and refinancing....................           0             0               0            0            0
Cash generated (deficiency) after cash
 distribution.....................................    (283,601)      180,860          15,000       833455      871,881
Less: Special items...............................           0             0               0            0            0
Cash generated (deficiency) after cash
 distributions and special items..................    (283,601)      180,860          15,000      833,455      871,881
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    (2.47)  $    (56.21)     $    (6.19)  $    23.86   $    58.16
 Capital gain (loss)..............................           0         (1.92)              0            0       (26.67)
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       19.25             0           52.66        53.20         7.08
 -- Return of capital.............................       55.23         52.24               0            0        47.00
Source (on cash basis):
 -- Sales.........................................           0             0               0            0            0
 -- Refinancing...................................           0             0               0            0            0
 -- Operations....................................       74.48         52.24           52.66        53.20        54.08
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................         100%        98.75%          98.75%       98.75%       83.14%

                                                                                       CPA(R):1
                                                    ------------------------------------------------------------------------------
                                                       1990         1991            1992         1993         1994         1995
                                                    ----------   ----------      ----------   ----------   ----------   ----------
Gross Revenues....................................  $4,162,465   $4,093,556      $4,102,112   $4,418,370   $4,480,460   $4,830,618
Gain (loss) on sale of properties.................         N/A      (13,296)(5)         N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of debt....
Impairment charge.................................         N/A          N/A             N/A          N/A          N/A          N/A
Less:
 Operating expenses...............................     411,712      298,435         302,200      465,548      666,955      374,328
 Interest expense.................................   1,840,553    1,750,596       1,682,798    1,672,658    1,598,614    1,524,837
 Depreciation.....................................   1,044,720    1,041,634       1,059,255    1,120,162    1,106,712    1,089,758
Net income (loss) GAAP Basis......................     865,480      989,595       1,057,859    1,160,002    1,108,179    1,841,695
Taxable income (Loss):
 -- from operations...............................   1,199,289      852,971         812,956    1,098,352      930,049    1,841,051
 -- from gain (loss) on sale......................           0       52,204(5)            0            0            0            0
Cash generated from operations(8).................   1,901,459    2,062,138       2,046,299    2,291,177    2,216,472    2,666,179
Cash proceeds from sales..........................           0      160,000(5)            0            0            0            0
Cash generated from refinancing...................           0            0               0            0            0            0
Cash generated from operations, sales and
 refinancing......................................   1,901,459    2,222,138       2,046,299    2,291,177    2,216,472    2,666,179
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,162,424    1,226,667       1,242,828    1,258,990    1,269,699    1,313,535
 -- from sales and refinancing....................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distribution.....................................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Less: Special items...............................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items..................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    59.36   $    42.22      $    40.24   $    54.37   $    46.04   $    91.13
 Capital gain (loss)..............................           0            0               0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       42.84        48.98           52.36        57.42        54.85        65.02
 -- Return of capital.............................       14.70        11.74            9.16         4.90         8.00            0
Source (on cash basis):
 -- Sales.........................................           0            0               0            0            0            0
 -- Refinancing...................................           0            0               0            0            0            0
 -- Operations....................................       57.54        60.72           61.52        62.32        62.85        65.02
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................       83.14%       82.74%          82.74%       82.74%       82.74%       82.74%

                                                             CPA(R):1
                                                    --------------------------
                                                       1996            1997
                                                    ----------      ----------
Gross Revenues....................................  $4,589,145      $4,825,055
Gain (loss) on sale of properties.................     (22,871)(5)     607,861(7)
Extraordinary charge on extinguishment of debt....    (255,438)(6)          --
Impairment charge.................................         N/A             N/A
Less:
 Operating expenses...............................     388,484       1,104,473
 Interest expense.................................   1,280,995       1,062,706
 Depreciation.....................................     969,570         905,816
Net income (loss) GAAP Basis......................   1,671,787       2,359,921
Taxable income (Loss):
 -- from operations...............................   1,540,197       2,256,416
 -- from gain (loss) on sale......................     153,615         630,826
Cash generated from operations(8).................   2,826,531       2,820,490
Cash proceeds from sales..........................     355,958       1,042,200
Cash generated from refinancing...................           0               0
Cash generated from operations, sales and
 refinancing......................................   3,182,489       3,862,690
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,417,554       1,977,926
 -- from sales and refinancing....................                           0
Cash generated (deficiency) after cash
 distribution.....................................   1,764,935       1,884,764
Less: Special items...............................           0               0
Cash generated (deficiency) after cash
 distributions and special items..................   1,764,935       1,884,764
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    76.24          111.69
 Capital gain (loss)..............................        7.60           31.23
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       70.17           97.91
 -- Return of capital.............................           0               0
Source (on cash basis):
 -- Sales.........................................           0               0
 -- Refinancing...................................           0               0
 -- Operations....................................       70.17           97.91
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................       82.46%          81.44%

                              TABLE III (2 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                            CPA(R):2
                                                              --------------------------------------------------------------------
                                                                 1980            1981            1982         1983         1984
                                                              ----------      ----------      ----------   ----------   ----------
Gross Revenues..............................................  $1,658,322      $4,092,794      $6,422,836   $9,793,731   $9,895,531
Gain (loss) on sale of properties...........................         N/A             N/A             N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A             N/A             N/A          N/A          N/A
Impairment charge
Less:
 Operating expenses.........................................     181,613         291,223         290,558      307,165      346,920
 Interest expense...........................................     197,038         606,089       3,341,880    6,511,201    6,349,960
 Depreciation...............................................      14,421         127,460         157,900      154,909      154,909
Net income-GAAP Basis.......................................   1,265,250       3,068,022       2,632,498    2,820,456    3,043,742
Taxable income (Loss):
 -- from operations.........................................     630,885       2,003,000          (9,093)  (1,168,795)    (885,102)
 -- from gain on sale.......................................           0               0               0            0            0
 -- from extraordinary charge...............................           0               0               0            0            0
Cash generated from operations(3)...........................   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Cash generated from sales...................................           0               0               0            0            0
Cash generated from refinancing.............................           0               0               0            0            0
Cash generated from operations, sales and refinancing.......   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................     473,028       2,229,443       2,440,555    2,525,000    2,547,000
 -- from sales and refinancing..............................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Less: Special items.........................................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    48.95      $    72.11      $     (.33)  $   (42.08)  $   (30.78)
 Capital gain (loss)........................................           0               0               0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       36.70           80.25           87.86        90.90        91.70
  -- Return of capital......................................           0               0               0            0            0
 Source (on cash basis):
  -- Sales..................................................           0               0               0            0            0
  -- Refinancing............................................           0               0               0            0            0
 -- Operations..............................................       36.70           80.25           87.86        90.90        91.70
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         N/A             N/A             100%         100%         100%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1985         1986            1987         1988         1989
                                                              ----------   ----------      ----------   ----------   -----------
Gross Revenues..............................................  $9,960,370   $9,954,236      $9,694,869   $9,754,664   $10,013,889
Gain (loss) on sale of properties...........................         N/A      920,577(1)          N/A          N/A           N/A
Extraordinary charge on extinguishment of debt..............         N/A     (894,945)(2)         N/A          N/A           N/A
Impairment charge
Less:
 Operating expenses.........................................     364,373      393,350         480,635      489,806       540,777
 Interest expense...........................................   6,307,664    4,916,744       4,204,623    4,074,729     3,856,045
 Depreciation...............................................     155,782      314,560         475,162      475,162       479,598
Net income-GAAP Basis.......................................   3,132,551    4,355,214       4,534,449    4,714,967     5,137,469
Taxable income (Loss):
 -- from operations.........................................    (532,969)     260,572       1,604,613    1,997,924     2,600,538
 -- from gain on sale.......................................           0    2,035,116(1)            0            0             0
 -- from extraordinary charge...............................           0     (239,948)(2)           0            0             0
Cash generated from operations(3)...........................   2,881,848    4,325,850       5,084,085    5,096,066     5,502,770
Cash generated from sales...................................           0    5,441,434(1)            0            0             0
Cash generated from refinancing.............................           0            0               0            0             0
Cash generated from operations, sales and refinancing.......   2,881,848    9,767,284       5,084,085    5,096,066     5,502,770
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   2,657,778    3,691,774       3,435,000    3,506,667     3,645,000
 -- from sales and refinancing..............................           0    4,950,000               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Less: Special items.........................................           0            0               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   (19.19)  $      .73      $    57.77   $    71.93   $     93.62
 Capital gain (loss)........................................           0        73.27               0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       95.68       156.79          123.66       126.24        131.22
  -- Return of capital......................................           0       156.11               0            0             0
 Source (on cash basis):
  -- Sales..................................................           0       180.00               0            0             0
  -- Refinancing............................................           0            0               0            0             0
 -- Operations..............................................       95.68       132.90          123.66       126.24        131.22
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         100%       93.24%          93.24%       93.24%        93.24%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1990         1991         1992         1993             1994
                                                              ----------   ----------   ----------   -----------      ----------
Gross Revenues..............................................  $9,732,269   $9,756,071   $9,763,695   $ 6,665,727      $5,161,447
Gain (loss) on sale of properties...........................         N/A          N/A          N/A     8,377,679(5)       23,451(7)
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A      (520,979)(6)         N/A
Impairment charge                                                                                       (841,889)(8)    (445,551)(9)
Less:
 Operating expenses.........................................     685,927      691,505      983,060       846,569         911,755
 Interest expense...........................................   3,771,706    3,595,406    3,337,825     2,142,199       1,593,880
 Depreciation...............................................     480,393      478,388      476,279       501,762         501,657
Net income-GAAP Basis.......................................   4,794,243    4,990,772    4,966,531    10,190,008       1,732,055
Taxable income (Loss):
 -- from operations.........................................   2,461,101    2,874,398    3,574,899     1,924,220       1,368,123
 -- from gain on sale.......................................           0            0            0    21,777,693          40,237
 -- from extraordinary charge...............................           0            0            0             0               0
Cash generated from operations(3)...........................   5,298,252    5,389,873    5,513,940     3,977,769       2,770,535
Cash generated from sales...................................           0            0            0    15,972,862         124,615
Cash generated from refinancing.............................           0            0            0             0               0
Cash generated from operations, sales and refinancing.......   5,298,252    5,389,873    5,513,940    19,950,631       2,895,150
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   3,773,333    3,832,222    3,898,333     2,691,111       1,458,890
 -- from sales and refinancing..............................           0            0            0    14,300,312               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Less: Special items.........................................           0            0            0             0               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    88.60   $   103.48   $   128.70   $     69.27      $    49.25
 Capital gain (loss)........................................           0            0            0        784.00            1.45
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................      135.84       137.96       140.34        366.84           52.52
  -- Return of capital......................................           0            0            0        250.04            0.00
 Source (on cash basis):
  -- Sales..................................................           0            0            0        520.00               0
  -- Refinancing............................................           0            0            0             0               0
 -- Operations..............................................      135.84       137.96       140.34         96.88           52.52
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       93.24%       93.24%       93.24%        61.97%          61.65%

                                                                            CPA(R):2
                                                              ------------------------------------
                                                                 1995         1996         1997
                                                              ----------   ----------   ----------
Gross Revenues..............................................  $5,185,804   $4,590,963   $4,919,703
Gain (loss) on sale of properties...........................         N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A
Impairment charge
Less:
 Operating expenses.........................................     718,035      735,018      857,919
 Interest expense...........................................   1,351,797      731,843      542,304
 Depreciation...............................................     519,891      499,320      519,460
Net income-GAAP Basis.......................................   2,596,081    2,624,782    3,000,020
Taxable income (Loss):
 -- from operations.........................................   5,114,606    1,967,557    2,683,925
 -- from gain on sale.......................................           0            0            0
 -- from extraordinary charge...............................           0            0            0
Cash generated from operations(3)...........................   6,164,009    2,791,872    3,365,082
Cash generated from sales...................................           0            0            0
Cash generated from refinancing.............................           0            0            0
Cash generated from operations, sales and refinancing.......   6,164,009    2,791,872    3,365,082
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   1,491,667    2,303,728    2,167,890
 -- from sales and refinancing..............................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Less: Special items.........................................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   184.46   $    70.96   $    96.80
 Capital gain (loss)........................................           0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       53.72        83.09        78.19
  -- Return of capital......................................           0            0            0
 Source (on cash basis):
  -- Sales..................................................           0            0            0
  -- Refinancing............................................           0            0            0
 -- Operations..............................................       53.72        83.09        78.19
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       61.65%       61.65%       61.65%

                              TABLE III (3 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase or Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                             CPA(R):3
                                          ------------------------------------------------------------------------------
                                            1981            1982         1983         1984         1985         1986
                                          ---------      ----------   ----------   ----------   ----------   -----------
Gross Revenues..........................  $ 173,916      $7,746,826   $8,618,753   $8,798,595   $8,792,622   $ 8,720,462
Gain (loss) on sale of properties.......        N/A             N/A          N/A          N/A          N/A       540,765(1)
Extraordinary charges on extinguishment
 of debt................................        N/A             N/A          N/A          N/A          N/A    (1,256,013)(2)
Impairment charge.......................        N/A             N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................     54,011         384,169      369,246      506,660      502,562       496,570
 Interest expense.......................     60,855       4,224,538    4,341,435    3,921,936    3,845,445     3,296,710
 Depreciation...........................          0               0            0            0            0        20,502
Net Income-GAAP Basis...................     59,050       3,138,119    3,908,072    4,369,999    4,444,615     4,191,432
Taxable income (Loss):
 -- from operations.....................   (190,312)       (516,798)    (194,879)     277,458      375,653       708,829
 -- from gain on sale...................          0               0            0            0            0     3,373,025(1)
 -- from extraordinary charge...........          0               0            0            0            0      (852,511)(2)
Cash generated from operations(3).......     41,249       2,698,796    3,523,610    3,979,272    3,995,421     5,009,304
Cash generated from sales...............          0               0            0            0            0     5,302,208(1)
Cash generated from refinancing.........          0               0            0            0            0             0
Cash generated from other...............          0               0            0            0            0             0
Cash generated from operations, sales,
 refinancing and other..................     41,249       2,698,796    3,523,610    3,979,272    3,995,421    10,311,512
Less: Cash distribution to investors:
 -- from operating cash flow(4).........          0       1,906,688    3,388,225    3,787,592    3,889,970     4,125,001
 -- from sales and refinancing..........          0               0            0            0            0             0
 -- other...............................          0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions..........................     41,249         792,108      135,385      191,680      105,451     6,186,511
Less: Special items.....................          0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........     41,249         792,108      135,385      191,680      105,451     6,186,511
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $  (25.06)     $   (19.36)  $    (5.79)  $     8.24   $    11.16   $     (3.21)
 Capital gain...........................          0               0            0            0            0        101.19
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................          0           71.42       100.62       112.48       116.52        122.50
  -- Return of capital..................          0               0            0            0            0             0
Source (on cash basis):
 -- Sales...............................          0               0            0            0            0             0
 -- Refinancing.........................          0               0            0            0            0             0
 -- Other...............................          0               0            0            0            0             0
 -- Operations..........................          0           71.42       100.62       112.48       116.52        122.50
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        N/A             N/A          100%         100%         100%        84.41%

                                                                            CPA(R):3
                                          -----------------------------------------------------------------------------
                                             1987          1988         1989         1990         1991         1992
                                          -----------   ----------   ----------   ----------   ----------   -----------
Gross Revenues..........................  $ 8,394,566   $8,582,478   $8,774,232   $8,713,691   $8,669,175   $ 8,478,263
Gain (loss) on sale of properties.......          N/A          N/A          N/A          N/A          N/A           N/A
Extraordinary charges on extinguishment
 of debt................................          N/A          N/A          N/A          N/A          N/A           N/A
Impairment charge.......................          N/A          N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................      583,208      568,793      622,281      713,979      855,729     1,533,036
 Interest expense.......................    2,459,640    2,376,215    2,332,100    2,184,359    2,073,632     1,936,878
 Depreciation...........................      108,357      108,208      108,911      108,434      108,272       108,132
Net Income-GAAP Basis...................    5,243,361    5,529,262    5,710,940    5,706,919    5,631,542     4,900,217
Taxable income (Loss):
 -- from operations.....................    2,492,141    2,938,913    3,240,014    3,295,198    3,439,197     5,452,217
 -- from gain on sale...................            0            0            0            0            0             0
 -- from extraordinary charge...........            0            0            0            0            0             0
Cash generated from operations(3).......    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639     5,252,425
Cash generated from sales...............            0            0            0            0            0             0
Cash generated from refinancing.........            0            0            0            0            0             0
Cash generated from other...............            0            0            0            0            0     8,533,614(5)
Cash generated from operations, sales,
 refinancing and other..................    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639    13,786,039
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,073,945    3,830,020    4,131,061    4,469,143    4,649,632     4,925,081
 -- from sales and refinancing..........    5,280,000            0            0            0            0             0
 -- other...............................            0            0            0            0            0     3,333,333(5)
Cash generated (deficiency) after cash
 distributions..........................   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007     5,527,625
Less: Special items.....................            0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007     5,527,625
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $     74.01   $    87.28   $    96.22   $    97.86   $   102.13   $    161.91
 Capital gain...........................            0            0            0            0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       155.71       113.74       122.68       132.72       138.08        145.52
  -- Return of capital..................       123.68            0            0            0            0        100.74
Source (on cash basis):
 -- Sales...............................        160.0            0            0            0            0             0
 -- Refinancing.........................            0            0            0            0            0             0
 -- Other...............................            0            0            0            0            0        100.00(5)
 -- Operations..........................       119.39       113.74       122.68       132.72       138.08        146.26
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%       84.41%       84.41%       84.41%       84.41%        84.41%

                                                                            CPA(R):3
                                          ----------------------------------------------------------------------------
                                             1993             1994            1995             1996            1997
                                          -----------      ----------      -----------      ----------      ----------
Gross Revenues..........................  $ 7,554,227      $7,391,852      $ 7,249,265      $5,730,082      $8,104,707
Gain (loss) on sale of properties.......          N/A             N/A              N/A             N/A             N/A
Extraordinary charges on extinguishment
 of debt................................          N/A             N/A              N/A             N/A             N/A
Impairment charge.......................   (1,302,318)(6)    (697,325)(7)     (146,184)(8)         N/A             N/A
Other income............................                                    11,499,176(9)          N/A             N/A
Less:
 Operating expenses.....................    1,441,186       1,719,172        1,173,053       1,031,997       1,227,688
 Interest expense.......................    1,734,434       1,602,175        1,255,047          75,158          17,744
 Depreciation...........................      147,229         158,367          198,590         188,893         215,272
Net Income-GAAP Basis...................    2,929,060       3,214,813       15,975,567       4,434,034       6,644,003
Taxable income (Loss):
 -- from operations.....................    5,504,655       4,461,854       23,951,874       2,988,189       5,502,953
 -- from gain on sale...................            0               0                0         157,910               0
 -- from extraordinary charge...........            0               0                0               0               0
Cash generated from operations(3).......    4,387,721       4,647,375       12,917,577       3,906,606       4,587,044
Cash generated from sales...............            0               0        5,435,869(9)    1,853,816(10)           0
Cash generated from refinancing.........            0               0                0               0               0
Cash generated from other...............    2,260,792       2,286,195                0               0               0
Cash generated from operations, sales,
 refinancing and other..................    6,648,513       6,933,570       18,353,446       5,760,422       4,587,044
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,606,531       4,656,367        4,722,367       3,319,280       4,214,958
 -- from sales and refinancing..........            0               0                0               0               0
 -- other...............................            0               0        8,000,000               0               0
Cash generated (deficiency) after cash
 distributions..........................    2,041,982       2,277,203        5,631,079       2,441,142         372,086
Less: Special items.....................            0               0                0               0               0
Cash generated (deficiency) after cash
 distributions and special items........    2,041,982       2,277,203        5,361,079       2,441,142         372,086
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $    163.47      $   132.50      $    711.33      $    88.74      $   163.42
 Capital gain...........................            0               0                0            4.69               0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        86.98           95.47           376.83           98.57          125.17
  -- Return of capital..................        48.83           41.82                0               0               0
Source (on cash basis):
 -- Sales...............................            0               0                0               0               0
 -- Refinancing.........................            0               0                0               0               0
 -- Other...............................            0               0                0               0               0
 -- Operations..........................       135.81          137.29           376.83           98.57          125.17
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%          84.41%           84.41%          68.83%          68.83%

                              TABLE III (4 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):4
                                               -------------------------------------------------------------------------------
                                                 1982        1983         1984          1985          1986            1987
                                               --------   ----------   -----------   -----------   -----------     -----------
Gross Revenues...............................  $  5,916   $7,136,840   $10,976,004   $10,950,473   $10,021,241     $ 8,733,350
Gain (loss) on sale of properties............       N/A          N/A           N/A           N/A     1,454,064(1)          N/A
Extraordinary gain...........................       N/A          N/A           N/A           N/A           N/A             N/A
Impairment charge............................       N/A          N/A           N/A           N/A    (2,266,656)(2)         N/A
Extraordinary charge on extinguishment of
 debt........................................       N/A          N/A           N/A           N/A           N/A             N/A
Other........................................       N/A          N/A           N/A           N/A           N/A             N/A
Less:
 Operating expenses..........................     9,137      274,260       245,150       278,838       529,941         566,780
 Interest expense............................     5,784    3,180,356     5,453,442     5,395,023     5,149,287       4,101,592
 Depreciation................................     1,302      346,155       808,870       828,303     1,059,071       1,628,118
Net Income (Loss)-GAAP Basis.................   (10,307)   3,336,069     4,468,542     4,448,309     2,470,350       2,436,860
Taxable Income (Loss):
 -- from operations..........................    (2,604)     781,413      (281,447)      (98,623)     (402,328)       (433,637)
 -- from gain on sale........................         0            0             0             0     4,047,994(1)            0
 -- from extraordinary charge                         0            0             0             0             0               0
 -- other....................................         0            0             0             0             0               0
Cash generated from operations(6)............    (3,135)   3,471,621     4,787,836     4,728,701     4,857,156       4,115,421
Cash generated from sales....................         0            0             0             0     4,483,969(1)            0
Cash generated from refinancing..............         0            0             0             0             0               0
Cash generated from other....................         0            0             0             0             0               0
Cash generated from operations, sales,
 refinancing and other.......................    (3,135)   3,471,621     4,787,836     4,728,701     9,341,125       4,115,421
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............         0    2,345,537     4,565,144     4,603,376     4,639,789       4,594,265
 -- from sales and refinancing...............         0            0             0             0             0       1,711,359
Cash generated (deficiency) after cash
 distributions...............................    (3,135)   1,126,084       222,692       125,325     4,701,336      (2,190,203)
Less: Special items..........................         0            0             0             0             0               0
Cash generated (deficiency) after cash
 distributions and special items.............    (3,135)   1,126,084       222,692       125,325     4,701,336      (2,190,203)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $      0   $    21.01   $     (6.18)  $     (2.17)  $     (8.84)    $     (9.52)
 Other.......................................         0            0             0             0             0               0
 Capital gain................................         0            0             0             0         88.94               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................         0        63.06         98.18         97.73         54.28           53.53
 -- Return of capital........................         0            0          2.12          3.41         47.66           87.02
 Source (on cash basis):
 -- Sales....................................         0            0             0             0             0           40.00
 -- Refinancing..............................         0            0             0             0             0               0
 -- Operations...............................         0        63.06        100.30        101.14        101.94          100.55
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       N/A          N/A           100%          100%        85.20%          85.20%

                                                                             CPA(R):4
                                               ---------------------------------------------------------------------
                                                  1988           1989           1990            1991         1992
                                               ----------     ----------     -----------     ----------   ----------
Gross Revenues...............................  $9,117,527     $9,393,587     $ 9,694,000     $9,653,180   $9,959,144
Gain (loss) on sale of properties............         N/A            N/A             N/A            N/A          N/A
Extraordinary gain...........................         N/A            N/A       2,080,304(3)         N/A          N/A
Impairment charge............................         N/A            N/A      (2,080,304)(2)        N/A          N/A
Extraordinary charge on extinguishment of
 debt........................................    (160,000)(4)    (70,266)(5)         N/A            N/A          N/A
Other........................................         N/A            N/A             N/A            N/A      (44,308)(7)
Less:
 Operating expenses..........................     538,523        614,235         752,499        790,950    1,647,627
 Interest expense............................   3,805,805      3,552,960       3,504,016      3,441,293    3,309,359
 Depreciation................................   1,468,317      1,243,008       1,207,776      1,184,801    1,259,693
Net Income (Loss)-GAAP Basis.................   3,144,882      3,913,118       4,229,709      4,236,136    3,698,157
Taxable Income (Loss):
 -- from operations..........................     561,034      1,408,950       1,518,550      1,702,996    1,737,637
 -- from gain on sale........................           0              0               0              0            0
 -- from extraordinary charge                    (160,000)(4)    (70,266)(5)           0              0            0
 -- other....................................           0              0               0              0      (14,801)(7)
Cash generated from operations(6)............   4,763,309      5,289,802       5,611,039      5,479,320    5,071,063
Cash generated from sales....................           0              0               0              0            0
Cash generated from refinancing..............           0              0               0              0            0
Cash generated from other....................           0              0               0              0       14,195(7)
Cash generated from operations, sales,
 refinancing and other.......................   4,763,309      5,289,802       5,611,039      5,479,320    5,085,258
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............   4,522,360      4,564,233       4,627,954      4,729,905    4,819,116
 -- from sales and refinancing...............           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions...............................     240,949        725,569         983,085        749,415      266,142
Less: Special items..........................           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions and special items.............     240,949        725,569         983,085        749,415      266,142
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $    12.33     $    29.41     $     33.36     $    37.42   $    38.18
 Other.......................................           0              0               0              0        (0.33)
 Capital gain................................           0              0               0              0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       69.10          85.97           92.93          93.07        81.25
 -- Return of capital........................       30.26          14.31            8.75          10.85        24.63
 Source (on cash basis):
 -- Sales....................................           0              0               0              0            0
 -- Refinancing..............................           0              0               0              0            0
 -- Operations...............................       99.36         100.28          101.68         103.92       105.88
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       85.20%         85.20%          85.20%         85.20%       85.20%

                                                                               CPA(R):4
                                               -------------------------------------------------------------------------
                                                  1993            1994          1995            1996            1997
                                               -----------     -----------   -----------     -----------     -----------
Gross Revenues...............................  $12,450,374     $11,570,621   $11,896,324     $ 9,322,373(12) $10,225,363
Gain (loss) on sale of properties............          N/A             N/A     3,330,098(10)         N/A             N/A
Extraordinary gain...........................      345,000(9)          N/A           N/A             N/A             N/A
Impairment charge............................          N/A             N/A           N/A             N/A      (2,316,000)(13)
Extraordinary charge on extinguishment of
 debt........................................          N/A             N/A           N/A             N/A             N/A
Other........................................          N/A             N/A           N/A       1,118,318(11)     681,316(14)
Less:
 Operating expenses..........................    3,375,359       3,590,081     3,299,454       1,090,215       1,299,302
 Interest expense............................    2,987,868       2,396,017     2,098,857       1,515,248         847,596
 Depreciation................................    1,346,641       1,141,143     1,149,525         921,702         835,836
Net Income (Loss)-GAAP Basis.................    5,085,506       4,443,380     8,678,586       6,913,526       5,607,945
Taxable Income (Loss):
 -- from operations..........................    3,540,526       2,462,537     7,224,511       5,049,765       5,998,404
 -- from gain on sale........................      957,340               0     9,318,375               0               0
 -- from extraordinary charge                            0               0             0               0               0
 -- other....................................            0               0             0               0               0
Cash generated from operations(6)............    6,231,586       5,772,103     6,099,480       7,167,641       7,465,721
Cash generated from sales....................            0               0     9,477,492               0               0
Cash generated from refinancing..............            0               0             0               0               0
Cash generated from other....................            0               0             0               0               0
Cash generated from operations, sales,
 refinancing and other.......................    6,231,586       5,772,103    15,576,972       7,167,641       7,465,721
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............    4,854,619       4,878,286     4,780,885       4,452,597       6,727,737
 -- from sales and refinancing...............            0               0     4,321,616               0               0
Cash generated (deficiency) after cash
 distributions...............................    1,376,967         893,817     6,474,471       2,715,044         737,984
Less: Special items..........................            0               0             0               0               0
Cash generated (deficiency) after cash
 distributions and special items.............    1,376,967         893,817     6,474,471       2,715,044         737,984
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $     77.79     $     54.10   $    158.73     $    110.95     $    131.79
 Other.......................................            0               0             0               0               0
 Capital gain................................        21.03               0             0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       106.66           97.62        190.68           97.83          123.21
 -- Return of capital........................            0            9.56          9.31               0           24.60
 Source (on cash basis):
 -- Sales....................................            0               0             0               0               0
 -- Refinancing..............................            0               0             0               0               0
 -- Operations...............................       106.66          107.18        199.99           97.83          147.81
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................        85.20%          85.20%        70.68%          70.68%          70.68%

                              TABLE III (5 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                             CPA(R):5
                                          ------------------------------------------------------------------------------
                                            1983        1984         1985         1986          1987            1988
                                          --------   ----------   ----------   -----------   -----------     -----------
Gross Revenues..........................  $151,212   $7,692,603   $9,285,385   $12,857,025   $14,405,568     $15,061,441
Other...................................       N/A          N/A          N/A           N/A           N/A             N/A
Gain (loss) on sale of properties.......       N/A          N/A          N/A           N/A      (457,484)(1)         N/A
Extraordinary charge on extinguishment
 of debt................................       N/A          N/A          N/A           N/A           N/A             N/A
Impairment charge.......................       N/A          N/A          N/A      (860,000)(4)         N/A           N/A
Less:
 Operating expenses.....................    81,016      195,585      363,490       493,702     1,327,685         758,159
 Interest expenses......................     1,041    1,828,708    3,557,103     6,447,584     7,050,466       6,926,712
 Depreciation...........................         0       90,662      890,342     2,300,987     2,506,914       2,637,104
 Minority Interest......................       N/A          N/A          N/A        80,834       165,810         197,354
Net Income-GAAP Basis...................    69,155    5,577,648    4,474,450     2,673,918     2,897,209       4,542,112
Taxable Income (Loss):
 -- from operations.....................    83,341    4,180,317    2,173,368       277,783    (1,015,507)        406,029
 -- from gain (loss) on sale or
  disposition...........................         0            0            0             0    (1,065,808)              0
 -- from other..........................         0            0            0             0             0               0
Cash generated from operations(10)......    77,254    5,612,247    5,157,259     6,550,334     5,622,209       6,571,710
Cash generated from sales...............         0            0            0             0       500,000(1)            0
Cash generated from refinancing.........         0            0            0             0             0               0
Cash generated from operations, sales
 and refinancing........................    77,254    5,612,247    5,157,259     6,550,334     6,122,209       6,571,710
Less: Cash distribution to investors:
 -- from operating cash flow(11)........         0    5,150,600    5,324,013     5,481,771     5,535,961       5,587,744
 -- from sales and refinancing..........         0            0            0             0             0               0
Cash generated (deficiency) after cash
 distributions..........................    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Less: special items.....................
Cash generated (deficiency) after cash
 distributions and special items........    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $   1.38   $    69.43   $    36.09   $      4.61   $    (16.87)    $      6.74
  Capital gain (loss)...................         0            0            0             0        (17.69)              0
  Other.................................         0            0            0             0             0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................         0        85.54        74.31         44.41         48.12           75.43
 -- Return of capital...................         0            0        14.11         46.63         43.82           17.37
 Source (on cash basis):
 -- Sales...............................         0            0            0             0             0               0
 -- Refinancing.........................         0            0            0             0             0               0
 -- Operations..........................         0        85.54        88.42         91.04         91.94           92.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................       N/A          N/A          N/A           N/A           N/A           98.51%

                                                                          CPA(R):5
                                          -------------------------------------------------------------------------
                                             1989           1990           1991            1992            1993
                                          -----------    -----------    -----------     -----------     -----------
Gross Revenues..........................  $15,324,326    $14,912,517    $15,167,339     $18,195,423(8)  $18,260,614
Other...................................          N/A            N/A       (103,595)(5)   1,872,534         214,978(12)
Gain (loss) on sale of properties.......       47,319(2)         N/A        (35,987)(6)    (488,795)(9)         N/A
Extraordinary charge on extinguishment
 of debt................................          N/A        (32,714)(3)         N/A            N/A             N/A
Impairment charge.......................          N/A            N/A       (300,000)(7)         N/A        (323,611)(13)
Less:
 Operating expenses.....................    1,305,074      1,503,721      3,354,854       6,111,874       6,417,993
 Interest expenses......................    7,052,901      6,512,534      6,042,335       5,293,044       4,941,889
 Depreciation...........................    2,632,299      2,620,793      2,622,033       2,317,013       2,295,887
 Minority Interest......................       17,714        114,721       (174,657)            N/A             N/A
Net Income-GAAP Basis...................    4,363,657      4,128,034      2,883,192       5,857,231       4,496,212
Taxable Income (Loss):
 -- from operations.....................      799,445        857,331      1,077,650       1,530,150       2,039,288
 -- from gain (loss) on sale or
  disposition...........................    87,421(2)        488,066         (2,674)(6)     871,676               0
 -- from other..........................            0              0       (154,918)(5)   2,617,784(8)            0
Cash generated from operations(10)......    6,911,989      5,895,617      5,278,070       6,202,200       6,241,041
Cash generated from sales...............      239,362(2)           0        120,000(6)            0               0
Cash generated from refinancing.........            0              0              0               0               0
Cash generated from operations, sales
 and refinancing........................    7,151,351      5,895,617      5,398,070       6,202,200       6,241,041
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,635,916      5,684,084      5,732,256       5,780,425       5,828,596
 -- from sales and refinancing..........            0              0              0               0               0
Cash generated (deficiency) after cash
 distributions..........................    1,515,435        211,533       (334,186)        421,775         412,445
Less: special items.....................                                                                          0
Cash generated (deficiency) after cash
 distributions and special items........    1,515,435        211,533       (334,186)        421,775         412,445
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     13.28    $     14.24    $     17.90     $     25.41     $     33.87
  Capital gain (loss)...................         1.45              0          (0.04)          14.48               0
  Other.................................            0              0              0           43.48               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        72.47          68.56          47.88           96.00           74.67
 -- Return of capital...................        21.13          25.84          47.32               0           22.13
 Source (on cash basis):
 -- Sales...............................            0              0              0               0               0
 -- Refinancing.........................            0              0              0               0               0
 -- Operations..........................        93.60          94.40          95.20           96.00           96.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        98.51%         97.60%         97.45%          94.12%          94.12%

                                                                     CPA(R):5
                                          --------------------------------------------------------------
                                             1994             1995             1996             1997
                                          -----------      -----------      -----------      -----------
Gross Revenues..........................  $18,125,156      $15,768,137      $13,204,966      $ 9,749,700
Other...................................          N/A              N/A              N/A              N/A
Gain (loss) on sale of properties.......    1,242,614(14)      614,234(16)    5,284,165(18)      956,829(20)
Extraordinary charge on extinguishment
 of debt................................     (117,619)(15)         N/A              N/A              N/A
Impairment charge.......................            0       (1,980,550)(17)  (1,300,000)(19)  (1,350,000)(21)
Less:
 Operating expenses.....................    7,111,014        6,927,470        6,006,397        4,176,004
 Interest expenses......................    4,518,529        3,495,872        2,075,230        1,363,680
 Depreciation...........................    2,181,422        2,065,781        1,331,028        1,131,397
 Minority Interest......................          N/A              N/A              N/A              N/A
Net Income-GAAP Basis...................    5,439,186        1,912,698        7,776,476        2,685,448
Taxable Income (Loss):
 -- from operations.....................      866,115        1,621,566        1,690,288        1,481,174
 -- from gain (loss) on sale or
  disposition...........................   10,019,470                0        8,338,765        2,927,201
 -- from other..........................            0                0                0                0
Cash generated from operations(10)......    6,292,833        4,688,070        7,901,310        4,393,646
Cash generated from sales...............            0        1,187,362(16)    8,583,803                0
Cash generated from refinancing.........            0                0                0                0
Cash generated from operations, sales
 and refinancing........................    6,292,833        5,875,432       16,485,113        4,393,646
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,862,314        8,054,982        4,456,949        5,175,122
 -- from sales and refinancing..........            0                0                0          792,400(18)
Cash generated (deficiency) after cash
 distributions..........................      430,519       (2,179,550)      12,028,164       (1,573,876)
Less: special items.....................            0                0                0                0
Cash generated (deficiency) after cash
 distributions and special items........      430,519       (2,179,550)      12,028,164       (1,573,876)
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     14.87      $     26.93      $     28.07      $     24.60
  Capital gain (loss)...................       166.40                0           141.45            48.61
  Other.................................            0                0                0                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        90.33            31.77            74.02            44.60
 -- Return of capital...................         7.03           102.01                0            54.51
 Source (on cash basis):
 -- Sales...............................            0                0                0                0
 -- Refinancing.........................            0                0                0                0
 -- Operations..........................        97.36           133.78            74.02            99.11
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        92.97%           81.82%           63.06%           46.45%

                              TABLE III (6 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                               CPA(R):6
                                          -----------------------------------------------------------------------------------
                                             1985          1986          1987          1988           1989           1990
                                          ----------    ----------    ----------    -----------    -----------    -----------
Gross Revenues..........................  $4,200,601    $6,432,252    $9,898,043    $11,197,061    $10,904,247    $11,092,133
Gain (loss) on sale of properties.......           0             0             0              0              0              0
Other...................................           0             0             0              0              0              0
Extraordinary (charge) gain.............           0             0             0              0              0              0
Less:
 Operating expenses.....................     215,852       333,030       573,786        558,887        575,222        802,183
 Interest expense.......................     792,434     2,111,626     4,736,879      5,416,130      5,388,140      5,269,354
 Depreciation...........................       5,709       278,305     1,095,295      1,405,857      1,418,340      1,418,339
Net Income-GAAP Basis...................   3,186,606     3,709,291     3,492,083      3,816,187      3,522,545      3,602,257
Taxable Income:
 -- from operations.....................   2,650,283     2,577,849       982,403      1,219,990      1,218,257      1,338,235
 -- from gain on sale...................           0             0             0              0              0              0
 -- from extraordinary charge...........           0             0             0              0              0              0
 -- from other..........................           0             0             0              0              0              0
Cash generated from operations(4).......   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Cash generated from sales...............           0             0             0              0              0              0
Cash generated from refinancing.........           0             0             0              0              0              0
Cash generated from other...............           0             0             0              0              0              0
Cash generated from operations, sales,
 refinancing and other..................   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Less: Cash distribution to investors:
 -- from operating cash flow(5).........   2,422,433     4,274,550     4,154,307      4,198,176      4,247,146      4,316,026
 -- from sales and refinancing..........           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions..........................     772,456       234,939     1,084,978        785,403        785,402        885,926
 Less: Special items....................           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........     772,456       234,939     1,084,978        785,403        785,402        885,926
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $    51.96    $    50.54    $    19.26    $     23.92    $     23.88    $     26.23
 Other..................................           0             0             0              0              0              0
 Capital gain...........................           0             0             0              0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       47.49         72.72         68.46          74.81          69.06          70.62
  -- Return of capital..................           0          7.85         12.98           7.49          14.20          13.99
 Source (on cash basis):
  -- Sales..............................           0             0             0              0              0              0
  -- Refinancing........................           0             0             0              0              0              0
  -- Operations.........................       47.49         80.57         81.44          82.30          83.26          84.61
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         N/A           N/A           N/A           100%           100%           100%

                                                                             CPA(R):6
                                          -------------------------------------------------------------------------------
                                             1991               1992               1993           1994           1995
                                          -----------        -----------        -----------    -----------    -----------
Gross Revenues..........................  $11,406,582        $14,177,113        $15,387,180    $15,693,853    $16,737,899
Gain (loss) on sale of properties.......            0                  0                  0              0              0
Other...................................      (55,783)(1)        (75,211)(3)            N/A            N/A            N/A
Extraordinary (charge) gain.............      (13,559)(2)              0                N/A            N/A      2,088,268(6)
Less:
 Operating expenses.....................    1,078,174          2,858,645          4,706,491      5,933,070      4,942,528
 Interest expense.......................    5,222,844          5,319,971          5,122,703      5,040,589      4,499,692
 Depreciation...........................    1,418,968          1,668,951          1,637,678      1,621,029      1,525,011
Net Income-GAAP Basis...................    3,617,254          4,254,335          3,920,308      3,099,165      7,858,936
Taxable Income:
 -- from operations.....................    1,831,848          2,227,427          2,091,787      1,156,303      7,871,636
 -- from gain on sale...................            0                  0                  0              0              0
 -- from extraordinary charge...........      (13,559)(2)              0                  0              0              0
 -- from other..........................     (250,032)(1)         27,303(3)               0              0              0
Cash generated from operations(4).......    5,719,005          6,066,705          5,531,994      5,094,336     11,133,036
Cash generated from sales...............            0                  0                  0              0              0
Cash generated from refinancing.........      870,913          2,414,076                  0              0              0
Cash generated from other...............            0             17,008(3)               0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,589,918          8,497,789          5,531,994      5,094,336     11,133,036
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,421,586          4,633,297          4,676,223      4,704,691      4,736,359
 -- from sales and refinancing..........            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,168,332          3,864,492            855,771        389,645      6,396,677
 Less: Special items....................            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,168,332          3,864,492            855,771        389,645      6,396,677
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     35.65        $     43.67        $     41.01    $     22.67    $    154.38
 Other..................................            0               0.54                  0              0              0
 Capital gain...........................            0                  0                  0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        70.91              83.40              76.85          60.76          92.89
  -- Return of capital..................        15.77               7.43              14.82          31.47              0
 Source (on cash basis):
  -- Sales..............................            0                  0                  0              0              0
  -- Refinancing........................            0                  0                  0              0              0
  -- Operations.........................        86.68              90.83              91.67          92.23          92.89
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         100%               100%               100%           100%           100%

                                                     CPA(R):6
                                          ------------------------------
                                             1996               1997
                                          -----------        -----------
Gross Revenues..........................  $16,537,296        $17,384,088
Gain (loss) on sale of properties.......       70,878(7)             N/A
Other...................................          N/A                N/A
Extraordinary (charge) gain.............          N/A                N/A
Less:
 Operating expenses.....................    4,914,538          5,048,701
 Interest expense.......................    4,003,726          3,715,143
 Depreciation...........................    1,664,514          1,780,317
Net Income-GAAP Basis...................    6,025,396          6,839,927
Taxable Income:
 -- from operations.....................    3,450,345          4,530,411
 -- from gain on sale...................      242,713                  0
 -- from extraordinary charge...........            0                  0
 -- from other..........................            0                  0
Cash generated from operations(4).......    7,615,526          8,075,717
Cash generated from sales...............            0                  0
Cash generated from refinancing.........            0                  0
Cash generated from other...............            0                  0
Cash generated from operations, sales,
 refinancing and other..................    7,615,526          8,075,717
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,880,911          7,002,505
 -- from sales and refinancing..........
Cash generated (deficiency) after cash
 distributions..........................    2,734,615          1,073,212
 Less: Special items....................            0                  0
Cash generated (deficiency) after cash
 distributions and special items........    2,734,615          1,073,212
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     67.67        $     88.85
 Other..................................            0                  0
 Capital gain...........................            0                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        95.72             134.14
  -- Return of capital..................            0               3.19
 Source (on cash basis):
  -- Sales..............................            0                  0
  -- Refinancing........................            0                  0
  -- Operations.........................        95.72             137.33
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................       99.79%             99.79%

                              TABLE III (7 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                      CPA(R):7
                                ------------------------------------------------------------------------------------
                                   1986         1987         1988          1989           1990              1991
                                ----------   ----------   ----------    -----------    -----------       -----------
Gross Revenues................  $   90,399   $4,119,934   $9,066,142    $14,071,843    $13,725,684       $13,648,275
Gain (loss) on sale of
 properties...................         N/A          N/A          N/A            N/A         58,172(1)         54,197(4)
Gain on sale of securities....         N/A          N/A    1,766,185(3)      48,158(3)      69,544(3)            N/A
Extraordinary gain charge.....
Impairment charge.............         N/A          N/A          N/A            N/A       (500,000)(2)           N/A
Other.........................         N/A          N/A          N/A            N/A            N/A               N/A
Less:
 Operating expenses...........      46,413      326,846    1,848,463      5,576,552      6,194,008         6,170,575
 Interest expense.............      22,911    1,389,385    3,479,631      4,657,478      4,718,573         4,471,097
 Depreciation.................           0      131,567    1,009,247      1,422,116      1,567,896         1,607,889
Net Income-GAAP Basis.........      21,075    2,272,136    4,494,986      2,463,855        872,923         1,452,911
Taxable Income (Loss):
  -- from operations..........     (51,877)   1,203,013    1,585,180      1,195,514          3,689           746,150
  -- from gain (loss) on
     sales....................           0            0    1,766,185(3)      48,158(3)     127,716(1)(3)      54,197(4)
  -- other....................           0            0            0              0              0                 0
Cash generated from
 operations...................   1,550,648    1,115,274    4,136,538      3,745,289      3,153,131         3,303,198
Cash generated from sales.....           0            0    1,766,185(3)      48,158(3)     245,324           183,430(4)
Cash generated from
 refinancing..................           0            0            0              0              0           978,087
Cash generated from other.....           0            0            0              0              0                 0
Cash generated from
 operations, sales,
 refinancing and other........   1,550,648    1,115,274    5,902,723      3,793,447      3,398,455         4,464,715
Less: Cash distribution to
 investors:
  -- from operating cash
     flow(6)..................           0    1,363,271    3,902,233      3,940,765      3,992,781         3,303,198
  -- from sales and
     refinancing..............           0            0            0              0              0           503,673
Cash generated (deficiency)
 after cash distributions.....   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Less: Special items...........           0            0            0              0              0                 0
Cash generated (deficiency)
 after cash distributions and
 special items................   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $    (4.29)  $    24.98   $    32.91    $     24.82    $       .08       $     15.49
 Other........................           0            0            0              0              0                 0
 Capital gain.................           0            0        36.67           1.00              0                 0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........           0        60.60        81.02          51.16          18.12             30.17
  -- Return of capital........           0            0            0          30.66          64.78             53.03
 Source (on cash basis):
  -- Sales....................           0            0            0              0              0                 0
  -- Refinancing..............           0            0            0              0              0             10.46
  -- Operations...............           0        60.60        81.02          81.82          82.90             72.74
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....         N/A          N/A          N/A            100%         99.86%            99.70%

                                                                    CPA(R):7
                                ---------------------------------------------------------------------------------
                                   1992            1993              1994              1995              1996
                                -----------     -----------       -----------       -----------       -----------
Gross Revenues................  $14,502,032     $12,243,029       $13,840,052       $12,196,252       $12,731,328
Gain (loss) on sale of
 properties...................          N/A        (552,383)(8)     7,814,474(10)     1,019,362(13)        74,729(17)
Gain on sale of securities....          N/A             N/A               N/A         1,323,858(13)           N/A
Extraordinary gain charge.....                      879,433(12)      (511,503)                                 --
Impairment charge.............          N/A      (3,303,228)(9)      (641,731)(11)     (319,685)(14)           --
Other.........................     (141,723)(5)     435,106(3)        986,155           111,226(15)      (128,879)(15)
Less:
 Operating expenses...........    6,404,695       4,485,628         4,336,235         4,986,585         5,181,249
 Interest expense.............    4,155,956       3,324,398         3,537,640         2,456,129         1,942,737
 Depreciation.................    1,616,335       1,647,397         1,619,726         1,361,952         1,154,088
Net Income-GAAP Basis.........    2,183,323         244,534        11,993,846         5,526,347         4,399,104
Taxable Income (Loss):
  -- from operations..........    1,534,247      11,218,042         2,452,425         3,451,813         3,856,378
  -- from gain (loss) on
     sales....................            0       2,093,467        10,460,324                 0          (188,980)
  -- other....................       51,875(5)      283,740           682,500                 0                 0
Cash generated from
 operations...................    4,489,865       4,135,048         5,347,231         5,089,776         5,499,073
Cash generated from sales.....            0         283,740        14,662,004         1,546,019(13)       617,867(17)
Cash generated from
 refinancing..................            0       1,047,890           700,000                                  --
Cash generated from other.....       32,313(5)        3,578            38,281            31,457(16)        27,761(16)
Cash generated from
 operations, sales,
 refinancing and other........    4,522,178       5,470,256        20,747,516         6,667,252         6,144,701
Less: Cash distribution to
 investors:
  -- from operating cash
     flow(6)..................    3,388,324(7)    2,948,590         3,246,729        10,434,626         3,483,017
  -- from sales and
     refinancing..............            0               0                 0                 0                 0
Cash generated (deficiency)
 after cash distributions.....    1,133,854       2,521,666        17,500,787        (3,767,374)        2,661,684
Less: Special items...........            0               0                 0                                   0
Cash generated (deficiency)
 after cash distributions and
 special items................    1,133,854       2,521,666        17,500,787        (3,767,374)        2,661,684
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $     31.85     $    232.91       $     50.92       $     71.77       $     80.18
 Other........................         1.08            5.89             14.17                 0                 0
 Capital gain.................            0           43.47            217.18                 0             (4.14)
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........        45.33            5.08             67.41            114.82             91.47
  -- Return of capital........        20.86           56.14                 0            101.98                 0
 Source (on cash basis):
  -- Sales....................            0               0                 0                                   0
  -- Refinancing..............            0               0                 0                                   0
  -- Operations...............        66.19           61.22             67.41            216.80             91.47
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....        99.70%          97.86%            83.50%            73.82%            73.16%

                                   CPA(R):7
                                --------------
                                     1997
                                --------------
Gross Revenues................  $   12,706,396
Gain (loss) on sale of
 properties...................             N/A
Gain on sale of securities....             N/A
Extraordinary gain charge.....             N/A
Impairment charge.............        (139,999)(18)
Other.........................        (128,642)(19)
Less:
 Operating expenses...........       5,921,214
 Interest expense.............       1,868,189
 Depreciation.................       1,213,286
Net Income-GAAP Basis.........       3,435,066
Taxable Income (Loss):
  -- from operations..........       3,268,674
  -- from gain (loss) on
     sales....................        (144,260)
  -- other....................               0
Cash generated from
 operations...................       4,682,499
Cash generated from sales.....         200,000
Cash generated from
 refinancing..................              --
Cash generated from other.....          30,787
Cash generated from
 operations, sales,
 refinancing and other........       4,913,286
Less: Cash distribution to
 investors:
  -- from operating cash
     flow(6)..................       3,751,664
  -- from sales and
     refinancing..............               0
Cash generated (deficiency)
 after cash distributions.....       1,161,622
Less: Special items...........               0
Cash generated (deficiency)
 after cash distributions and
 special items................       1,161,622
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $        67.95
 Other........................           (3.00)
 Capital gain.................               0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........           71.42
  -- Return of capital........            6.58
 Source (on cash basis):
  -- Sales....................               0
  -- Refinancing..............               0
  -- Operations...............           78.00
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....           73.16%

                              TABLE III (8 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):8
                                     ------------------------------------------------------------------------------------
                                        1988         1989          1990          1991            1992            1993
                                     ----------   -----------   -----------   -----------     -----------     -----------
Gross Revenues.....................  $2,877,969   $11,744,379   $14,120,755   $14,396,115     $15,176,928     $18,060,581
Gain (loss) on sale of
 properties........................         N/A           N/A           N/A         1,736(1)          N/A             N/A
Other..............................         N/A           N/A           N/A           N/A         (51,219)(2)      21,111
Extraordinary charge...............         N/A           N/A           N/A           N/A             N/A             N/A
Less:
 Operating expenses................     322,625       934,022       912,831     1,214,634       2,227,334       4,151,151
 Interest expense..................     939,460     4,871,609     6,917,234     7,095,848       6,943,303       6,737,293
 Depreciation......................     214,618       877,918     1,204,389     1,490,532       1,642,518       1,935,624
 Minority Interest.................         N/A           N/A           N/A           N/A             N/A             N/A
Net Income-GAAP Basis..............   1,401,266     5,060,830     5,086,301     4,596,837       4,312,554       5,257,624
Taxable Income (Loss):
 -- from operations................   1,043,085     3,268,042     2,910,667     2,819,692       3,009,471       5,060,536
 -- from gain on sale..............      50,641             0
 -- from other.....................           0             0             0         1,736(1)      (17,110)(2)           0
 -- from extraordinary charge......           0             0             0             0               0               0
Cash generated from operations.....   1,697,043     5,752,461     6,303,966     6,285,116       6,321,159       8,376,844
Cash generated from sales..........           0             0             0         7,991(1)            0               0
Cash generated from refinancing....           0             0             0             0               0               0
Cash generated from other..........           0             0             0             0          16,408(2)      253,858
Cash generated from operations,
 sales, refinancing and other......   1,697,043     5,752,461     6,303,966     6,293,107       6,337,567       8,630,702
Less: Cash distribution to
 investors:
 -- from operating cash flow.......     728,786     5,575,793     6,165,188     6,225,409       6,285,600       6,327,785
 -- from sales and refinancing.....           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions................     968,257       176,668       138,778        67,698          51,697       2,302,917
Less: Special items................           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     968,257       176,668       138,778        67,698          51,697       2,302,917
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $    16.97   $     43.41   $     38.67   $     37.46     $     39.98     $     67.23
   Other...........................           0             0             0          0.02(1)        (0.23)(2)           0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............       20.91         67.23         67.57         61.07           57.29           69.84
   -- Return of capital............           0          6.84         14.33         21.63           26.21           14.22
 Source (on cash basis):
   -- Sales........................           0             0             0             0               0               0
   -- Refinancing..................           0             0             0             0               0               0
   -- Operations...................       20.91         74.07         81.90         82.70           83.50           84.06
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A           N/A           100%        99.99%          99.99%          99.99%

                                                              CPA(R):8
                                     -----------------------------------------------------------
                                        1994            1995            1996            1997
                                     -----------     -----------     -----------     -----------
Gross Revenues.....................  $18,804,769     $19,886,284     $16,207,400(5)  $14,927,898
Gain (loss) on sale of
 properties........................          N/A             N/A          21,697(6)          N/A
Other..............................      (83,436)        (62,359)(4)   1,239,400(4)      738,979(7)
Extraordinary charge...............     (120,000)(3)         N/A             N/A             N/A
Less:
 Operating expenses................    4,445,083       3,774,470       1,242,655       1,918,771
 Interest expense..................    6,266,275       5,799,127       5,232,928       4,543,266
 Depreciation......................    1,997,946       1,912,503       1,539,737       1,325,929
 Minority Interest.................          N/A             N/A             N/A             N/A
Net Income-GAAP Basis..............    5,892,029       8,337,825       9,453,177       7,878,911
Taxable Income (Loss):
 -- from operations................    4,565,116       7,475,178       7,792,097       6,578,096
 -- from gain on sale..............
 -- from other.....................            0               0               0               0
 -- from extraordinary charge......            0               0               0               0
Cash generated from operations.....    8,627,436      10,271,234      10,947,671       9,261,145
Cash generated from sales..........            0                         154,499               0
Cash generated from refinancing....            0               0               0               0
Cash generated from other..........      289,805         282,992(4)      161,795(4)      366,663
Cash generated from operations,
 sales, refinancing and other......    8,917,241      10,554,226      11,263,965       9,627,808
Less: Cash distribution to
 investors:
 -- from operating cash flow.......    6,357,899       6,413,927       6,549,558       7,357,886
 -- from sales and refinancing.....            0               0               0               0
Cash generated (deficiency) after
 cash distributions................    2,559,342       4,140,299       4,714,407       2,269,922
Less: Special items................            0               0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,559,342       4,140,299       4,714,407       2,269,922
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $     60.64     $     99.55     $    103.77     $     87.60
   Other...........................            0               0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............        78.27           85.34           87.22           97.99
   -- Return of capital............         6.19               0               0               0
 Source (on cash basis):
   -- Sales........................            0               0               0               0
   -- Refinancing..................            0               0               0               0
   -- Operations...................        84.46           85.34           87.22           97.99
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........        97.69%          97.69%          97.25%          97.25%

                              TABLE III (9 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS
    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):9
                                   ----------------------------------------------------------------------------------------------
                                      1989          1990           1991               1992           1993           1994
                                   ----------    -----------    -----------        -----------    -----------    -----------
Gross Revenues...................  $2,543,943    $10,284,029    $12,514,907        $12,280,669    $12,216,612    $11,612,360
Gain (loss) on sale of
 properties......................         N/A            N/A          1,731(1)             N/A            N/A            N/A
Other............................         N/A            N/A            N/A                N/A        658,052        669,020
Impairment charge................
Extraordinary charge.............         N/A            N/A            N/A                N/A            N/A       (480,000)(4)
Less:
 Operating expenses..............     432,917        808,315        887,820          1,308,664        963,533        949,925
 Interest expense................   1,122,585      5,063,322      6,631,202          6,425,597      6,347,577      5,726,296
 Depreciation....................      29,901      1,141,461      1,697,599          1,697,599      1,697,599      1,697,599
 Minority Interest...............         N/A            N/A            N/A                N/A            N/A            N/A
Net Income-GAAP Basis............     958,540      3,270,931      3,300,017          2,848,809      3,865,955      3,427,560
Taxable Income (Loss):
 -- from operations..............     710,320      2,624,917      2,816,278          2,612,003      3,316,011      3,030,197
 -- from gain on sale............
 -- from other...................           0              0          1,731(1)               0              0              0
 -- from extraordinary charge....           0              0              0                  0              0              0
Cash generated from operations...   1,784,343      3,895,420      5,662,385          5,211,896      5,906,190      5,807,477
Cash generated from sales........           0              0          1,897                  0        522,878              0
Cash generated from
 refinancing.....................           0              0              0                  0              0              0
Cash generated from other........           0              0              0                  0              0        484,044
Cash generated from operations,
 sales, refinancing and other....   1,784,343      3,895,420      5,664,282          5,211,896      6,429,068      6,291,521
Less: Cash distribution to
 investors:
 -- from operating cash
    flow(3)......................     551,330      4,802,863      5,476,956          5,526,795      5,562,850      5,589,709
 -- from sales and refinancing...           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions..............   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Less: Special items..............           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions and special
 items...........................   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $    12.64    $     39.38    $     42.30        $     39.24    $     49.81    $     45.51
   Capital gain..................
   Other.........................           0              0           0.03(1)               0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........       20.12          49.07          49.57              42.79          58.07          51.48
   -- Return of capital..........           0          22.98          32.65              40.23          25.49          32.48
 Source (on cash basis):
   -- Sales......................           0              0              0                  0              0              0
   -- Refinancing................           0              0              0                  0              0              0
   -- Operations.................       20.12          72.05          82.22              83.02          83.56          83.96
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................         N/A            N/A          99.99%             99.99%         99.99%         99.99%

                                                         CPA(R):9
                                   ----------------------------------------------------
                                      1995                 1996                1997
                                   -----------          -----------         -----------
Gross Revenues...................  $11,946,610          $12,074,578         $11,986,186
Gain (loss) on sale of
 properties......................          N/A               45,066(11)             N/A
Other............................     (535,337)(6)          658,416(9)          687,423(9)
Impairment charge................                                                   N/A
Extraordinary charge.............          N/A                  N/A                 N/A
Less:
 Operating expenses..............      998,762              564,905           1,415,642
 Interest expense................    5,525,604            5,360,760           5,121,709
 Depreciation....................    1,697,599            1,677,253           1,450,319
 Minority Interest...............          N/A                  N/A                   0
Net Income-GAAP Basis............    3,189,308            5,175,142           4,685,939
Taxable Income (Loss):
 -- from operations..............    3,805,214            4,431,434           4,410,918
 -- from gain on sale............                           106,024          (1,037,083)
 -- from other...................            0                    0                   0
 -- from extraordinary charge....            0                    0                   0
Cash generated from operations...    5,921,560            6,162,302           6,568,323
Cash generated from sales........            0              324,126(11)               0
Cash generated from
 refinancing.....................            0                    0                   0
Cash generated from other........      463,274(7)           388,329(7)          350,364
Cash generated from operations,
 sales, refinancing and other....    6,384,834            6,874,757           6,918,687
Less: Cash distribution to
 investors:
 -- from operating cash
    flow(3)......................    5,616,322            5,643,736           6,779,152
 -- from sales and refinancing...            0                    0                   0
Cash generated (deficiency) after
 cash distributions..............      768,512            1,231,021             139,535
Less: Special items..............            0                    0                   0
Cash generated (deficiency) after
 cash distributions and special
 items...........................      768,512            1,231,021             139,535
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $     57.16          $     66.56         $     66.25
   Capital gain..................                                 0              (15.58)
   Other.........................            0                    0                   0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........        47.90                77.73               70.38
   -- Return of capital..........        36.45                 7.04               31.44
 Source (on cash basis):
   -- Sales......................            0                    0                   0
   -- Refinancing................            0                    0                   0
   -- Operations.................        84.35                84.77              101.82
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................        99.99%               92.90%              92.90%

                              TABLE III (10 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                       CPA(R):10
                                ---------------------------------------------------------------------------------------
                                   1990         1991          1992            1993            1994             1995
                                ----------   -----------   -----------     -----------     -----------      -----------
Gross Revenues................  $1,783,676   $11,169,869   $14,547,882     $16,128,694     $16,386,307      $16,131,750
Gain (loss) on sale of
 properties...................         N/A           N/A           N/A             N/A       1,177,284(5)           N/A
Other.........................         N/A           N/A     1,342,086(9)    1,478,086(9)    1,529,736(9)     1,595,406(9)
Impairment charge.............                                                                               (7,519,431)(8)
Extraordinary (loss) gain.....         N/A           N/A           N/A             N/A        (253,902)
Less:
 Operating expenses...........     393,287     1,358,840     2,241,255       2,511,268       2,894,710        2,887,021
 Interest expense.............     711,223     5,190,535     7,460,861       8,082,223       8,151,222        8,310,440
 Depreciation.................     230,176     1,242,512     1,756,126       1,944,589       1,945,769        1,967,631
 Minority Interest Income
  (Loss)......................      72,594       492,191       570,880         587,472         599,839       (1,881,218)
 Net Income (Loss)-GAAP
  Basis.......................     376,396     2,885,791     3,860,846       4,481,228       5,247,885       (1,076,149)
Taxable Income (Loss):
 -- from operations...........     452,075     2,917,417     3,066,872       2,697,330       2,618,952        3,329,594
 -- from gain (loss) on
    sale......................                                                       0         823,905          447,991
 -- from other................           0             0             0               0                               --
 -- from extraordinary
    charge....................           0             0             0               0               0               --
Cash generated from
 operations...................     496,208     4,840,317     6,071,495       6,284,822       6,311,466        6,263,624
Cash generated from sales.....           0             0             0               0               0        5,122,501(10)
Cash generated from
 refinancing..................           0             0             0               0               0                0
Cash generated from other.....           0             0             0               0               0                0
Cash generated from
 operations, sales,
 refinancing and other........     496,208     4,840,317     6,071,495       6,284,822       6,311,466       11,386,125
Less: Cash distribution to
 investors:
-- from operating cash
   flow(3)....................           0     4,266,821     5,860,479       5,916,386       5,950,669        5,975,481
-- from sales and
   refinancing................           0             0             0               0               0                0
Cash generated (deficiency)
 after cash distributions.....     496,208       573,496       211,016         368,436         360,797        5,410,644
Less: Special items...........           0             0             0               0               0                0
Cash generated (deficiency)
 after cash distributions and
 special items................     496,208       573,496       211,016         368,436         360,797        5,410,644
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     9.00   $     46.00   $     42.00     $     37.00     $     36.00      $     47.00
 Capital gain.................                                                    0.00           11.00             6.00
 Nontaxable distributions.....           0         33.00         39.00           45.00           35.00            30.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........         N/A         45.00         53.00           62.00           73.00             0.00
 -- Return of capital.........         N/A         34.00         28.00           20.00            9.00            83.00
Source (on cash basis):
 -- Sales.....................         N/A             0             0               0               0                0
 -- Refinancing...............         N/A             0             0               0               0                0
 -- Operations................         N/A         79.00         81.00           82.00           82.00            83.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................         N/A           N/A           N/A             100%          93.93%           93.93%

                                                                     CPA(R):10
                                -----------------------------------------------------------------------------------
                                   1996             1997                  1998            1999             2000
                                -----------      -----------           -----------     -----------      -----------
Gross Revenues................  $15,505,748      $14,665,622           $14,462,401     $15,526,311      $14,557,170
Gain (loss) on sale of
 properties...................    1,051,823(13)     (362,038)(14)(16)          N/A         124,155(18)       22,750(20)
Other.........................    1,718,797(9)     1,806,760(9)          1,908,256(9)    2,024,156(9)     2,122,147(9)
Impairment charge.............   (1,753,139)(12)         N/A                   N/A        (412,067)(19)    (225,798)(21)
Extraordinary (loss) gain.....                     3,850,490(15)         1,638,375(17)         N/A              N/A
Less:
 Operating expenses...........    3,030,780        3,277,006             3,719,149       3,712,518        3,441,002
 Interest expense.............    7,911,209        6,467,266             6,130,144       5,811,680        5,562,331
 Depreciation.................    2,007,557        2,023,890             2,043,223       2,024,367        2,336,787
 Minority Interest Income
  (Loss)......................      583,283          607,472               636,617         651,949          722,561
 Net Income (Loss)-GAAP
  Basis.......................    2,990,400        7,585,200             5,479,899       5,062,041        4,413,588
Taxable Income (Loss):
 -- from operations...........    3,529,835        4,281,656             5,169,310       5,174,563        3,595,923
 -- from gain (loss) on
    sale......................      129,811          211,300                     0      (1,138,289)        (447,477)
 -- from other................                             0                     0               0                0
 -- from extraordinary
    charge....................            0                0                     0               0                0
Cash generated from
 operations...................    7,452,036        7,266,779             7,067,653       7,979,497        6,681,365
Cash generated from sales.....   13,733,825        1,480,259(14)               N/A       2,471,355(19)       22,750
Cash generated from
 refinancing..................            0                0                     0               0       26,000,000
Cash generated from other.....            0                0                     0               0
Cash generated from
 operations, sales,
 refinancing and other........   21,185,861        8,747,038             7,067,653      10,450,852       32,704,115
Less: Cash distribution to
 investors:
-- from operating cash
   flow(3)....................    5,981,514        5,294,000             5,231,589       5,419,330        5,430,463
-- from sales and
   refinancing................            0                0                     0               0                0
Cash generated (deficiency)
 after cash distributions.....   15,204,347        3,453,038             1,836,064       5,031,522       27,273,652
Less: Special items...........            0                0                     0               0                0
Cash generated (deficiency)
 after cash distributions and
 special items................   15,204,347        3,453,038             1,836,064       5,031,522       27,273,652
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     49.00      $     59.00           $     70.00     $     40.00      $     41.00
 Capital gain.................            0             3.00                     0           14.00                0
 Nontaxable distributions.....        34.00            11.00                  1.00           17.00            30.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........        41.00            73.00                 70.00           66.42            57.91
 -- Return of capital.........        42.00             0.00                  0.00            4.58            13.09
Source (on cash basis):
 -- Sales.....................            0                0                     0               0                0
 -- Refinancing...............            0                0                     0               0                0
 -- Operations................        83.00            73.00                 70.00           71.00            71.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        82.27%           81.45%                81.45%          80.12%           79.84%

                                         CPA(R):10
                                ---------------------------
                                   2001          2002(23)
                                -----------     -----------
Gross Revenues................  $15,405,635     $ 4,664,049
Gain (loss) on sale of
 properties...................    1,048,344(22)          --
Other.........................    2,262,007(9)    1,109,348(9)
Impairment charge.............          N/A              --
Extraordinary (loss) gain.....          N/A              --
Less:
 Operating expenses...........    3,952,990       1,088,033
 Interest expense.............    4,985,075       1,518,786
 Depreciation.................    2,295,763         725,782
 Minority Interest Income
  (Loss)......................      996,395         334,041
 Net Income (Loss)-GAAP
  Basis.......................    6,485,763       2,106,755
Taxable Income (Loss):
 -- from operations...........    4,277,405       1,202,595
 -- from gain (loss) on
    sale......................    1,016,961
 -- from other................
 -- from extraordinary
    charge....................
Cash generated from
 operations...................    8,481,992       3,198,376
Cash generated from sales.....    8,055,093(22)
Cash generated from
 refinancing..................                           --
Cash generated from other.....
Cash generated from
 operations, sales,
 refinancing and other........   16,537,085       3,198,376
Less: Cash distribution to
 investors:
-- from operating cash
   flow(3)....................    5,452,082       6,240,616
-- from sales and
   refinancing................                           --
Cash generated (deficiency)
 after cash distributions.....   11,085,003      (3,042,240)
Less: Special items...........
Cash generated (deficiency)
 after cash distributions and
 special items................   11,085,003      (3,042,240)
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     57.00              --
 Capital gain.................        13.00
 Nontaxable distributions.....         2.00           82.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........        72.00           28.00
 -- Return of capital.........                        54.00
Source (on cash basis):
 -- Sales.....................           --              --
 -- Refinancing...............           --              --
 -- Operations................        72.00           82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        74.92%          74.92%

                              TABLE III (11 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                        CIP(R)
                                  -----------------------------------------------------------------------------------
                                         1991                 1992                  1993                  1994
                                  ------------------   ------------------    ------------------    ------------------
Gross Revenues..................  $           32,827   $        3,500,817    $       16,216,555    $       24,136,798
Gain (loss) on sale of
 properties.....................                                                            N/A             1,535,763(2)
Other...........................              59,270            1,432,629             2,305,086             2,048,560
Unrealized gains................
(Charge) gain on extinguishment
 of debt........................                                                            N/A                   N/A
Impairment charge...............
Discontinued operations.........                                  247,790(32)            331,772(32)            748,516(32)
Less:
 Operating expenses.............             207,640            1,633,547             3,442,321             4,474,127
 Interest expense...............              22,790            1,281,813             6,488,616            10,493,574
 Depreciation...................               9,799              249,163               931,653             1,426,879
 Minority Interest..............                                                              0               459,583
Net Income (Loss)-GAAP
 Basis..........................            (148,132)           2,016,713             7,990,823            11,615,474
Taxable Income (Loss):
 -- from gain on sale...........
 -- from operations.............            (148,132)           1,880,687             6,450,406             6,644,624
 -- from other..................                                                              0                     0
 -- from extraordinary charge...                                                              0                     0
Cash generated from
 operations.....................              73,399            2,913,159            10,717,806            12,086,809
Cash generated from sales.......                                                              0            12,008,853
Cash generated from
 refinancing....................                                                              0               160,000
Cash generated from other.......                                                              0                     0
Cash generated from operations,
 sales, refinancing and other...              73,399            2,913,159            10,717,806            24,255,662
Less: Cash distribution to
 investors:
 -- from operating cash
    flow(1).....................                                2,915,819             8,122,156            11,358,858
 -- from sales and
    refinancing.................                                                              0                     0
Cash generated (deficiency)
 after cash distributions.......              73,399               (2,660)            2,595,650            12,896,804
Less: Special items.............                                                              0                     0
Cash generated (deficiency)
 after cash distributions and
 special items..................              73,399               (2,660)            2,595,650            12,896,804
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).........  $           (85.00)  $            34.00    $            52.00    $            55.00
 Capital Gain...................                                    19.00
 Nontaxable distributions.......                                                          22.00                 25.00
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...........                                    31.00                 65.00                 80.00
 -- Return of capital...........                                    22.00                  9.00                    --
 Source (on cash basis):
 -- sales.......................                                                              0                     0
 -- Refinancing.................                                                              0                     0
 -- operations..................                                    53.00                 74.00                 80.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........                 N/A                  N/A                   N/A                   N/A

                                                                CIP(R)
                                  ------------------------------------------------------------------
                                         1995                  1996                      1997
                                  ------------------    ------------------        ------------------
Gross Revenues..................  $       27,231,613    $       30,501,011        $       32,202,420
Gain (loss) on sale of
 properties.....................                   0                (7,630)(6)              (343,963)(8)(10)
Other...........................           3,419,330(4)          4,351,242(4)(7)           3,752,947(4)
Unrealized gains................
(Charge) gain on extinguishment
 of debt........................            (401,269)(3)           (275,000)(3)              427,448(9)
Impairment charge...............                                (1,753,455)
Discontinued operations.........             770,907(32)            731,582(32)              709,168(32)
Less:
 Operating expenses.............           5,640,755             6,008,688                 7,878,378
 Interest expense...............          12,996,676            13,745,401                13,664,622
 Depreciation...................           2,406,131             2,880,938                 3,345,323
 Minority Interest..............             748,841               766,582                   773,371
Net Income (Loss)-GAAP
 Basis..........................           9,228,178            10,146,141                11,086,326
Taxable Income (Loss):
 -- from gain on sale...........                                                              81,144
 -- from operations.............           9,666,322            10,048,321                11,157,568
 -- from other..................                   0               656,796                         0
 -- from extraordinary charge...                   0                     0                         0
Cash generated from
 operations.....................          13,008,549            15,885,655                15,487,202
Cash generated from sales.......           5,927,217(5)          2,044,260(6)              1,194,272(8)
Cash generated from
 refinancing....................                                        --                        --
Cash generated from other.......           2,003,099(4)            835,243(7)                     --
Cash generated from operations,
 sales, refinancing and other...          20,938,865            18,765,158                16,681,474
Less: Cash distribution to
 investors:
 -- from operating cash
    flow(1).....................          11,452,669            12,488,221                13,681,539
 -- from sales and
    refinancing.................                   0                     0
Cash generated (deficiency)
 after cash distributions.......           9,486,196             6,276,937                 2,999,935
Less: Special items.............                                         0                         0
Cash generated (deficiency)
 after cash distributions and
 special items..................           9,486,196             6,276,937                 2,999,935
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).........  $            53.00    $            65.76        $            67.16
 Capital Gain...................                7.00                  3.99                        --
 Nontaxable distributions.......               21.00                 11.95                     15.04
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...........               65.00                 64.05                     66.39
 -- Return of capital...........               16.00                 17.65                     15.81
 Source (on cash basis):
 -- sales.......................                   0                     0                         0
 -- Refinancing.................                   0                     0                         0
 -- operations..................               81.00                 81.70                     82.20
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........                 N/A                   N/A                       N/A

                                                                          CIP(R)
                                  ---------------------------------------------------------------------------------------
                                         1998                 1999                    2000                    2001
                                  ------------------   ------------------      ------------------      ------------------
Gross Revenues..................  $       32,457,661   $       37,676,675      $       39,162,245      $       39,931,280
Gain (loss) on sale of
 properties.....................                 N/A              361,704(15)              24,269(18)           1,048,335(23)
Other...........................           4,442,711(11)          5,470,901(11)          5,442,040(11)          5,637,686(11)
Unrealized gains................                                                               --               2,128,000(24)
(Charge) gain on extinguishment
 of debt........................           1,638,375(12)                  0                                            --
Impairment charge...............                 N/A             (402,753)(17)           (143,919)(19)         (2,300,000)(26)
Discontinued operations.........             716,278(32)            219,308(32)         100,547(32)            (1,880,256)(32)
Less:
 Operating expenses.............           8,206,616            9,539,891               9,278,981              10,049,869
 Interest expense...............          13,019,711           13,540,217              14,232,684              13,490,736
 Depreciation...................           3,487,744            4,567,487               4,863,777               4,782,713
 Minority Interest..............             809,309              842,152                 833,012                 875,599
Net Income (Loss)-GAAP
 Basis..........................          13,731,645           14,836,088              15,376,728              15,366,128
Taxable Income (Loss):
 -- from gain on sale...........                   0            1,219,341                (446,838)              1,016,952
 -- from operations.............          13,630,377           15,182,042              13,861,589              12,918,522
 -- from other..................                   0                    0
 -- from extraordinary charge...                   0                    0
Cash generated from
 operations.....................          18,608,041           22,586,212              24,730,585              23,916,088
Cash generated from sales.......                 N/A            3,166,039(15)              24,269               8,055,093
Cash generated from
 refinancing....................                   0                    0
Cash generated from other.......                   0                    0
Cash generated from operations,
 sales, refinancing and other...          18,608,041           25,752,251              24,754,854              31,971,181
Less: Cash distribution to
 investors:
 -- from operating cash
    flow(1).....................          14,957,641           17,714,500              18,187,256              18,550,352
 -- from sales and
    refinancing.................
Cash generated (deficiency)
 after cash distributions.......           3,650,400            8,037,751               6,567,598              13,420,829
Less: Special items.............                   0                    0                      --                      --
Cash generated (deficiency)
 after cash distributions and
 special items..................           3,650,400            8,037,751               6,567,598              13,420,829
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).........  $            74.56   $            70.00      $            61.00      $            59.00
 Capital Gain...................                  --                 6.00                      --                   50.00
 Nontaxable distributions.......                7.95                 7.00                   22.00                   20.00
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...........               72.32                68.00                   70.00                   70.00
 -- Return of capital...........               10.19                15.00                   13.00                   14.00
 Source (on cash basis):
 -- sales.......................                   0                   --
 -- Refinancing.................                   0                   --
 -- operations..................               82.51                83.00                   83.00                   84.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........                 N/A                  N/A                     N/A                   96.57%

                                                                CIP(R)
                                  ------------------------------------------------------------------
                                         2002                    2003                  2004(50)
                                  ------------------      ------------------      ------------------
Gross Revenues..................  $       47,561,148      $       54,185,343      $       36,887,207
Gain (loss) on sale of
 properties.....................           1,836,226                       0              29,014,204(49)
Other...........................           9,610,235(11)          12,265,960(11)           8,402,916(11)
Unrealized gains................          (2,128,000)(29)            922,512(35)            (177,057)(47)
(Charge) gain on extinguishment
 of debt........................          (3,145,089)(30)           (481,356)(36)           (137,438)(48)
Impairment charge...............                                  (5,412,168)(37)
Discontinued operations.........          (2,345,861)(32)            657,186(32)             207,890(32)
Less:
 Operating expenses.............          13,323,285              14,575,655              34,787,628
 Interest expense...............          16,622,316              18,973,319              11,833,277
 Depreciation...................           5,894,437               6,943,867               4,624,077
 Minority Interest..............           2,069,620               3,059,355               2,183,531
Net Income (Loss)-GAAP
 Basis..........................          13,479,601              18,585,281              20,769,209
Taxable Income (Loss):
 -- from gain on sale...........             (86,302)             (2,535,259)             38,148,859
 -- from operations.............          13,199,547              17,805,661               6,873,851
 -- from other..................
 -- from extraordinary charge...          (1,211,596)                      0
Cash generated from
 operations.....................          25,599,411              33,576,448              (3,884,463)
Cash generated from sales.......          13,208,838               4,839,545              48,012,828
Cash generated from
 refinancing....................          41,371,682               4,508,262                       0
Cash generated from other.......                                          --
Cash generated from operations,
 sales, refinancing and other...          80,179,931              42,924,255              44,128,365
Less: Cash distribution to
 investors:
 -- from operating cash
    flow(1).....................          20,876,834              23,890,663              18,299,862
 -- from sales and
    refinancing.................                  --
Cash generated (deficiency)
 after cash distributions.......          59,303,097              19,033,592              25,828,503
Less: Special items.............                  --
Cash generated (deficiency)
 after cash distributions and
 special items..................          59,303,097              19,033,592              25,828,503
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).........  $            48.00      $            55.00      $            40.45
 Capital Gain...................                                                              125.77
 Nontaxable distributions.......               37.00                      30                  212.58
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...........               52.00                      66                    0.73
 -- Return of capital...........               33.00                      19                  378.07
 Source (on cash basis):
 -- sales.......................                  --                       0                  378.80
 -- Refinancing.................                  --                       0                      --
 -- operations..................               85.00                      85                      --
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).........               93.72%                  92.35%                  90.34%

                              TABLE III (12 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                               CPA(R):12
                                    ---------------------------------------------------------------
                                     1993       1994        1995           1996            1997
                                    -------   --------   ----------     -----------     -----------
Gross Revenues....................  $     0   $357,625   $3,333,024     $ 7,773,061     $19,204,653
Gain (loss) on sale of
 properties.......................                                                                0
Other.............................    2,558    662,273    1,983,613(11)   3,915,494(11)   5,782,169(11)
Charge on extinguishment of
 debt.............................                                0
Unrealized gains..................
Impairment charge.................                   0                          N/A
Discontinued operations...........                                        1,181,140(41)   1,842,399(41)
Less:
 Operating expenses...............    5,211    900,393    1,551,098       2,791,267       5,074,857
 Interest expense.................             147,256    1,260,189       2,924,481       6,011,103
 Depreciation.....................                          390,307         943,746       2,939,645
 Minority Interest................
 Net Income (Loss) -- GAAP
 Basis............................   (2,653)   (27,751)   2,115,043       6,210,201      12,803,616
Taxable Income (Loss):
 -- from gain on sale.............                                                0           6,900
 -- from operations...............   (2,653)   390,164    2,377,198       5,670,787      15,389,092
 -- from other....................        0          0
 -- from extraordinary charge.....                                                0
Cash generated from operations....    2,807    591,308    3,661,087       7,747,104      19,955,591
Cash generated from sales.........                                                0
Cash generated from refinancing...
Cash generated from other.........
Cash generated from operations,
 sales, refinancing and other.....    2,807    591,308    3,661,087       7,747,104      19,955,591
Less: Cash distribution to
 investors:
 -- from operating cash flow(1)...             288,882    2,350,687       6,779,669      15,081,819
 -- from sales and refinancing....                                                0               0
Cash generated (deficiency) after
 cash distributions...............    2,807    302,426    1,310,400         967,435       4,873,772
Less: Special items...............                                                0
Cash generated (deficiency) after
 cash distributions and special
 items............................    2,807    302,426    1,310,400         967,435       4,873,772
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........  $ (0.13)  $  30.00   $    76.00     $     68.00     $     81.00
 Capital Gain.....................                                                                0
 Nontaxable distributions.........                                            12.00               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............      N/A         --        53.00           60.00           60.00
 -- Return of capital.............               30.00        23.00           20.00           21.00
 Source (on cash basis):
 -- Sales.........................
 -- Refinancing...................
 -- Operations....................      N/A      30.00        76.00           80.00           81.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost
 of all properties in program)....      N/A        N/A          N/A             N/A             N/A

                                                      CPA(R):12
                                    ---------------------------------------------
                                       1998              1999            2000
                                    -----------       -----------     -----------
Gross Revenues....................  $29,665,599       $36,064,814     $41,591,832
Gain (loss) on sale of
 properties.......................          N/A         2,308,555(16)   2,440,282(20)
Other.............................    4,704,433         4,871,628(11)   8,440,858(11)
Charge on extinguishment of
 debt.............................     (379,246)(13)            0               0
Unrealized gains..................
Impairment charge.................                              0               0
Discontinued operations...........   (2,559,047)(41)    1,618,324(41)   1,806,751(41)
Less:
 Operating expenses...............    6,531,081         7,728,104       9,085,999
 Interest expense.................    8,124,786        10,134,965      11,912,985
 Depreciation.....................    5,076,963         6,086,085       7,065,615
 Minority Interest................            0         1,043,103       1,205,530
 Net Income (Loss) -- GAAP
 Basis............................   11,698,909        19,871,064      25,009,594
Taxable Income (Loss):
 -- from gain on sale.............            0         2,308,555               0
 -- from operations...............   15,794,247        16,530,484      23,017,661
 -- from other....................                                              0
 -- from extraordinary charge.....                              0
Cash generated from operations....   21,781,298        27,259,506      29,952,623
Cash generated from sales.........          N/A         1,767,389(16)  15,751,800
Cash generated from refinancing...    7,042,051                 0
Cash generated from other.........            0                 0
Cash generated from operations,
 sales, refinancing and other.....   28,823,349        29,026,895      45,704,423
Less: Cash distribution to
 investors:
 -- from operating cash flow(1)...   21,781,298        23,267,781      23,435,295
 -- from sales and refinancing....    1,246,392                 0               0
Cash generated (deficiency) after
 cash distributions...............    5,795,659         5,759,114      22,269,128
Less: Special items...............            0                 0               0
Cash generated (deficiency) after
 cash distributions and special
 items............................    5,795,659         5,759,114      22,269,128
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........  $     56.00       $     56.00     $     76.00
 Capital Gain.....................            0              9.00            4.00
 Nontaxable distributions.........        25.00             16.00            2.00
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............        41.00             69.00           82.00
 -- Return of capital.............        40.00             12.00
 Source (on cash basis):
 -- Sales.........................            0                 0               0
 -- Refinancing...................         4.00                 0               0
 -- Operations....................        77.00             81.00           82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost
 of all properties in program)....          N/A               100%          97.17%

                                                              CPA(R):12
                                    --------------------------------------------------------------
                                       2001             2002             2003             2004
                                    -----------      -----------      -----------      -----------
Gross Revenues....................  $42,231,276      $42,395,711      $42,415,233      $42,750,194
Gain (loss) on sale of
 properties.......................    8,863,709(25)           --        1,746,646(37)           --
Other.............................    5,766,074(11)    7,791,773(11)   10,588,706(11)   12,838,621(11)
Charge on extinguishment of
 debt.............................                    (2,245,111)(33)           0               --
Unrealized gains..................    1,123,500(24)     (446,541)(24)     619,701(38)    1,259,239(38)
Impairment charge.................                            --               --               --
Discontinued operations...........    1,998,214(41)    2,437,877(41)    1,582,652(4)      (213,312)(41)
Less:
 Operating expenses...............   10,294,508       10,734,673       12,206,715       11,488,197
 Interest expense.................   13,223,810       13,904,542       14,470,454       13,947,489
 Depreciation.....................    7,123,427        7,170,128        7,247,583        7,392,913
 Minority Interest................    1,393,297        1,473,948        1,527,601        1,735,964
 Net Income (Loss) -- GAAP
 Basis............................   27,947,731       16,650,418       21,500,585       22,070,179
Taxable Income (Loss):
 -- from gain on sale.............                    14,134,721        1,358,321        2,268,391
 -- from operations...............   12,879,863                        19,872,673       13,227,479
 -- from other....................
 -- from extraordinary charge.....                    (1,284,509)
Cash generated from operations....   26,570,694       28,575,029       28,978,792       27,528,515
Cash generated from sales.........                     2,836,800        1,971,594       12,615,124
Cash generated from refinancing...                    35,092,049                0
Cash generated from other.........
Cash generated from operations,
 sales, refinancing and other.....   26,570,694       66,503,878       30,950,386       40,143,639
Less: Cash distribution to
 investors:
 -- from operating cash flow(1)...   24,204,541       24,692,005       24,960,192       25,172,161
 -- from sales and refinancing....                            --
Cash generated (deficiency) after
 cash distributions...............    2,366,153       41,811,873        5,990,194       14,971,478
Less: Special items...............                            --
Cash generated (deficiency) after
 cash distributions and special
 items............................    2,366,153       41,811,873        5,990,194       14,971,478
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........  $     44.00      $     43.00      $     72.00      $        46
 Capital Gain.....................
 Nontaxable distributions.........        38.00            39.00               11               31
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............        82.00            55.00               71               72
 -- Return of capital.............                         27.00               12               11
 Source (on cash basis):
 -- Sales.........................                            --                0
 -- Refinancing...................                            --                0
 -- Operations....................        82.00            82.00               83               83
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost
 of all properties in program)....        93.42%           93.59%           93.88%           93.69%

                              TABLE III (13 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                               CPA(R):14
                                        ----------------------------------------------------------------------------------------
                                          1997        1998           1999            2000             2001              2002
                                        --------   ----------     -----------     -----------      -----------      ------------
Gross Revenues........................             $1,296,441     $ 7,332,507     $36,472,505      $64,214,954      $110,138,529
Gain (loss) on sale of properties.....  $     --                                     (303,899)(21)    (346,482)(28)           --
Other.................................                933,959(11)   5,591,350(11)   9,163,671(11)    6,213,317(11)     7,589,518(11)
Unrealized gain.......................                                      0              --           78,010(24)       354,510(24)
(Charge) gain on extinguishment of
 debt.................................                                                     --               --
Impairment charge.....................                                      0      (2,462,400)(22)  (3,810,000)(27)           --
Discontinued operations...............                                                410,506(34)      476,116(34)       690,842(34)
Less:
 Operating expenses...................    12,255      975,410       2,764,738       6,639,858       13,551,496        20,965,134
 Interest expense.....................                 20,745       1,352,113       6,574,390       22,080,999        45,191,280
 Depreciation.........................                175,977         976,618       4,234,247       12,525,024        20,627,484
 Minority Interest....................                                152,219       4,075,339          291,495         1,723,566
Net Income (Loss) -- GAAP Basis.......   (12,255)   1,058,268       7,678,169      21,756,549       18,376,901        30,265,935
Taxable Income (Loss):
 -- from gain on sale.................                                      0        (270,769)      (2,664,443)          745,691
 -- from operations...................              1,477,386       8,216,115      25,379,016       20,628,347        22,876,314
 -- from other........................                                      0              --               --                --
 -- from extraordinary charge.........                                      0              --               --                --
Cash generated from operations........        --    1,706,324       8,801,121      26,689,149       53,275,503        60,569,392
Cash generated from sales.............                                      0       1,104,340        2,903,486         5,997,781
Cash generated from refinancing.......                                      0
Cash generated from other.............                                      0
Cash generated from operations, sales,
 refinancing and other................        --    1,706,324       8,801,121      27,793,489       56,178,989        66,567,173
Less: Cash distribution to investors:
 -- from operating cash flow(1).......              1,324,348       9,781,253      21,466,303       32,811,085        48,580,869
 -- from sales and refinancing........                                      0                                                 --
Cash generated (deficiency) after cash
 distributions........................                381,976        (980,132)      6,327,186       23,367,904        17,986,304
Less: Special items...................                                      0              --               --                --
Cash generated (deficiency) after cash
 distributions and special items......        --      381,976        (980,132)      6,327,186       23,367,904        17,986,304
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss)...............  $  (0.06)  $    31.00     $     55.00     $     66.00      $     44.00      $      36.00
 Capital Gain.........................                                     --                                               1.00
 Nontaxable distributions.............                                  10.00                            27.00             38.00
Cash Distributions to Investors:
Source (on GAAP basis):
 -- Investment income.................        --        25.00           39.00           60.00            36.00             45.00
 -- Return of capital.................        --         6.00           26.00            6.00            35.00             30.00
Source (on cash basis):
 -- Sales.............................                                     --                                                 --
 -- Refinancing.......................                                     --                                                 --
 -- Operations........................        --        31.00           65.00           66.00            71.00             75.00
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition
 cost of properties retained divided
 by original total acquisition cost of
 all properties in program)...........                    100%            100%          99.77%           99.26%            99.17%

                                                  CPA(R):14
                                        ------------------------------
                                            2003              2004
                                        ------------      ------------
Gross Revenues........................  $127,424,037      $130,237,136
Gain (loss) on sale of properties.....       348,613(40)     1,357,174(40)
Other.................................    14,622,767(11)    15,542,849(11)
Unrealized gain.......................       671,427(42)      (637,667)(42)
(Charge) gain on extinguishment of
 debt.................................                              --
Impairment charge.....................    (3,102,686)(43)           --
Discontinued operations...............       179,357(34)       184,469(34)
Less:
 Operating expenses...................    29,390,130        28,714,423
 Interest expense.....................    52,721,775        53,798,943
 Depreciation.........................    22,721,772        23,425,574
 Minority Interest....................     1,489,133         1,804,916
Net Income (Loss) -- GAAP Basis.......    33,820,705        38,940,105
Taxable Income (Loss):
 -- from gain on sale.................        13,035          (51,800)
 -- from operations...................    35,465,740        38,048,879
 -- from other........................            --
 -- from extraordinary charge.........            --
Cash generated from operations........    59,409,878        70,589,625
Cash generated from sales.............             0
Cash generated from refinancing.......             0                --
Cash generated from other.............
Cash generated from operations, sales,
 refinancing and other................    59,409,878        70,589,625
Less: Cash distribution to investors:
 -- from operating cash flow(1).......    50,173,428        50,973,314
 -- from sales and refinancing........
Cash generated (deficiency) after cash
 distributions........................     9,236,450        19,616,311
Less: Special items...................
Cash generated (deficiency) after cash
 distributions and special items......     9,236,450        19,616,311
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss)...............  $      57.00      $         57
 Capital Gain.........................
 Nontaxable distributions.............            19                19
Cash Distributions to Investors:
Source (on GAAP basis):
 -- Investment income.................            51                58
 -- Return of capital.................            25                18
Source (on cash basis):
 -- Sales.............................            --
 -- Refinancing.......................            --
 -- Operations........................            76                76
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition
 cost of properties retained divided
 by original total acquisition cost of
 all properties in program)...........         99.20%            99.21%

                              TABLE III (14 OF 15)

                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                                       CPA(R):15
                                                             -------------------------------------------------------------
                                                              2001*          2002              2003               2004
                                                             --------     -----------      ------------       ------------
Gross Revenues.............................................  $      0     $12,947,171      $ 79,121,124       $159,538,675
Gain (loss) on sale of properties..........................                                   4,292,024(44)      3,367,937(40)
Other......................................................     2,659(11)   2,764,239(11)    11,642,824(11)     13,356,027(11)
Unrealized gains (losses)..................................                                   1,637,931(35)      2,100,481(47)
Extraordinary (charge) gain................................                                           0                 --
Impairment charge..........................................                                 (24,000,000)(45)            --
Discontinued operations....................................                                     894,865(46)     (4,762,814)(46)
Less:
  Operating expenses.......................................    71,138       3,098,663        23,820,686         33,646,994
  Interest expense.........................................                 4,187,968        25,961,085         57,579,388
  Depreciation.............................................                 2,569,741        16,456,541         34,043,597
  Minority Interest........................................                    88,113         2,703,038          9,444,748
Net Income (Loss) -- GAAP Basis............................   (68,479)      5,766,925         4,647,418         38,885,579
Taxable Income (Loss):
  -- from gain (loss) on sale..............................                                   3,432,787          5,209,348
  -- from operations.......................................   (68,479)     11,774,749        31,065,779         41,463,691
  -- from other............................................        --
  -- from extraordinary charge.............................        --
Cash generated from operations.............................   (11,793)     13,332,697        55,536,399         90,721,281
Cash generated from sales..................................                                   3,661,532         16,828,007
Cash generated from refinancing............................
Cash generated from other..................................
Cash generated from operations, sales, refinancing and
  other....................................................   (11,793)     13,332,697        59,197,931        107,549,288
Less: Cash distributed to investors:
  -- from operating cash flow(1)...........................        --       6,178,957        40,498,008         67,797,774
  -- from sales and refinancing............................
Cash generated (deficiency) after cash distributions.......   (11,793)      7,153,740        18,699,923         39,751,514
Less: Special items........................................        --              --
Cash generated (deficiency) after cash distributions and
  special items............................................   (11,793)      7,153,740        18,699,923         39,751,514
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
  Ordinary income (loss)...................................       N/A     $     45.00      $      42.00                 40
  Capital gain.............................................       N/A              --                --                  4
  Nontaxable distributions.................................       N/A              --                20                 19
Cash Distributions to Investors:
Source (on GAAP basis):
  -- Investment income.....................................       N/A           29.00                 6                 34
  -- Return of capital.....................................       N/A           16.00                56                 29
Source (on cash basis):
  -- Sales.................................................
  -- Refinancing...........................................
  -- Operations............................................       N/A           45.00                62                 63
Amount (in percentage terms) remaining invested in program
  properties at the end of the last year reported in the
  Table (original total acquisition cost of properties
  retained divided by original total acquisition cost of
  all properties in program)...............................       N/A             N/A               100%             99.54%


---------------

  *  For the period from inception, February 26, 2001, to December 31, 2001.

                              TABLE III (15 OF 15)


                      OPERATING RESULTS OF PRIOR PROGRAMS



     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.



                                                                    CPA(R):16
                                                              ----------------------
                                                               2003*        2004
                                                              --------   -----------
Gross Revenues..............................................  $     --   $ 5,776,458
Gain (loss) on sale of properties...........................                (174,225)(40)
Other.......................................................         9     4,628,209(11)
Unrealized gains (losses)...................................                 192,354(38)
Extraordinary (charge) gain.................................                      --
Impairment charge...........................................                      --
Discontinued operations.....................................                      --
Less:
  Operating expenses........................................    41,660     2,737,827
  Interest expense..........................................               2,004,489
  Depreciation..............................................                 556,506
  Minority Interest.........................................                      --
Net Income (Loss) -- GAAP Basis.............................   (41,651)    5,123,974
Taxable Income (Loss):
  -- from gain (loss) on sale...............................                 226,159
  -- from operations........................................   (41,655)    8,249,232
  -- from other.............................................
  -- from extraordinary charge..............................
Cash generated from operations..............................   (30,238)    7,583,511
Cash generated from sales...................................                      --
Cash generated from refinancing.............................                      --
Cash generated from other...................................                      --
Cash generated from operations, sales, refinancing and
  other.....................................................   (30,238)    7,583,511
Less: Cash distributed to investors:
  -- from operating cash flow(1)............................        --     5,917,795
  -- from sales and refinancing.............................                      --
Cash generated (deficiency) after cash distributions........   (30,238)    1,665,716
Less: Special items.........................................                      --
Cash generated (deficiency) after cash distributions and
  special items.............................................   (30,238)    1,665,716
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
  Ordinary income (loss)....................................      (208)           34
  Capital gain..............................................        --            --
  Nontaxable distributions..................................        --            12
Cash Distributions to Investors:
Source (on GAAP basis):
  -- Investment income......................................      (208)           21
  -- Return of capital......................................        --            25
Source (on cash basis):
  -- Sales..................................................                      --
  -- Refinancing............................................                      --
  -- Operations.............................................      (208)           46
Amount (in percentage terms) remaining invested in program
  properties at the end of the last year reported in the
  Table (original total acquisition cost of properties
  retained divided by original total acquisition cost of all
  properties in program)....................................       N/A           100%


---------------


  *  For the period from inception, June 5, 2003, to December 31, 2003.

                             FOOTNOTES TO CPA(R):1


 (1) Results from the sale of a one acre portion of the land which was a part of the property net-leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.



 (2) Results from the sale of 11.37 acres of land which was a part of the property net-leased to the Gap Stores, Inc.


 (3) Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.

 (4) Represents write-down of the 2400 Industrial Lane Property.


 (5) Results from the sale of properties net-leased to Kobacker Stores, Inc.


 (6) Result of refinancing mortgage loan on property leased to the Gap Inc.


 (7) Results from the sale of the property net-leased to Winn-Dixie Stores, Inc.


 (8) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (9) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

                             FOOTNOTES TO CPA(R):2


 (1) Results from the sale of 3,441 square feet of land net-leased to G.D. Searle & Co. and sale of the property net-leased to General Refractories Company.



 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.


 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Results from the sale of properties leased to Heekin Can, Inc.

 (6) In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.

 (7) Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.

 (8) Represents write-down of the Moorestown, N.J. property.

 (9) Represents write-down of the Reno, Nevada property.

                             FOOTNOTES TO CPA(R):3


 (1) Results from the sale of properties net-leased to Commodities Corporation and Knudsen Corporation.



 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net-leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net-leased to The Leslie Fay Company.


 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.

 (6) Represents write-down of the Moorestown, N.J. property.

 (7) Represents write-down of the Reno, Nevada property.

 (8) Represents write-down of the Leslie Fay property to net sales proceeds.

 (9) Results of settlement with Leslie Fay.

(10) Represents sales proceeds of property in Wilkes Barre, Pennsylvania.

                             FOOTNOTES TO CPA(R):4


 (1) Results from the sale of properties net-leased to Knudsen Corporation.



 (2) Represents writedown of Beaumont, Texas property, formerly net-leased to Gulf Consolidated Services, Inc.



 (3) Represents gain on restructuring of debt on Beaumont, Texas property formerly net-leased to Gulf Consolidated Services, Inc.



 (4) Represents prepayment charge resulting from refinancing of the original loan for property net-leased to Simplicity Manufacturing, Inc.



 (5) Represents prepayment charge resulting from refinancing of the original loan for property net-leased to Brodart Co.


 (6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (7) Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.

 (8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (9) Represents extinguishment of debt on the property located in Beaumont, Texas.


(10) Results from sale of property net-leased to Genesco, Inc.


(11) Includes equity income and net hotel operating results for 1996.

(12) Results from the exchange of a hotel property in Kenney, Louisiana for an investment in American General Hospitality Operating Partnership L.P.


(13) Represents writedown of the property net-leased to Simplicity Manufacturing, Inc.


(14) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):5


 (1) Represents sale of Buffalo, New York property formerly net-leased to Williams Hand Tool, Inc.



 (2) Represents exchange of property net-leased to Industrial General
     Corporation.



 (3) Represents prepayment charge resulting from refinancing of the original loan for property net-leased to Pace Membership Warehouse, Inc.



 (4) Represents write-down of Buffalo, New York property formerly net-leased to Williams Hand Tool, Inc.



 (5) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.



 (6) Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net-leased to Industrial General Corporation.


 (7) Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.

 (8) Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.


 (9) Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.


(10) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(11) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(12) Results from the settlement and lease termination agreement for the hotel properties in Michigan.

(13) Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.

(14) Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.

(15) Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.

(16) Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.

(17) Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.

(18) Represents sale of property in Hodgkins, Illinois leased to GATX Logistics, Inc., property in Helena, Montana and a hotel property in Rapid City, South Dakota.

(19) Represents write-down of hotel property in Rapid City, South Dakota. A special distribution of $792,400 was declared and paid in January 1997.


(20) Results from foreclosure on the properties net-leased to Arley Merchandise Corporation.



(21) Represents writedown of properties net-leased to Arley Merchandise Corporation.


                             FOOTNOTES TO CPA(R):6


 (1) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.



 (2) Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.


 (3) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (4) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (5) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (6) Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.

 (7) Result from the sale of two properties leased to Autozone, Inc.

                             FOOTNOTES TO CPA(R):7


 (1) Results from the sale of approximately 10 acres of land which was a portion of the property net-leased to Emb-Tex Corporation.



 (2) Represents write-down of 10 properties formerly net-leased to Yellow Front Stores, Inc.


 (3) Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.

 (4) Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.

 (5) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (6) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (7) Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.

 (8) Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.

 (9) Represents write-down of the Jupiter and Plant City, Florida properties.

(10) Results from sale of properties leased to Mid-Continent, Bottlers, Inc.

(11) Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.

(12) Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.

(13) Result of sale of the Jupiter, Florida Property.

(14) Represents writedown of Monte Vista, Colorado property.

(15) Represents earnings from discontinued operations and loss from equity investments.

(16) Represents cash distributed from equity investments.

(17) Result of sale of property in Denham Springs, Louisiana leased to AutoZone, Inc. and a property in Monte Vista, Colorado formerly leased to Yellow Front Stores, Inc.


(18) Represents writedown on properties net-leased to Swiss M-Tex, L.P.


(19) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):8


 (1) Results from the sale of a parcel of land which was a portion of the property net-leased to Furon Company.


 (2) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.


 (3) Results from the refinancing of property leased to Detroit Diesel Corporation.


 (4) Includes of equity income for 1993, 1994, 1995 and 1996 income (loss) and hotel operating results for 1996.

 (5) Results from the exchange of a hotel property in Kennes, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

 (6) Results from the sale of two properties leased to Furon Company.

 (7) Represents equity income for 1997.

                       FOOTNOTES TO CPA(R):9 & CPA(R):10


 (1) Results from the sale of a parcel of land which was a portion of the property net-leased to Furon Company.



 (2) Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to Kmart Corporation.


 (3) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.


 (4) Results from the refinancing of property leased to Detroit Diesel Corporation.


 (5) Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.

 (6) Represents write-off of investment in Limited Partnership and income from Equity investments.

 (7) Represents cash distributions from Equity investments in excess of income.

 (8) Represents write-down of the Stamford, Connecticut property.

 (9) Results of Equity investments for 1993 through 2002.

(10) Results of sale of Data Documents property.

(11) Results from the sale of two properties leased to Furon Company.

(12) Represents write-down of the Harvest Foods, Inc. properties.

(13) Results from the sale of properties leased to Safeway Stores Incorporated, Empire of America Realty Credit Corp. and Best Buy Co., Inc.

(14) Results from the sale of Enviro Works, Inc. securities, and the sale of properties formerly leased to Harvest Foods, Inc.

(15) Results from the transfer of CPA(R):10's general partnership interest in Hope Street Connecticut to CPA(R):9 and the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(16) Results include subordinated disposition fees.

(17) Results from the satisfaction of a subordinated mortgage note.


(18) Results from the sale of Titan Corporation securities and the sale of properties formerly leased to Harvest Foods, Inc.


(19) Represents writedown of a vacant property in Clarksdale, Mississippi.

(20) Results from the sale of a vacant property in Clarksdale, Mississippi.

(21) Represents a writedown of a vacant property in Texarkana, Arkansas.

(22) Results from the sale of properties leased to Wal-Mart Stores, Inc.

(23) Through April 30, 2002 at which time CPA(R):10 was acquired by CIP(R).

      FOOTNOTES TO CIP(R), CPA(R):12, CPA(R):14, CPA(R): 15 AND CPA(R): 16


 (1) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (2) Results from sale of property leased to Data Documents, Inc.

 (3) Result of refinancing mortgage loans on property leased to TBWA Chait/Day.

 (4) Results of Equity Investments for 1993, 1994, 1995 and 1996 income (loss) and cash distributed.

 (5) Results of Sale of Data Documents property.

 (6) Loss on sale of properties based to Safeway Stores, Incorporated.


 (7) Gain on sale of 22,500 Garden Ridge Corporation common stock warrants.


 (8) Results of sale of properties formerly leased to Harvest Foods, Inc.

 (9) Gain on the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(10) Results include subordinated disposition fees.


(11) Results of equity investments income (loss) and interest income.


(12) Results from the satisfaction of a subordinated mortgage note.

(13) Results from the prepayment of mortgage debt on the Etec Systems, Inc. properties.

(14) Not used.


(15) Results from the sale of Garden Ridge Corporation securities and the redemption of warrants that had been granted by Q Clubs, Inc.


(16) Results from the sale of Etec Systems, Inc. stock, the redemption of warrants that had been granted by Q Clubs, Inc. and the sale of excess land at the Rheometric Scientific, Inc. property in Piscataway, New Jersey.

(17) Represents writedown of a vacant property in Clarksdale, Mississippi.

(18) Results from the sale of a vacant property in Clarksdale, Mississippi.

(19) Represents a writedown of a vacant property in Texarkana, Arkansas.

(20) Results from the sale of Texas Freezer Company Inc. securities and a sale of QMS, Inc. property.

(21) Results from the sale of excess land at two properties.

(22) Represents a writedown of Benjamin Ansehl Company property.

(23) Results from sale of six properties leased to Wal-Mart Stores, Inc.

(24) Unrealized gain (loss) on derivative instruments.

(25) Results from sale of BAE Systems, Inc. property.

(26) Results from writedown of Waban's Inc. property.

(27) Results from writedown of Burlington Motor Carriers, Inc. property.

(28) Results from sale of former Benjamin Ansehl Company property.

(29) Unrealized gain on derivative instruments and reversal of unrealized gain on warrants in connection with disposition.


(30) Charge on the early extinguishment of mortgage loans in 2002 on properties leased to Best Buy, Inc., Garden Ridge Corporation, ShopRite Supermarkets, Inc., Childtime Childcare, Inc., Barnes & Noble, Inc., Hibbett Sporting Goods, Inc., Petsmart, Inc. and Waban, Inc.


(31) Not used.


(32) Income (loss) from discontinued operations for the years ended December 31, 1992 through 2004 represents the results for a property in Maple Heights, Ohio leased to Nicholson Warehouse which was sold in August 2004 and properties in Little Rock, Arkansas, Broken Arrow, Oklahoma and Austin, Texas which were sold in June 2002, April 2003 and October 2003, respectively. The reclassification for prior periods is in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets."



(33) Charge on the early extinguishment of mortgage loans in 2002 on properties leased to Best Buy, Inc., Garden Ridge Corporation, ShopRite Supermarkets, Inc. and Childtime Childcare, Inc.



(34) Income from discontinued operations for the years ended December 31, 2000, 2001 and 2002 for a property in Greenville, Texas, formerly leased to Atrium Companies, Inc., which was sold in June 2002 and for a property in Valencia, California formerly leased to Stellex Technologies, Inc., for the years ended December 31, 2000 through 2004. The Valencia property has been sold.


(35) Unrealized gains on foreign currency intercompany transactions scheduled for settlement.


(36) Charge on the early extinguishment of a mortgage loan on the Electronic Data Systems Corporation property.


(37) Results from writedown of Custom Foods Products, Inc.; Universal Technical Institute of Illinois, Inc. and Gloystarne, Inc. properties.

(38) Unrealized gains on warrants and foreign currency intercompany transactions scheduled for settlement.

(39) Not used.


(40) Realized gains (losses) on settlement of foreign currency intercompany transactions.

(41) Income from discontinued operations represents the results for a property in Hauppauge, New York formerly leased to Sentry Technology Corporation, a property in Newark, Delaware formerly leased to Lanxide Corporation and a property in Piscataway, New Jersey formerly leased to Rheometric Scientific, Inc. for the years ended December 31, 1996 through 2004 and for a property in Ashburn, Virginia leased to International Management Consulting, Inc. for the years ended December 31, 1998 through 2003. The Hauppauge and Ashburn properties have been sold.


(42) Unrealized gains on warrants, derivative instruments and foreign currency intercompany transactions scheduled for settlement.

(43) Results from writedown of Scott Companies, Inc. and NASCAR Technical Institute, Inc. properties.

(44) Realized gains on sale of interests in the Medica-France, S.A. and Carrefour, S.A. properties and on settlement of foreign currency intercompany transactions.

(45) Results from writedown of Fleming Companies, Inc. property.


(46) Income (loss) from discontinued operations for the years ended December 31, 2003 and 2004 represents the results for a property in Miami, Florida formerly leased to Transworld Center, Inc. Income from discontinued operations for the year ended December 31, 2004 also includes the results for a property in Rantoul, Illinois formerly leased to Bell Sports, Inc. which has been sold.



(47) Unrealized gains on derivatives and foreign currency intercompany transactions scheduled for settlement.



(48) Charge on the early extinguishment of mortgage loans on the Lucent Technologies, Inc. and Sears Logistics, Inc. properties in 2004.



(49) Results from the sale of 17 properties to an affiliate, W.P. Carey & Co. LLC prior to CIP(R)'s merger with CPA(R):15.



(50) Through August 31, 2004 at which time CIP(R) was acquired by CPA(R):15.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                CPA(R):1      CPA(R):2      CPA(R):3      CPA(R):4      CPA(R):5      CPA(R):6      CPA(R):7
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Dollar Amount Raised.........  $20,000,000   $27,500,000   $33,000,000   $42,784,000   $56,600,000   $47,930,000   $45,274,000
Number of Properties
 Purchased...................           24            19            17            12            36            54            53
Date of Closing of
 Offering....................      9/30/79       9/23/80       5/13/82       6/16/83       3/31/84       2/13/85       9/17/87
Date of First Sale of
 Property....................       6/6/89       7/15/86      10/22/86      10/22/86      12/31/87       4/28/95       12/3/93
Date of Final Sale of
 Property(1)(2)(3)...........       1/1/98        1/1/98        1/1/98        1/1/98        1/1/98        1/1/98        1/1/98
Tax and Distribution Data per
 $1000 Investment Through
 Federal Income Tax Results:
   Ordinary income (loss)....  $    547.51   $  1,044.25   $  1,844.85   $    678.36   $    300.55   $    649.69   $    629.58
     -- from operations......         0.00          0.00          0.00         (0.33)         0.00          0.00          0.00
   Capital Gain (loss).......  $     11.34   $    858.72   $    105.88   $    109.97   $    354.66   $      0.00   $    291.18
     -- Other................  $      0.00   $      0.00   $      0.00   $      0.00   $     43.48   $      0.54   $     21.14
Cash Distributions to
 Investors Source (on Gaap
 basis)
   -- Investment Income......       765.68      2,069.50      2,115.01      1,405.10        928.11      1,017.83        636.60
   -- Return of Capital......     1,517.49      1,524.35      1,832.07      1,591.09      1,136.70      1,509.79      1,441.83
 Source (on Cash basis)
   -- Sales..................     1,051.80      1,818.20      1,677.00      1,358.60        734.80      1,380.60      1,107.80
   -- Refinancing............         0.00          0.00          0.00          0.00          0.00          0.00         10.46
   -- Operations.............     1,231.37      1,775.65      1,935.48      1,542.63      1,330.01      1,147.02        941.13
   -- Other..................         0.00          0.00        100.00          0.00          0.00          0.00          0.00

                                CPA(R):8      CPA(R):9      CPA(R):10       CIP(R)
                               -----------   -----------   -----------   ------------
Dollar Amount Raised.........  $67,749,000   $59,990,000   $72,050,000   $141,591,000
Number of Properties
 Purchased...................           47            33            70            104
Date of Closing of
 Offering....................      6/30/89       4/30/91       6/17/91      8/13/1993
Date of First Sale of
 Property....................      4/15/94        9/5/96      11/10/94     11/28/1994
Date of Final Sale of
 Property(1)(2)(3)...........       1/1/98        1/1/98        5/1/02       9/1/2004
Tax and Distribution Data per
 $1000 Investment Through
 Federal Income Tax Results:
   Ordinary income (loss)....  $    595.28   $    418.85   $    533.00   $     649.93
     -- from operations......         0.00          0.00             0              0
   Capital Gain (loss).......  $      0.00   $    (15.58)  $     47.00   $     211.76
     -- Other................  $     (0.21)  $      0.03   $    277.00   $     431.52
Cash Distributions to
 Investors Source (on Gaap
 basis)
   -- Investment Income......       692.73        467.11        640.97         770.49
   -- Return of Capital......     1,480.42      1,281.36        287.91         562.72
 Source (on Cash basis)
   -- Sales..................     1,391.00      1,052.60          0.00         378.80
   -- Refinancing............         0.00          0.00          0.00           0.00
   -- Operations.............       782.15        695.89        928.88         954.41
   -- Other..................         0.00          0.00          0.00           0.00


                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

(2) Date of merger of CPA(R):10 and CIP(R). Shares of CPA(R):10 were converted to shares of CIP(R)


(3) Date of merger of CIP(R) and CPA(R):15. Shares of CIP(R) were converted to shares of CPA(R):15.

                                    TABLE V

          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 2004



     Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 2002. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS.



                                                                             SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                                             ----------------------------------------------------
                                                                                                           PURCHASE
                                                                                                            MONEY     ADJUSTMENTS
                                                                                 CASH                      MORTGAGE    RESULTING
                                                                             RECEIVED NET     MORTGAGE      TAKEN        FROM
                                                    DATE                      OF CLOSING     BALANCE AT    BACK BY    APPLICATION
PROPERTY                                          ACQUIRED    DATE OF SALE      COSTS       TIME OF SALE   PROGRAM      OF GAAP
--------                                         ----------   ------------   ------------   ------------   --------   -----------
Formerly Gould, Inc.(4)........................  12/23/1985      1/17/2002      3,318,858             0          0       None
General Cinema Corporation(5)..................   7/31/1986      1/18/2002      2,188,383             0          0       None
Formerly Emerson Electric Company(6)...........    4/9/1981      2/26/2002      3,326,564             0          0       None
Formerly Yellow Front Stores, Inc. (7).........   1/29/1988      4/12/2002      1,618,938             0          0       None
                                                                 5/31/2002
                                                                10/24/2002
Formerly DeVlieg Bullard, Inc.(8)..............    4/3/1986      5/30/2002        524,270             0          0       None
Affiliated Foods Southwest, Inc.(9)............   2/21/1992      5/31/2002        297,452             0          0       None
Formerly Knudsen Corporation(10)...............    6/1/1983      6/20/2002     24,000,000             0          0       None
Atrium Companies Inc.(11)......................  11/18/1999      6/21/2002      3,524,768     1,987,192          0       None
Formerly Furon Company(12).....................   1/29/1990       7/1/2002     15,174,260    10,750,605          0       None
Formerly NVRyan LP(13).........................   3/31/1989       7/1/2002        650,716             0          0       None
Formerly Landmark Hotel Corporation(14)........   1/30/1986      8/14/2002      2,878,267             0          0       None
Formerly ARC Automation Services, Inc.(15).....  10/20/1983      10/1/2002        835,109             0          0       None
Waban Inc.(16).................................   6/29/1993      12/5/2002        803,433     5,939,818          0       None
Peerless Chain Company(17).....................   6/18/1986       2/6/2003      6,199,665             0          0       None
Formerly Mayfair Molded Products
 Corporation(18)...............................   12/8/1988      3/17/2003      2,256,984             0          0       None
Hobby Lobby Stores, Inc.(19)...................  12/19/1991      4/14/2003      2,361,741             0          0       None
Formerly Yellow Front stores, Inc.(20).........   1/29/1988       5/6/2003        365,871             0          0       None
Datcon Instrument Company(21)..................  11/10/1988      7/11/2003      4,929,250             0          0       None
Formerly Landmark Hotel Corporation(22)........    3/6/1986      7/17/2003      4,008,026             0          0       None
General Cinema Corporation(23).................   7/17/1985       8/4/2003      2,486,116             0          0       None
Penn Crusher Corporation(24)...................    8/8/1984     10/20/2003      3,798,047             0          0       None
Formerly Calcomp Technology, Inc.(25)..........   5/28/1992     10/24/2003      2,479,571             0          0       None
Formerly Gould, Inc.(26).......................  11/25/1985     12/10/2003      7,170,790             0          0       None
International Management Consulting,
 Inc.(27)......................................   5/18/1998      3/18/2004      6,691,268             0          0       None
Formerly Sentry Technology Corporation(28).....  12/24/1996      4/14/2004      5,923,856             0          0       None
AP Industries, Inc.(29)........................  12/23/1986     07/13/2004      3,833,941             0          0       None
Winn Dixie Stores, Inc.(30)....................   3/12/1984     07/30/2004        437,702             0          0       None
Nicholson Warehouse, L.P.(31) .................  12/13/1993      8/12/2004      3,621,911             0          0       None
Winn Dixie Stores, Inc.(32)....................  03/21/1988     10/08/2004        542,698             0          0       None
Rochester Button Company, Inc.(33).............  04/11/1984     10/08/2004        170,429             0          0       None
Stanwich Industries, Inc.(34)..................  04/03/1986       8/1/2004        222,915             0          0       None
                                                                10/27/2004
Varo, Inc.(35).................................  04/20/1979     12/06/2004      1,176,574             0          0       None
Bell Sports, Inc.(36) .........................   11/6/1992     12/29/2004     11,041,460             0          0       None
                                                                             ------------   -----------    --------
                                                                             $128,859,833   $18,677,615    $     0         --
                                                                             ============   ===========    ========

                                                                       COST OF PROPERTIES INCLUDING
                                               SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                 ------------   ------------------------------------------
                                                                                                 TOTAL           EXCESS
                                                                                              ACQUISITION    (DEFICIENCY) OF
                                                    TOTAL                                    COST, CAPITAL      OPERATING
                                                   PROCEEDS       ORIGINAL      ORIGINAL      IMPROVEMENT     RECEIPTS OVER
                                                   RECEIVED        EQUITY       MORTGAGE      CLOSING AND         CASH
PROPERTY                                          FROM SALE      INVESTMENT     FINANCING     SOFT COSTS     EXPENDITURES(2)
--------                                         ------------   ------------   -----------   -------------   ---------------
Formerly Gould, Inc.(4)........................     3,318,858      4,379,455             0      4,379,455        5,395,429
General Cinema Corporation(5)..................     2,188,383      4,330,000             0      4,330,000        2,921,914
Formerly Emerson Electric Company(6)...........     3,326,564      3,264,862             0      3,264,862        6,600,594
Formerly Yellow Front Stores, Inc. (7).........     1,619,047      1,049,538     1,447,200      2,496,738        1,771,544
Formerly DeVlieg Bullard, Inc.(8)..............       524,270        337,347       621,837        959,184                0(3)
Affiliated Foods Southwest, Inc.(9)............       297,452        136,589       213,411        350,000          183,507
Formerly Knudsen Corporation(10)...............    24,000,000      6,212,173     5,516,550     11,728,723       27,207,686
Atrium Companies Inc.(11)......................     3,524,768      1,182,144     2,009,263      3,191,407          245,592
Formerly Furon Company(12).....................    15,174,260      9,292,552    14,000,000     23,292,552       22,957,872
Formerly NVRyan LP(13).........................       650,716        473,580       701,600      1,175,180          687,569
Formerly Landmark Hotel Corporation(14)........     2,878,267      1,000,000     7,500,000      8,500,000        8,950,363
Formerly ARC Automation Services, Inc.(15).....       835,109        854,549       872,685      1,727,234        1,283,148
Waban Inc.(16).................................     6,743,251      2,750,000     7,000,000      9,750,000        1,852,960
Peerless Chain Company(17).....................    10,699,665      3,520,000     4,300,000      7,820,000       15,956,150
Formerly Mayfair Molded Products
 Corporation(18)...............................     2,256,984      3,252,534             0      3,252,534        6,281,566
Hobby Lobby Stores, Inc.(19)...................     2,361,741      2,617,514             0      2,617,514        2,929,725
Formerly Yellow Front stores, Inc.(20).........       365,871        388,718       536,000        924,718          441,008
Datcon Instrument Company(21)..................     4,929,250      2,550,000     3,050,000      5,600,000        6,414,374
Formerly Landmark Hotel Corporation(22)........     4,008,026      1,000,000     7,500,000      8,500,000        4,824,674
General Cinema Corporation(23).................     2,486,116      2,195,426             0      2,195,426        4,177,457
Penn Crusher Corporation(24)...................     3,798,047      2,850,661             0      2,850,661        7,752,177
Formerly Calcomp Technology, Inc.(25)..........     2,479,571      3,067,209     3,700,000      6,767,209          822,764
Formerly Gould, Inc.(26).......................     7,170,790      9,843,475             0      9,843,475        8,085,779
International Management Consulting,
 Inc.(27)......................................     6,691,268      6,831,800             0      6,831,800        1,658,711
Formerly Sentry Technology Corporation(28).....     5,923,856      4,925,000             0      4,925,000        2,813,963
AP Industries, Inc.(29)........................     3,833,941      3,197,366     4,756,974      7,954,340        9,645,793
Winn Dixie Stores, Inc.(30)....................       437,702      1,245,846             0      1,245,846        2,891,247
Nicholson Warehouse, L.P.(31) .................     3,621,911      2,915,000     4,000,000      6,915,000           80,729
Winn Dixie Stores, Inc.(32)....................       542,698      1,915,660             0      1,915,660        2,622,292
Rochester Button Company, Inc.(33).............       170,429        445,694       679,757      1,125,451        1,461,833
Stanwich Industries, Inc.(34)..................       222,915      1,165,824     2,148,983      3,314,807        4,733,831
Varo, Inc.(35).................................     1,176,574      1,546,700     1,815,000      3,361,700        3,791,972
Bell Sports, Inc.(36) .........................    11,041,460      5,281,507     5,000,000     10,281,507        5,697,018
                                                 ------------   ------------   -----------   ------------     ------------
                                                 $139,299,760   $ 96,018,723   $77,369,260   $173,387,983     $173,141,241
                                                 ============   ============   ===========   ============     ============

                                   FOOTNOTES

 (1) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs. Original equity investment and mortgage financing includes amounts funded for the initial acquisition plus subsequent capital improvements and costs funded through equity investments.

 (2) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned. No amounts are presented for partial land sales since such amounts are negligible.


 (3) The property sold represents only a portion of the property owned by the program and no receipts or expenses have been separately allocated.



 (4) In December 1985, CPA(R):6 purchased a property in Urbana, Illinois formerly net-leased it to Gould, Inc. In January 1998, CPA(R):6 was consolidated with W. P. Carey & Co. LLC. In January 2002, the property, formerly net-leased to Gould, Inc. was sold for $3,318,858, net of transaction costs, with W. P. Carey & Co. LLC realizing a gain on sale of $756,876.



 (5) In July 1986, CPA(R):6 purchased a property in Burnsville, Minnesota and net-leased it to General Cinema Corporation. In January 1998, CPA(R):6 was consolidated with W. P. Carey & Co. LLC. In January 2002, the General Cinema Corporation was sold for $2,188,383, net of transaction costs, with
     W. P. Carey & Co. LLC realizing a loss on sale of $7,496.



 (6) In April 1981, CPA(R):2 purchased a property in Maumelle, Arizona formerly net-leased it to Emerson Electric Company. In January 1998, CPA(R):2 was consolidated with W. P. Carey & Co. LLC. In February 2002, the property formerly net-leased to Emerson Electric Company was sold, for $3,326,564, net of transaction costs, with W. P. Carey & Co. LLC realizing a gain on sale of $399,854.



 (7) In January 1988, CPA(R):7 purchased several properties formerly net-leased under a master lease to Yellow Front Store, Inc. In January 1998, CPA(R):7 was consolidated with W. P. Carey & Co. LLC. In April, May and October, 2002, three properties formerly net-leased to Yellow Front Stores, Inc. were sold for $1,618,938, net of transaction costs, with W. P. Carey & Co. LLC realizing a loss on sale of $27,789.



 (8) In April 1986, CPA(R):5 purchased properties formerly net-leased to DeVlieg Bullard, Inc. in McMinville, Tennessee. In January 1998, CPA(R):5 and CPA(R):6 were consolidated with W. P. Carey & Co. LLC. In May 2002, one of the properties formerly net-leased to DeVlieg Bullard, Inc. was sold for $524,270, net of transaction costs, with no gain or (loss) realized by W.
     P. Carey & Co. LLC.



 (9) In February 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased several properties formerly net-leased under a master lease with Harvest Foods, Inc. In May 2002, the Little Rock, Arkansas property was sold for $297,452 and a gain on sale of $8,874 was recognized.



(10) In June 1983, CPA(R):3 and CPA(R):4 purchased a property formerly net-leased to Knudsen Corporation in Los Angeles, California. In January 1998, CPA(R):3 and CPA(R):4 were consolidated with W. P. Carey & Co. LLC. In June 2002, the property formerly net-leased to Knudsen Corporation was sold for $24,000,000, net of transaction costs, with W. P. Carey & Co. LLC realizing a gain on sale of $11,160,305.



(11) In November 1999, CPA(R):14 purchased properties in Dallas and Greenville, Texas leased to Atrium Companies, Inc. In June 2002, CPA(R):14 sold one of the Greenville, Texas properties and recognized a gain on sale of $333,361.



(12) In January 1990, CPA(R):8 and CPA(R):9 purchased several properties formerly net-leased under a master lease with Furon Company. In January 1998, CPA(R):8 and CPA(R):9 were consolidated with W. P. Carey & Co. LLC. In July 2002, the property net-leased to Furon Company was sold, for $15,174,260, net of transaction costs, with W. P. Carey & Co. LLC realizing a gain on sale of $1,797,730.

(13) In March 1989, CPA(R):7 and CPA(R):8 purchased a property formerly net-leased to NVRyan, L.P. in Fredricksburg, Virginia. In January 1998, CPA(R):7 and CPA(R):8 were consolidated with W. P. Carey & Co. LLC. In June 2002, the property formerly net-leased to NVRyan, L.P. was sold for $650,716, net of transaction costs, with W. P. Carey & Co. LLC realizing a loss on sale of $7,550.



(14) In January 1986, CPA(R):5 and CPA(R):6 purchased a property formerly net-leased to Landmark Hotel Corporation in Petoskey, Michigan. In January 1998, CPA(R):5 and CPA(R):6 were consolidated with W. P. Carey & Co. LLC. In August 2002, the property formerly net-leased to Landmark Hotel Corporation was sold for $2,878,267, net of transaction costs, with W. P. Carey & Co. LLC realizing a gain on sale of $612,860.



(15) In October 1983, CPA(R):4 purchased a property formerly net-leased to ARC Automation Services, Inc. in College Station, Texas. In January 1998, CPA(R):4 was consolidated with W. P. Carey & Co. LLC. On October 2002, a portion of the property formerly net-leased to ARC Automation Services, Inc. was sold for $835,109, net of transaction costs, with W. P. Carey & Co. LLC realizing a loss on sale of $4,722.



(16) In June 1993, CIP(R) purchased land and a warehouse retail store in East Farmingdale, New York formerly leased to Waban Inc. During 2001, in connection with the proposed sale, the property was written down to its estimated fair value and an impairment charge of $2,300,000 was recognized. In December 2002, the property was sold for $6,743,251 and CIP(R) recognized a loss on sale of $167,403.



(17) In June 1986, CPA(R):6 purchased a property in Winona, Minnesota net-leased to Peerless Chain Company. In January 1998, CPA(R):6 was consolidated with
     W. P. Carey & Co. LLC. In February 2003, the property net-leased to Peerless Chain Company was sold for $6,199,665, net of transaction costs, with W.P. Carey & Co. LLC realizing a gain on sale of $46,370.



(18) In December 1988, CPA(R):8 purchased a property in Schiller Park, Illinois formerly net-leased to Former Mayfair Molded Products Corp. In January 1998, CPA(R):8 was consolidated with W. P. Carey & Co. LLC. In March 2003, the property, formerly net-leased to Mayfair Molded Products Corporation was sold for $2,256,984, net of transaction costs, with W.P. Carey & Co. LLC realizing a gain on sale of $101,489.



(19) In December 1991, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased a property formerly net-leased to Hobby Lobby Stores, Inc. in Broken Arrow, Oklahoma. In May 2002, CPA(R):10 and CIP completed a merger. Under the terms of the merger, CIP(R) is the surviving company. In April 2003, the Broken Arrow property was sold for $2,361,741 and CIP(R) recognized a gain of $257,599.



(20) In January 1988, CPA(R):7 purchased several properties formerly net-leased under a master lease to Yellow Front Stores, Inc. In January 1998, CPA(R):7 was consolidated with W. P. Carey & Co. LLC. In May, 2003, the property, formerly net-leased to Yellow Front Stores, Inc. was sold for $365,871, net of transaction costs, with W.P. Carey & Co. LLC realizing a loss on sale of $30,875.



(21) In November 1988, CPA(R):8 purchased a property formerly net-leased to Datcon Instrument Company in Lancaster, Pennsylvania. In January 1998, CPA(R):8 was consolidated with W. P. Carey & Co. LLC. In July, 2003, the property formerly net-leased to Datcon Instrument Company was sold for $4,929,250, net of transaction costs, with W. P. Carey & Co. LLC realizing a loss on sale of $28,618.



(22) In January 1986, CPA(R):5 and CPA(R):6 purchased a property formerly net-leased to Landmark Hotel Corporation in Alpena, Michigan. In January 1998, CPA(R):5 and CPA(R):6 were consolidated with W. P. Carey & Co. LLC. In July 2003, the property formerly net-leased to Landmark Hotel Corporation was sold for $4,008,026, net of transaction costs, with W. P. Carey & Co. LLC realizing a gain on sale of $181,442.



(23) In July 1985, CPA(R):5 purchased a property formerly net-leased to General Cinema Corporation in Canton, Michigan. In January 1998, CPA(R):5 was consolidated with W. P. Carey & Co. LLC. In August, 2003, the property net-leased to General Cinema Corporation was sold for $2,486,116, net of transaction costs, with W. P. Carey & Co. LLC realizing a gain of $320,381.

(24) In August 1984, CPA(R):5 purchased two properties formerly net-leased to Penn Crusher Corporation in Cuyahoga Falls, Ohio and Broomall, Pennsylvania. In January 1998, CPA(R):5 was consolidated with W. P. Carey & Co. LLC. In October, 2003, the properties formerly net-leased to Penn Crusher Corporation were sold for $3,798,047, net of transaction costs, with W.P. Carey & Co. LLC realizing a gain on sale of $234,465.



(25) In May 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased a property formerly net-leased to Calcomp Technology, Inc. in Austin, Texas. In May 2002, CPA(R):10 and CIP(R) completed a merger, under the terms of the merger, CIP(R) is the surviving company. In October 2003, the Austin, Texas property was sold for $2,479,571 and CIP(R) recognized a loss of $22,196.



(26) In November 1985, CPA(R):5 purchased a property formerly net-leased to Gould, Inc. in Oxnard, California. In January 1998, CPA(R):5 was consolidated with W. P. Carey & Co. LLC. In December 2003, the property formerly net-leased to Gould, Inc. was sold for $7,170,790, net of transaction costs, with W.P. Carey & Co. LLC realizing a gain on sale of $413,523.



(27) In May 1998, CPA(R):12 purchased a property in Ashburn, Virginia formerly net-leased to International Management Consulting, Inc. In March 2004, the Ashburn property was sold for $6,691,268, net of transaction costs, with CPA 12 realizing a gain on sale of $381,559.



(28) In December 1996, CPA(R):12 purchased a property in Hauppauge, New York formerly net-leased to Sentry Technology Corporation. In April 2004, the property was sold for $5,923,856, net of transaction costs, with CPA 12 realizing a gain on sale of $1,372,105.



(29) In December 1986, CPA(R):6 purchased a property in Toledo, Ohio formerly net-leased to AP Industries, Inc. In January 1998, CPA(R):6 was consolidated with W.P. Carey & Co. LLC. In July 2004, the property formerly net-leased to AP Industries, Inc. was sold for $3,833,941, net of transaction costs, with W.P. Carey & Co. LLC realizing a gain on sale of $5,824.



(30) In March 1984, CPA(R):4 purchased a property in Leeds, Alabama net-leased to Winn Dixie Stores, Inc. In January 1998, CPA(R):4 was consolidated with W.P. Carey & Co. LLC. In July 2004, the property net-leased to Winn Dixie was sold for $437,702, net of transaction costs, with W.P. Carey & Co. LLC realizing a loss on sale of $273.



(31) In December 1993, CIP(R) purchased a property in Maple Heights, Ohio formerly net-leased to Nicholson Warehouse, LP. In August 2004, the property was sold for $3,621,911, net of transaction costs, with CIP realizing a gain on sale of $413,778.



(32) In March 1988, CPA(R):6 purchased a property in Panama City, Florida net-leased to Winn Dixie Stores, Inc. In January 1998. CPA(R):6 was consolidated with W.P. Carey & Co. LLC. In October 2004, the property net-leased to Winn Dixie Stores, Inc. was sold for $542,698, net of transaction costs, with W.P. Carey & Co. LLC realizing a gain on sale of $31,834.



(33) In April 1984, CPA(R):5 purchased a property in Kenbridge, Virginia net-leased to Rochester Button Company, Inc. In January 1998, CPA(R):5 was consolidated with W.P. Carey & Co. LLC. In October 2004, the property formerly net-leased to Rochester Button Company, Inc. was sold for $170,429, net of transaction costs, with W.P. Carey & Co. LLC realizing a gain on sale of $65,408.



(34) In April 1986, CPA(R):5 purchased a property in McMinville, Tennessee formerly net-leased to Stanwich Industries, Inc. In January 1998, CPA(R):5 was consolidated with W.P. Carey & Co. LLC. In October 2004, the property formerly net-leased to Stanwich Industries, Inc. was sold for $222,915, net of transaction costs, with W.P. Carey & Co. LLC realizing loss on sale of 7,504.



(35) In April 1979, CPA(R):1 purchased a property in Garland, Texas net-leased to Varo, Inc. In January 1998, CPA(R):1 was consolidated with W.P. Carey & Co. LLC. In December 2004, the property formerly net-leased to Varo, Inc. was sold for $1,176,574, net of transaction costs, with W.P. Carey & Co. LLC realizing a loss on sale of $20,000.



(36) In November 1992, CIP(R) purchased a property in Rantoul, Illinois and assumed an existing net lease with Bell Sports Inc. In September 2004, in connection with the merger of CIP(R) and CPA(R):15, CPA(R):15 acquired the Rantoul property. In December 2004, the property was sold for $11,041,460, net of transaction costs, with CPA 15 realizing a gain on sale of $478,280.

(CPA 16 GLOBAL LOGO)

                          INSTRUCTIONS FOR COMPLETION
                        OF CPA(R):16 - GLOBAL ORDER FORM

        INSTRUCTIONS TO INVESTORS
--------                           ---------------------------------------------
     YOU MUST COMPLETE ALL ITEMS AND SIGN THE ORDER FORM IN ITEM 7. INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

     ITEM 1 Indicate the number of shares you are purchasing (200 Shares is the minimum) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with either a previous investment by you in CPA(R):16 - Global or with that of another investor for the purpose of obtaining a volume discount available to "single purchasers."

     ITEM 2 If you will consider making an additional investment in this offering.


     ITEM 3 Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.


     ITEM 4 Please print name(s) in which Shares are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     ITEM 5 SHAREHOLDER REPORT ADDRESS: If you would like duplicate copies of shareholder reports sent to an address other than listed in Item 4, please complete this section.

     ITEM 6  Provide distribution payment preference.

     ITEM 7 You MUST sign the form in Item 7. Signature(s) must be witnessed and the date of signing must be inserted on the line provided.


     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE BROKER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO "DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ESCROW AGENT" (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the title and signature pages of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporate resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.


        INSTRUCTIONS TO BROKERS
--------                           ---------------------------------------------
     Please be sure to verify all investor information on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED. Please verify that investors have signed Item 7.

     Please send check(s) payable to "Deutsche Bank Trust Company Americas, as Escrow Agent" and completed Order Form(s) to Deutsche Bank Trust Company Americas, Corporate Trust and Agency Services, 60 Wall Street, 27(th) Floor, New York, NY 10004.

     For wiring instructions, contact Corporate Trust and Agency Services at Deutsche Bank Trust Company Americas, at 212-250-4660 prior to wiring funds.

(CPA 16 GLOBAL LOGO)

                                       CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL
                                                                      ORDER FORM

       The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 4 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and
   (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 4 BELOW HAS BEEN CHECKED].

1.        INVESTMENT
--------------------------------------------------------------------------------

     This is an (check one):  [ ] Initial Investment       [ ]Check this box if you have agreed with your broker-dealer or
                              [ ] Additional               Registered Investment Adviser to purchase shares net of
                                                           commission. Investors electing this option are required to pay
                                  Investment in this       $9.35 per share.
                                  offering
     MAKE INVESTMENT CHECK PAYABLE TO: DEUTSCHE BANK
     TRUST COMPANY AMERICAS, AS ESCROW AGENT

                                 $                                                              $
    --------------------         -------------------       ---------------------------          ----------------------------
    Number of Shares --           Dollar Amount of         Number of Shares -- minimum          Dollar Amount of Investment
          minimum 200                Investment                         200                          ($9.35 per share)
                                 ($10.00 per share)


   [ ] VOLUME DISCOUNTS Check this box if you wish to have your investment combined with either a previous investment by you in CPA(R):16 - Global or with that of another investor for the purpose of obtaining a volume discount available to "single purchasers." Please see "The Offering/Plan of Distribution" section of the prospectus for further information on volume discounts.

       Name of other investor
     --------------------------------------------------------------------------

2.        ADDITIONAL INVESTMENTS
--------------------------------------------------------------------------------

   Please check if you plan to make additional investments in the Company: [ ] If additional investments are made please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $10. By checking this box, I agree to notify the Company in writing if at any time I fail to meet the suitability standards or am unable to make the representations therein.

3.        FORM OF OWNERSHIP -- Mark only one box
--------------------------------------------------------------------------------



    [ ] IRA                                                            [ ] INDIVIDUAL
    [ ] KEOGH                                                          [ ] HUSBAND AND WIFE AS COMMUNITY PROPERTY
    [ ] PENSION OR PROFIT SHARING PLAN                                  (In Item 7, both signatures must appear)
    [ ] TAXABLE  [ ] EXEMPT UNDER sec.501A                             [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
    [ ] SIMPLIFIED EMPLOYEE PENSION / TRUST (S.E.P.)                    (In Item 7, both signatures must appear)
    [ ] TRUST  [ ] TAXABLE  [ ] GRANTOR A or B                         [ ] TENANTS IN COMMON
     (Signature and title pages of Trust Agreement must be             [ ] A MARRIED PERSON SEPARATE PROPERTY
    enclosed)                                                           (In Item 7, only one signature must appear)
                                                                       [ ] CUSTODIAN
     Trustee name(s)                                                    Custodian for ------------
    ---------------------------------------------                       Under the[ ] Uniform Gift to Minors Act of the State of ---
                                                                                  [ ] Uniform Transfers to Minors Act of the State
     For the Benefit of                                                 of ---
     --------------------------------------------                      [ ] CORPORATION OR PARTNERSHIP
                                                                        (Corporate Resolution or Partnership Agreement MUST be
     Trust Date                                                        enclosed)
     ---------------------------------------------------
    [ ] ESTATE
    [ ] CHARITABLE REMAINDER TRUST
    [ ] NON-PROFIT ORGANIZATION
    [ ] TRANSFER ON DEATH (TOD)----------------------------
     (Please complete enclosed TOD Form to effect designation)



4.        INVESTOR INFORMATION

--------------------------------------------------------------------------------


   Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name if applicable.

                                                                        Investor Social Security Number
                                                                              -      -
    Name
                  ----------------------------------------------------  --------------------------------
                                                                        Joint Investor's Social Security
                                                                        Number
    Name of                                                                   -      -
    Joint
      Investor
                  ----------------------------------------------------  --------------------------------
                                                                        Taxpayer ID Number
                                                                              -
    Address
                  ----------------------------------------------------  --------------------------------
    City                              State                             Zip Code
                  ---------------                   ---------------                   ---------------
    Investor
    e-mail
    address
    (optional)
                  --------------------------------------------------------------------------------------
    Investor's Account Number with Broker Dealer or Registered Investment Adviser (if any):
    ----------------------------------------------------------------------------------------------------



    [ ] Check this box if you are a U.S. person                        [ ] Check this box if you are a U.S. citizen residing
    [ ] Check this box if you are a non-resident alien                 outside the U.S.
                                                                       [ ] Check this box if you are subject to backup withholding



5.        SHAREHOLDER REPORT ADDRESS

--------------------------------------------------------------------------------


   If you are investing through a Trust, IRA or KEOGH, please complete this section.

    Address
             --------------------------------------------------------------------------------------------------------



             --------------------------------------------------------------------------------------------------------
    City                           State                                       Zip Code
             --------------------                ---------------------------             ---------------------------

6.        DISTRIBUTION PAYMENT OPTIONS
        ------------------------------------------------------------------------

   Complete this section only to enroll in Distribution Reinvestment or to direct distribution payments to a party other than indicated in Section 4. Choose Option a, b or c.

   6a. DISTRIBUTION REINVESTMENT Check the applicable box to participate in the Distribution Reinvestment Plan: 100% [ ] Other [ ] -- %

   6b. ALTERNATE PAYEE(S) (Non-Qualified Investors Only) Please indicate the address(es) to which distributions should be mailed. Distributions may be split on a percentage basis, between a maximum of two (2) payees.
   * Percentage amount must equal 100%.

    Destination                                                      Destination
      1:                        %*                                   2:                          %*
                  ----------                                                       ----------
    Company                                                          Company
                  ------------------------------------------------                 ------------------------------------------------
    Address                                                          Address
                  ------------------------------------------------                 ------------------------------------------------
                  ------------------------------------------------                 ------------------------------------------------
    City                                                             City
                  ------------------------------------------------                 ------------------------------------------------
    State                       Zip Code                             State                       Zip Code
                  ---------------         ----------                               ---------------         ----------
    Account number (if any)                                          Account number (if any)
                                -----------------------------------                              -----------------------------------
    Account name                                                     Account name
                  ------------------------------------------------                 ------------------------------------------------

   6c. AUTOMATIC DEPOSITS Please include a voided check or savings deposit slip. (Non-Qualified Investors Only)
   I authorize Comerica Bank to initiate variable entries to my checking or savings account. This authority will remain in effect until I notify the CPA(R):16 - Global Investor Relations Department or Phoenix American, the transfer agent for CPA(R):16 - Global, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation.



    Financial Institution Name and Address:
                                             -------------------------------------------------------------------------------------

                                             -------------------------------------------------------------------------------------

                                             -------------------------------------------------------------------------------------
    Account Type (check one):                [ ] Checking    [ ] Savings    [ ] Other



    Account Number ----------------------------------------  Bank ABA Routing Number ----------------------------------------


7.        SIGNATURE OF INVESTOR(S)
--------------------------------------------------------------------------------

   Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

                                                                                  JOINT
                                                                       INVESTOR  INVESTOR
                                                                       --------  --------



    (a)  I have received the Prospectus.                               ---------- ----------
                                                                       Initials  Initials

    (b)  I hereby certify that (i) I have (a) a net worth (exclusive of home furnishings and automobiles) of at least $150,000 or more, or; (b) a net worth (as described above) of at least
         $45,000 and had during the last two years or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards;" (ii)
         I am purchasing the shares for my own account or in a
         fiduciary capacity; and (iii) I acknowledge that the shares
         are not liquid.                                               ---------- ----------
                                                                       Initials  Initials

    ------------------------  ------------------------  ------
    SIGNATURE OF WITNESS      SIGNATURE OF INVESTOR     DATE



    ------------------------  ------------------------  ------
    SIGNATURE OF WITNESS      SIGNATURE OF INVESTOR     DATE

8.        BROKER/DEALER INFORMATION
     ---------------------------------------------------------------------------

   The Financial Advisor or Registered Investment Adviser (RIA) must sign below to complete order. Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor's residence.


    Licensed Firm Name
                               ------------------------------------------------------------------------

    Advisor Name
                               ------------------------------------------------------------------------

    Advisor Mailing Address
                               ------------------------------------------------------------------------

    City                                          State                     Zip Code
                               -----------------         -----------------            -----------------

    Advisor Number                                       Telephone Number
                                                                            ---------------------------
                               ------------------------

    e-mail address (optional)
                               ------------------------------------------------------------------------

   [ ] REGISTERED INVESTMENT ADVISER (RIA) CHECK HERE. This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

   The undersigned confirms by his signature that he (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor;
   (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

    ------------------------------------------------------------  ---------------------------
    ADVISOR SIGNATURE                                             DATE

       ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR   5/20/03
                         REGISTRATION CANNOT BE PROCESSED.

------------------------------------------------------------
------------------------------------------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Suitability Standards......................    1
Prospectus Summary.........................    5
Risk Factors...............................   17
Estimated Use of Proceeds..................   29
Management Compensation....................   31
Conflicts of Interest......................   41
Prior Offerings by Affiliates..............   47
Management.................................   56
Investment Objectives, Procedures and
  Policies.................................   70
Security Ownership of Certain Beneficial
  Owners and Management....................   83
Selected Financial Data....................   84
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   85
Description of the Properties..............   96
United States Federal Income Tax
  Considerations...........................  125
ERISA Considerations.......................  139
Description of Shares......................  143
The Offering/Plan of Distribution..........  152
Reports to Shareholders....................  156
Legal Opinions.............................  157
Experts....................................  157
Sales Literature...........................  157
Further Information........................  158
Index to Financial Statements..............  F-1
Prior Performance Tables...................  A-1
Global Order Form..........................  B-1


------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CPA(R):16 - GLOBAL SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                                                  [WPCAREY LOGO]

[CPA LOGO]
CORPORATE PROPERTY
ASSOCIATES 16 - GLOBAL
Incorporated

A Maximum of 550,000,000 Shares of Common Stock


                                   PROSPECTUS

                              CAREY FINANCIAL, LLC

------------------------------------------------------------
------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee........................................  $  152,040
NASD filing fee.............................................      30,500
Legal fees and expenses.....................................   1,050,000
Printing and engraving......................................     750,000
Accounting fees and expenses................................     225,000
Blue sky expenses...........................................     170,000
Escrow and transfer agents' fees and expenses...............     390,000
Advertising and sales literature............................     700,000
Miscellaneous...............................................   2,225,000(1)
                                                              ----------
TOTAL.......................................................  $5,692,540(2)
                                                              ==========


---------------

(1) Estimated. This amount includes wholesaling expense reimbursements and other expense reimbursements for sales seminars, sales incentives and due diligence expense reimbursements.

(2) All amounts, other than SEC registration fee and NASD filing fee, are estimates.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.


     In June 2003, Carey Asset Management purchased 20,000 shares of our common stock for $200,000 cash. From January through April 2005, an additional 63,699.61 shares of our common stock were issued to Carey Asset Management as consideration for services provided. Since none of these transactions were considered to have involved a "public offering" within the meaning of Section 4(2) of the Securities Act, as amended, the shares issued were deemed to be exempt from registration. In acquiring our shares, W. P. Carey & Co. LLC represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.


ITEM 34. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     We maintain a directors and officers liability insurance policy. The organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

     -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

     -- the director or officer actually received an improper personal benefit in money, property or services; or

     -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

     Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     Notwithstanding the foregoing, the directors, W. P. Carey & Co. and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:


     -- the directors, W. P. Carey & Co. or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;


     -- the directors, W. P. Carey & Co. or their affiliates were acting on our behalf or performing services for us;

     -- the liability or loss was not the result of negligence or misconduct by the directors (excluding independent directors), W. P. Carey & Co. or their affiliates; and

     -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

     -- the independent directors will be indemnified by us if the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.


     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. Provided the above conditions are met, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from any loss or liability arising out of the performance of its/their obligations under the advisory agreement.



     We will not indemnify the advisor and its affiliates for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:



      -- there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;



      -- such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or



      -- a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of CPA(R):16 Global were offered or sold as to indemnification for violation of securities laws.


     As a result, we and our shareholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the advisory agreement.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Pro Forma Financial Information (Unaudited):


     Management's Report on Internal Control Over Financial Reporting.



     Pro Forma Consolidated Balance Sheet as of March 31, 2004 (Unaudited).



     Pro Forma Consolidated Statement of Operations, for the year ended December 31, 2004 (Unaudited).



     Pro Forma Consolidated Statement of Operations, for the three-months ended March 31, 2005 (Unaudited).



     Pro Forma Consolidated Statement of Taxable Income and After-Tax Cash Flow, for the twelve-months ended March 31, 2005 (Unaudited).



     Notes to Pro Forma Consolidated Financial Statements (Unaudited).



     (b) Condensed Consolidated Financial Statements (Unaudited), March 31,
2005.



     Condensed Consolidated Balance Sheet as of March 31, 2005 and December 31, 2004 (Unaudited).

     Condensed Consolidated Statements of Operations for the three-months ended March 31, 2005 and 2004 (Unaudited).



     Condensed Consolidated Statements of Comprehensive Income (Loss), for the three-months ended March 31, 2005 and 2004 (Unaudited).



     Condensed Consolidated Statements of Cash Flows, for the three-months ended March 31, 2005 and 2004 (Unaudited).



     Notes to Condensed Consolidated Financial Statements.



     (c) Consolidated Financial Statements, December 31, 2004:


     Report of Independent Registered Public Accounting Firm.


     Consolidated Balance Sheet as of December 31, 2004.



     Consolidated Statements of Operations for the year ended December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2003.



     Consolidated Statements of Shareholder's Equity for the year ended December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2003.



     Consolidated Statements of Cash Flows for the year ended December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2003.


     Notes to Consolidated Financial Statements.


Schedules to Consolidated Financial Statements..............  F-60




Schedule III  --    Real Estate and Accumulated Depreciation....................  F-60
 Schedule IV  --    Mortgage Loans on Real Estate...............................  F-64


     (b) Exhibits


EXHIBIT NO.                             EXHIBIT
-----------                             -------
   3.1        Articles of incorporation of CPA(R):16 - Global
              (Incorporated by reference to Exhibit 3.1 to the
              registrant's Registration Statement on Form S-11 (File No.
              333-106838) filed July 3, 2003)
   3.2        Bylaws of CPA(R):16 - Global (Incorporated by reference to
              Exhibit 3.2 to the registrant's Registration Statement on
              Form S-11 (File No. 333-106838) filed July 3, 2003)
   4.1        2003 Distribution Reinvestment and Share Purchase Plan
              (Incorporated by reference to Exhibit 4.1 to the
              registrant's Registration Statement on Form S-11 (File No.
              333-106838) filed July 3, 2003)
   5.1        Opinion of Clifford Chance US LLP as to the legality of
              securities issued
   8.1        Form of Opinion of Clifford Chance US LLP as to certain tax matters
  10.1        Form of Selected-Dealer Agreement
  10.2*       Form of Escrow Agreement
  10.3        Form of Selected Investment Advisor Agreement (Incorporated
              by reference to Exhibit 10.3 to the registrant's
              Registration Statement on Form S-11 (File No. 333-106838)
              filed July 3, 2003)
  10.4        Form of Amended and Restated Sales Agency Agreement
  10.5**      Form of Second Amended and Restated Advisory Agreement
  10.6        Form of Wholesaling Agreement (Incorporated by reference to
              Exhibit 10.6 to the registrant's Registration Statement on
              Form S-11 (File No. 333-106838) filed July 3, 2003)
  21.1        Subsidiaries of the Registrant
  23.1        Consent of PricewaterhouseCoopers LLP
  23.2        Consent of Clifford Chance US LLP (Contained in Exhibit 5.1)
  99.1**      Consent of Ibbotson Associates, Inc.


---------------


 * Previously filed.



** To be filed by amendment.

                               TABLE VI (1 OF 6)

                          ACQUISITION OF PROPERTIES BY

CPA(R):12, CPA(R):14, CPA(R):15 & CPA(R):16 FROM JANUARY 1, 2002 TO DECEMBER 31,
                                      2004



                                                                                                   GROSS
                                                                                                 LEASABLE
                                                 TYPE OF                                           SPACE     DATE OF
OCCUPANT/GUARANTOR                               PROPERTY                     LOCATION           (SQ. FT.)   PURCHASE
------------------                    ------------------------------  -------------------------  ---------   --------
UTI Holdings, Inc. and Nascar
 Technical Institute................  Office facility                 Mooresville, NC              144,995    2/11/02
PW Eagle, Inc. .....................  Warehouse, distribution,        Tacoma, WA;                1,079,424    2/28/02
                                      office, and industrial          West Jordan, UT;
                                      facilities                      Perris, CA; Eugene, OR
American Tire Distributors, Inc.
 (formerly Heafner Tire Group,
 Inc.)..............................  Distribution and Warehouse      Mauldin, SC;                 465,588    3/26/02
                                      facilities                      Charlotte, NC;
                                                                      Lincolnton, NC
Carrefour France, SAS...............  Warehouse and distribution      Boe, Carpiquet,            3,633,636    3/26/02
                                                                      Le Mans,                                    and
                                                                      Vendin-le-Vieil, Lagnieu,                7/1/02
                                                                      Luneville, and
                                                                      St. Germain du Puy,
                                                                      France Lieusaint, France
Tower Automotive, Inc. .............  Industrial facilities           Auburn, IN                   844,166    4/10/02
                                                                      Bluffton, OH
                                                                      Milan, TN
Racal Instruments, Inc. ............  Office facility                 Irvine, CA                    98,631    5/21/02
Allentown Business School...........  Graduate School                 Allentown, PA                 97,285    5/22/02
IntegraColor Ltd. ..................  Distribution/warehouse          Mesquite, TX                 358,987    6/14/02
                                      facility                                                                    and
                                                                                                             11/19/04
Advantis Technologies, Inc. ........  Office facility                 Alpharetta, GA               191,975    6/25/02
Vacant property in Tulsa, OK........  Distribution/warehouse          Tulsa, OK                    757,784    6/28/02
                                      facility
Katun Corporation...................  Warehouse, distribution,        Davenport, IA;               343,423     7/5/02
                                      and office                      Bloomington, MN
Katun Corporation -- Netherlands....  Industrial                      Gorinchem, NT                133,500     7/5/02
Trends Clothing Corp. ..............  Distribution/warehouse          Miami, FL                    247,264    7/22/02
                                      facility
Tower Automotive, Inc. .............  Industrial                      Granite City, IL;          1,047,400    8/10/02
                                                                      Clinton Township, MI;
                                                                      Kendallville, IN;
                                                                      Upper Sandusky, OH
Foster Wheeler, LTD.................  Office facility                 Clinton, NJ                  292,000    8/16/02
Hologic, Inc.(3)....................  Industrial/manufacturing        Danbury, CT;                 269,042    8/19/02
                                      facilities                      Bedford MA
BE Aerospace, Inc. .................  Industrial facility             Miami, FL                    188,065    9/12/02

                                                                           CONTRACT
                                                                        PURCHASE PRICE
                                         ORIGINAL        CASH DOWN           PLUS         OTHER CASH         OTHER
                                         MORTGAGE         PAYMENT-       ACQUISITION     EXPENDITURES     CAPITALIZED
OCCUPANT/GUARANTOR                      FINANCING          EQUITY          FEES(1)         EXPENSED     EXPENDITURES(2)
------------------                    --------------   --------------   --------------   ------------   ---------------
UTI Holdings, Inc. and Nascar
 Technical Institute................       6,700,000        4,306,015       11,006,015                       406,644
PW Eagle, Inc. .....................       8,200,000        6,048,138       14,248,138
American Tire Distributors, Inc.
 (formerly Heafner Tire Group,
 Inc.)..............................       8,750,000        5,961,675       14,711,675
Carrefour France, SAS...............      76,563,150       24,149,044      100,712,194
Tower Automotive, Inc. .............      12,022,870        8,989,294       21,012,164
Racal Instruments, Inc. ............       9,500,000        4,024,797       13,524,797
Allentown Business School...........      12,500,000        6,830,755       19,330,755                       371,448
IntegraColor Ltd. ..................       7,080,000        7,193,054       14,273,054                        14,004
Advantis Technologies, Inc. ........       8,500,000        4,589,005       13,089,005
Vacant property in Tulsa, OK........      30,000,000       25,887,041       55,887,041
Katun Corporation...................      19,000,000       10,269,123       29,269,123
Katun Corporation -- Netherlands....       5,466,070          772,594        6,238,664
Trends Clothing Corp. ..............       8,630,041        6,273,052       14,903,093
Tower Automotive, Inc. .............      19,878,130       14,848,198       34,726,328
Foster Wheeler, LTD.................      29,185,000       17,833,871       47,018,871
Hologic, Inc.(3)....................                       21,624,237       21,624,237
BE Aerospace, Inc. .................      10,500,000        5,010,264       15,510,264


                                        TOTAL COST
                                            OF
OCCUPANT/GUARANTOR                       PROPERTY
------------------                    --------------
UTI Holdings, Inc. and Nascar
 Technical Institute................      11,412,659
PW Eagle, Inc. .....................      14,248,138
American Tire Distributors, Inc.
 (formerly Heafner Tire Group,
 Inc.)..............................      14,711,675
Carrefour France, SAS...............     100,712,194
Tower Automotive, Inc. .............      21,012,164
Racal Instruments, Inc. ............      13,524,797
Allentown Business School...........      19,702,203
IntegraColor Ltd. ..................      14,287,058
Advantis Technologies, Inc. ........      13,089,005
Vacant property in Tulsa, OK........      55,887,041
Katun Corporation...................      29,269,123
Katun Corporation -- Netherlands....       6,238,664
Trends Clothing Corp. ..............      14,903,093
Tower Automotive, Inc. .............      34,726,328
Foster Wheeler, LTD.................      47,018,871
Hologic, Inc.(3)....................      21,624,237
BE Aerospace, Inc. .................      15,510,264

                               TABLE VI (2 OF 6)

                          ACQUISITION OF PROPERTIES BY

CPA(R):12, CPA(R):14, CPA(R):15 & CPA(R):16 FROM JANUARY 1, 2002 TO DECEMBER 31,
                                      2004



                                                                                                  GROSS
                                                                                                LEASABLE
                                                TYPE OF                                           SPACE      DATE OF
OCCUPANT/GUARANTOR                              PROPERTY                     LOCATION           (SQ. FT.)   PURCHASE
------------------                   ------------------------------  -------------------------  ---------   ---------
Danka Office Imaging Company.......  Office facility                 St. Petersburg, FL(3)        337,727     9/27/02
Rave Motion Pictures Baton Rouge,
 L.L.C. (Rave Motion Pictures
 L.L.C.)...........................  Theater                         Baton Rouge, LA               73,000     10/9/02
Overland Storage, Inc. ............  Office, light engineering/      San Diego, CA                158,585    10/15/02
                                     warehouse
SSG Precision Optronics, Inc. .....  Warehouse, distribution and     Wilmington, MA               227,685    11/20/02
                                     office facilities
Meadowbrook Meat Company, Inc. ....  Warehouse, distribution and     Orlando, FL;                 575,858    12/31/02
                                     office facilities               Macon, GA;
                                                                     Rocky Mount, NC(2)
                                                                     Lewisville, TX
Medica-France, SA(4)...............  Assisted-living facilities      Paris;                       336,766     12/4/02
                                                                     Rueil Malmaison;
                                                                     Sarcelles; Poissy;
                                                                     Chatou and
                                                                     Rosny sous Bois,
                                                                     France
Clear Channel Communications,
 Inc(5)............................  Office facilities               New York, NY                 227,685    12/12/02
Carrefour France, SA and Carrefour
 Hypermarches France, SA(6)........  Warehouse and distribution      Cholet;                    4,996,086    12/27/02
                                     facilities                      Crepy en Vallois;                            and
                                                                     Lens; Nimes and                         11/27/03
                                                                     Thuit Hebert, France
Truserv Corporation(7).............  Warehouse, Distribution and     Kingman, AZ;               3,443,100    12/31/02
                                     Office facilities               Springfield, OR;
                                                                     Fogelsville, PA;
                                                                     Jonesboro, GA;
                                                                     Kansas City, MI;
                                                                     Woodland, CA;
                                                                     Corsicana, TX
Insulated Structures, Ltd. ........  Warehouse and Distribution      Birmingham, UK               206,000     1/28/03
                                     facilities

                                                                          CONTRACT
                                                                       PURCHASE PRICE
                                        ORIGINAL        CASH DOWN           PLUS         OTHER CASH         OTHER
                                        MORTGAGE         PAYMENT-       ACQUISITION     EXPENDITURES     CAPITALIZED
OCCUPANT/GUARANTOR                     FINANCING          EQUITY          FEES(1)         EXPENSED     EXPENDITURES(2)
------------------                   --------------   --------------   --------------   ------------   ---------------
Danka Office Imaging Company.......      20,500,000       11,567,574       32,067,574                      (424,448)
Rave Motion Pictures Baton Rouge,
 L.L.C. (Rave Motion Pictures
 L.L.C.)...........................                       11,515,715       11,515,715                       120,574
Overland Storage, Inc. ............      20,000,000       10,121,093       30,121,093
SSG Precision Optronics, Inc. .....                        4,967,653        4,967,653
Meadowbrook Meat Company, Inc. ....      18,000,000       12,415,009       30,415,009
Medica-France, SA(4)...............      34,011,560        9,112,453       43,124,013
Clear Channel Communications,
 Inc(5)............................      85,000,000       69,807,321      154,807,321
Carrefour France, SA and Carrefour
 Hypermarches France, SA(6)........     103,580,265       30,609,525      134,189,790
Truserv Corporation(7).............      49,104,774       82,573,676      131,678,450
Insulated Structures, Ltd. ........      15,507,750        6,090,738       21,598,488                       498,369


                                       TOTAL COST
OCCUPANT/GUARANTOR                    OF PROPERTY
------------------                   --------------
Danka Office Imaging Company.......      31,643,126
Rave Motion Pictures Baton Rouge,
 L.L.C. (Rave Motion Pictures
 L.L.C.)...........................      11,636,289
Overland Storage, Inc. ............      30,121,093
SSG Precision Optronics, Inc. .....       4,967,653
Meadowbrook Meat Company, Inc. ....      30,415,009
Medica-France, SA(4)...............      43,124,013
Clear Channel Communications,
 Inc(5)............................     154,807,321
Carrefour France, SA and Carrefour
 Hypermarches France, SA(6)........     134,189,790
Truserv Corporation(7).............     131,678,450
Insulated Structures, Ltd. ........      22,096,857

                               TABLE VI (3 OF 6)

                          ACQUISITION OF PROPERTIES BY

CPA(R):12, CPA(R):14, CPA(R):15 & CPA(R):16 FROM JANUARY 1, 2002 TO DECEMBER 31,
                                      2004



                                                                                                  GROSS
                                                                                                LEASABLE
                                                TYPE OF                                           SPACE      DATE OF
OCCUPANT/GUARANTOR                              PROPERTY                     LOCATION           (SQ. FT.)   PURCHASE
------------------                   ------------------------------  -------------------------  ---------   ---------
Starmark Camhood LLC(8)............  Health Clubs                    Tampa and Boca Raton, FL;  1,652,154      2/7/03
                                                                     Newton, MA;
                                                                     Bloomington (2),
                                                                     Brooklyn Center,
                                                                     Bumsville, Eden
                                                                     Prairie (2), Fridley,
                                                                     Minnetonka and St. Louis
                                                                     Park, MN;
                                                                     Albuquerque, NM(4)
WNA American Plastic Industries,
 Inc. .............................  Industrial facility             Chattanooga, TN              238,585     2/12/03
Wincup Holdings, Inc. .............  Industrial facility             Mooresville, NC              384,600     2/25/03
Vacant property in Miami, FL.......  Warehouse Office facilities     Miami,FL                     270,000     3/20/03
Pemstar, Inc. .....................  Industrial facility             Rochester, MN                260,287     3/28/03
Gestamp Alabama Inc.(12)...........  Industrial facility             McCalla, AL                  390,000     3/28/03
MediMedia USA, Inc. ...............  Office facility                 Yardley, PA                  107,000      4/1/03
Qualceram Shires plc...............  Industrial facilities           Dublin, IR; Bradford,        820,889     4/29/03
                                                                     Belfast, Darwen, Stoke-
                                                                     on-Trent and Rochdale,
                                                                     United Kingdom
Lillian Vernon Corporation.........  Warehouse and distribution      Virginia Beach, VA           827,000      7/2/03
                                     facilities
Qualserv Corporation...............  Industrial facility             Fort Smith, AR               440,159     7/31/03
Grande Communications Networks,
 Inc...............................  Office facilities               Corpus Christi, Odessa,      119,609      8/7/03
                                                                     San Marcos and
                                                                     Waco, TX
Dick's Sporting Goods, Inc. .......  Retail stores                   Cheektowaga, NY,             264,841      8/8/03
                                                                     Greenwood, IN and
                                                                     Freehold, NJ
Kerr Group, Inc. ..................  Industrial facilities           Jackson, TN and              394,130     8/13/03
                                                                     Bowling Green, KY
Dick's Sporting Goods, Inc. .......  Retail Store                    Indianapolis, IN              76,129     8/19/03

                                                                          CONTRACT
                                                                       PURCHASE PRICE
                                        ORIGINAL        CASH DOWN           PLUS         OTHER CASH         OTHER
                                        MORTGAGE         PAYMENT-       ACQUISITION     EXPENDITURES     CAPITALIZED
OCCUPANT/GUARANTOR                     FINANCING          EQUITY          FEES(1)         EXPENSED     EXPENDITURES(2)
------------------                   --------------   --------------   --------------   ------------   ---------------
Starmark Camhood LLC(8)............      88,300,000       89,729,332      178,029,332
WNA American Plastic Industries,
 Inc. .............................                        6,544,502        6,544,502
Wincup Holdings, Inc. .............       9,500,000        6,102,094       15,602,094
Vacant property in Miami, FL.......                       22,971,715       22,971,715                     1,617,625
Pemstar, Inc. .....................       7,500,000        5,077,518       12,577,518
Gestamp Alabama Inc.(12)...........       8,500,000        6,945,876       15,445,876                       509,710
MediMedia USA, Inc. ...............      14,000,000        9,732,846       23,732,846
Qualceram Shires plc...............      22,788,731       13,526,790       36,315,521
Lillian Vernon Corporation.........      24,000,000       14,743,455       38,743,455
Qualserv Corporation...............                        6,492,146        6,492,146
Grande Communications Networks,
 Inc...............................       7,550,000        6,271,990       13,821,990
Dick's Sporting Goods, Inc. .......      14,200,000        7,775,382       21,975,382                       300,835
Kerr Group, Inc. ..................       8,460,000        6,377,668       14,837,668
Dick's Sporting Goods, Inc. .......       5,000,000        3,410,845        8,410,845                       158,051


                                       TOTAL COST
                                           OF
OCCUPANT/GUARANTOR                      PROPERTY
------------------                   --------------
Starmark Camhood LLC(8)............     178,029,332
WNA American Plastic Industries,
 Inc. .............................       6,544,502
Wincup Holdings, Inc. .............      15,602,094
Vacant property in Miami, FL.......      24,589,340
Pemstar, Inc. .....................      12,577,518
Gestamp Alabama Inc.(12)...........      15,955,586
MediMedia USA, Inc. ...............      23,732,846
Qualceram Shires plc...............      36,315,521
Lillian Vernon Corporation.........      38,743,455
Qualserv Corporation...............       6,492,146
Grande Communications Networks,
 Inc...............................      13,821,990
Dick's Sporting Goods, Inc. .......      22,276,217
Kerr Group, Inc. ..................      14,837,668
Dick's Sporting Goods, Inc. .......       8,568,896

                               TABLE VI (4 OF 6)

                          ACQUISITION OF PROPERTIES BY

CPA(R):12, CPA(R):14, CPA(R):15 & CPA(R):16 FROM JANUARY 1, 2002 TO DECEMBER 31,
                                      2004



                                                                                             GROSS
                                                                                           LEASABLE                  ORIGINAL
                                           TYPE OF                                           SPACE     DATE OF       MORTGAGE
OCCUPANT/GUARANTOR                         PROPERTY                     LOCATION           (SQ. FT.)   PURCHASE     FINANCING
------------------              ------------------------------  -------------------------  ---------   --------   --------------
American Pad & Paper LLC......  Warehouse, distribution and     Holyoke and Westfield;       923,249    8/26/03        9,400,000
                                industrial facilities           MA, Mattoon, IL and
                                                                Morristown, TN
Universal Technical Institute
 of
 Arizona, Inc. ...............  Office Facility                 Avondale, AZ                 279,015    9/15/03       18,600,000
Life Time Fitness, Inc. ......  Health clubs                    Rochester Hills and          278,982    9/30/03       27,000,000
                                                                Canton, MI
Precise Technology, Inc.......  Industrial facilities           Excelsior Springs, MO;       616,031   10/30/03       17,200,000
                                                                St. Petersburg, FL; West
                                                                Lafayette, IN; North
                                                                Versailles Township, PA
                                                                and Buffalo Grove, IL
Roundoak Rail Limited.........  Warehouse and distribution      West Midlands, United        120,646    11/4/03        7,213,100
                                facility                        Kingdom
Starmark Camhood II LLC.......  Health clubs                    Atlanta, GA and              186,000    11/7/03       15,500,000
                                                                Bel Air, MD
Berry Plastics Corporation....  Industrial facilities           Alsip, IL, Geddes, NY        862,862   11/20/03       21,200,000
                                                                Tolleson, AZ
Sportrack LLC.................  Industrial facilities           Shelby and Port Huron,       294,883   11/24/03        7,400,000
                                                                MI
Actuant Corporation and GB
 Tools and Supplies,
 Inc.(13).....................  Industrial facility             Kahl am Main, Germany        305,692   12/11/03       11,053,050
Universal Technical Institute
 of
                                                                Upper Uwchlan
 Pennsylvania, Inc. ..........  Education facility              Township, PA                 160,000   12/16/03
24 Hour Fitness, Inc. ........  Health Club                     Englewood, CO                 50,000   12/22/03        6,300,000
Regie des Batiments(12).......  Office Facility                 Mons, Belgium                122,335     1/2/04       11,233,750
Plumbmaster, Inc..............  Warehouse Distribution          Concord Township, PA and     161,458     1/2/04        6,300,000
                                Facility                        Oceanside, CA
Affina Corporation............  Office Facility                 Peoria, IL                   110,581     1/8/04               --
UTI Holdings, Inc.............  Technical Training Institutes   Rancho Cucamonga, CA         189,516     2/6/04       14,000,000
World Airways, Inc. ..........  Office Facility                 Peachtree City, GA            59,473    3/26/04        5,500,000
Worthington Precision Metals,
 Inc..........................  Industrial Facilities           Mentor, OH and Franklin      245,815    4/14/04        4,600,000
Mercury Partners, LP and
 U-Haul Moving Partners,
 Inc.(9)......................  Self-Storage/Trucking           78 locations in the        5,814,262    4/29/04      183,000,000
                                Facilities                      United States
Polestar Petty Ltc. ..........                                                                                        18,840,150
                                                                Leeds, UK                    199,618     5/5/04
Oriental Trading Company,
 Inc.(12).....................  Warehouse Facility              La Vista, NE                 600,000     5/7/04        4,591,715

                                                    CONTRACT
                                                 PURCHASE PRICE
                                  CASH DOWN           PLUS         OTHER CASH         OTHER          TOTAL COST
                                   PAYMENT-       ACQUISITION     EXPENDITURES     CAPITALIZED           OF
OCCUPANT/GUARANTOR                  EQUITY          FEES(1)         EXPENSED     EXPENDITURES(2)      PROPERTY
------------------              --------------   --------------   ------------   ---------------   --------------
American Pad & Paper LLC......       6,725,655       16,125,655                                        16,125,655
Universal Technical Institute
 of
 Arizona, Inc. ...............       9,156,738       27,756,738                       595,150          28,351,888
Life Time Fitness, Inc. ......      20,416,815       47,416,815                                        47,416,815
Precise Technology, Inc.......      12,132,434       29,332,434                                        29,332,434
Roundoak Rail Limited.........       3,684,749       10,897,849                                        10,897,849
Starmark Camhood II LLC.......      12,772,251       28,272,251                                        28,272,251
Berry Plastics Corporation....      15,556,129       36,756,129                                        36,756,129
Sportrack LLC.................       4,250,657       11,650,657                                        11,650,657
Actuant Corporation and GB
 Tools and Supplies,
 Inc.(13).....................       5,715,765       16,768,815                                        16,768,815
Universal Technical Institute
 of
 Pennsylvania, Inc. ..........      18,281,672       18,281,672                       432,565          18,714,237
24 Hour Fitness, Inc. ........       3,547,658        9,847,658                                         9,847,658
Regie des Batiments(12).......       7,527,813       18,761,563          --           188,378          18,949,941
Plumbmaster, Inc..............       3,622,832        9,922,832          --                --           9,922,832
Affina Corporation............      12,582,345       12,582,345          --                --          12,582,345
UTI Holdings, Inc.............       5,833,596       19,833,596                       578,058          20,411,654
World Airways, Inc. ..........       3,367,939        8,867,939          --                --           8,867,939
Worthington Precision Metals,
 Inc..........................       2,567,539        7,167,539          --                --           7,167,539
Mercury Partners, LP and
 U-Haul Moving Partners,
 Inc.(9)......................     129,750,722      312,750,722          --                --         312,750,722
Polestar Petty Ltc. ..........       9,080,351       27,920,501          --                --          27,920,501
Oriental Trading Company,
 Inc.(12).....................      12,335,372       16,927,087          --           423,553          17,350,640

                               TABLE VI (5 OF 6)

                          ACQUISITION OF PROPERTIES BY

CPA(R):12, CPA(R):14, CPA(R):15 & CPA(R):16 FROM JANUARY 1, 2002 TO DECEMBER 31,
                                      2004



                                                                                                   GROSS
                                                                                                 LEASABLE
                                                 TYPE OF                                           SPACE     DATE OF
OCCUPANT/GUARANTOR                               PROPERTY                     LOCATION           (SQ. FT.)   PURCHASE
------------------                    ------------------------------  -------------------------  ---------   --------
Shaklee Corporation.................  Office Facility                 Pleasanton, CA               123,750    5/26/04
Castle Rock Industries, Inc. .......  Industrial Facilities           Chandler, AZ and             357,229     6/1/04
                                                                      Englewood, CO
Grande Communications Networks,
 Inc. ..............................  Office Facility                 San Marcos, TX               134,009    6/24/04
Silgan Containers Manufacturing
 Corp. .............................  Industrial Facility             Fort Dodge, IW                31,500    6/30/04
Foss Manufacturing Company, Inc. ...  Industrial and Office           Hampton, NH                  528,010     7/1/04
                                      Facilities
TietoEnator plc.(10)................  Office Facility                 Espoo, Finland               466,483     7/8/04
Thales S.A.(11).....................  Office Facility                 Guyancourt, Conflans,      1,619,612    7/26/04
                                                                      Laval, Ymare and Aubagne,                   and
                                                                      France                                   8/3/04
Ply-Gem Industries, Inc. ...........  Industrial and Warehouse        Kearney, MO; Martinsburg,               8/27/04
                                      Facilities                      WV; Valencia, PA; Toledo,
                                                                      OH; York, NE; FairBluff,
                                                                      NC; Rockey Mountain, VA;
                                                                      Alberta, Canada
Xpedite Systems, Inc. ..............  Office Facility                 Tinton Falls, NJ              90,008    9/16/04
Sunland Distribution Company,
 Inc. ..............................  Warehouse/Distribution          Greenville, SC               343,739    9/28/04
                                      Facility
Huntsman LLC(12)....................  Industrial Facilities           Woodland, TX                 282,000    9/30/04
Plantasjen ASA......................  Retail Facilities               Vantaa, Finland; Tornby,     149,915   12/27/04
                                                                      Linkoping, Sweden

                                                                           CONTRACT
                                                                        PURCHASE PRICE
                                         ORIGINAL        CASH DOWN           PLUS         OTHER CASH         OTHER
                                         MORTGAGE         PAYMENT-       ACQUISITION     EXPENDITURES     CAPITALIZED
OCCUPANT/GUARANTOR                      FINANCING          EQUITY          FEES(1)         EXPENSED     EXPENDITURES(2)
------------------                    --------------   --------------   --------------   ------------   ---------------
Shaklee Corporation.................      18,800,000       13,665,683       32,465,683          --                --
Castle Rock Industries, Inc. .......       9,300,000        4,464,817       13,764,817          --                --
Grande Communications Networks,
 Inc. ..............................              --        1,405,311        1,405,311          --                --
Silgan Containers Manufacturing
 Corp. .............................              --        1,424,084        1,424,084          --                --
Foss Manufacturing Company, Inc. ...      17,000,000       15,170,523       32,170,523          --                --
TietoEnator plc.(10)................      70,996,640       26,571,332       97,567,972          --                --
Thales S.A.(11).....................      76,656,682       26,529,470      103,186,152          --                --
Ply-Gem Industries, Inc. ...........      21,185,774       16,699,043       37,884,817          --                --
Xpedite Systems, Inc. ..............      10,250,000        5,272,251       15,522,251          --                --
Sunland Distribution Company,
 Inc. ..............................              --        9,239,944        9,239,944          --                --
Huntsman LLC(12)....................              --        9,843,140        9,843,140          --           150,670
Plantasjen ASA......................      19,929,424       10,977,417       30,906,841          --                --
                                      --------------   --------------   --------------                    ----------
                                      $1,461,028,626   $1,069,265,120   $2,530,293,746          --        $5,941,186
                                      ==============   ==============   ==============                    ==========


                                        TOTAL COST
                                            OF
OCCUPANT/GUARANTOR                       PROPERTY
------------------                    --------------
Shaklee Corporation.................      32,465,683
Castle Rock Industries, Inc. .......      13,764,817
Grande Communications Networks,
 Inc. ..............................       1,405,311
Silgan Containers Manufacturing
 Corp. .............................       1,424,084
Foss Manufacturing Company, Inc. ...      32,170,523
TietoEnator plc.(10)................      97,567,973
Thales S.A.(11).....................     103,186,152
Ply-Gem Industries, Inc. ...........      37,884,817
Xpedite Systems, Inc. ..............      15,522,251
Sunland Distribution Company,
 Inc. ..............................       9,239,944
Huntsman LLC(12)....................       9,993,810
Plantasjen ASA......................      30,906,841
                                      --------------
                                      $2,536,234,932
                                      ==============

                               TABLE VI (6 OF 6)


                          ACQUISITION OF PROPERTIES BY


CPA(R):12, CPA(R):14, CPA(R):15 & CPA(R):16 FROM JANUARY 1, 2002 TO DECEMBER 31,
                                      2004



                                   FOOTNOTES



 (1) Consists of initial purchase price, for properties under construction this column consists of amounts funded to date. Column also includes cost of improvements subsequent to acquisitions and closing costs relating to the acquisition or properties such as the cost of appraisals and other closing costs such as attorney's fees and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.



 (2) Consists of capitalized interest, net of construction rents. For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as reduction of the basis in the properties.



 (3) CPA(R):15 has a 64% ownership interest in these properties. The remaining 36% is owned by W.P. Carey & Co. LLC, an affiliate. All dollar figures shown at 100%.



 (4) CPA(R):12 and CPA(R):15 own 35% and 65% ownership interests, respectively. All dollar figures shown at 100%.



 (5) CPA(R):14 and CPA(R):15 own 40% and 60% ownership interests, respectively. All dollar figures shown at 100%.



 (6) W.P. Carey & Co. LLC, CPA(R):12 and CPA(R):15 own 22.5%, 27.125% and
     50.375% ownership interests, respectively. All dollar figures shown at 100%.



 (7) CPA(R):12, CPA(R):14 and CPA(R):15 own 15%, 35% and 50% ownership interests, respectively. All dollar figures shown at 100%.



 (8) CPA(R):12, CPA(R):14 and CPA(R):15 own 15%, 41% and 44% ownership interests, respectively. All dollar figures shown at 100%.



 (9) CPA(R):14, CPA(R):15 and CPA(R):16 own 11.54%, 57.69% and 30.77% ownership interests, respectively. All dollar figures shown at 100%.



(10) CPA(R):15 and CPA(R):16 own 60% and 40% ownership interests, respectively. All dollar figures shown at 100%.



(11) CPA(R):15 and CPA(R):16 own 65% and 35% ownership interests, respectively. All dollar figures shown at 100%.



(12) Under construction.



(13) CPA(R):16 and CPA(R):15 each own a 50% ownership interest.

ITEM 37. UNDERTAKINGS.

     (a) The registrant undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section (10)(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


     (b) The registrant undertakes to file a sticker supplement pursuant to rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by W. P. Carey & Co. LLC, and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.


     (c) The registrant undertakes that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (d) The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (e) The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full year of operations of the registrant.

     (f) The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information meeting the requirements of Rule 3-14 of Regulations S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.


     (g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 11, 2005.


                                         CORPORATE PROPERTY ASSOCIATES
                                           16 - GLOBAL INCORPORATED

                                         By: /s/ SUSAN C. HYDE
                                          --------------------------------------
                                             Susan C. Hyde
                                             Executive Director and Secretary


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan C. Hyde and Gordon F. DuGan to be their true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this Amendment No. 1 to the Registration Statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated.





Wm. Polk Carey          Chairman of the Board            /s/ WM. POLK CAREY
                                                         -------------------------
                                                                   Wm. Polk Carey
                                                                   August 11, 2005


Gordon F. DuGan         Vice-Chairman of the Board and   /s/ GORDON F. DUGAN
                        Chief Executive Officer          -------------------------
                        (Principal Executive Officer)              Gordon F. DuGan
                                                                   August 11, 2005


Trevor P. Bond          Board Member                     /s/ TREVOR P. BOND
                                                         -------------------------
                                                                   Trevor P. Bond
                                                                   August 11, 2005


Elizabeth P. Munson     Board Member                     /s/ ELIZABETH P. MUNSON
                                                         -------------------------
                                                                   Elizabeth P. Munson
                                                                   August 11, 2005


Claude Fernandez        Managing Director and Acting     /s/ CLAUDE FERNANDEZ
                        Chief Financial Officer (Acting  -------------------------
                        Principal Financial Officer)               Claude Fernandez
                                                                   August 11, 2005


Michael D. Roberts      Executive Director, Controller   /s/ MICHAEL D. ROBERTS
                        and Acting Principal Accounting  -------------------------
                        Officer                                    Michael D. Roberts
                                                                   August 11, 2005

                                 EXHIBIT INDEX


EXHIBIT NO.                             EXHIBIT
-----------                             -------
    3.1       Articles of Incorporation of CPA(R):16 - Global
              (Incorporated by reference to Exhibit 3.1 to the
              registrant's Registration Statement on Form S-11 (File No.
              333-106838) filed July 3, 2003)
    3.2       Bylaws of CPA(R):16 - Global (Incorporated by reference to
              Exhibit 3.2 to the registrant's Registration Statement on
              Form S-11 (File No. 333-106838) filed July 3, 2003)
    4.1       2003 Distribution Reinvestment and Share Purchase Plan
              (Incorporated by reference to Exhibit 4.1 to the
              registrant's Registration Statement on Form S-11 (File No.
              333-106838) filed July 3, 2003)
    5.1       Opinion of Clifford Chance US LLP as to the legality of
              securities issued
    8.1       Form of Opinion of Clifford Chance US LLP as to certain tax matters
   10.1       Form of Selected-Dealer Agreement
   10.2*      Form of Escrow Agreement
   10.3       Form of Selected Investment Advisor Agreement (Incorporated
              by reference to Exhibit 10.3 to the registrant's
              Registration Statement on Form S-11 (File No. 333-106838)
              filed July 3, 2003)
   10.4       Form of Amended and Restated Sales Agency Agreement
   10.5**     Form of Second Amended and Restated Advisory Agreement
   10.6       Form of Wholesaling Agreement (Incorporated by reference to
              Exhibit 10.6 to the registrant's Registration Statement on
              Form S-11 (File No. 333-106838) filed July 3, 2003)
   21.1       Subsidiaries of the Registrant
   23.1       Consent of PricewaterhouseCoopers LLP
   23.2       Consent of Clifford Chance US LLP (Contained in Exhibit 5.1)
   99.1**     Consent of Ibbotson Associates, Inc.


---------------


 * Previously filed.



** To be filed by amendment.